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Exhibit 10.18

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ASSET PURCHASE AND SALE AGREEMENT

Between

SMITHKLINE BEECHAM CORPORATION

d/b/a

GLAXOSMITHKLINE

and

GLAXO GROUP LIMITED

as Seller

and

PROMETHEUS LABORATORIES INC.

as Purchaser

Dated as of October 31, 2007

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6.3	HSR Act	26
6.4	Transition Activities	27
6.5	Notifications	27
6.6	No Negotiation	27
6.7	Further Assurances; Further Documents	27
7. CONDITIONS TO CLOSING		27
7.1	Conditions Precedent to Obligations of Purchaser and Seller	27
7.2	Conditions Precedent to Purchaser's Obligations	28
7.3	Conditions Precedent to Seller's Obligations	28
8. ADDITIONAL COVENANTS		28
8.1	Confidentiality; Publicity	28
8.2	Use of Trade or Service Marks	30
8.3	Notification of Customers	31
8.4	Product Returns, Rebates and Chargebacks	31
8.5	Accounts Receivable	34
8.6	Regulatory Matters	34
8.7	Non-Compete	35
8.8	Ex-U.S. Rights	35
8.9	Tax Matters	35
9. TERMINATION AND SURVIVAL		37
9.1	Termination	37
9.2	Procedure and Effect of Termination	38
10. INDEMNIFICATION AND DISPUTE RESOLUTION		39
10.1	Indemnification	39
10.2	Indemnification Procedures	41
10.3	Sole Remedy	42
10.4	Dispute Resolution	42
10.5	Limitation on Liability	43
11. MISCELLANEOUS		43
11.1	Assignment; Binding Effect	43
11.2	Survival of Representations and Warranties	43
11.3	Expenses	43
11.4	Notices	43
11.5	Severability	44
11.6	Entire Agreement	44
11.7	No Third Party Beneficiaries	44
11.8	Waiver	45
11.9	Governing Law; Jurisdiction	45
11.10	Injunctive Relief	45
11.11	Amendment	45
11.12	Headings	45
11.13	Counterparts	45
11.14	Schedules	45
11.15	Construction	45

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LIST OF EXHIBITS

Exhibit A	—	Assignment of Copyrights
Exhibit B	—	Assignment of Patents
Exhibit C	—	Assignment of Product Domain Names
Exhibit D	—	Assignment of Trademarks
Exhibit E	—	Bill of Sale
Exhibit F	—	Distribution, Supply and Transition Agreement
Exhibit G	—	Escrow Agreement
Exhibit H	—	Stock Purchase Agreement
Exhibit I	—	Supply Agreement
Exhibit J	—	Transition Services Agreement
LIST OF SCHEDULES
Schedule 1.1(a)	—	Active Promotional Materials
Schedule 1.1(b)	—	Applicable Permits
Schedule 1.1(c)	—	Inactive Promotional Materials
Schedule 1.1(d)	—	INDs
Schedule 1.1(e)		NDAs
Schedule 1.1(f)	—	Product Copyrights
Schedule 1.1(g)	—	Product Domain Names
Schedule 1.1(h)	—	Product Marks
Schedule 1.1(i)	—	Product Patent Rights
Schedule 1.1(j)	—	Product Trade Dress
Schedule 1.1(k)	—	Promotional Materials Artwork
Schedule 1.1(l)		Registrations
Schedule 1.1(m)	—	Tooling
Schedule 1.1(n)		Website Artwork
Schedule 2.2(b)	—	Excluded Contracts
SELLER DISCLOSURE SCHEDULE
Schedule 4.4(b)	—	Sufficiency of Purchased Assets
Schedule 4.5	—	Intellectual Property
Schedule 4.6	—	Litigation
Schedule 4.10(g)	—	Post-Marketing Commitments
Schedule 4.11	—	Financial Statements
Schedule 4.12(b)	—	Returns
Schedule 6.1	—	Conduct of the Business

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ASSET PURCHASE AND SALE AGREEMENT

        THIS ASSET PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of October 31, 2007 (the "Execution Date"), is entered into by and between SmithKline Beecham Corporation d/b/a GlaxoSmithKline ("SB Corp"), a corporation organized under the laws of the Commonwealth of Pennsylvania, having a place of business at One Franklin Plaza, Philadelphia, PA 19101 and Glaxo Group Limited ("GGL"), a corporation organized under the laws of England, with offices at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 0NN, United Kingdom (together referred to as "Seller") and Prometheus Laboratories Inc., a corporation organized under the laws of California, having a place of business at 9410 Carroll Park Drive, San Diego, CA 92121 ("Purchaser"). Each of Seller and Purchaser is sometimes referred to herein, individually, as a "Party" and, collectively, as the "Parties."

RECITALS

        WHEREAS, Seller owns and operates the Business (as hereinafter defined) in the Territory (as hereinafter defined);

        WHEREAS, Seller has determined that the sale of certain assets and the transfer of certain liabilities associated with the Business in the Territory, on the terms and conditions set forth herein, is consistent with and in furtherance of the business strategies of Seller;

        WHEREAS, Purchaser has determined that the purchase of certain assets and assumption of certain liabilities associated with the Business in the Territory, on the terms and conditions set forth herein, is consistent with and in furtherance of the business strategies of Purchaser; and

        WHEREAS, Seller desires to sell certain assets and transfer certain liabilities of the Business in the Territory to Purchaser, and Purchaser desires to purchase such assets and assume such liabilities from Seller, on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, agreements and provisions set forth herein and in the Other Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
DEFINITIONS

        1.1    Definitions.    The following terms shall have the meanings set forth below for purposes of this Agreement:

        "Accountants" means an accounting firm of national reputation (excluding each of Seller's and Purchaser's respective regular outside accounting firms) as may be mutually acceptable to the Parties; provided, however, if the Parties are unable to agree on such accounting firm within ten (10) days or any such mutually selected accounting firm is unwilling or unable to serve, then Seller shall deliver to Purchaser a list of three (3) other accounting firms of national reputation, and Purchaser shall select one of such three (3) accounting firms.

        "Acquiring Party" has the meaning set forth in Section 8.7.

        "Act" means the United States Federal Food, Drug, and Cosmetic Act, as amended, and regulations promulgated thereunder from time to time.

        "Action" means any claim, action, suit, arbitration, complaint, inquiry, audit, proceeding or investigation, in each case, by or before any applicable Governmental Authority.

        "Active Promotional Materials" means those items attached as Schedule 1.1(a).

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        "Affiliate" of a Party or Person means any Person, whether de jure or de facto, that directly or indirectly, controls, is controlled by, or is under common control with such Party or Person, as applicable. Solely as used in this definition, "control" means (a) direct or indirect ownership of more than fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of such Party or Person, as applicable, or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the policies and management of such Party or Person, as applicable, whether by the ownership of stock, by contract, or otherwise.

        "Agreement" has the meaning set forth in the Preamble of this Agreement.

        "AMP" has the meaning set forth in Section 8.4(f)(i).

        "ANDA" means an Abbreviated New Drug Application filed with the FDA (as more fully defined in 21 USC. §355(j)).

        "Annual Net Sales" means aggregate Net Sales in a particular Calendar Year.

        "API" means the active pharmaceutical ingredient, alosetron HCl.

        "Applicable Permits" means the permits set forth on Schedule 1.1(b) hereto.

        "Apportioned Obligations" has the meaning set forth in Section 8.9(h).

        "Asset Acquisition Statement" has the meaning set forth in Section 8.9(b).

        "Assets" of any Person means all assets and properties of any kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), and the goodwill related thereto, operated, owned or leased by such Person, including cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, equipment, inventory, goods and intellectual property.

        "Assignment of Copyrights" means the Assignment of Copyrights, in the form attached hereto as Exhibit A.

        "Assignment of Patents" means the Assignment of Patents, in the form attached hereto as Exhibit B.

        "Assignment of Product Domain Names" means the Assignment of Product Domain Names, in the form attached hereto as Exhibit C.

        "Assignment of Trademarks" means the Assignment of Trademarks, in the form attached hereto as Exhibit D.

        "Assumed Liabilities" has the meaning set forth in Section 2.3.

        "Best Price" has the meaning set forth in Section 8.4(f)(i).

        "Bill of Sale" means the Bill of Sale, in the form attached hereto as Exhibit E.

        "Business" means the business of the Manufacture and Distribution of the Product (and, as applicable with respect to Purchaser Representatives only, Product Improvements).

        "Business Day" means any day other than a day which is a Saturday, a Sunday or any day banks are authorized or required to be closed in the United States.

        "Calendar Quarter" means a period of three (3) consecutive months ending on the last day of March, June, September, or December, respectively.

        "Calendar Year" means the twelve (12) month period commencing on January 1 and ending on December 31.

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        "Chargeback Period" has the meaning set forth in Section 8.4(e)(i).

        "Claim" has the meaning set forth in Section 10.2(a).

        "Clinical Trial Database" means the clinical trial database for the Product and all rights of reference thereto, including (a) assessment of enrolled patients' disease characteristics, (b) correlation among endpoints without regard to treatment assignment, (c) evaluation of characteristics of screen failures, and (d) reference to data collection methods.

        "Closing" means the closing of the purchase and sale of the Purchased Assets and assignment and assumption of the Assumed Liabilities contemplated by this Agreement.

        "Closing Date" has the meaning set forth in Section 3.1.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commencement Date" means the date on which Purchaser commences the Distribution of the Product in the Territory pursuant to the Distribution, Supply and Transition Agreement.

        "Commercially Reasonable Efforts" means that level of efforts and resources consistent with the usual practice followed by a Party in the exercise of reasonable business discretion relating to other pharmaceutical products owned by it or to which it has exclusive rights, which is of similar market potential and at a similar stage in development or product life, taking into account issues of patent coverage, safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory structure involved, the profitability of the products (including, without limitation, pricing and reimbursement status achieved), and other relevant factors, including, without limitation, technical, legal, scientific, and/or medical factors.

        "Common Stock" means the common stock of Prometheus Laboratories Inc., par value $0.001 per share.

        "Competitive Product" means [***]. With respect to Purchaser, Competitive Product shall not include Product or Product Improvements.

        "Confidentiality Agreement" means that certain Mutual Confidential Disclosure Agreement, dated February 7, 2007, between Seller and Purchaser.

        "Confidential Information" has the meaning set forth in Section 8.1(a).

        "Contracts" means any and all binding written commitments, contracts, purchase orders, leases, licenses, easements, permits, instruments, commitments, arrangements, undertakings, practices or other agreements in effect as of the Closing Date which are used, whether exclusively or not exclusively, by Seller for the Product or the Business.

        "Control" or "Controlled by" means, with respect to Intellectual Property, the ability of a Party (collectively with its Affiliate(s)), whether by ownership, license or otherwise, to grant a license or sublicense.

        "CMS" has the meaning set forth in Section 8.4(f)(i).

        "Development Know-How" means Know-How resulting from or used in connection with pre-clinical and clinical development activities conducted for the Product which has not been published by Seller and which is not exclusively used by Seller or Seller's Affiliates for the conduct of the Business, including the Clinical Trial Database.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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        "Distribution" or "Distribute" means any and all activities related to the distribution, marketing, promoting, offering for sale and selling of the Product (and, as applicable with respect to Purchaser Representatives only, Product Improvements) in the Territory, including advertising, detailing, educating, planning, promoting, conducting reporting, storing, handling, shipping and communicating with Governmental Authorities and Third Parties in connection therewith.

        "Distribution, Supply and Transition Agreement" means the agreement in the form attached hereto as Exhibit F.

        "Encumbrance" means any security interest, pledge, hypothecation, mortgage, lien or encumbrance.

        "Equity Payment" shall have the meaning set forth in Section 2.6(b)(iii).

        "Escrow Account" shall have the meaning set forth in Section 2.6(a).

        "Escrow Agent" means Citibank, N.A. or such other Third Party as may be mutually agreed by the Parties.

        "Escrow Agreement" means the escrow agreement in the form attached hereto as Exhibit G.

        "Ex-U.S. Rights" has the meaning set forth in Section 8.8.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Excluded Assets" means all of Seller's assets, including Patents, Trademarks and Know-How, whether or not relating to the Product and whether or not located in the Territory, other than the Purchased Assets.

        "Excluded Contracts" are the Contracts set forth on Schedule 2.2(b).

        "Excluded Liabilities" has the meaning set forth in Section 2.4.

        "Execution Date" means the date set forth in the Preamble of this Agreement.

        "Executives" shall have the meaning set forth in Section 2.8(d).

        "FDA" means the United States Food and Drug Administration, or any successor agency thereto.

        "Financial Statements" shall have the meaning set forth in Section 4.11(a).

        "FSS" has the meaning set forth in Section 8.4(e)(i).

        "Fraud Claims" shall have the meaning set forth in Section 10.1(a)(iv).

        "Fundamental Representation Claims" shall have the meaning set forth in Section 10.1(a)(ii).

        "GAAP" means United States generally accepted accounting principles.

        "General Claims" shall have the meaning set forth in Section 10.1(a)(v).

        "Generic Product" means an A-rated generic equivalent to a Product or a Product Improvement.

        "Governmental Authority" means any nation or government, any provincial, state, regional, local or other political subdivision thereof, any supranational organization of sovereign states, and any entity, department, commission, bureau, agency, authority, board, court, official or officer, domestic or foreign, exercising executive, judicial, regulatory or administrative functions of or pertaining to government.

        "HSR Act" means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

        "IFRS" means the International Financial Reporting Standards.

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        "Inactive Promotional Materials" means those items attached as Schedule 1.1(c).

        "IND" means Investigational New Drug Applications set forth on Schedule 1.1(d).

        "Indemnification Basket" shall have the meaning set forth in Section 10.1(e)(i).

        "Indemnification Cap" shall have the meaning set forth in Section 10.1(e)(i).

        "Intellectual Property" means intellectual property rights, including Trademarks, copyrights and Patents, whether registered or unregistered, and all applications and registrations therefor, domain names, web sites, Know-How, confidential information, trade secrets, and similar proprietary rights in confidential inventions, discoveries, analytic models, improvements, processes, techniques, devices, methods, patterns, formulations and specifications.

        "Intermediate Patents" means the Patents (other than Product Patent Rights) that are (a) Controlled by Seller, and (b) used by Seller or Seller's Affiliates for the Manufacture of the Product as of the Closing and in the last production run for each of the Product and/or API immediately prior to the Closing but is not used exclusively by Seller or its Affiliates for the Product.

        "Know-How" means research and development information, validation methods and procedures, unpatented inventions, knowledge, trade secrets, technical or other data or information, or other materials, methods, procedures, processes, flow diagrams, materials, developments or technology, including all biological, chemical, pharmacological, toxicological, clinical, manufacturing, analytical, safety, quality assurance, quality control and other information or data, other than such information which is or becomes the subject of a Valid Claim of a Patent or of a provisional or filed patent application.

        "Knowledge" means, with respect to a Party, the actual knowledge of such Party after reasonable inquiry.

        "Law" means each provision of any currently existing federal, provincial, state, local or foreign law, statute, ordinance, order, code, rule or regulation, promulgated or issued by any applicable Governmental Authority, as well as any judgments, decrees, injunctions or agreements issued or entered into by any applicable Governmental Authority.

        "Liability" or "Liabilities" means, collectively, any indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, choate or inchoate, liquidated or unliquidated, secured or unsecured, direct or indirect, matured or unmatured, or absolute, contingent or otherwise, including any product liability.

        "Licensed Intellectual Property" shall have the meaning set forth in Section 2.5(d).

        "Losses" means, with respect to any claim or matter, all losses, expenses, obligations and other Liabilities or other damages (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), diminution in value, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation).

        "Manufacture" means those certain activities required to manufacture and supply the finished Product (and, as applicable with respect to Purchaser Representatives only, Product Improvements), inclusive of the API and certain related intermediates including formulation, testing, packaging, storing, warehousing, and handling thereof.

        "Manufacturing Know-How" means the Know How (other than Product Know-How and operating procedures of Seller used generally by Seller in its manufacture of products) that is (a) Controlled by Seller, and (b) used by Seller or Seller's Affiliates for the Manufacture of the Product as of the Closing

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and in the last production run for each of the Product and/or API immediately prior to the Closing but is not used exclusively by Seller or its Affiliates for the Product.

        "Material Adverse Effect" means any change or effect that is materially adverse to the Business, the Purchased Assets and/or the Assumed Liabilities, taken as a whole, but shall exclude any change, effect or circumstance resulting or arising from: (a) the announcement of or consummation of the Transactions, (b) events, circumstances, changes or effects that generally affect the industries in which Seller operates, so long as such events, circumstances, changes or effects do not affect the Business, the Purchased Assets and/or the Assumed Liabilities in a materially disproportionate manner from other pharmaceutical products marketed pursuant to 21 CFR 314 Subpart H, (c) general economic or political conditions or events, circumstances, changes or effects affecting the Business, the Purchased Assets and/or the Assumed Liabilities generally, so long as such events, circumstances, changes or effects do not affect the Business, the Purchased Assets and/or the Assumed Liabilities in a materially disproportionate manner from other pharmaceutical products marketed pursuant to 21 CFR 314 Subpart H, (d) changes caused by a material worsening of current conditions caused by acts of terrorism or war (whether or not declared) occurring after the Execution Date, and/or (e) any changes in Law so long as such changes do not affect the Business, the Purchased Assets and/or the Assumed Liabilities in a materially disproportionate manner from other pharmaceutical products marketed pursuant to 21 CFR 314 Subpart H.

        "Medicaid Rebate Law" means §1927 of the Social Security Act (42 U.S.C. §1396r-8).

        "Medicaid Regulations" means the Final Rule, Medicaid Program—Prescription Drugs as published at 72 Fed. Reg. 39142 (July 17, 2007) (codified at 42 CFR Part 447).

        "Milestone Event" has the meaning set forth in Section 2.6(b)(i).

        "Milestone Payments" has the meaning set forth in Section 2.6(b)(i).

        "NDA(s)" means the New Drug Application(s) set forth on Schedule 1.1(e).

        "NDC" means the "National Drug Code," which is the eleven digit code, including the labeler code, product code and package code, with respect to a pharmaceutical product registered by a company with the FDA pursuant to Section 510(j) of the Act and applicable FDA rules and regulations.

        "Net Sales" means the gross amount invoiced for sales of each Product and each Product Improvement by any Purchaser Representatives to Third Parties, less the following deductions from such gross amounts [***]:

            (i)  [***];

           (ii)  [***];

          (iii)  [***];

          (iv)  [***];

           (v)  [***]; and

          (vi)  [***].

        The foregoing deductions shall only be deducted to the extent they were initially included in, and not otherwise deducted from, gross amounts invoiced.

Net Sales shall also include [***]. For the avoidance of doubt, [***]. In the event that Product and/or Product Improvements are sold, transferred, or otherwise commercially exploited by any Purchaser Representatives in a manner such that the above means of calculating Net Sales is not possible or otherwise is inappropriate, the Parties agree to negotiate in good faith a reasonable mechanism for fairly calculating the Net Sales resulting from such sales, transfers, or other commercial exploitation.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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        Net Sales, as set forth in this definition, shall be calculated in accordance with GAAP applied in a consistent manner.

        "Other Agreements" means, collectively, the Assignment of Copyrights, the Assignment of Product Domain Names, the Assignment of Patents, the Assignment of Trademarks, the Bill of Sale, the Supply Agreement, the Distribution, Supply and Transition Agreement, the Escrow Agreement, the Transition Services Agreement and the Stock Purchase Agreement.

        "Party" or "Parties" has the meaning set forth in the first paragraph of this Agreement.

        "Patents" means patents, patent applications, patent disclosures, invention disclosures and other rights (and all rights related thereto, including all reissues, reexaminations, divisions, continuations, continuations-in-part, provisionals, continued prosecution applications, substitutions, reissues, extensions or renewals of any of the foregoing) in the Territory.

        "Payment Report" has the meaning set forth in Section 2.6(b)(ii).

        "PDMA" means the Prescription Drug Marketing Act of 1987, as amended, and regulations promulgated thereunder from time to time.

        "Permitted Encumbrances" means (a) statutory liens for current Taxes of Seller not yet due and payable or Taxes of Seller being contested in good faith by appropriate proceedings, (b) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of Seller, or pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers' compensation, unemployment insurance or other social security legislation).

        "Person" means any individual, corporation, partnership, firm, association, joint venture, joint stock company, trust or other entity, or any government or regulatory administrative or political subdivision or agency, department or instrumentality thereof.

        "Post-Closing Tax Period" means any Tax period beginning after the Closing Date and the portion of any Straddle Period beginning after the Closing Date.

        "Pre-Closing Tax Period" means any Tax period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date.

        "Product" means the 0.5 mg and 1 mg tablet of alosetron HCl. Each strength of the dosage form above shall be deemed a separate Product.

        "Product Copyrights" means the copyrights set forth on Schedule 1.1(f) hereto.

        "Product Domain Names" means the domain names set forth on Schedule 1.1(g) hereto.

        "Product Improvements" means any pharmaceutical composition Controlled by Purchaser other than Product which contains alosetron HCl, whether or not as the sole active ingredient, in any presentations, strength, dosages or formulations. Each presentation, strength, dosage and formulation shall be deemed a separate Product Improvement.

        "Product Intellectual Property" means the Product Patent Rights, Product Copyrights, Product Domain Names, Product Know-How, Product Marks and Product Trade Dress.

        "Product Know-How" means the Know-How which is Controlled by Seller and exclusively used by Seller for the Product or the Business in the Territory during the period between (a) the earlier of (i) December 1, 2002 or (ii) the last production run for each Product and/or API, and (b) the Closing Date.

        "Product Mark(s)" means the Trademark set forth on Schedule 1.1(h) hereto, and all common law rights, applications and registrations therefor, and all goodwill associated therewith.

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        "Product Patent Rights" means the Patents set forth on Schedule 1.1(i).

        "Product Records" means, to the extent permitted by law and maintained by the Seller, all reasonably accessible written or electronic books and records relating exclusively to the conduct of the Business by Seller, including copies of all manufacturing records, sales history (including data by customers), marketing studies, consultant reports, data relating to prescribing program (excluding invoices and any prescribing data), and all complaint files and adverse event files, provided, however, that Seller may retain copies of any such books and records to the extent necessary for Tax, accounting, litigation or other valid business purposes required by this Agreement, the Other Agreements or at the written request of Purchaser, which copy shall be deemed to be "Purchaser Proprietary Information" from and after the Closing Date and subject to the provisions of Section 8.1. For the avoidance of doubt, the following will be excluded from the definition of Product Records: all books, documents, records, files or other items that are (a) bids received from other parties and strategic, financial or Tax analyses relating to the divestiture of the Purchased Assets, the Assumed Liabilities, the Product and Business and similar materials prepared in connection with or relating to the Transactions, (b) maintained by Seller and/or its representatives and agents in connection with their respective tax, legal, regulatory or reporting requirements, or (c) regarded by Seller as attorney work product, attorney-client communications or protected by privilege.

        "Product Trade Dress" means the trade dress set forth on Schedule 1.1(j) hereto, but specifically excluding all Seller Brands used thereon with the exception of the Product Mark.

        "Promotional Materials" means collectively, the Active Promotional Materials and the Inactive Promotional Materials.

        "Promotional Materials Artwork" means the images identified on Schedule 1.1(k) hereto.

        "PTO" means the United States Patent and Trademark Office.

        "Purchased Assets" means, collectively, the Tooling, Promotional Materials, Sales Training Materials, Applicable Permits, Product Records and the Product Intellectual Property.

        "Purchase Price" means the payments made by Purchaser to Seller under Section 2.6, consisting of the Upfront Payment, Milestone Payments, Royalty Payments and Equity Payment; provided that for purposes of Section 10.1(e)(i) only, the Equity Payment shall be excluded from the foregoing.

        "Purchaser" has the meaning set forth in the Preamble of this Agreement.

        "Purchaser Claim" has the meaning set forth in Section 10.1(a).

        "Purchaser Indemnitees" has the meaning set forth in Section 10.1(a).

        "Purchaser Losses" has the meaning set forth in Section 10.1(a).

        "Purchaser Proprietary Information" has the meaning set forth in Section 8.1(b).

        "Purchaser Representatives" means collectively, Purchaser, its Affiliates and its and their respective sublicensees.

        "Purchaser Tax Obligations" has the meaning set forth in Section 10.1(c).

        "Registrations" means the regulatory approvals, authorizations, licenses, applications, agreements, permits, INDs, NDAs and other permissions held by Seller relating exclusively to the Product issued by Governmental Authorities in the Territory as set forth on Schedule 1.1(l) hereto.

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        "Representatives" means, with respect to any Person, the directors, managers, employees, independent contractors, agents or consultants of such Person.

        "Retained Accounts Receivable" has the meaning set forth in Section 2.2(a).

        "Royalty Payments" has the meaning set forth in Section 2.6(b)(ii).

        "Royalty Term" has the meaning set forth in Section 2.6(b)(ii).

        "Sales Training Materials" means those sales training modules which were used exclusively to train sales personnel to sell only the Product.

        "SEC" means the United States Securities and Exchange Commission.

        "Seller" has the meaning set forth in the Preamble of this Agreement.

        "Seller Brands" means the Trademarks, housemarks, tradenames, and trade dress owned, licensed, controlled or used by Seller, whether or not registered, other than the Product Marks.

        "Seller Brand License" has the meaning set forth in Section 8.2.

        "Seller Claim" has the meaning set forth in Section 10.1(c).

        "Seller Disclosure Schedule" means the disclosure schedules delivered by Seller to Purchaser in connection with this Agreement and attached hereto (it being expressly agreed that disclosure of any item or matter under any Section or subsection in such Seller Disclosure Schedule, or in attachments thereto, and documents referred to therein, shall, to the extent it is reasonably apparent, be deemed disclosure for all purposes).

        "Seller Indemnitees" has the meaning set forth in Section 10.1(c).

        "Seller Losses" has the meaning set forth in Section 10.1(c).

        "Seller Proprietary Information" has the meaning set forth in Section 8.1(c).

        "Seller Return Period" has the meaning set forth in Section 8.4(b).

        "Statement of Allocation" has the meaning set forth in Section 8.9(b).

        "Stock Purchase Agreement" means the stock purchase agreement in the form attached hereto as Exhibit H.

        "Straddle Period" means any Tax period beginning before the Closing Date and ending after the Closing Date.

        "Supply Agreement" means the supply agreement in the form attached hereto as Exhibit I.

        "Tax" or "Taxes" means any and all taxes, assessments, levies, tariffs, amounts subject to escheat, Liabilities arising under or as a result of the application of any "bulk sales" or similar Law, duties or other charges, or impositions in the nature of a tax (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any applicable Governmental Authority.

        "Tax Claims" shall have the meaning set forth in Section 10.1(a)(iii).

        "Tax Period" means any period prescribed by any Governmental Authority for which a Tax Return is required to be filed or a Tax is required to be paid or measured.

        "Tax Return" means any report, return (including any information return), claim for refund, election, estimated Tax filing or payment, request for extension, document, declaration or other information or filing required to be supplied to any applicable Governmental Authority with respect to Taxes, including attachments thereto and amendments thereof.

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        "Territory" means the fifty (50) states of the United States of America, the District of Columbia and the Commonwealth of Puerto Rico.

        "Third Party(ies)" means any Person other than the Parties or their respective Affiliates.

        "Third Party Prescription Data Service" means (i) any of the following selected by Purchaser in its sole discretion: IMS Health, Verispan or Wolters Kluwer Health; or (ii) any other source which is mutually agreed by Seller and Purchaser.

        "Tooling" means the tooling identified on Schedule 1.1(m).

        "Trademark" means trademarks, service marks, certification marks, trade dress, internet domain names, trade names, identifying symbols, designs, product names, company names, slogans, logos or insignia, whether registered or unregistered, and all common law rights, applications and registrations therefor, and all goodwill associated therewith.

        "Transactions" means the transactions contemplated by this Agreement and the Other Agreements.

        "Transfer Taxes" means any and all transfer, documentary, sales, use, gross receipts, stamp, registration, value added, recording, escrow and other similar Taxes and fees (including any penalties and interest) incurred in connection with the Transactions (including recording and escrow fees and any real property or leasehold interest transfer or gains tax and any similar Tax).

        "Transition Services Agreement" means that certain Transition Services Agreement between Seller and Purchaser, in the form attached hereto as Exhibit J.

        "Treasury Regulation(s)" means the regulations promulgated under the Code.

        "Upfront Payment" has the meaning set forth in Section 2.6(a).

        "Valid Claim" means an issued claim of an unexpired Patent that shall not have been withdrawn, canceled or disclaimed, or held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision.

        "Website Artwork" means the images identified on Schedule 1.1(n) hereto.

        1.2    Other Definitional Provisions.

          (a)   When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

          (b)   The words "hereof," "herein," "hereto" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (c)   The terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

          (d)   Words of one gender include the other gender.

          (e)   References to a Person are also to its successors and permitted assigns.

          (f)    The terms "dollars" and "$" mean United States dollars.

          (g)   The word "including" means "including without limitation" and the words "include" and "includes" have corresponding meanings.

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ARTICLE II
PURCHASE AND SALE

        2.1    Purchase and Sale of Purchased Assets.    On the Closing Date, subject to the terms and the conditions hereof and in partial consideration of the Purchase Price paid or to be paid to Seller by Purchaser, Seller shall (a) sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase, take delivery of and acquire from Seller, all of Seller's right, title and interest in and to the Purchased Assets; and (b) provide Purchaser with the license rights set forth in Section 2.5.

        2.2    Excluded Assets.    The Parties acknowledge and agree that Seller is not selling, conveying, transferring, delivering or assigning any rights whatsoever to the Excluded Assets to Purchaser, and Purchaser is not purchasing, taking delivery of or acquiring any rights whatsoever to the Excluded Assets from Seller. Without limiting the foregoing, Purchaser expressly acknowledges it is not acquiring any rights whatsoever to:

          (a)   any accounts receivable (including any payments received with respect thereto on or after the Closing, unpaid interest accrued on any such accounts receivable and any security or collateral related thereto) arising from sales of the Product by Seller to Third Parties (collectively, the "Retained Accounts Receivable"); and

          (b)   any Contracts, including the Contracts set forth on Schedule 2.2(b) (the "Excluded Contracts").

        2.3    Assumed Liabilities.    As of the Closing Date, Purchaser shall assume and pay, perform or otherwise discharge, in accordance with their respective terms and subject to their respective conditions thereof, only the following Liabilities (collectively, the "Assumed Liabilities"):

          (a)   Purchaser's obligations under this Agreement and the Other Agreements; and

          (b)   any claims for Liability relating to the Product or the Business which arise from events or circumstances occurring on or after the Closing Date, other than (i) any Liability for which Seller is required to indemnify Purchaser under the Supply Agreement or the Distribution, Supply and Transition Agreement, or (ii) any Liability for Taxes for any Pre-Closing Tax Period. For avoidance of doubt, if a claim for Liability arises from an event or circumstance that occurs on or after the Closing Date and alleges defects in the Product labeling, unless Seller is required to indemnify Purchaser with respect to such claim and any Liability arising therefrom under the Supply Agreement or the Distribution, Supply and Transition Agreement, such claim and any Liability arising therefrom shall be deemed an Assumed Liability; and

          (c)   any claims for Liability relating to the Product, Product Improvements and/or the Business for which Purchaser is required to indemnify Seller under this Agreement, the Supply Agreement or the Distribution, Supply and Transition Agreement.

        2.4    Excluded Liabilities.    Other than the Assumed Liabilities, Seller shall retain and shall be responsible for paying, performing and discharging when due, and Purchaser shall not assume or have any responsibility for, any Liabilities of Seller of any kind, character or description whatsoever (the "Excluded Liabilities"), including:

          (a)   any Liabilities exclusively or primarily relating to or arising out of the Excluded Assets or Excluded Contracts;

          (b)   any claims for Liability relating to the Product or the Business which arise from events or circumstances occurring prior to the Closing Date, including the litigation set forth on Schedule 4.6. For avoidance of doubt, if a claim for Liability arises from an event or circumstance that occurs prior to the Closing Date and alleges defects in the Product labeling, such claim and any Liability arising therefrom shall be deemed an Excluded Liability;

          (c)   Seller's obligations under this Agreement and the Other Agreements;

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          (d)   any claims for Liability relating to the Product or the Business for which Seller is required to indemnify Purchaser under this Agreement, the Supply Agreement or the Distribution, Supply and Transition Agreement; and

          (e)   any Liabilities related to (i) income or similar Taxes of Seller, (ii) all other Taxes relating to the Business or the Purchased Assets attributable to any Pre-Closing Tax Period, or (iii) Taxes of any other Person for which Seller is liable pursuant to any agreement, by Law, or otherwise.

        2.5    Unblocking License and Covenant Not to Sue.

          (a)   Seller hereby grants to Purchaser a worldwide, royalty-free, irrevocable, non-exclusive, non-transferable (except as may be assignable pursuant to Section 11.1) and sublicensable license to practice inventions claimed in the Intermediate Patents solely to make, have made, sell, offer for sale, and import the API for use in Product and Product Improvements that are Distributed by Purchaser Representatives. Seller further covenants that it will not grant any license to any Third Party to practice inventions claimed in the Intermediate Patents to make, have made, sell, offer for sale or import the API for use in Product or Product Improvements for sale or distribution in the Territory.

          (b)   Seller hereby grants to Purchaser a worldwide, royalty-free, irrevocable, non-exclusive, non-transferable (except as may be assignable pursuant to Section 11.1) and sublicensable license to the Manufacturing Know-How for the sole purpose of manufacturing or having manufactured the API, the Product and Product Improvements for Distribution by Purchaser Representatives in the Territory. Seller further covenants that it will not grant any license to any Third Party to the Manufacturing Know-How for the purpose of manufacturing or having manufactured the API, the Product or Product Improvements for sale or distribution in the Territory.

          (c)   Seller hereby grants to Purchaser a worldwide, royalty-free, irrevocable, non-exclusive, non-transferable (except as may be assignable pursuant to Section 11.1) and sublicensable license to use the Development Know-How for the sole purpose of conducting the Business. Seller further covenants that it will not grant any license to any Third Party to use the Development Know-How for the purpose of conducting the Business.

          (d)   Seller hereby grants to Purchaser a royalty-free, irrevocable, exclusive, non-transferable (except as may be assigned pursuant to Section 11.1) and sublicensable right to use the Promotional Materials Artwork for the sole purpose of conducting the Business. Seller further grants to purchaser a royalty-free, irrevocable, exclusive, non-transferable (except as may be assigned pursuant to Section 11.1) and sublicensable right to use the Website Artwork solely in connection with the website, www.lotronex.com.

          (e)   Notwithstanding Seller's covenant not to grant any license to a Third Party to practice the Intermediate Patents, the Manufacturing Know-How and the Development Know-How (collectively, the "Licensed Intellectual Property"), as more particularly described in the last sentence of each Sections 2.5(a), 2.5(b) and 2.5(c), nothing in this Agreement shall be construed as:

              (i)  A requirement that Seller shall file any patent application, secure any patent, or maintain any patent in force;

             (ii)  An obligation that Seller bring or prosecute actions or suits against Third Parties for infringement; or

            (iii)  Granting by implication, estoppel, or otherwise, any licenses or rights under Patents of Seller, other than the Intermediate Patents, regardless of whether such other Patents are dominant of or subordinate to any Intermediate Patent.

          (f)    Seller agrees that it and its Affiliates will not sue, assert any claim for infringement or otherwise take any action under any Patents or Know-How of Seller or its Affiliates, that exist as

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  of the Closing Date and are used by Seller or its Affiliates for the conduct of the Business but for which no rights were granted by Seller to Purchaser under this Agreement or the Other Agreements to prevent Purchaser and its Affiliates and their respective permitted assignees, or sublicensees from making, having made, using, offering for sale, selling or importing the Product and Product Improvements in the Territory. Seller shall require as a condition precedent to any sale, license, assignment or transfer of its rights to any such Intellectual Property that the purchaser, licensee, assignee or transferee agree to be bound by the requirements of this Section 2.5(f) as if such Third Party was Seller.

          (g)   Purchaser shall promptly provide Seller with written notice and copy of any sublicense granted or rights transferred to any Third Party as permitted under this Section 2.5.

          (h)   The Licensed Intellectual Property shall continue to be owned by Seller and is licensed to Purchaser only in accordance with this Section 2.5. Any rights to the Licensed Intellectual Property not expressly granted by Seller pursuant this Section 2.5 are hereby reserved by Seller. For the avoidance of doubt, Seller shall have the right to use the Licensed Intellectual Property for all purposes, other than for the conduct of the Business, subject to (i) Seller's obligations hereunder, (ii) Seller's obligations under the Other Agreements, and (iii) Section 8.7 of this Agreement.

        2.6    Purchase Price.

          (a)   In consideration of the sale, assignment, conveyance, and delivery of the Purchased Assets and the license rights granted under this Article II, Purchaser shall, upon the Closing, assume the Assumed Liabilities and pay to Seller an upfront payment of Eighty Million Dollars ($80,000,000) (the "Upfront Payment"). The Upfront Payment is non-refundable, except as set forth in Section 9.2, and not creditable against future milestone payments, royalties or other payments to the Purchaser under this Agreement or any Other Agreement. The Upfront Payment shall be delivered to the Escrow Agent on the Execution Date for deposit into an escrow account (the "Escrow Account"). Subject to Section 9.2, the Upfront Payment shall be held pursuant to the provisions of the Escrow Agreement and shall be released to Seller at the Closing. [***]: [***] percent ([***]%) to [***] and [***] percent ([***]%) to [***].

          (b)   In addition to the Upfront Payment, as part of the Purchase Price for the Purchased Assets, Purchaser shall, upon the Closing, pay to Seller the Milestone Payments and Royalty Payments and issue to Seller Common Stock, as provided below:

            (i)    Milestone Payment.    Purchaser shall pay to Seller the following sales performance milestone payments (each a "Milestone Payment") within thirty (30) days of the occurrence of each of the following milestone event, calculated with respect to Net Sales occurring after the Closing Date ("Milestone Event"):

	Milestone Event	Milestone Payment
1.	First time aggregate Net Sales equal [***][***] Dollars ($[***])	[***] Dollars ($[***])
2.	First time aggregate Net Sales equal [***] Dollars ($[***])	[***] Dollars ($[***])
3.	First time Annual Net Sales equal [***] Dollars ($[***])	[***] Dollars ($[***])
4.	First time Annual Net Sales equal [***] Dollars ($[***])	[***] Dollars ($[***])
5.	First time Annual Net Sales equal [***] Dollars ($[***])	[***] Dollars ($[***])

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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    Purchaser shall notify Seller in writing promptly, but in no event later than [***], after the achievement of each Milestone Event and each Milestone Payment above shall be due and payable within [***] after the achievement of each corresponding Milestone Event.

    Notwithstanding the foregoing, no more than [***] Milestone Payment shall be required to be paid in any single [***]. To the extent that more than [***] Milestone Payment would otherwise be required to be paid by Purchaser in any single [***], the first Milestone Payment (e.g., Milestone Payment 1) shall be due and payable by Purchaser as provided above and the required payment date for any subsequent Milestone Payment(s) (e.g., Milestone Payment 2 through 5) shall be automatically delayed until the date that is [***] after the last day of the [***] in which a prior Milestone Payment has been paid. As additional clarification, each Milestone Payment will be paid only one time. For example, with respect to Milestones 1 and 2 only above, if Net Sales after Closing reach [***] Dollars ($[***]) on March 31, 2008, Purchaser would pay a [***] Dollar ($[***]) Milestone Payment to Seller no later than [***]. If, between April 1, 2008 and November 15, 2008, Net Sales are equal to [***] Dollars ($[***]), Purchaser would pay the [***] Dollar ($[***]) Milestone Payment to Seller no later than [***] for achievement of the second Milestone Event. For example, with respect to Milestones 3, 4 and 5 only above, if Net Sales are [***] Dollars ($[***]) between January 1, 2009 and December 31, 2009, a [***] Dollar ($[***]) Milestone Payment would be due to Seller and paid by Purchaser in 2009 on a date that is no later than [***] after the achievement of Milestone Event 3 (unless Milestone Payment 2 was paid in [***], in which case Milestone Payment 3 would be paid no later than [***]), and a [***] Dollar ($[***]) Milestone Payment (i.e., Milestone Payment 4) would be due to Seller and paid by Purchaser no later than [***] (unless Milestone Payment 3 was delayed until [***], in which case Milestone Payment 4 would be paid no later than [***]).

    Further, the Milestone Payments set forth in this Section 2.6(b)(i) shall not be refundable and shall not be creditable against future milestone payments, royalties or other payments to the Purchaser under this Agreement or any Other Agreement.

            (ii)    Royalty Payment.    Purchaser shall pay to Seller a royalty on Annual Net Sales at the royalty rate set forth below ("Royalty Payment"), on an incremental basis, from the Closing Date through the Royalty Term:

Annual Net Sales	Royalty Rate
On Annual Net Sales less than or equal to [***] Dollars ($[***])	[***] percent ([***]%)
On Annual Net Sales greater than [***] Dollars ($[***])	[***] percent ([***]%)

    The Royalty Payment shall be determined by aggregating Net Sales in each Calendar Quarter and the Calendar Year to date during the Royalty Term of each Product and each Product Improvement and the Royalty Payment shall be paid to Seller no later than [***] after the end of each Calendar Quarter. Each Royalty Payment shall be accompanied by a written report describing the Net Sales during the relevant Calendar Quarter and the Calendar Year to date in the Territory, on a Product-by-Product basis and Product Improvement-by-Product Improvement basis, specifying the gross sales and Net Sales in the Territory, including an accounting of deductions taken in the calculation of Net Sales and the royalties payable ("Payment Report"). In addition to the Payment Report, Purchaser shall provide Seller on the fifth (5th) Business Day of each month, a non-binding estimate of the gross sales and Net Sales for the immediately preceding month. For example, if the aggregate Net Sales of a

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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    Product is [***] Dollars ($[***]) per month in Calendar Year 2008, the royalty rate for the first Calendar Quarter in 2008 would be [***] percent ([***]%). In the second Calendar Quarter, the first [***] Dollars ($[***]) would be calculated at the royalty rate of [***] percent ([***]%) and the remaining [***] Dollars ($[***]) would be calculated at the royalty rate of [***] percent ([***]%). The royalty rate for the third and fourth Calendar Quarter for Net Sales of such Product would be calculated at [***] percent ([***]%). The royalty rate for such Product would recommence at [***] percent ([***]%) for the first Calendar Quarter of 2009 until Net Sales for such Product reach [***] Dollars (US$[***]).

    The Royalty Payment is payable, on a Product-by-Product and Product Improvement-by-Product Improvement basis, until (i) in the case of any Product, the later to occur of (A) the date of the expiration of the last Valid Claim of the Product Patent Rights (other than the Patents identified on Schedule 4.5) covering such Product, or (B) the date of the expiration of regulatory/data exclusivity for such Product in the Territory, or (ii) in the case of any Product Improvement, the date of the expiration of the last Valid Claim, if any, of the Product Patent Rights (other than the Patents identified on Schedule 4.5) covering such Product Improvement. Upon occurrence of either date referenced above for a particular Product or Product Improvement (the "Expiration"), Purchaser shall pay [***] percent ([***]%) of the Royalty Payment above on such Product or Product Improvement until the [***] of (A) [***] or (B) the date on which one or more Generic Products comprises, individually or together, [***] percent ([***]%) or more of the total volume of alosetron HCl sales in the Territory, as demonstrated by prescription data from a Third Party Prescription Data Service, which ever occurs earlier (the earliest of the foregoing for a particular Product or Product Improvement, the "Royalty Term"). For purposes of clarification, (1) if the Royalty Rate for a Product or Product Improvement has been reduced as set forth above, the Royalty Rate for all other Products or Product Improvements remains at the original Royalty Rate until one of the foregoing events occur with respect to such Product or Product Improvement; and (2) any new patents or patent applications Controlled by Purchaser, other than the Product Patent Rights, which may issue after the Closing Date, covering any Product Improvement shall not extend the Expiration for such Product Improvement beyond the expiration of the last Valid Claim of the Product Patent Rights (other than the Patents identified on Schedule 4.5).

            (iii)    Common Stock Issuance.    On the Execution Date, Seller and Purchaser shall enter into the Stock Purchase Agreement and, on the Closing Date, subject to the accuracy of the representations and warranties of Seller set forth in the Stock Purchase Agreement with respect to federal and state securities laws, Purchaser shall deliver to Seller a stock certificate, issued in the name of Seller or Seller's designee, evidencing One Million Two Hundred Fifty Thousand (1,250,000) shares of Common Stock, subject to adjustment as set forth in the Stock Purchase Agreement (the "Equity Payment").

        2.7    Risk of Loss.    Except as otherwise provided in the Distribution, Supply and Transition Agreement, until the Closing, any loss of or damage to the Purchased Assets from fire, flood, casualty or any other similar occurrence shall be the sole responsibility of Seller. Except as otherwise provided in the Distribution, Supply and Transition Agreement, at the Closing, title to the Purchased Assets shall be transferred to Purchaser. Subject to Section 3.3, below, after the Closing, Purchaser shall bear all risk of loss associated with the Purchased Assets.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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        2.8    Audits.

          (a)    Records.    Purchaser shall keep full, true and accurate books of account containing the particulars of Net Sales and the calculation of royalties. Such books and records must be maintained for the period required by Applicable Law or for [***] after the end of the calendar year to which they pertain, whichever is longer. These books and records must be made available for examination in accordance with this Section 2.8 for [***] after the end of the calendar year to which they pertain. To the extent that Purchaser exercises its rights hereunder through a sublicensee, Purchaser shall maintain with its books of account such reports as it receives from such sublicensee, and use reasonable efforts to obtain records and information consistent with that which is required under this Agreement. In addition, with respect to sublicensees, Purchaser shall notify Seller in the event Purchaser conducts an audit of one of its sublicensees and the outcome of such audit reveals an underpayment or overpayment from such sublicensee which, in turn, resulted in an underpayment or overpayment by Purchaser to Seller.

          (b)    Appointment of Auditor.    Seller may appoint an internationally-recognized independent accounting firm reasonably acceptable to Purchaser to inspect the relevant books of account, records and reports of Purchaser solely to verify any reports or statements provided under this Article II, or Royalty Payments or Milestone Payments paid under this Article II, by Purchaser to Seller. The independent accounting firm (and any individuals, if applicable) appointed to perform the examination under this Agreement must execute a confidential disclosure agreement with Purchaser, or otherwise be subject to terms governing non-use and non-disclosure of information that Purchaser has agreed in writing are acceptable.

          (c)    Procedures for Audit.    Seller may exercise its right to have Purchaser's relevant books, records and reports examined (i) no more than [***] in any period of [***] consecutive quarters, (ii) only [***] with respect to records covering any specific period of time, and (iii) only with respect to the immediately preceding [***]. Upon at least [***] prior written notice from Seller, and at the expense of Seller (except as otherwise provided herein), Purchaser is required to make its books, records and reports available for inspection, but only during regular business hours, only at such place or places where such records are customarily kept, and only at such times as may be mutually agreed upon by the Parties.

          (d)    Audit Report.    The independent accountant will be instructed to provide an audit report containing its conclusions regarding the audit, and specifying whether the amounts paid were correct, and, if incorrect, the amount of any underpayment or overpayment. The independent accountant further will be instructed to redact any proprietary information of Purchaser not relevant to the calculation of royalties. The audit report will be made available to both Parties but shall be deemed to be Confidential Information of Purchaser, and used by Seller only for purposes germane to this Section 2.8. Absent error, the results of the audit shall be binding on both Parties. Purchaser shall have [***] from the release of the audit report to send written notice to Seller that Purchaser disputes the results of such audit due to error. Within [***] after the date of such notice from Purchaser, the Parties will seek to resolve such dispute by good faith negotiation between the Senior Vice President of U.S. pharmaceuticals, Research Triangle Park at Seller or his/her designee and Chief Executive Officer of Purchaser or his/her designee (the "Executives"). The decision of the Executives shall be binding on both Parties.

          (e)    Underpayment and Overpayment.    After review of the independent accountant's audit report and, if applicable, resolution of any dispute concerning the determinations in such report as provided in Section 2.8(d) above: (i) if there is an underpayment by Purchaser for the period in question, then Purchaser shall pay Seller the full amount of that underpayment, and (ii) if there is

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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  an overpayment by Purchaser for the period in question, then Seller shall provide to Purchaser a credit against future payments (such credit equal to the full amount of that overpayment), or, if Purchaser is not obligated to make any future payments to Seller, then Seller shall pay to Purchaser the full amount of that overpayment. Any payments due under this Section 2.8 shall be paid within [***] after the [***] of the date that the final audit report is provided to Seller and Purchaser or, if applicable, resolution of any dispute concerning the determinations in such report, and any underpayments or overpayments due to either Party shall include interest at the rate provided in Section 2.9(b). Seller shall pay all costs and expenses of each audit under this Section 2.8; provided, however, that if the total amount of any underpayment exceeds [***] percent ([***]%) of the amount previously paid by Purchaser for the period subject to audit (as long as that period is at least four (4) consecutive quarters), then Purchaser shall pay all costs and expenses of the audit.

        2.9    Financial Terms.

          (a)    Mode of Payment.    All payments due under this Agreement from Purchaser to Seller shall be made in U.S. Dollars via wire transfer of immediately available funds to an account to be identified by Seller.

          (b)    Late Payments.    All past due amounts owed by Purchaser under this Agreement shall bear interest at the rate of [***] percent ([***]%) per annum; provided, that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit Seller from exercising any other rights it may have as a consequence of any late payment.

ARTICLE III
CLOSING

        3.1    Closing.    Upon the terms and subject to the conditions of this Agreement, the Closing shall be held on a date to be specified by the Parties (the "Closing Date") after the later of (i) satisfaction or waiver of all of the conditions set forth in Article VII, or (ii) January 4, 2008, at a mutually convenient location agreed to by the Parties. The Parties will exchange (or cause to be exchanged or released) at the Closing, the Upfront Payment, the Equity Payment, agreements, instruments, certificates and other documents, and do, or cause to be done, all of the things respectively required of each Party as specified in Section 3.2.

        3.2    Transactions at Closing.    At the Closing, subject to the terms and conditions hereof:

          (a)   Seller shall deliver or cause to be delivered to Purchaser:

              (i)  executed counterparts of the Assignment of Copyrights, Assignment of Product Domain Names, Assignment of Patents, Assignment of Trademarks, Bill of Sale, and Transition Services Agreement to which it is a party;

             (ii)  a letter from Seller to the FDA, duly executed by Seller, transferring the rights to the Registrations to Purchaser;

            (iii)  a letter from Seller to the FDA, Division of Drug Marketing, Advertising and Communication, notifying of the transfer of the Registrations to Purchaser;

            (iv)  a certificate of a duly authorized officer of Seller certifying as to the matters set forth in Sections 7.2(a) and 7.2(b) and the accuracy of the representations and warranties of Seller set forth in the Stock Purchase Agreement with respect to federal and state securities laws;

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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             (v)  an executed copy of an Internal Revenue Service Form W-9 and an executed copy of a non-foreign status FIRPTA certificate prepared pursuant to Treasury Regulation Section 1.1445-2(b)(2); and

            (vi)  such other documents and instruments as may be reasonably necessary to effect or evidence the Transactions.

        For the avoidance of doubt, Seller shall have previously delivered to Purchaser executed copies of the Distribution, Supply and Transition Agreement and Supply Agreement, each dated as of the Execution Date.

          (b)   Purchaser shall deliver or cause to be delivered to Seller:

              (i)  instruction to Escrow Agent for release of the Upfront Payment to Seller;

             (ii)  a stock certificate, issued in the name of Seller or Seller's designee, evidencing the Equity Payment;

            (iii)  executed counterparts of the Assignment of Copyrights, Assignment of Product Domain Names, Assignment of Patents, Assignment of Trademarks, Bill of Sale, and Transition Services Agreement to which it is a party;

            (iv)  a letter from Purchaser to the FDA duly executed by Purchaser, assuming responsibility for Registrations from Seller;

             (v)  a certificate of a duly authorized officer of Purchaser certifying as to the matters set forth in Sections 7.3(a) and 7.3(b) and the accuracy of the representations and warranties of Purchaser set forth in the Stock Purchase Agreement with respect to federal and state securities laws; and

            (vi)  such other documents and instruments as may be reasonably necessary to effect or evidence the Transactions.

        For the avoidance of doubt, Purchaser shall have previously delivered to Seller executed copies of the Distribution, Supply and Transition Agreement and Supply Agreement, each dated as of the Execution Date.

        3.3    Delivery of Purchased Assets by Seller.    To the extent not already delivered to Purchaser, as soon as practicable following the Closing (and no more than [***] thereafter unless otherwise mutually agreed by the Parties), Seller shall deliver to Purchaser the Tooling, Promotional Materials, Applicable Permits, Product Records and the Product Intellectual Property. Seller shall continue to bear the risk of loss and maintain adequate insurance (or self-insurance) against loss associated with the Purchased Assets until they have been delivered to Purchaser or its common carrier.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller hereby represents and warrants to Purchaser, as of the Execution Date and as of the Closing Date, as follows (except to the extent a separate date is specified within the representation and warranty, in which case, the date set forth therein shall apply):

        4.1    Organization.

          (a)   SB Corp is a corporation duly organized, validly existing and in good standing under the laws of Commonwealth of Pennsylvania. SB Corp is in good standing in each jurisdiction where such qualification is required except for any jurisdiction where failure to so qualify would not have a Material Adverse Effect. SB Corp has all requisite corporate power and authority to own, lease and operate, as applicable, the Purchased Assets and the Business as now being conducted.

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          (b)   GGL is a corporation duly organized, validly existing and in good standing under the laws of England. GGL is in good standing in each jurisdiction where such qualification is required except for any jurisdiction where failure to so qualify would not have a Material Adverse Effect. GGL has all requisite corporate power and authority to own, lease and operate, as applicable, the Purchased Assets and the Business as now being conducted.

        4.2    Due Authorization.    Each Seller has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Other Agreements (as applicable), and the execution and delivery of this Agreement and the Other Agreements (as applicable), the performance of all of its obligations hereunder and thereunder have been duly authorized by each Seller and, to the extent required by Law, contract or otherwise, its stockholders. No other proceedings on the part of SB Corp or GGL are necessary to authorize this Agreement or the Other Agreements (as applicable).

        4.3    No Conflicts; Enforceability.    The execution, delivery and performance of this Agreement and the Other Agreements (as applicable) by each Seller (a) are not prohibited or limited by, and will not result in the breach of or a default under, any provision of the certificate of incorporation or bylaws of such Seller, (b) assuming all of the consents, approvals, authorizations and permits described in Section 4.7 have been obtained and all the filings and notifications described in Section 4.7 have been made and any waiting periods thereunder have terminated or expired, does not conflict with any Law applicable to Seller, and (c) does not conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any agreement or instrument binding on Seller or any applicable order, writ, injunction or decree of any court or applicable Governmental Authority to which Seller is a party or by which Seller is bound or to which any of its Assets is subject, including the Purchased Assets, except in the case of clauses (b) and (c) for such conflicts, breaches, defaults, accelerations or rights as would not have, individually or in the aggregate, a Material Adverse Effect. This Agreement and the Other Agreements have been duly executed and delivered by each Seller (as applicable), and constitute the legal, valid and binding obligations of each Seller, enforceable against such Seller in accordance with their respective terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, moratorium, reorganization or other Laws of general application relating to or affecting creditors' rights generally.

        4.4    Title and Sufficiency of Assets.

          (a)   Seller owns, leases, licenses or has the right to use the Purchased Assets free and clear of all Encumbrances other than the Permitted Encumbrances, and upon the consummation of the Transactions, Purchaser shall acquire good and marketable title to, and all right, title and interest of Seller in and to, the Purchased Assets, free and clear of all Encumbrances other than the Permitted Encumbrances.

          (b)   The Purchased Assets (other than the Purchased Assets set forth on Schedule 4.4(b)), together with the license rights granted under Sections 2.5(a), 2.5(b), 2.5(c), and 2.5(d) constitute all of the assets and rights (i) Controlled by Seller that are currently used by Seller in connection with the conduct of the Business or (ii) that are otherwise necessary to conduct the Business; however, for the avoidance of doubt, the representation and warranty included in this Section 4.4(b) excludes any and all assets and capabilities that an established and active company in the pharmaceutical business should customarily be capable of providing in connection with the operation of a business such as the Business in the Territory or the Manufacture and/or Distribution of a product such as the Product in the Territory, including internal and external infrastructure, manufacturing equipment and facilities, business permits and licenses from Governmental Authorities, professional services, trade and distribution networks, personnel, facilities, factories and other property, promotional and brand strategies, and financing. For the

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  further avoidance of doubt, such representation and warranty does not apply with respect to Applicable Permits, the sufficiency of which are addressed in Section 4.10.

          (c)   Except with respect to those Purchased Assets set forth on Schedule 4.4(b), all tangible assets that are part of the Purchased Assets are in good operating condition and repair (normal wear and tear excepted) and are usable in the ordinary course of business.

          (d)   For the avoidance of doubt, other than the representation and warranty under Section 4.4(a), Seller specifically disclaims any representation and warranties with respect to the Purchased Assets set forth on Schedule 4.4(b).

        4.5    Intellectual Property.    For purposes of this Section 4.5, the term "Product Intellectual Property" means the Product Patent Rights, Product Copyrights, Product Domain Names, Product Marks and Product Trade Dress and excludes "Product Know-How."

          (a)   Except as set forth on Schedule 4.5 of the Seller Disclosure Schedule, (i) the Product Patent Rights, Product Copyrights, and Product Marks are, to Seller's Knowledge, enforceable and valid and (ii) none of the Product Intellectual Property has been or is the subject of (A) any pending adverse judgment, injunction, order, decree or agreement restricting (x) its use in connection with the Distribution and Manufacture of the Product or (y) assignment or license thereof by Seller, or (B) to Seller's Knowledge, any threatened litigation or claim of infringement threatened or made in writing or any pending litigation to which Seller is a party.

          (b)   Except as set forth on Schedule 4.5 of the Seller Disclosure Schedule, (i) neither Seller nor any of its Affiliates have granted any licenses to the Product Intellectual Property to Third Parties, (ii) neither Seller nor any of its Affiliates, nor to Seller's Knowledge, any other Person, is party to any agreements with Third Parties that limit or restrict use of the Product Intellectual Property for the Distribution and Manufacture of the Product or require any payments for the Distribution or Manufacture of the Product, and (iii) no other Person, including any present or former employee or consultant of Seller, has any joint ownership or royalty interest in the Product Intellectual Property (other than grant of rights to the United States government pursuant to the Bayh-Dole Act).

          (c)   Seller has not received written notice of any misappropriation or infringement of any of the Product Intellectual Property or Intermediate Patents by any Person and, to the Knowledge of Seller, no Third Party has otherwise engaged in any such material misappropriation or infringement of any of the Product Intellectual Property or Intermediate Patents. Seller has not received written notice from any Person that the use of the Product Intellectual Property or Intermediate Patents for the Distribution or Manufacture of Product has infringed or misappropriated the intellectual property of any Third Party (i) in the Territory or (ii) outside the Territory in a manner that would limit, hinder or otherwise negatively affect the conduct of the Business in the Territory.

          (d)   Seller has not received written notice of any misappropriation or infringement of any of the Product Know-How by any Person and, to the Knowledge of Seller, no Third Party has otherwise engaged in any such material misappropriation or infringement of any of the Product Know-How. Seller has not received written notice from any Person that the use of the Product Know-How for the Distribution or Manufacture of Product has infringed or misappropriated the intellectual property of any Third Party (i) in the Territory or (ii) outside the Territory in a manner that would limit, hinder or otherwise negatively affect the conduct of the Business in the Territory.

          (e)   Except as set forth on Schedule 4.5, all issuance, renewal, maintenance and other payments that are due with respect to the Product Intellectual Property have been paid by or on behalf of Seller.

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          (f)    Seller has not received written notice of any declared or threatened inventorship challenges or interferences with respect to any Product Patent Rights.

          (g)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Seller and its Affiliates have taken Commercially Reasonable Efforts to maintain in confidence all Product Know How that is not in the public domain.

          (h)   The Product Patent Rights constitute all of the Patents Controlled by Seller that are used exclusively by Seller or its Affiliates for the conduct of the Business.

          (i)    The Product Copyrights constitute all of the copyrights Controlled by Seller that are used exclusively by Seller or its Affiliates for the conduct of the Business.

          (j)    The Product Domain Names constitute all of the domain names and websites Controlled by Seller that are used exclusively by Seller or its Affiliates for the conduct of the Business.

          (k)   The Product Know-How constitutes all of the Know-How Controlled by Seller that is used exclusively by Seller or its Affiliates for the conduct of the Business.

          (l)    The Product Marks constitute all of the Trademarks Controlled by Seller that are used exclusively by Seller or its Affiliates for the conduct of the Business.

        4.6    Litigation.    Except as set forth on Schedule 4.6 of the Seller Disclosure Schedule, there is no Action pending or, to Seller's Knowledge, threatened (a) related to the Product, the Business or the Transactions, (b) that would have a Material Adverse Effect, or (c) that would prevent or delay the consummation by Seller of the Transactions or affect the legality, validity or enforceability of this Agreement or the Other Agreements.

        4.7    Consents.    Except for the requisite filings under the HSR Act and the expiration or termination of the waiting period thereunder, the letter to the FDA contemplated by Section 8.6(c), any applicable filings required under the Exchange Act, any applicable Blue Sky Laws and the rules and regulations of the SEC, and as may be necessary as a result of any facts or circumstances relating solely to Purchaser, no notice to, filing with, authorization of, exemption by, or consent of, any Person, including any Governmental Authority, is required for Seller to consummate the Transactions, except where the failure to make such filings or notifications, or obtain such consents, approvals, authorizations or permits, would not, individually or in the aggregate, have a Material Adverse Effect.

        4.8    Taxes.

          (a)   All Tax Returns with respect to the Business and the Purchased Assets have been filed in a timely manner (within any applicable extension periods), all such Tax Returns are true and complete in all material respects, and all Taxes shown to be due on such Tax Returns have been paid in full or will be timely paid in full by the due date thereof, except where failure to file such Tax Return or pay such Taxes would not have a Material Adverse Effect. No written claims related to Taxes have been asserted with respect to the Business or the Purchased Assets. There are no Encumbrances for Taxes upon the Purchased Assets, and Seller has no Knowledge of any reasonable basis for the assertion of any such claims related to Taxes which, if adversely determined, would result in any such Encumbrances.

          (b)   Seller is not a "foreign person" as defined in Section 1445(f)(3) of the Code. The transactions contemplated herein are not subject to the tax withholding provisions of Section 3406 of the Code or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

        4.9    Compliance with Laws.    Except to the extent non-compliance would not have a Material Adverse Effect, the Registrations required for the Distribution of the Product in the Territory are in full force and effect. Except to the extent that it would not have a Material Adverse Effect, the Business is conducted by Seller in compliance with all applicable permits, government licenses, registrations, approvals, concessions, franchises, authorizations, orders, injunctions, decrees, Laws,

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regulations, guidance and guidelines, including the Act and the PDMA. Seller has not received any written notice to the effect that, or otherwise been advised that, it is not in compliance with any of such permits, government licenses, registrations, approvals, concessions, franchises, authorizations, orders, injunctions, decrees, laws, regulations, guidance or guidelines, including the Act or the PDMA.

        4.10    Regulatory Matters.

          (a)   All existing Registrations held by Seller as of the date of this Agreement are set forth in Schedule 1.1(k) and are in full force and effect. Seller is the sole and exclusive owner of the Registrations. To the Knowledge of Seller, the Applicable Permits included in the Purchased Assets constitute all of the permits, approvals, licenses, franchises or authorizations from any applicable Governmental Authority held by Seller, that are used exclusively for the Product or the Business in the Territory.

          (b)   To Seller's Knowledge, the Distribution of the Product by Seller in the Territory has been conducted in material compliance with the Registrations and all applicable Laws, including the Act and the PDMA.

          (c)   Seller has not received any written notice or, to Seller's Knowledge, other notice of proceedings from any applicable Governmental Authority alleging that the Product or any of the Purchased Assets or the ownership, Manufacturing or Distribution is in violation of any applicable Law during the period between June 7, 2002 and the Execution Date, or at any time prior to the Execution Date to the extent still active or pending, including (i) any FDA Form 483's with respect to the Product that would have a Material Adverse Effect; (ii) any FDA Notices of Adverse Findings with respect to the Product; or (iii) any warning letters from the FDA or any other applicable Governmental Authority with respect to the Product.

          (d)   Except as could not have a Material Adverse Effect on the Business, there has not been any occurrence of any product recall, market withdrawal or lot replacement conducted by or on behalf of Seller concerning the Product in the United States or any product recall, market withdrawal or lot replacement conducted by or on behalf of any entity as a result of any alleged defect in the Product in the United States during the period between [***] and the Execution Date, or at any time prior to the Execution Date to the extent still active or pending. The Product is approved for commercialization in the United States pursuant to 21 CFR 314 subpart H. To Seller's Knowledge, Seller has made available to Purchaser every complaint and notice of alleged defect or adverse reaction with respect to the Product in the Territory that has been received in writing by Seller and its Affiliates or that has been orally transmitted to and recorded by Seller and its Affiliates, other than the litigation set forth on Schedule 4.6.

          (e)   The NDA included in the Purchased Assets is the only regulatory approval necessary from the FDA for Seller to Distribute the Product and conduct the Business as conducted as of the Execution Date.

          (f)    Seller has completed and filed all annual or other reports required by the FDA in order to maintain the Registrations, except for the most recent filing not yet due.

          (g)   Schedule 4.10(g) of the Seller Disclosure Schedule sets forth a complete list of all post-marketing commitments as may be necessary or required by any applicable Governmental Authority to maintain the NDA and any other Registrations relating to the Product.

        4.11    Financial Statements; Liabilities; Absence of Changes.

          (a)   Schedule 4.11 sets forth the "Statements of Net Sales and Product Contribution" for the Products for the years ended [***] and the period [***] through [***], collectively, the "Financial

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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  Statements." The Financial Statements have been prepared in accordance with Seller's accounting policies applied on a consistent basis, which are in accordance with GAAP and fairly present, in all material respects, as of the dates thereof and for the periods then ended the product contribution (as described therein) of Seller's business.

          (b)   To Seller's Knowledge, Seller does not have any Liabilities relating to the Business, whether accrued, absolute or contingent (including Liabilities as guarantor or otherwise with respect to obligations of others or Liabilities for Taxes due or contingent or potential Liabilities relating to activities of Seller with respect to the operation of the Business prior to the Closing), except Liabilities incurred in the ordinary course of business of Seller consistent with the terms of this Agreement.

          (c)   Since the date of the Financial Statements, (i) there has not been any Material Adverse Effect, (ii) Seller has caused the Business to be conducted in the ordinary course, and (iii) Seller has not mortgaged, pledged or subjected to any Encumbrance (other than Permitted Encumbrance) any Purchased Asset.

        4.12    Inventory.

          (a)   Since January 1, 2007, Seller has not materially altered its activities and practices with respect to inventory levels of Product maintained at the wholesale, chain, institutional or retail levels.

          (b)   Schedule 4.12(b) of the Seller Disclosure Schedule sets forth, on a monthly basis, the returns of Product for the twenty-four (24) month period ended September 30, 2007.

        4.13    Wholesalers.    None of [***] have provided written notification to Seller that any of them intends to terminate or materially reduce its business relationship with respect to the Product or the Business after the Execution Date or the Closing Date.

        4.14    Other Assets.

          (a)   The Active Promotional Materials included in the Purchased Assets constitute all of the advertising, promotional and media materials, including materials containing post-marketing clinical data, that are used exclusively by Seller on the Closing Date for the Distribution of Product in the Territory.

          (b)   Except as set forth in Schedule 1.1(a), the Active Promotional Materials have been reviewed and are currently pre-cleared under 21 CFR 314 Subpart H by the FDA's Division of Drug Marketing, Advertising, and Communications in accordance with the Act. To Seller's Knowledge, the Active Promotional Materials are in compliance with applicable Law.

          (c)   The Product Records included in the Purchased Assets constitute all of the books and records, that are used exclusively for the Product or the Business.

        4.15    Brokers, Etc.    No broker, investment banker, agent, finder or other intermediary acting on behalf of Seller or under the authority of Seller, is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the Transactions.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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        4.16    Disclaimer.    EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR THE OTHER AGREEMENTS:

          (a)   NONE OF SELLER AND ITS OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES MAKES OR HAS MADE ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WRITTEN OR ORAL, AT LAW OR IN EQUITY, IN RESPECT OF THE PURCHASED ASSETS, ASSUMED LIABILITIES, THE PRODUCT OR THE PRODUCT INTELLECTUAL PROPERTY, WHETHER ORALLY OR IN WRITING, IN CERTAIN ELECTRONIC AND PHYSICAL "DATA ROOMS," MANAGEMENT PRESENTATIONS, FUNCTIONAL "BREAK-OUT" DISCUSSIONS, RESPONSES TO QUESTIONS SUBMITTED ON BEHALF OF PURCHASER OR IN ANY OTHER FORM IN EXPECTATION OF THE TRANSACTIONS. ANY SUCH OTHER REPRESENTATION OR WARRANTY IS HEREBY EXPRESSLY DISCLAIMED, INCLUDING ANY IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO (I) MERCHANTABILITY, NON-INFRINGEMENT, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, (II) THE OPERATION OF THE BUSINESS WITH RESPECT TO THE PRODUCT BY PURCHASER AFTER THE CLOSING IN ANY MANNER OTHER THAN AS USED AND OPERATED BY SELLER OR (III) THE PROBABLE SUCCESS OR PROFITABILITY OF THE PRODUCT OR THE BUSINESS AFTER THE CLOSING;

          (b)   NONE OF SELLER OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES WILL HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO PURCHASER OR TO ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO PURCHASER, ITS AFFILIATES OR REPRESENTATIVES OF, OR PURCHASER'S USE OF, ANY INFORMATION RELATING TO THE PRODUCT OR THE BUSINESS, INCLUDING ANY INFORMATION, DOCUMENTS OR MATERIAL MADE AVAILABLE TO PURCHASER, WHETHER ORALLY OR IN WRITING, IN CERTAIN ELECTRONIC AND PHYSICAL "DATA ROOMS," MANAGEMENT PRESENTATIONS, FUNCTIONAL "BREAK-OUT" DISCUSSIONS, RESPONSES TO QUESTIONS SUBMITTED ON BEHALF OF PURCHASER OR IN ANY OTHER FORM IN EXPECTATION OF THE TRANSACTIONS. ANY SUCH OTHER REPRESENTATION OR WARRANTY IS HEREBY EXPRESSLY DISCLAIMED; AND

          (c)   SELLER'S INTERESTS IN THE BUSINESS ARE BEING TRANSFERRED THROUGH THE SALE OF THE PURCHASED ASSETS "AS IS, WHERE IS, WITH ALL FAULTS," AND SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE CONDITION, VALUE OR QUALITY OF THE PURCHASED ASSETS AND THE PROSPECTS (FINANCIAL OR OTHERWISE), RISKS AND OTHER INCIDENTS OF THE PURCHASED ASSETS.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser represents and warrants to Seller as follows:

        5.1    Organization.    Purchaser is a corporation duly organized and validly existing and in good standing under the laws of California. Purchaser is in good standing in each jurisdiction where such qualification is required except for any jurisdiction where failure to so qualify would not have a material adverse effect on Purchaser. Purchaser has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

        5.2    Due Authorization.    Purchaser has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Other Agreements, and the execution and delivery of this Agreement and the Other Agreements and the performance of all of its obligations

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hereunder and thereunder have been duly authorized by Purchaser and, to the extent required by Law, contract or otherwise, its stockholders. No other proceedings on the part of Purchaser are necessary to authorize this Agreement or the Other Agreements.

        5.3    No Conflicts; Enforceability.    The execution, delivery and performance of this Agreement and the Other Agreements by Purchaser (a) are not prohibited or limited by, and will not result in the breach of or a default under, any provision of the certificate of incorporation or bylaws of Purchaser, (b) assuming all of the consents, approvals, authorizations and permits described in Section 5.5 have been obtained and all the filings and notifications described in Section 5.5 have been made and any waiting periods thereunder have terminated or expired, does not conflict with any Law applicable to Purchaser, and (c) does not conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any material agreement or instrument binding on Purchaser or any applicable order, writ, injunction or decree of any court or applicable Governmental Authority to which Purchaser is a party or by which Purchaser is bound or to which any of its Assets is subject, except in the case of clauses (b) and (c) for such prohibitions, limitation, default, notice, filing, permit, authorization, consent, approval, conflict breach or default which would not prevent or delay the consummation by Purchaser of the Transactions. This Agreement and the Other Agreements have been duly executed and delivered by Purchaser, and constitute the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, moratorium, reorganization or other Laws of general application relating to or affecting creditors' rights generally.

        5.4    Litigation.    There is no Action pending or, to Purchaser's Knowledge, threatened that would prevent or delay the consummation by Purchaser of the Transactions or affect the legality, validity or enforceability of this Agreement or the Other Agreements.

        5.5    Consents.    Except for the requisite filings under the HSR Act and the expiration or termination of the waiting period thereunder, the letter to the FDA contemplated by Section 8.6(e), and as may be necessary as a result of any facts or circumstances relating solely to Seller, no notice to, filing with, authorization of, exemption by, or consent of, any Person, including any applicable Governmental Authority, is required for Purchaser to consummate the Transactions, except where the failure to make such filings or notifications, or obtain such consents, approvals, authorizations or permits, would not, individually or in the aggregate, prevent or delay the consummation by Purchaser of the Transactions.

        5.6    Financing.    Purchaser will have sufficient immediately available funds to pay, in cash, the Upfront Payment and all other amounts payable pursuant to this Agreement and the Other Agreements or otherwise necessary to consummate all the Transactions at the time any such payments are due. Upon the consummation of the Transactions, (a) Purchaser will not be insolvent, (b) Purchaser will not be left with unreasonably small capital, (c) Purchaser will not have incurred debts beyond its ability to pay such debts as they mature and (d) the capital of Purchaser will not be impaired in any manner that would prevent or prohibit the consummation by Purchaser of the Transactions.

        5.7    Brokers, Etc.    No broker, investment banker, agent, finder or other intermediary acting on behalf of Purchaser or under the authority of Purchaser, including Ian Ferrier, is or will be entitled to receive from Seller any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the Transactions.

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ARTICLE VI
COVENANTS PRIOR TO CLOSING

        6.1    Conduct of the Product or the Business.

          (a)   Between the Execution Date and the Closing Date, except as otherwise set forth on Schedule 6.1, Seller shall use Commercially Reasonable Efforts to continue and conduct the Business only in, and not take any action except in, the ordinary and usual course of its business and consistent with past practices or as contemplated by this Agreement or the Other Agreements or consented to in writing by Purchaser; provided, however, that Seller may take any action, in its sole discretion, with respect to the Excluded Contracts so long as such action does not result in a Material Adverse Effect; provided further, notwithstanding the foregoing, Purchaser acknowledges and agrees that Seller, in its sole discretion, may terminate, modify, extend and/or amend the terms of the Excluded Contracts identified in items number 1 and 9 of Schedule 2.2(b) so long as such action does not result in a Material Adverse Effect.

          (b)   Between the Execution Date and the Closing Date, except as otherwise set forth on Schedule 6.1 or as contemplated by this Agreement or consented to in writing by Purchaser, Seller shall:

              (i)  pay, discharge or satisfy Liabilities and Actions arising during such period; or

             (ii)  not sell, lease, license or encumber or otherwise voluntarily dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of the Purchased Assets, other than in the ordinary course of business consistent with past practice.

        6.2    Required Approvals and Consents.    As soon as reasonably practicable after the Execution Date, the Parties shall make all filings required to be made in order to consummate the Transactions, including all filings under the HSR Act in accordance with Section 6.3. The Parties shall also cooperate with each other with respect to all filings that Purchaser elects to make.

        6.3    HSR Act.

          (a)   If required pursuant to applicable Law, each Party shall file as soon as practicable, and in any event no later than ten (10) Business Days after the Execution Date a Notification and Report Form under the HSR Act with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice. As deemed advisable, each Party shall respond as promptly as practicable to any inquiries or requests received from any Governmental Authority in the Territory for additional information or documentation. Each Party shall (i) promptly notify the other Party of any communication to that Party or its Affiliates from any Governmental Authority and, subject to applicable Law, permit the other Party or the other Party's counsel to review in advance any proposed written communication to any of the foregoing; (ii) not participate, or permit its Affiliates to participate, in any substantive meeting or discussion with any Governmental Authority in respect of any filings, investigation or inquiry concerning this Agreement unless it consults with the other Party in advance and, to the extent permitted by such Governmental Authority in the Territory, gives the other Party the opportunity to attend and participate thereat; and (iii) with the exception of business documents deemed confidential by Purchaser (including documents submitted as attachments to each of Purchaser's Notification and Report Form under the HSR Act), furnish Seller with copies of all correspondence, filings, and communication (and memoranda setting forth the substance thereof) between Purchaser (its affiliates, and its respective representatives) on the one hand, and any Governmental Authority or members of their respective staffs on the other hand, with respect to this Agreement. Purchaser shall bear sole responsibility for any required HSR Act filing fees.

          (b)   If any administrative, judicial or legislative Action is instituted (or threatened to be instituted) challenging the sale and purchase of the Purchased Assets or any of the Transactions as

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  violative of any anti-competition Law, Purchaser shall in its sole discretion determine whether to contest and resist any such Action, and to seek to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order that is in effect and that restricts, prevents or prohibits the consummation of the Transactions. Seller shall cooperate in a commercially reasonable manner with any such efforts as may be reasonably requested by Purchaser.

        6.4    Transition Activities.    At the Closing, the Parties shall enter into a Transition Services Agreement, to be effective immediately on the Closing Date, providing for the services specified therein pursuant to which Seller shall perform certain transitional services for Purchaser in accordance with the terms thereof.

        6.5    Notifications.    Between the Execution Date and the Closing Date, Seller, on the one hand, and Purchaser, on the other hand, shall promptly notify the other Party in writing of any fact, change, condition, circumstance or occurrence or nonoccurrence of any event of which it is aware that will or is reasonably likely to result in any of the conditions set forth in Article VII becoming incapable of being satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.5 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

        6.6    No Negotiation.    Between the Execution Date and the Closing, Seller shall not directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals, discuss or negotiate with, provide any information to, or consider the merits of any inquiries or proposals from any Person (other than Purchaser) relating to any transaction involving, in whole or in part, the Product or the Business, or that would otherwise compromise Seller's ability to consummate the transactions contemplated in this Agreement and the Other Agreements.

        6.7    Further Assurances; Further Documents.

          (a)   As of the Execution Date, each of the Parties shall use commercially reasonable efforts, (i) to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article VII, as applicable to each of them, (ii) to cause the Transactions to be consummated, and (iii) without limiting the generality of the foregoing, to obtain all consents and authorizations of Third Parties and to make all filings with, and give all notices to, Third Parties that may be necessary or reasonably required on its part in order to consummate the Transactions.

          (b)   Each of Purchaser and Seller shall, and shall cause its respective Affiliates to, at the request of the other Party, execute and deliver to such other Party all such further instruments, assignments, assurances and other documents as such other Party may reasonably request in connection with the carrying out of this Agreement and the Transactions.

ARTICLE VII
CONDITIONS TO CLOSING

        7.1    Conditions Precedent to Obligations of Purchaser and Seller.    The respective obligations of Purchaser and Seller to consummate the Transactions on the Closing Date are subject to the satisfaction or waiver (in accordance with Section 11.8) at or prior to the Closing Date of the following conditions:

          (a)    Litigation.    No preliminary or permanent injunction or other order has been issued by any court or by any applicable Governmental Authority, body or authority which enjoins, restrains, prohibits or makes illegal pursuant to applicable Law the Transactions on the Closing Date.

          (b)    HSR Act.    Any waiting period (and any extension thereof) under the HSR Act applicable to the Transactions has expired or been terminated.

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        7.2    Conditions Precedent to Purchaser's Obligations.    Purchaser's obligations to consummate the Transactions shall be subject to the fulfillment of each of the following additional conditions, any one or more of which may be waived, at Purchaser's sole discretion, in writing by Purchaser:

          (a)    Representations and Warranties.    Each of the representations and warranties of Seller contained in Article IV shall be true and correct as of the Execution Date and as of the Closing Date as though made on and as of the Closing Date (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date).

          (b)    Performance.    Seller shall have performed and complied in all material respects with each of the covenants, agreements and obligations Seller is required to perform under this Agreement on or before the Closing.

          (c)    Officer's Certificate.    Purchaser shall have received a certificate executed by a duly elected, qualified and acting officer of Seller certifying to the satisfaction of the conditions set forth in Sections 7.2(a) and 7.2(b).

          (d)    Other Agreements.    Seller shall have duly executed and delivered to Purchaser the Other Agreements to Purchaser.

        7.3    Conditions Precedent to Seller's Obligations.    Seller's obligation to consummate the Transactions shall be subject to the fulfillment of each of the following additional conditions, any one or more of which may be waived, at Seller's sole discretion, in writing by Seller:

          (a)    Representations and Warranties.    Each of the representations and warranties of Purchaser contained in Article V shall be true and correct as of the Execution Date and as of the Closing Date as though made on and as of the Closing Date (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date).

          (b)    Performance.    Purchaser shall have performed and complied in all material respects with each of the covenants, agreements and obligations Purchaser is required to perform under this Agreement on or before the Closing.

          (c)    Officer's Certificate.    Seller shall have received a certificate executed by a duly elected, qualified and acting officer of Purchaser certifying to the satisfaction of the conditions set forth in Sections 7.3(a) and 7.3(b).

          (d)    Other Agreements.    Purchaser shall have duly executed and delivered the Other Agreements to Seller.

ARTICLE VIII
ADDITIONAL COVENANTS

        8.1    Confidentiality; Publicity.

          (a)   The terms of the Confidentiality Agreement are hereby incorporated in this Agreement as though fully set forth herein and shall apply to any information provided to Seller or Purchaser pursuant to this Agreement. As used in this Section 8.1, the term "Confidential Information" shall have the meaning assigned to such term in the Confidentiality Agreement. Upon the Closing Date, the Confidentiality Agreement shall expire and be of no further force and effect with respect to all Confidential Information relating to the Business, the Purchased Assets or the Assumed Liabilities; provided, however, such expiration of the Confidentiality Agreement shall in no way prejudice or adversely affect Seller's or Purchaser's ability to seek damages, or any other remedy available to Seller or Purchaser, as appropriate, with respect to a violation by such other Party (or its Affiliates or Representatives) of the Confidentiality Agreement prior to or after the Closing Date. Upon and

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  after the Closing Date, the Confidentiality Agreement shall remain in full force and effect pursuant to its terms with respect to all other Confidential Information that does not relate to the Business, the Purchased Assets or the Assumed Liabilities.

          (b)   From and after the Closing Date, all Confidential Information exclusively concerning the Business, the Purchased Assets and the Assumed Liabilities (the "Purchaser Proprietary Information") shall be used by Seller and its Affiliates solely as required to perform its obligations, exercise or enforce its rights under this Agreement (or any Other Agreement), or comply with applicable Law, and for no other purpose. Seller shall not disclose, or permit the disclosure of, any of the Purchaser Proprietary Information to any Person except those Persons to whom such disclosure is necessary to permit Seller to perform its obligations, exercise or enforce its rights under this Agreement (or any Other Agreement), or comply with applicable Law. Seller shall treat, and will cause its Affiliates and the directors, officers, employees, agents, representatives and advisors of Seller or any of their Affiliates to treat, the Purchaser Proprietary Information as confidential, using the same degree of care as Seller normally employs to safeguard its own confidential information from unauthorized use or disclosure, but in no event less than a reasonable degree of care.

          (c)   All Confidential Information obtained by Purchaser (or its Affiliates or representatives) from Seller (or its Affiliates or representatives) other than the Purchaser Proprietary Information (the "Seller Proprietary Information") shall be used by Purchaser solely as required to perform its obligations, exercise or enforce its rights under this Agreement (or any Other Agreement), or comply with applicable Law, and for no other purpose. Purchaser shall not disclose, or permit the disclosure of, any of the Seller Proprietary Information to any Person except those Persons to whom such disclosure is necessary to permit Purchaser to perform its obligations, exercise or enforce its rights under this Agreement (or any Other Agreement), or comply with applicable Law. Purchaser shall treat, and will cause its Affiliates and the directors, officers, employees, agents, representatives and advisors of Purchaser or any of their Affiliates to treat, the Seller Proprietary Information as confidential, using the same degree of care as Purchaser normally employs to safeguard its own confidential information from unauthorized use or disclosure, but in no event less than a reasonable degree of care.

          (d)   Purchaser acknowledges and agrees that Seller (and its Affiliates) may together retain one (1) or more copies of all or part of the documentation (including written or electronic records, files, manuals, filings, etc.), including any Purchaser Proprietary Information contained therein, that it delivers to Purchaser as part of the Purchased Assets, in accordance with the provisions of and solely for the purposes set forth in this Section 8.1; provided, however, that the use of such documentation (including written or electronic records, files, manuals, filings, etc.) does not constitute or otherwise facilitate, directly or indirectly, the use of any Competitive Product or otherwise conflict with the requirements of Section 8.7.

          (e)   In the event either Party is requested pursuant to, or required by, applicable Law to disclose any of the other Party's Confidential Information (including Seller Proprietary Information or Purchaser Proprietary Information, as applicable), it will notify the other Party in a timely manner so that such Party may seek a protective order or other appropriate remedy or, in such Party's sole discretion, waive compliance with the confidentiality provisions of this Agreement. Each Party will cooperate in all reasonable respects, in connection with any reasonable actions to be taken for the foregoing purpose. In any event, the Party requested or required to disclose such Confidential Information may furnish it as requested or required pursuant to applicable Law (subject to any such protective order or other appropriate remedy) without liability hereunder, provided that such Party furnishes only that portion of the Confidential Information which such Party is advised by a reasoned opinion of its counsel is legally required, and such Party exercises reasonable efforts to obtain reliable assurances that confidential treatment will be accorded such Confidential Information.

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          (f)    The Parties shall jointly agree upon the necessity and content of any press release in connection with the Transactions. Any other publication, news release or other public announcement by a Party relating to this Agreement or to the performance hereunder shall first be reviewed and consented to in writing by the other Party; provided, however, that notwithstanding any contrary term contained in the Confidentiality Agreement, (i) any disclosure that is required by Law as advised by the disclosing Party's counsel may be made without the prior written consent of the other Party, (ii) any Party may issue a press release or public announcement if the contents of such press release or public announcement have previously been made public other than through a breach of this Agreement by the issuing Party, without the prior written consent of the other Party, and (iii) Purchaser may make public disclosures in any scientific publication, marketing materials, press release other public announcement in the ordinary course of its business if the contents of such publication relate primarily to the Product itself and not the terms of this Agreement. Other than the disclosures contemplated in clauses (i) through (iii) of the previous sentence, to the extent practicable, the disclosing Party shall give at least three (3) Business Days advance notice of any such legally required disclosure to the other Party, and such other Party may provide any comments on the proposed disclosure during such period and if not practicable, such lesser practicable period, if any. Notwithstanding any contrary term contained in the Confidentiality Agreement, to the extent that either Party determines that it or the other Party is required to file or register this Agreement, a summary thereof or a notification thereof to comply with the requirements of an applicable stock exchange, New York Stock, or NASDAQ regulation or any applicable Governmental Authority, including without limitation the SEC, such Party shall use commercially reasonable efforts to give at least two (2) Business Days advance written notice of any such required disclosure to the other Party. Prior to making any such filing, registration or notification, the Parties shall consult with respect thereto regarding confidentiality. The Parties shall cooperate, each at its own expense, in such filing, registration or notification, including without limitation such confidential treatment request, and shall execute all documents reasonably required in connection therewith.

        8.2    Use of Trade or Service Marks.

          (a)   As of the Closing Date, Seller (or its Affiliate) hereby grants to Purchaser, and Purchaser hereby accepts, a non-exclusive, non-transferable, non-sublicensable, royalty-free license in the Territory to use the Seller Brands, solely to the extent necessary to allow the Purchaser to Distribute the finished Product inventory and use the Promotional Materials and otherwise perform its obligations under this Agreement and the Other Agreements (the "Seller Brand License"). Purchaser acknowledges that the Seller Brand License is being granted solely for transitional purposes and that Purchaser shall use Commercially Reasonable Efforts to as quickly as is reasonably possible to cease its use of the Seller Brands after the Closing Date. Notwithstanding foregoing, the Seller Brand License will terminate (i) with respect to Promotional Materials containing the Seller Brands thirty (30) Business Days after the date upon which Purchaser receives notice from the FDA that Purchaser's promotional materials for Products and/or Product Improvements which do not refer to the Seller Brands have been pre-cleared by the FDA pursuant to 21 CFR 314 Subpart H, and (ii) with respect to packaging and labeling of the Products and/or Product Improvements containing Seller Brands, on the later of, exhaustion of any finished Products labeled with Seller Brands or six (6) months following receipt by Purchaser of labeling approval for Products and/or Product Improvement from the FDA.

          (b)   Purchaser shall not (i) add any other labels or marks to, or otherwise alter, the Seller Brands as used in the Business as of the Closing Date; (ii) change in any way the style of the Seller Brands as used in the Business as of the Closing Date; or (iii) otherwise use the Seller Brands in any manner other than as specifically provided in this Section 8.2.

          (c)   Purchaser acknowledges Seller's (or its Affiliate's) ownership of the Seller Brands, shall do nothing inconsistent with such ownership, agrees that all use of the Seller Brands by Purchaser

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  shall inure to the benefit and be on behalf of the Seller (or its Affiliate), and agrees not to challenge Seller's (or its Affiliate's) title to the Seller Brands. Nothing in this Agreement shall give Purchaser any right, title or interest in the Seller Brands other than the right to use the Seller Brands strictly in accordance with this Section 8.2. All use of the Seller Brands by Purchaser under this Section 8.2 shall conform to the standards followed by the Seller (or its Affiliate) in operating the Business prior to the Closing Date, and upon reasonable notice to Purchaser, Seller (or its Affiliates) shall have the right to review the standards used by Purchaser to operate the Business after the Closing Date to ensure Purchaser's compliance with this requirement related to the Seller Brands. Within ten (10) Business Days of the Execution Date, Seller shall provide Purchaser with written standards which Seller expects Purchaser to adhere to in order for Purchaser to be in compliance with this Section 8.2(c).

          (d)   Purchaser shall not have the right to, and shall not, sublicense, assign, pledge, grant or otherwise encumber or transfer to any Third Party any rights licensed by the Seller (or its Affiliate) to Purchaser under this Section 8.2 without the Seller's prior written consent. The Parties understand and agree that, in addition to all other legal remedies, the Seller (and its Affiliates) shall be entitled to immediate injunctive relief in order to enforce the terms of this Section 8.2.

          (e)   Nothing in this Section 8.2, or any other provision of this Agreement or any provision of the Other Agreements, shall grant the Purchaser any rights in any of Seller's Internet domain names, registrations or applications for registration, or renewals thereof, registered in the United States or any other country or jurisdiction throughout the world, except as such Internet domain names, registrations or applications for registration, or renewals thereof are included as part of the Purchased Assets.

          (f)    Other than as expressly provided in this Section 8.2 or elsewhere in this Agreement or the Other Agreements, Purchaser shall not use or permit any of its Affiliates or distributors to use any of the Seller Brands or any other corporate signs, trademarks or service marks or names now or hereafter owned or used by Seller or any of its Affiliates, other than the Product Intellectual Property on the terms provided herein and in the Other Agreements.

        8.3    Notification of Customers.    Promptly after the Commencement Date, Purchaser and Seller shall, as provided in the Distribution, Supply and Transition Agreement, jointly notify all wholesale distributors of the Product that all purchase orders for the Product received by Seller or any of its Affiliates prior to the Commencement Date but not shipped prior to 11:59 p.m. EST on or prior to the Business Day immediately preceding the Commencement Date will be transferred to Purchaser and that all purchase orders for the Product received after the Closing Date should be sent to Purchaser. Promptly after the Closing Date, Purchaser and Seller shall jointly notify all wholesale distributors of the Product of the transfer of the Purchased Assets to Purchaser.

        8.4    Product Returns, Rebates and Chargebacks.

          (a)    NDC Numbers.    Following the effective date of the Distribution, Supply and Transition Agreement, Purchaser shall obtain its own NDC numbers for Products and shall use Commercially Reasonable Efforts to have in place as soon as reasonably practicable all artwork and resources such that sales of Product after the Commencement Date can be accomplished under the NDC numbers of Purchaser. Purchaser shall use its new NDC numbers on all invoices, orders and other communications with customers and Governmental Authorities as soon as inventory of Products labeled with Purchaser's NDC number have been sold by Purchaser.

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          (b)    Product Returns.

              (i)  From the Effective Date through and including December 31, 2008 ("Seller Return Period"), Seller shall process and be financially responsible for all returns of Product that is labeled with Seller NDC numbers; provided, however that Seller will not be financially responsible for any returns of Product during the Seller Return Period that are due to incorrect shipments of such Product by Purchaser or damaged shipments of such Product by Purchaser, but rather Purchaser will reimburse Seller for all such amounts paid in connection with such Product returns. Purchaser shall process and be financially responsible for all returns of Product labeled with Purchaser NDC numbers irrespective of return period, and for all returns of Product labeled with Seller NDC numbers on or after January 1, 2009. For all Product that is returned to Seller but is the financial responsibility of the Purchaser, Seller will destroy, or cause to be destroyed, all such Product and on the tenth (10th) Business Day of each month, provide to Purchaser a reporting of such Product returns, including documentation sufficient to determine any appropriate customer reimbursement or credit. Purchaser will then process the return according to Purchaser's then-current returned goods policy. To the extent that a Party processes, issues credits or remits payment for returns in respect of Product for which the other Party is financially responsible under this subsection, the other Party shall reimburse such processing or paying Party within thirty (30) days of receipt of invoices that describe the requested payments in reasonable detail, other than amounts that are the subject of bona fide disputes. Returned Product shall not be transferred between the Parties, but instead shall be destroyed by the receiving Party. Each Party shall destroy, or cause to be destroyed, all such returned Product in a manner consistent with applicable Law, and the costs of such destruction shall not be reimbursed.

             (ii)  Neither Party shall instruct, recommend or attempt to induce customers who have previously purchased Product from it to (A) return such Product when that would not otherwise have been the case but for such Party's instructions, recommendations or inducement or (B) delay the return of such Product. For the avoidance of doubt, Purchaser's shipment units of Product to customers in the ordinary course will not be deemed to violate this Section 8.4(b).

          (c)    Government Rebates.    Seller shall process and be financially responsible for all rebates pursuant to any government rebate programs for all Product dispensed to patients with Seller NDC numbers through December 31, 2007. The dispense date shall be deemed to be the dispense quarter as claimed in the rebate submissions by the respective states or the District of Columbia. For Product dispensed with Seller NDC numbers on or after January 1, 2008, Seller shall continue to process government rebates, and Purchaser will reimburse Seller for all such rebates. Purchaser shall process and be financially responsible for all government rebates related to Product labeled with Purchaser NDC numbers. To the extent that a Party processes or remits payment for government rebates in respect of Product for which the other Party is financially responsible under this subsection, the other Party shall reimburse such processing or paying Party within thirty (30) days of receipt of invoices, with corresponding utilization summary reports, that describe the requested payments in reasonable detail, other than amounts that are the subject of bona fide disputes.

          (d)    Commercial Rebates.    Seller shall process and be financially responsible for all commercial rebates related to Product sold by Third Parties through December 31, 2007. Subject to any services required of Seller under the Distribution, Supply and Transition Agreement or Transition Services Agreement, Purchaser shall process and be financially responsible for all commercial rebates related to Product sold by Third Parties on or after January 1, 2008. To the extent that a Party processes, issues credits or remits payment for commercial rebates in respect of Product for which the other Party is financially responsible under this subsection, the other Party shall reimburse such processing or paying Party within thirty (30) days of receipt of invoices that

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  describe the requested payments in reasonable detail, other than amounts that are the subject of bona fide disputes.

          (e)    Chargeback Claims.

              (i)  Seller shall process and be financially responsible for all chargeback claims related to Product sold by Third Parties through December 31, 2007 ("Chargeback Period"), and Purchaser shall process and be financially responsible for all chargeback claims related to Product sold by Third Parties on or after January 1, 2008. Notwithstanding the foregoing, the Parties acknowledge that the VA National Acquisition Center must approve the removal of the Product from Seller's Federal Supply Schedule ("FSS") before the responsibility of processing such chargebacks is transferred from Seller to Purchaser. Until such approval is obtained, Seller shall continue to be responsible for processing the FSS chargebacks claimed under the Seller's NDC numbers after the expiration of the Chargeback Period on Purchaser's behalf, and Purchaser shall reimburse Seller for such chargeback claims. Purchaser and Seller agree that Seller shall have no financial liability for chargeback claims after the Chargeback Period. To the extent that a Party processes, issues credits or remits payment for chargeback claims in respect of Product for which the other Party is financially responsible under this subsection, the other Party shall reimburse such processing or paying Party within thirty (30) days of receipt of invoices that describe the requested payments in reasonable detail, other than amounts that are the subject of bona fide disputes.

          (f)    Medicaid Information.

              (i)  With respect to Product sold by Purchaser after the Commencement Date that bears an NDC number of Seller or any of Seller's Affiliates, Purchaser will deliver to Seller, within fifteen (15) days after the end of each Calendar Quarter or reporting period as designated by the Center for Medicare and Medicaid Services ("CMS") to include the following information: (a) on a quarterly basis, the "Best Price" (as defined under the Social Security Act, 42 USC § 1396r-8(c)(1)(C)) for all Product, identified by NDC number; and (b) on a monthly and quarterly basis, the average manufacturer price ("AMP") (as defined under the Social Security Act, 42 USC § 1396r-8(k)(1)) and the relevant AMP eligible sales dollar amounts, as well as the number of AMP eligible units for all of such Product, each identified by NDC number.

             (ii)  Purchaser agrees to provide to Seller any additional data or other information required for the calculation and reporting of a government mandated price, as well as the calculation of the rebates contemplated in this Section 8.4(f). Purchaser agrees that Seller may use all information described in this Section 8.4(f) in reporting to the CMS. Purchaser further agrees that all Medicaid pricing data described in Section 8.4(f)(iii) that is included in any report to Seller will be calculated utilizing systems, processes, policies, practices and pricing methodologies that comply with the requirements of the Medicaid Rebate Law, the Medicaid Regulations, Purchaser's Medicaid agreement, if any, with the Secretary of Health and Human Services and applicable CMS Medicaid rebate program releases.

            (iii)  Seller will provide Purchaser with all applicable Medicaid pricing data for the Product required to support continued filings with CMS after the transition to Purchaser's NDC number, including, Base Date Average Manufacturer's Price as defined under the Medicaid Rebate Law.

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        8.5    Accounts Receivable.    The Parties acknowledge and agree that all Retained Accounts Receivable shall remain the property of Seller and Seller's Affiliates and shall be collected by Seller or Seller's Affiliates subsequent to the Closing. In the event that, subsequent to the Closing, Purchaser or Purchaser's Affiliates receives any payments from any obligor with respect to an Account Receivable outstanding on the Closing Date, then Purchaser shall within [***] of receipt of such payment remit the full amount of such payment to Seller. In the case of the receipt by Purchaser of any payment from any obligor of both Seller and Purchaser then, unless otherwise specified by such obligor, such payment shall be applied first to amounts owed to Purchaser with the excess, if any, remitted to Seller. In the event that, subsequent to the Closing, Seller or Seller's Affiliates receives any payments from any obligor with respect to an account receivable of Purchaser for any period after the Closing Date, then Seller shall within [***] of receipt of such payment remit the full amount of such payment to Purchaser. In the case of the receipt by Seller of any payment from any obligor of both Seller and Purchaser then, unless otherwise specified by such obligor, such payment shall be applied first to amounts owed to Seller with the excess, if any, remitted to Purchaser.

        8.6    Regulatory Matters.

          (a)   Subject to any obligations of Seller under the Transition Services Agreement, from and after the Closing Date, Purchaser, at its cost, shall be solely responsible and liable for (i) taking all actions, paying all fees and conducting all communication with the applicable Governmental Authority required by Law in respect of the Applicable Permits, including preparing and filing all reports (including adverse drug experience reports) with the applicable Governmental Authority (whether the Product is sold before or after transfer of the Registrations), (ii) taking all actions and conducting all communication with Third Parties with respect to Product sold pursuant to the Registrations (whether sold before or after transfer of the Registrations), including responding to all complaints in respect thereof, including complaints related to tampering or contamination, (iii) investigating all complaints and adverse drug experiences with respect to Product sold pursuant to the Registrations (whether sold before or after transfer of the Registrations), and (iv) carrying out any Phase IV post approval commitment (such as patient surveys) consistent with those described on Schedule 4.10(g) of the Seller Disclosure Schedule. At Purchaser's reasonable request, Seller shall cooperate, at its own expense, in connection with the activities of Purchaser contemplated by this Section 8.6(a).

          (b)   From and after the Closing Date, Seller shall promptly notify the Purchaser of complaints or reports received of an adverse drug experience with respect to the Product.

          (c)   Subject to the terms in the Supply Agreement with respect to Product Manufactured by Seller, from and after the Closing Date, Purchaser, at its cost, shall be solely responsible and liable for conducting all voluntary and involuntary recalls of units of the Product sold pursuant to such Registrations (whether sold before or after transfer of such Registrations), including recalls required by any applicable Governmental Authority and recalls of units of the Product sold by Seller deemed necessary by Seller in its reasonable discretion; provided, however, that Seller shall reimburse Purchaser for the reasonable expenses and costs of conducting recalls relating to Product sold by or on behalf of Seller prior to the Closing, including the costs of notifying customers, the costs associated with shipment of such recalled Product, the price paid for such Product, and reasonable credits extended to customers in connection with the recall, provided that such recall is not attributable to the negligence or willful misconduct of Purchaser in conducting the Business. Seller promptly shall notify Purchaser in the event that a recall of the Product sold by Seller is necessary, and at Purchaser's reasonable request, Seller shall cooperate, at its own expense, in connection with any such recall.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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          (d)   To the extent not otherwise previously completed pursuant to Sections 3.2(a)(ii) or 3.2(a)(iii), Seller shall, within fifteen (15) days of the Closing Date, notify the FDA of the transfer of the Registrations to Purchaser in accordance with all applicable Laws.

          (e)   To the extent not otherwise previously completed pursuant to Section 3.2(b)(iv), Purchaser shall, within fifteen (15) days of the Closing Date, notify the FDA of its assumption of the Registrations from Seller in accordance with applicable Laws.

        8.7    Non-Compete.    Except as to Seller and its Affiliates as required in the Other Agreements and as to Purchaser and its Affiliates with respect to Product and as provided in this Agreement, neither Seller nor Purchaser nor any of their respective Affiliates, for a period commencing on the Execution Date and ending on [***], shall, directly or indirectly, Manufacture or Distribute a Competitive Product in the Territory. In addition, Seller agrees that neither it, nor any of its Affiliates, will utilize the information on the Clinical Trial Database to conduct any analysis of the safety or efficacy of the Product without the prior consent of Purchaser, which consent will not be unreasonably withheld; however, Purchaser acknowledges and agrees that Seller and its Affiliates may, without the prior consent of Purchaser, utilize any information on the Clinical Trial Database for any other purpose whatsoever, including in connection with (i) any litigation relating to the Product and/or Business inside and outside of the Territory, and/or (ii) submitting and/or maintaining any regulatory or governmental filings/approvals for Product outside of the Territory, including responding to correspondence or inquiries from regulatory or other governmental authorities. Without limiting the foregoing covenant, in the event Seller, Purchaser or their respective Affiliate proposes to acquire any business (or assets) that includes a Competitive Product which represent [***] percent ([***]%) or more of the net sales of the acquired business or assets, Seller or Purchaser or their respective applicable Affiliate (the "Acquiring Party"), must divest the Competitive Product within [***] from the effective date of the closing of the acquisition. If Seller, Purchaser or any of their respective Affiliates is acquired by or merges with a Third Party that has a Competitive Product, neither the applicable Party nor any of its Affiliates will have any obligations under this Section 8.7 with respect to such Competitive Product; provided, that, the division, subsidiary or business group of the surviving party in such change of control that pursues such Competitive Product shall not have access to, and shall not refer to, rely upon or use in any manner, the Purchased Assets.

        8.8    Ex-U.S. Rights.    Purchaser shall have the right of first refusal to acquire or license any assets and rights of Seller relating exclusively to the Product for countries and jurisdictions outside the Territory ("Ex-U.S. Rights"). In the event Seller and Purchaser fail to agree on the sale or license of the Ex-U.S. Rights, then following [***] after commencement of negotiation with Purchaser, Seller shall be permitted to sell or license the Ex-U.S. Rights to a Third Party on terms no more favorable, in the aggregate, to the Third Party than those offered by Seller to Purchaser.

        8.9    Tax Matters.

          (a)   To the extent that the transactions contemplated by this Agreement and the Other Agreements result in any Liabilities arising from the application of any applicable state or local "bulk sales" or similar Laws (including any requirement to withhold any amount from payment of the Purchase Price applicable to the sale of the Purchased Assets to Purchaser by Seller), regardless of whether those Liabilities are imposed upon Purchaser or Seller, and regardless of any action or failure to act by either Purchaser or Seller, the Parties agree that Seller shall be solely responsible for such Liabilities. Notwithstanding any other provision to the contrary herein, Seller hereby agrees to indemnify, defend and hold harmless Purchaser and the other Purchaser Indemnitees from and against any and all such Liabilities.

          (b)   Purchaser and Seller each recognize their mutual obligations pursuant to Section 1060 of the Code to timely file an initial and appropriate supplemental IRS Form 8594 with each of their

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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  respective federal income Tax Returns (the "Asset Acquisition Statement"). Accordingly, Purchaser and Seller agree to cooperate in good faith in the preparation of the Asset Acquisition Statement for timely filing in each of their respective U.S. federal income Tax Returns in accordance with a written statement (the "Statement of Allocation"), setting forth an allocation of the Purchase Price (which for such purpose shall be increased by the amount of the Assumed Liabilities and any other amounts as allowed under the Code and/or Treasury Regulations) between and among each item of the Purchased Assets, covenants and license rights (as applicable for each Statement of Allocation) in accordance with the provisions of Section 1060 of the Code and the Treasury Regulations. Within thirty (30) days after the Closing Date, Purchaser shall prepare and deliver to Seller a proposed Statement of Allocation. If Seller approves the Statement of Allocation, then, unless otherwise prohibited by Law, all federal, state and local income Tax Returns of Purchaser and Seller shall be filed consistently with the allocations made pursuant to the Statement of Allocation and as set forth in the Asset Acquisition Statement. If Seller does not approve the Statement of Allocation, Purchaser and Seller shall make good faith efforts to agree on the allocation of the consideration between and among each item of the Purchased Assets, covenants and license rights. If Purchaser and Seller, after good faith negotiations, cannot agree on the allocation of the consideration within one hundred and twenty (120) days following the Closing Date, then no Statement of Allocation shall be prepared, and each Party shall prepare and file its Tax Returns in accordance with its own allocations.

          (c)   In the event that Purchaser and/or Escrow Agent determines in good faith that Taxes must be withheld as required by a Governmental Authority on amounts due Seller under this Agreement or the Other Agreements, Purchaser and/or Escrow Agent shall notify Seller of the Taxes required to be withheld, deduct such amount from any amounts due to Seller under this Agreement or the Other Agreements, remit such amounts to the appropriate Governmental Authority, and supply Seller with a receipt or other available evidence showing payment of such Taxes to the appropriate Governmental Authority. To the extent that such amounts are withheld by Purchaser and/or Escrow Agent, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to Seller.

          (d)   Seller and Purchaser shall provide reasonable cooperation and information to each other in connection with (i) the preparation or filing of any Tax Return, amended Tax Return, Tax election, Tax consent or certification, or any claim for a Tax refund, (ii) any determination of liability for Taxes, and (iii) any audit, examination or other proceeding in respect of Taxes related to the Business. Any information obtained under this Section 8.9 shall be kept confidential pursuant to Section 8.1, except as may be otherwise necessary in connection with the filing of Tax Returns, claims for a Tax refund or in conducting any audit, examination or other proceeding in respect of Taxes.

          (e)   All non-U.S. Transfer Taxes (including any Tax arising solely as a result of any of the Business or the Purchased Assets being transferred from a non-U.S. jurisdiction to Purchaser pursuant to this Agreement or the Other Agreements) shall be paid by the Seller and all U.S. Transfer Taxes shall be paid [***] by the Purchaser and Sellers, and each Party shall make all Commercially Reasonable Efforts and take such Commercially Reasonable Efforts to avail itself of all available exemptions to or reductions of such Transfer Taxes.

          (f)    Purchaser and Seller agree, upon request, prior to the Closing Date and for a period of [***] following Closing Date, to use their Commercially Reasonable Efforts to obtain any certificate or other document from any Government Authority or other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed with respect to the Transactions.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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          (g)   Each Party (or their respective Affiliates) shall be responsible for and shall pay all Taxes payable on any payments made to such Party by the other Party (or their respective Affiliates), except as is otherwise set forth in this Agreement.

          (h)   To the extent not otherwise allocated in this Agreement, Seller shall be responsible for and shall promptly pay when due all Taxes levied with respect to the Business and the Purchased Assets attributable to any Pre-Closing Tax Period. All such Taxes levied with respect to the Business and the Purchased Assets for any Straddle Period (collectively, the "Apportioned Obligations") shall be apportioned between Purchaser and Seller based on the number of days (including the portion of the Closing Date) of such Tax Period included in the Pre-Closing Tax Period and the number of days (including the portion of the Closing Date) of such Tax Period included in the Post-Closing Tax Period. Seller shall be liable for the proportionate amount of such Taxes attributable to the Business and the Purchased Assets that is attributable to the Pre-Closing Tax Period, and Purchaser shall be liable for the proportionate amount of such Taxes that is attributable to the Post-Closing Tax Period. Upon receipt of any bill for such Taxes relating to the Business and the Purchased Assets, Purchaser and/or Seller, as applicable, may present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 8.9(h) together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within ten (10) days after delivery of such statement. In the event that Purchaser or Seller shall make any payment for which it is entitled to reimbursement under this Section 8.9(h), the applicable party shall make such reimbursement promptly but in no event later than ten (10) days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement.

          (i)    Any dispute, controversy, or claim between Seller, on the one hand, and Purchaser, on the other hand, arising out of or relating to the provisions of this Agreement that relates to Taxes that cannot be resolved by negotiations between Seller and Purchaser shall be submitted to Accountants for resolution. Accountants shall control the proceedings related to the dispute resolution and may request such evidence and information as it deems necessary. The resolution reached by Accountants shall be binding on the Seller and Purchaser and their respective affiliates. The expenses of Accountants shall be borne equally by Seller, on the one hand, and Purchaser, on the other hand.

ARTICLE IX
TERMINATION AND SURVIVAL

        9.1    Termination.

          (a)   This Agreement may be terminated at any time before the Closing Date by mutual written consent of Purchaser and Seller; or

          (b)   This Agreement may be terminated by Seller before the Closing Date, in writing, if:

              (i)  (A) any representation or warranty of Purchaser set forth in this Agreement shall have become untrue or Purchaser has breached any covenant or agreement of Purchaser set forth in this Agreement, and (B) such breach or misrepresentation is not capable of being cured within thirty (30) days of notice from Seller; or

             (ii)  a material breach of any provision of this Agreement has been committed by Purchaser, such breach has not been waived by Seller and such breach is not cured by

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    Purchaser within thirty (30) days after written notice thereof or, in the reasonable determination of Seller, is incapable of being cured by Purchaser.

          (c)   This Agreement may be terminated by Purchaser before the Closing Date, in writing, if:

              (i)  (A) any representation or warranty of Seller set forth in this Agreement shall have become untrue or Seller has breached any covenant or agreement of Seller set forth in this Agreement, and (B) such breach or misrepresentation is not capable of being cured within thirty (30) days of notice from Purchaser;

             (ii)  a material breach of any provision of this Agreement has been committed by Seller, such breach has not been waived by Purchaser and such breach is not cured by Seller within thirty (30) days after written notice thereof or, in the reasonable determination of Purchaser, is incapable of being cured by Seller; or

            (iii)  upon occurrence of a Material Adverse Effect (except where such Material Adverse Effect results from any negligent or willful misconduct of Purchaser with respect to the Product or Business, including under the Distribution, Supply and Transition Agreement);

            (iv)  the labeling for the Product is changed in a manner that has a material adverse effect upon such Product's competitive position in the market sector (except where such labeling change is caused by the negligence or willful misconduct of Purchaser with respect to the Product or Business);

             (v)  the Product is withdrawn, recalled or the sale of the Product is otherwise suspended or halted in the Territory (except where such withdrawal, recall or halting or suspension of Product sales is caused by any negligent or willful misconduct of Purchaser with respect to the Product or Business, including under the Distribution, Supply and Transition Agreement); or

            (vi)  the Parties have not received any required Governmental Approvals necessary to Close or the notice period under the HSR Act has not lapsed or been terminated prior to the Closing.

          (d)   This Agreement shall be automatically terminated with no further action of the Parties if the Closing does not occur on or before January 31, 2008.

        9.2    Procedure and Effect of Termination.    Upon termination of this Agreement by Seller or Purchaser pursuant to Section 9.1, written notice thereof shall forthwith be given to the other Party, and this Agreement shall terminate and shall forthwith become void and there shall be no liability or obligation on the part of the Parties or their respective Representatives. Termination of this Agreement shall terminate all outstanding obligations and liabilities between the Parties arising from this Agreement except those described in: (i) Section 8.1, this Article IX and Article X; (ii) the Confidentiality Agreement; and (iii) any other provisions of this Agreement which by their nature are intended to survive any such termination. Termination of this Agreement prior to the Closing, including by the Parties pursuant to Section 9.1(a), by Seller pursuant to Section 9.1(b), by Purchaser pursuant to Section 9.1(c) or automatically pursuant to Section 9.1(d) shall, in turn, terminate the Escrow Agreement, and the Upfront Payment and all accrued interest and other earnings thereon shall be disbursed by the Escrow Agent to Purchaser as more particularly described in the Escrow Agreement.

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ARTICLE X
INDEMNIFICATION AND DISPUTE RESOLUTION

        10.1    Indemnification.

          (a)    Seller's Indemnification Obligations.    Subject to Section 10.1(b), Seller shall indemnify, defend and hold harmless Purchaser and its Affiliates and their respective officers, directors, agents, and employees (collectively, the "Purchaser Indemnitees") from and against any and all Liabilities, paid or payable by any Purchaser Indemnitee (collectively, "Purchaser Losses") to the extent that such Purchaser Losses are based on, result from, or arise in connection with (a "Purchaser Claim"):

              (i)  any Excluded Liability (collectively, "Excluded Liability Claims");

             (ii)  any Liability arising from any breach of the representations and warranties set forth in Sections 4.1, 4.2, 4.4(a) or 4.5(a) or 4.5(b) (collectively, "Fundamental Representation Claims");

            (iii)  any Liability of Seller or its Affiliates for Taxes, including Taxes arising from their respective activities, assets and events, circumstances and transactions on or prior to the Closing Date and any breach of the representations and warranties set forth in Section 4.8 and any covenant with respect to Taxes or tax related matters, including bulk sales laws, set forth herein or in any Other Agreement, including Section 8.9 of this Agreement (collectively, "Tax Claims");

            (iv)  any Liability arising from fraud, intentional misrepresentation or the cause or Knowledge of a deliberate or willful breach of any representations, warranties or covenants of Seller under this Agreement or in any agreement, document, certificate, schedule or exhibit delivered pursuant hereto (collectively, "Fraud Claims"); and

             (v)  other than Excluded Liability Claims, Fundamental Representation Claims, Tax Claims and Fraud Claims, any Liability arising from any other breach of any representation, warranty or covenant of Seller under this Agreement or any act or omission by Seller or its Affiliates, which constitutes negligence, recklessness, gross negligence, or willful misconduct on the part of a Seller Indemnitee (collectively, "General Claims");

  provided, however, that Seller shall not be obligated to indemnify, defend or hold harmless any Purchaser Indemnitee under this Section 10.1(a) from any Purchaser Claim or for any Purchaser Losses incurred by a Purchaser Indemnitee to the extent arising out of or attributable to: (A) any act or omission by a Purchaser Indemnitee, which constitutes negligence, recklessness, gross negligence, or willful misconduct on the part of such Purchaser Indemnitee, or (B) the breach of any representation or warranty made by Purchaser or a Purchaser Indemnitee in this Agreement (or an Other Agreement), or (C) any failure of Purchaser or a Purchaser Indemnitee duly to perform or observe any provision, obligation, covenant or agreement to be performed or observed by Purchaser or a Purchaser Indemnitee pursuant to this Agreement (or an Other Agreement), or (D) the Assumed Liabilities.

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          (b)    Limitations on Seller's Indemnification Obligations.    The Liability of Seller to provide any indemnification to any Purchaser Indemnitee and the right of the Purchaser Indemnitees to indemnification under Section 10.1(a) shall be subject to the following provisions:

              (i)  no claims for indemnification shall be made under this Agreement against Seller, and no indemnification shall be payable to any Purchaser Indemnitees, with respect to General Claims after the date which is [***] following the Closing Date;

             (ii)  no claims for indemnification shall be made under this Agreement against Seller, and no indemnification shall be payable to any Purchaser Indemnitees, with respect to any Tax Claim after the date that is [***] days after expiration of all applicable statutes of limitation with respect to such Tax Claim;

            (iii)  no claims for indemnification shall be made under this Agreement against Seller, and no indemnification shall be payable to any Purchaser Indemnitees, with respect to Fundamental Representation Claims upon [***]; and

            (iv)  claims for indemnification with respect to Excluded Liability Claims and Fraud Claims made under this Agreement shall not be subject to any of the limitations set forth in this Section 10.1(b).

          (c)    Purchaser's Indemnification Obligations.    Purchaser shall indemnify, defend and hold harmless Seller and its Affiliates and their respective officers, directors, agents and employees (collectively, the "Seller Indemnitees") from and against any and all Liabilities paid or payable by any Seller Indemnitee (collectively, "Seller Losses") to the extent that such Seller Losses are based on, result from, or arise in connection with (a "Seller Claim"): the Assumed Liabilities after the Closing or breach of Purchaser's representations and warranties set forth in Article V and any covenant with respect to Taxes or tax related matters set forth herein or in any Other Agreement, including Section 8.9 of this Agreement ("Purchaser Tax Obligations"); provided, however, that Purchaser shall not be obligated to indemnify, defend or hold harmless any Seller Indemnitee under this Section 10.1(c) from any Seller Claim or for any Seller Losses incurred by a Seller Indemnitee to the extent arising out of or attributable to: (A) any act or omission by a Seller Indemnitee, which constitutes negligence, recklessness, gross negligence, or willful misconduct on the part of such Seller Indemnitee, or (B) the breach of any representation or warranty made by Seller or a Seller Indemnitee in this Agreement (or an Other Agreement), or (C) any failure of Seller or a Seller Indemnitee to duly to perform or observe any provision, obligation, covenant or agreement to be performed or observed by Seller or a Seller Indemnitee pursuant to this Agreement (or an Other Agreement), or (D) the Excluded Liabilities.

          (d)    Limitations on Purchaser's Indemnification Obligations.    The Liability of Purchaser to provide any indemnification to any Seller Indemnitees and the right of the Seller Indemnified Parties to indemnification under Section 10.1(c) shall be subject to the following provisions:

              (i)  no claims for indemnification shall be made under this Agreement against Purchaser, and no indemnification shall be payable to any Seller Indemnitees, with respect to a breach of any representation and warranty in Sections 5.1 or 5.2 after the date that is [***];

             (ii)  no claims for indemnification shall be made under this Agreement against Purchaser, and no indemnification shall be payable to any Seller Indemnitees, with respect to a breach of any other representation and warranty or any covenant of Purchaser under this Agreement or any act or omission by Purchaser or its Affiliates which constitutes negligence, recklessness,

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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    gross negligence or willful misconduct on the part of a Purchaser Indemnitee, after a date which is [***];

            (iii)  no claims for indemnification shall be made under this Agreement against Purchaser, and no indemnification shall be payable to any Seller Indemnitees, with respect to any Purchaser Tax Obligations after the date that is [***] days after the expiration of all applicable statutes of limitation with respect to such Purchaser Tax Obligations; and

            (iv)  claims for indemnification with respect to Assumed Liabilities or any Liability arising from fraud, intentional misrepresentation or the cause or Knowledge of a deliberate or willful breach of any representations, warranties or covenants of Purchaser under this Agreement or in any agreement, document, certificate, schedule or exhibit delivered pursuant shall not be subject to any of the limitations set forth in this Section 10.1(d).

          (e)    Further Limitations on Indemnification Obligations.

              (i)  Purchaser shall not be entitled to receive any indemnification payments under Section 10.1(a) unless and until the aggregate amount of all indemnifiable Purchaser Losses equals [***] dollars ($[***]) (the "Indemnification Basket"), whereupon Purchaser shall be entitled to receive in full indemnity payments for all such Purchaser Losses; provided, that the maximum aggregate amount of indemnification payments under Section 10.1(a) to which Purchaser shall be entitled (i) commencing on the [***] of the Closing Date to and including the date immediately prior to the [***] of the Closing Date, shall not exceed [***] percent ([***]%) of the [***] and (ii) commencing on the [***] of the Closing Date and [***], shall not exceed [***] percent ([***]%) of the [***] (each, the "Indemnification Cap"); provided further that, to the extent the indemnifiable Purchaser Losses are in excess of the Indemnification Cap, Purchaser may offset from Seller's [***] up to [***] percent ([***]%) of such Purchaser Losses after deduction of the applicable Indemnification Cap.

             (ii)  Neither the Indemnification Basket nor the Indemnification Cap shall apply with respect to Purchaser Losses for any claims made (A) in connection with Section 4.2, Excluded Liability Claims, Tax Claims, and Fraud Claims; or (B) during the [***] following the Closing Date.

        10.2    Indemnification Procedures.

          (a)   Each indemnified Party shall notify the indemnifying Party in writing (and in reasonable detail) of the claim within ten (10) Business Days after receipt by such indemnified Party of notice of the Purchaser Claim or Seller Claim, as the case may be, or otherwise becoming aware of the existence or threatened existence thereof (such Purchaser Claim or Seller Claim being referred to as a "Claim"). Failure to give such notice shall not constitute a defense, in whole or in part, to any Claim by an indemnified Party hereunder except to the extent the rights of the indemnifying Party are materially prejudiced by such failure to give notice. The indemnifying Party shall notify the indemnified Party of its intentions as to defense of the Claim or potential Claim in writing within ten (10) Business Days after receipt of notice of the Claim;

          (b)   With respect to any Third Party Claim, the indemnifying Party shall assume exclusive control of the defense and settlement (including all decisions relating to litigation, defense and appeal) of any such Claim (so long as it has confirmed its indemnification obligation responsibility to such indemnified Party under this Section 10.2(b) with respect to a given Claim); provided, however, that the indemnifying Party may not settle such Claim in any manner that would require payment by the indemnified Party, or would materially adversely affect the rights granted to the indemnified Party hereunder, or would materially conflict with the terms of this Agreement (or an Other Agreement), or, in the case of a Purchaser Indemnified Party only, adversely affect the

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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  Purchased Assets in or outside the Territory, without first obtaining the indemnified Party's prior written consent, which consent shall not be unreasonably withheld; and

          (c)   With respect to any Third Party Claim, the indemnified Party shall reasonably cooperate with the indemnifying Party in its defense of the Claim (including, without limitation, making documents and records available for review and copying and making Persons within its control available for pertinent testimony in accordance with the confidentiality provisions of Section 8.1, and neither Party shall be required to divulge privileged material to the other) at the indemnifying Party's expense solely with respect to out-of-pocket expenses incurred by the indemnified Party (but excluding internal costs and expenses, including employee time or other internal overhead costs). With respect to any Third Party Claim, if the indemnifying Party assumes defense of the Claim, an indemnified Party may participate in, but not control, the defense of such Claim using attorneys of its choice and at its sole cost and expense, with such cost and expense not being covered by the indemnifying Party. With respect to any Third Party Claim, an indemnifying Party shall have no obligation or liability under this Article X as to any Claim for which settlement or compromise of such Claim or an offer of settlement or compromise of such Claim is made by an indemnified Party without the prior written consent of the indemnifying Party, which consent shall not be unreasonably withheld. With respect to any Third Party Claim, if an indemnifying Party notifies the indemnified Party in writing that it will not defend the indemnified Party against such a Claim asserted against the indemnified Party, or if the indemnifying Party assumes the defense of the Claim in accordance with Section 10.2(b) yet fails to defend or take other reasonable, timely action, in response to such Claim asserted against the indemnified Party, the indemnified Party shall have the right to defend or take other reasonable action to defend its interests in such proceedings, and shall have the right to litigate, settle or otherwise dispose of any such Claim; provided, however, that no Party shall have the right to settle a Claim in a manner that would adversely affect the rights granted to the other Party hereunder, or would materially conflict with this Agreement, or would require a payment by the other Party, or, in the case of a Purchaser Indemnified Party only, adversely affect the Product in or outside the Territory, without the prior written consent of the Party entitled to control the defense of such Claim.

        10.3    Sole Remedy.    Each Party acknowledges and agrees that its sole and exclusive remedy after the Closing with respect to any and all claims and causes of action under this Agreement (other than (i) rights, claims and causes of action under or that are reasonably related to the Other Agreements and (ii) claims of, or causes of action arising from fraud, intentional misrepresentation, willful misconduct, other tortious acts, or relating to breaches of covenants requiring performance after the Closing Date) shall be pursuant to the indemnification provisions set forth in this Section 10. In furtherance of the foregoing, each Party hereby waives, from and after the Closing, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action under this Agreement (other than (i) rights, claims and causes of action under or that are reasonably related to the Other Agreements and (ii) claims of, or causes of action arising from, fraud, intentional misrepresentation, willful misconduct, other tortious acts, or relating to breaches of covenants requiring performance after the Closing Date) it may have against the other Party arising under or based upon any applicable Law or arising under or based upon common law or otherwise (except pursuant to the indemnification provisions set forth in Section 10.1(a) or 10.1(c), as applicable).

        10.4    Dispute Resolution.    Except as set forth in Section 2.8, if a dispute or controversy regarding any right or obligation under this Agreement (or an Other Agreement) arises between the Parties, the Parties will seek to resolve such dispute or controversy or failure to agree by good faith negotiation between the Executives, to be commenced promptly after such dispute or controversy or failure to agree arises. If such dispute or controversy or failure to agree is not resolved by such negotiation within thirty (30) days after written notice by one Party to the other, each Party shall be free to pursue such other course of action available to such Party.

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        10.5    Limitation on Liability.    EXCEPT AS SET FORTH IN SECTION 10.1(a) AND SECTION 10.1(c) AND WITH RESPECT TO THIRD PARTY CLAIMS, IN NO EVENT SHALL EITHER PARTY, ITS DIRECTORS, TRUSTEES, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, PUNITIVE, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, A PRODUCT CLAIM, OR OTHERWISE ARISING OUT OF OR RELATED TO THIS AGREEMENT.

ARTICLE XI
MISCELLANEOUS

        11.1    Assignment; Binding Effect.    This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided, however, that either Party may assign this Agreement and its rights and obligations hereunder without the other Party's consent (a) in connection with the transfer or sale of all or substantially all of such Party's business to which this Agreement relates to a Third Party, whether by merger, sale of stock, sale of assets, license, sublicense or otherwise, or (b) to any Affiliate of such Party, including any successor in interest by way of any reincorporation or other reorganization.

        11.2    Survival of Representations and Warranties.    Each of the representations and warranties contained in this Agreement and the certificates delivered by Seller and Purchaser pursuant to Sections 3.2(a)(iv) and 3.2(b)(v) shall survive the Closing, provided, however, that such representations and warranties shall expire on the same dates, if any, as and to the extent that the rights to indemnification with respect thereto under Section 10.1(b) or 10.1(c) shall expire.

        11.3    Expenses.    Except as otherwise specified herein, each Party shall bear its own expenses with respect to the Transactions.

        11.4    Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when received if delivered personally, (b) when transmitted, if telecopied (which is confirmed), (c) upon receipt, if sent by registered or certified mail (postage prepaid, return receipt requested) and (d) the day after it is sent, if sent for next-day delivery to a domestic address by overnight mail or courier, to the Parties at the following addresses:

    If to Seller, to:

      SmithKline Beecham Corporation d/b/a GlaxoSmithKline
      5 Moore Drive
      Research Triangle Park, North Carolina 27709
      Attention: Senior Vice President, US Pharmaceuticals RTP
      Facsimile: (919) 315-3183

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      Glaxo Group Limited
      Glaxo Wellcome House
      Berkeley Avenue
      Greenford, Middlesex
      England UB6 0NN
      Attention: The Company Secretary
      Facsimile: 44 208 047 6905

      With copies sent concurrently to:

      SmithKline Beecham Corporation d/b/a GlaxoSmithKline
      2301 Renaissance Boulevard
      King of Prussia, PA 19406-2772
      Vice President and Associate General Counsel, Business Development Transactions Team
      Facsimile: (610) 787-7084

    If to Purchaser, to:

      Prometheus Laboratories Inc.
      9410 Carroll Park Drive
      San Diego, CA 92121
      Attn: President
      Facsimile: (858) 410-1945

      With copies sent concurrently to:

      Prometheus Laboratories Inc.
      9410 Carroll Park Drive
      San Diego, CA 92121
      Attn: Legal Department
      Facsimile: (858) 332-3393

provided, however, that if any Party shall have designated a different address by notice to the others, then to the last address so designated.

        11.5    Severability.    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, such determination shall not affect the enforceability of any others or of the remainder of this Agreement; and in connection with such term, provision, covenant or restriction of this Agreement which is held invalid, void, unenforceable or against regulatory policy, the Parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid term, provision, covenant or restriction and, absent any agreement by the Parties, such court of competent jurisdiction or other authority shall substitute therefore such term, provision, covenant or restriction as is legal, valid and enforceable but otherwise similar to the invalid term, provision, covenant or restriction.

        11.6    Entire Agreement.    This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by all of the Parties hereto. This Agreement, the Other Agreements and the Confidentiality Agreement contain the entire agreement of the Parties hereto with respect to the Transactions, superseding all negotiations, prior discussions and preliminary agreements made prior to the date hereof.

        11.7    No Third Party Beneficiaries.    This Agreement is solely for the benefit of the Parties hereto and their respective Affiliates and no provision of this Agreement shall be deemed to confer upon any Third Parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

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        11.8    Waiver.    The failure of any Party to enforce any condition or part of this Agreement at any time shall not be construed as a waiver of that condition or part, nor shall it forfeit any rights to future enforcement thereof.

        11.9    Governing Law; Jurisdiction.    This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by the law of the State of New York without regard to conflict of law principles that would result in the application of any Law other than the Law of the State of New York. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Supreme Court of the State of New York, and any appellate court from any thereof, in any Action arising out of or relating to this Agreement, the Other Agreements, the Transactions or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (a) agrees not to commence any such Action except in such courts, (b) agrees that any claim in respect of any such Action may be heard and determined in the Supreme Court of the State of New York, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action in the Supreme Court of the State of New York, and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such Action in the Supreme Court of the State of New York. Each of the Parties hereto agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.4. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by Law.

        11.10    Injunctive Relief.    Notwithstanding anything to the contrary in this Agreement, either Party will have the right to seek temporary injunctive relief in any court of competent jurisdiction as may be available to such Party under the laws and rules applicable in such jurisdiction with respect to any matters arising out of the other Party's performance of its obligations under this Agreement. Either Party agrees that in the event the other Party institutes an appropriate Action seeking injunctive/equitable relief for specific performance under this Agreement, the Party seeking such relief shall not be required to provide the other Party with service of process of a complaint and summons under the procedures set forth in any Canadian or other non-United States judicial process or system. Under such circumstances, the Party seeking such relief need only provide the other Party with two copies of a true, correct and lawfully issued summons and complaint, via FedEx (priority delivery).

        11.11    Amendment.    Any amendment, modification or supplement of or to any provision of this Agreement, including the Schedules hereto, shall be effective only in a writing and signed by a duly authorized officer of suitable title of all Parties hereto. The Parties hereto waive the right to amend the provisions of this Section 11.11 orally.

        11.12    Headings.    The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

        11.13    Counterparts.    This Agreement may be executed manually or by facsimile by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Party.

        11.14    Schedules.    Purchaser agrees that any disclosure by Seller in any Schedule attached hereto shall not establish any threshold of materiality or concede the materiality of any matter or item disclosed.

        11.15    Construction.    The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement.

* * * * * * * * * * *

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        IN WITNESS WHEREOF, the Parties hereto have caused this Asset Purchase and Sale Agreement to be executed by their respective duly authorized officers as of the Execution Date.

SMITHKLINE BEECHAM CORPORATION d/b/a GLAXOSMITHKLINE
By:	/s/ DONALD F. PARMAN
Name: Donald F. Parman Title: Vice President & Secretary
GLAXO GROUP LIMITED
By:	/s/ VICTORIA WHYTE
Name:	Victoria Whyte For and on behalf of Glaxo Group Limited Title: Corporate Director
PROMETHEUS LABORATORIES INC.
By:	/s/ JOSEPH M. LIMBER
Name: Joseph M. Limber Title: President and Chief Executive Officer

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EXHIBIT A

ASSIGNMENT OF COPYRIGHTS

        THIS ASSIGNMENT OF COPYRIGHTS (this "Assignment") is made as of the day of                                    , 2007 by SmithKline Beecham Corporation d/b/a GlaxoSmithKline, a corporation organized under the laws of the Commonwealth of Pennsylvania, having a place of business at One Franklin Plaza, Philadelphia, PA 19101 and Glaxo Group Limited, a company organized and existing under the laws of England and Wales, having offices located at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 0NN, England (the "Assignors") to Prometheus Laboratories Inc., a corporation organized under the laws of the state of California, having a place of business at 9410 Carroll Park Drive, San Diego, CA 92121 ("Assignee").

        WHEREAS, Assignors are entering into an Asset Purchase and Sale Agreement (the "APA") contemporaneously with the execution of this Assignment;

        WHEREAS, among the assets to be transferred by Assignors to Assignee under the APA are the copyrights set forth in Schedule I attached hereto (the "Works"), specifically excluding the Seller Brands as defined in the APA and specifically excluding any copyrights to the Promotional Materials Artwork set forth in Schedule II and the Website Artwork set forth in Schedule III;

        WHEREAS, Assignors warrant that they own all rights, title and interests in the Works and Assignors desire to assign all rights, title, and interests in and to the Works to Assignee ("All Rights in the Works"); and

        WHEREAS, Assignee desires to accept this Assignment in All Rights in the Works, including the U.S. Copyrights.

        NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignors do hereby sell, assign, set over and transfer to Assignee All Rights in the Works. The rights of Assignee at common law and/or to the end of the term or terms of which registration of the Works may be granted or renewed are to be held and enjoyed by Assignee for Assignee's own use and enjoyment, and for the use and enjoyment of its successors, assigns and other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignors if this Assignment and sale had not been made; including all claims for royalties for licensing of the Marks and damages by reason of past infringement(s) of the Works, with the right to sue for and collect the same for its own use and benefit, for the use, benefit and on behalf of its successors, assigns and other legal representatives; and further including the exercise of such rights in all media and by any manner and means now known or hereafter devised. Assignors hereby waive all rights of attribution and integrity in and to the Works for all purposes in accordance with Section 106A of the United States Copyright Act (17 U.S.C. §106A).

        FURTHERMORE, Assignee will have the prosecution files for the Works, if any, transferred to Assignee's designated attorneys within fifteen (15) days for pending applications and within a month for the issued registrations from the date first written above and, at the expense of Assignee, Assignors will (i) execute such additional documents as are necessary to defend, register, or otherwise give full effect to and perfect the rights of Assignee to the Works; and (ii) take such further actions as Assignee may reasonably request in order to register and record this Assignment at the appropriate registries to demonstrate Assignee's title to the Works.

        This Assignment shall be binding upon the successors and assigns of Assignors and Assignee. This Assignment shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. This Assignment may be executed in one or more counterparts, each of which shall be deemed and original, but all of which together shall constitute one and the same agreement.

[The remainder of this page has been left blank intentionally.]

        IN WITNESS HEREOF, the parties hereto have executed this Assignment of Copyrights as of the date first written above.

GLAXO GROUP LIMITED	City of County of In the Country England
By:	On , before me, , Notary Public, personally
Name:	appeared , proved to me on the basis of satisfactory evidence to be the person whose
Title:	name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS my hand and official seal.
Signature of Notary Public
SMITHKLINE BEECHAM CORPORATION D/B/A GLAXOSMITHKLINE	State of County of In the County U.S.A.
By:	On , before me, , Notary Public, personally
Name:	appeared , proved to me on the basis of satisfactory evidence to be the person whose
Title:	name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS my hand and official seal.
Signature of Notary Public

PROMETHEUS LABORATORIES INC.	State of County of In the County U.S.A.
By:	On , before me, , Notary Public, personally
Name:	appeared , proved to me on the basis of satisfactory evidence to be the person whose
Title:	name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS my hand and official seal.
Signature of Notary Public

SCHEDULE I

THE WORKS

Content at the Lotronex.com website except as set forth in Schedule III
U.S. Promotional Materials (electronic and print) for LOTRONEX except as set forth in Schedule II
U.S. Training Materials (electronic and print) for LOTRONEX
U.S. Packaging and packaging insert for LOTRONEX

SCHEDULE II

PROMOTIONAL MATERIALS ARTWORK

Images used on LOTRONEX® Sales Aid LOT532

[Promotional Artwork]

Patient walking out front door

[Promotional Artwork]

Patient on baseball field with kids

[Promotional Artwork]

Patient at presentation

[Promotional Artwork]

Doctor with patient

[Promotional Artwork]

Palm Pilot #1

[Promotional Artwork]

Palm Pilot #2

[Promotional Artwork]

Patient in grocery store

SCHEDULE III

WEBSITE ARTWORK

LOTRONEX WEBSITE IMAGES

[Website Artwork]

EXHIBIT B

ASSIGNMENT OF DOMAIN NAMES

        THIS ASSIGNMENT OF DOMAIN NAMES (this "Assignment") is made as of the      day of                                    , 2007 by SmithKline Beecham Corporation d/b/a GlaxoSmithKline, a corporation organized under the laws of the Commonwealth of Pennsylvania, having a place of business at One Franklin Plaza, Philadelphia, PA 19101 and Glaxo Group Limited, a company organized and existing under the laws of England and Wales, having offices located at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 0NN, England (the "Assignors") to Prometheus Laboratories Inc., a corporation organized under the laws of the state of California, having a place of business at 9410 Carroll Park Drive, San Diego, CA 92121 ("Assignee").

        WHEREAS, Assignors and Assignee are entering into an Asset Purchase and Sale Agreement (the "APA") contemporaneously with the execution of this Assignment;

        WHEREAS, Assignors own the domain names set forth in Schedule I attached hereto (the "Domain Names");

        WHEREAS, among the assets to be transferred by Assignors to Assignee under the APA are the Domain Names;

        WHEREAS, Assignors warrant that they own all rights, title and interests in the Domain Names and Assignors desire to assign all rights, title, and interests in and to the Domain Names to Assignee (hereafter "All Rights in the Domain Names"); and

        WHEREAS, Assignee desires to accept Assignment of All Rights in the Domain Names,

        NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignors do hereby sell, assign, set over and transfer to Assignee All Rights in the Domain Names. The rights of Assignee to the end of the term or terms of which registration of the Domain Names may be granted or renewed are to be held and enjoyed by Assignee for Assignee's own use and enjoyment, and for the use and enjoyment of its successors, assigns and other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignors if this Assignment and sale had not been made; including all claims for royalties for licensing of the Domain Names and damages by reason of past infringement(s) of the Domain Names, with the right to sue for and collect the same for its own use and benefit, for the use, benefit and on behalf of its successors, assigns and other legal representatives; and further including all rights to use, modify and exploit All Rights in the Domain Names, the right to exclude others from using All Rights in the Domain Names, and the right to license, assign, convey and pledge All Rights in the Domain Names.

        FURTHERMORE, at the expense of Assignee, Assignors will (i) execute such additional documents as are necessary to transfer, defend, register, or otherwise give full effect to and perfect the rights of Assignee in the Domain Names; and (ii) take such further actions as Assignee may request in order to transfer the Domain Names to Assignee at the appropriate registries.

        This Assignment shall be binding upon the successors and assigns of Assignors and Assignee. This Assignment shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. This Assignment may be executed in one or more counterparts, each of which shall be deemed and original, but all of which together shall constitute one and the same agreement.

[The remainder of this page has been left blank intentionally.]

        IN WITNESS WHEREOF, the parties hereto have executed this Assignment of Domain Names as of the date first written above.

GLAXO GROUP LIMITED	City of County of In the Country England
By:	On , before me, , Notary Public, personally
Name:	appeared , proved to me on the basis of satisfactory evidence to be the person whose
Title:	name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS my hand and official seal.
Signature of Notary Public
SMITHKLINE BEECHAM CORPORATION D/B/A GLAXOSMITHKLINE	State of County of In the County U.S.A.
By:	On , before me, , Notary Public, personally
Name:	appeared , proved to me on the basis of satisfactory evidence to be the person whose
Title:	name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS my hand and official seal.
Signature of Notary Public

PROMETHEUS LABORATORIES INC.	State of County of In the County U.S.A.
By:	On , before me, , Notary Public, personally
Name:	appeared , proved to me on the basis of satisfactory evidence to be the person whose
Title:	name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS my hand and official seal.
Signature of Notary Public

SCHEDULE I

DOMAIN NAMES

LOTRONEX.COM
LOTRONEX.US
LOTRONEX.INFO
LOTRONEX-NEWS.COM
LOTRONX.COM

EXHIBIT C

ASSIGNMENT OF PATENTS

        THIS ASSIGNMENT OF PATENTS (this "Assignment") is made as of the       day of [            ], 2007 by SmithKline Beecham Corporation d/b/a GlaxoSmithKline, a corporation organized under the laws of the Commonwealth of Pennsylvania, having a place of business at One Franklin Plaza, Philadelphia, PA 19101 and Glaxo Group Limited, a company organized and existing under the laws of England and Wales, having offices located at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 0NN, England (the "Assignors"), to Prometheus Laboratories Inc., a corporation organized under the laws of the State of California, having a place of business at 9410 Carroll Park Drive San Diego, CA 92121 ("Assignee").

        WHEREAS, Assignors are entering into an Asset Purchase and Sale Agreement (the "APA") contemporaneously with the execution of this Assignment;

        WHEREAS, Among the assets to be transferred by Assignors to Assignee under the APA are the patents set forth in Schedule I attached hereto (the "Patents");

        WHEREAS, Assignors own all rights title and interests in the Patents and Assignors desire to assign all rights, title, and interests in and to the Patents to Assignee; and

        WHEREAS, Assignee desires to accept this Assignment.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignors do hereby sell, assign, transfer, set over, and deliver to Assignee all rights, title and interest in and to:

            (i)  the Patents;

           (ii)  all divisionals, continuations, continuations-in-part, reissues, extensions, re-examinations or renewal applications related to, or based on in whole or in part on, the Patents; and

          (iii)  all rights of enforcement and the right to damages for past, present and future infringement, misappropriation or other conflicts relating to the Patents.

        FURTHERMORE, Assignors will, at the expense of Assignee (i) execute and deliver such further instruments including, without limitation, further instruments of assignment; and (ii) take such further actions as Assignee may reasonably request in order to register this Assignment at the appropriate registries to demonstrate Assignee's title to the Patents.

        This Assignment shall be binding upon the successors and assigns of Assignors and Assignee. This Assignment shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. This Assignment may be executed in one or more counterparts, each of which shall be deemed and original, but all of which together shall constitute one and the same agreement.

[The remainder of this page has been left blank intentionally.]

        IN WITNESS WHEREOF, the parties hereto have executed this Assignment of Patents as of the date first written above.

SMITHKLINE BEECHAM CORPORATION D/B/A GLAXOSMITHKLINE	State of County of In the County U.S.A.
By:	On , before me, , Notary Public, personally
Name:	appeared , proved to me on the basis of satisfactory evidence to be the person whose
Title:	name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS my hand and official seal.
Signature of Notary Public
GLAXO GROUP LIMITED	City of County of In the Country England
By:	On , before me, , Notary Public, personally
Name:	appeared , proved to me on the basis of satisfactory evidence to be the person whose
Title:	name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS my hand and official seal.
Signature of Notary Public

PROMETHEUS LABORATORIES INC.	State of County of In the County U.S.A.
By:	On , before me, , Notary Public, personally
Name:	appeared , proved to me on the basis of satisfactory evidence to be the person whose
Title:	name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS my hand and official seal.
Signature of Notary Public

SCHEDULE I

PATENTS

Patent	Application No.	Application Date	Grant Date
US 5,360,800	07/741570	07-Aug-1991	01-Nov-1994
US 5,183,820*	07/691814	26-Apr-1991	02-Feb-1993
US 5,196,534	07/704099	22-May-1991	23-Mar-1993
US 5,225,407	07/941951	08-Sep-1992	06-Jul-1993
US 6,175,014	08/137228	18-Oct-1993	16-Jan-2001
US 6,284,770	09/529050	05-Oct-1998	04-Sep-2001
US 6,429,209*	09/834717	13-Apr-2001	06-Aug-2002
US 6,593,336	10/166401	10-Jun-2002	15-Jul-2003

*
US 5,183,820 has expired, but any/all rights to the patent are transferred. Note, US '820 is linked to US '800 by a previously filed terminal disclaimer.

*
US 6,429,209 has expired for non-payment of maintenance fees, but any/all rights to the patent are transferred. Note, US '209 is linked to US '770 and US '336 by previously filed terminal disclaimers.

EXHIBIT D

ASSIGNMENT OF TRADEMARKS

        THIS ASSIGNMENT OF TRADEMARKS (this "Assignment") is made as of the      day of                                    , 2007 by SmithKline Beecham Corporation d/b/a GlaxoSmithKline, a corporation organized under the laws of the Commonwealth of Pennsylvania, having a place of business at One Franklin Plaza, Philadelphia, PA 19101 and Glaxo Group Limited, a company organized and existing under the laws of England and Wales, having offices located at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 0NN, England (the "Assignors") to Prometheus Laboratories Inc., a corporation organized under the laws of the state of California, having a place of business at 9410 Carroll Park Drive, San Diego, CA 92121 ("Assignee").

        WHEREAS, Assignors are entering into an Asset Purchase and Sale Agreement (the "APA") contemporaneously with the execution of this Assignment;

        WHEREAS, among the assets to be transferred by Assignors to Assignee under the APA are the trademarks and trade dress set forth in Schedule I attached hereto (the "Marks");

        WHEREAS, Assignors warrant that they own all rights, title and interests in the Marks and Assignors desire to assign all rights, title, and interests in and to the Marks to Assignee (hereafter "All Rights in the Marks"); and

        WHEREAS, Assignee desires to accept Assignment of All Rights in the Marks, including the following:

            (i)  U.S. trademark registration listed on the attached Schedule I;

           (ii)  U.S. trade dress listed on the attached Schedule I, excluding the Seller Brands as defined in the APA;

          (iii)  all the goodwill associated with the use of the Marks on Schedule I; and

          (iv)  all other rights, including common law rights, relating to the Marks to the extent such rights exist.

        NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignors do hereby sell, assign, set over and transfer to Assignee All Rights in the Marks and the goodwill associated therewith. The rights of Assignee at common law and/or to the end of the term or terms of which registration of the Mark may be granted or renewed are to be held and enjoyed by Assignee for Assignee's own use and enjoyment, and for the use and enjoyment of its successors, assigns and other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignors if this Assignment and sale had not been made; including all claims for royalties for licensing of the Marks and damages by reason of past infringement(s) of the Marks, with the right to sue for and collect the same for its own use and benefit, for the use, benefit and on behalf of its successors, assigns and other legal representatives.

        FURTHERMORE, Assignors will have the prosecution files for the Marks transferred to Assignee's designated attorneys within fifteen (15) days for pending applications and within a month for the issued registrations from the date first written above and, at the expense of Assignee, Assignors will (i) execute such additional documents as are necessary to defend, register, or otherwise give full effect to and perfect the rights of Assignee to the Marks; and (ii) take such further actions as Assignee may reasonably request in order to register and record this Assignment at the appropriate registries to demonstrate Assignee's title to the Marks.

        This Assignment shall be binding upon the successors and assigns of Assignors and Assignee. This Assignment shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. This Assignment may be executed in one or more counterparts, each of which shall be deemed and original, but all of which together shall constitute one and the same agreement.

[The remainder of this page has been left blank intentionally.]

        IN WITNESS HEREOF, the parties hereto have executed this Assignment of Trademarks as of the date first written above.

GLAXO GROUP LIMITED	City of County of In the Country England
By:	On , before me, , Notary Public, personally
Name:	appeared , proved to me on the basis of satisfactory evidence to be the person whose
Title:	name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS my hand and official seal.
Signature of Notary Public
SMITHKLINE BEECHAM CORPORATION D/B/A GLAXOSMITHKLINE	State of County of In the County U.S.A.
By:	On , before me, , Notary Public, personally
Name:	appeared , proved to me on the basis of satisfactory evidence to be the person whose
Title:	name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS my hand and official seal.
Signature of Notary Public

PROMETHEUS LABORATORIES INC.	State of County of In the County U.S.A.
By:	On , before me, , Notary Public, personally
Name:	appeared , proved to me on the basis of satisfactory evidence to be the person whose
Title:	name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS my hand and official seal.
Signature of Notary Public

SCHEDULE I

TRADEMARKS

LOTRONEX Mark

U.S. Reg. No. 2238126

Design Mark—Common Law

GET HELP GOING WHERE YOU WANT TO GO WITH LOTRONEX—Common Law

HELP YOUR PATIENTS GET WHERE THEY WANT TO GO WITH LOTRONEX—Common Law

TRADE DRESS

No trademark rights are available in the tablet shape.

EXHIBIT E

BILL OF SALE

        This BILL OF SALE (this "Bill of Sale") is made as of this [            ] day of [            ], 2007, by and between SmithKline Beecham Corporation d/b/a GlaxoSmithKline, a corporation organized under the laws of the Commonwealth of Pennsylvania, having a place of business at One Franklin Plaza, Philadelphia, PA 19101 and Glaxo Group Limited, a corporation organized under the laws of England, with offices at Glaxo Wellcome House, Berkley Avenue, Greenford, Middlesex, UB6 0NN, United Kingdom (together referred to as "Seller") and Prometheus Laboratories Inc. a corporation organized under the laws of California, having a place of business at 9410 Carroll Park Drive, San Diego, California 92121 ("Purchaser"). Each of Seller and Purchaser are sometimes referred to herein, individually, as a "Party" and, collectively, as the "Parties."

        WHEREAS, the Purchaser and the Seller have entered into an Asset Purchase and Sale Agreement dated                                    , 2007 (the "Purchase Agreement"); and

        WHEREAS, pursuant to the Purchase Agreement, Seller has agreed to sell the Purchased Assets to Purchaser, and Purchaser has agreed to purchase the Purchased Assets from Seller.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

          (i)    Definitions.    Unless otherwise defined herein, all capitalized terms used in this Bill of Sale shall have the meanings set forth in the Purchase Agreement.

          (ii)    Conveyance and Acceptance.    In accordance with the provisions of the Purchase Agreement, Seller hereby sells, conveys, transfers, assigns and delivers to Purchaser, and Purchaser hereby purchases, takes delivery of and acquires from Seller, all of Seller's right, title and interest in and to the Purchased Assets.

          (iii)    Miscellaneous.

            (A)  This Bill of Sale shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

            (B)  This Bill of Sale (including any claim or controversy arising out of or relating to this Bill of Sale) shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. The Parties hereto agree that any disputes which may arise out of this Bill of Sale which relate to any Party's rights and/or obligations hereunder shall be resolved in accordance with the provisions of Sections 10.4, 11.9 and 11.10 contained in the Purchase Agreement.

            (C)  This Bill of Sale may be amended or modified only by a written instrument executed by all of the Parties.

            (D)  If any term, provision, covenant or restriction of this Bill of Sale is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy such determination shall not affect the enforceability of any others or the remainder of this Bill of Sale.

            (E)  This Bill of Sale may be executed manually or by facsimile by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Party.

            (F)  Nothing in this Bill of Sale shall be construed to be a modification of, or limitation on, any provision of the Purchase Agreement, including the representations, warranties and agreements set forth therein.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Parties hereto have caused this Bill of Sale to be executed by their respective officers thereunto duly authorized as of the date first above written.

GLAXO GROUP LIMITED	City of County of In the Country England
By:	On , before me, , Notary Public, personally
Name:	appeared , proved to me on the basis of satisfactory evidence to be the person whose
Title:	name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS my hand and official seal.
Signature of Notary Public
SMITHKLINE BEECHAM CORPORATION D/B/A GLAXOSMITHKLINE	State of County of In the County U.S.A.
By:	On , before me, , Notary Public, personally
Name:	appeared , proved to me on the basis of satisfactory evidence to be the person whose
Title:	name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS my hand and official seal.
Signature of Notary Public

PROMETHEUS LABORATORIES INC.	State of County of In the County U.S.A.
By:	On , before me, , Notary Public, personally
Name:	appeared , proved to me on the basis of satisfactory evidence to be the person whose
Title:	name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS my hand and official seal.
Signature of Notary Public

EXHIBIT F

DISTRIBUTION, SUPPLY AND TRANSITION AGREEMENT

Between

SMITHKLINE BEECHAM CORPORATION

d/b/a

GLAXOSMITHKLINE

and

PROMETHEUS LABORATORIES INC.

Dated as of October 31, 2007

6.2	Nonconformity; Product Complaints, Adverse Events; Recalls	F-17
6.3	Retention of Product Registrations	F-19
6.4	Prosecution and Maintenance of Product Marks and Product Patent Rights	F-20
VII. ROYALTIES AND AUDIT RIGHTS		F-21
7.1	Compensation	F-21
7.2	Manner of Payment	F-21
7.3	Late Payments	F-21
7.4	Right of Offset	F-21
7.5	Audit Rights	F-22
VIII. REPRESENTATIONS AND WARRANTIES		F-22
8.1	Representations and Warranties of Both Parties	F-22
8.2	Representations and Warranties of GSK	F-23
8.3	Representations and Warranties of Prometheus	F-24
8.4	No Implied Representations or Warranties	F-24
8.5	No Reliance by Third Parties	F-24
IX. DISPUTE RESOLUTION AND INDEMNIFICATION		F-25
9.1	Dispute Resolution	F-25
9.2	GSK Indemnification Obligations	F-25
9.3	Prometheus Indemnification Obligations	F-26
9.4	Indemnity Procedures	F-26
9.5	No Punitive or Exemplary Damages	F-27
9.6	Insurance	F-27
X. FORCE MAJEURE		F-27
10.1	Force Majeure	F-27
XI. CONFIDENTIALITY		F-27
11.1	Definition of "GSK Confidential Information"	F-27
11.2	Definition of "Prometheus Confidential Information"	F-27
11.3	Treatment of Confidential Information	F-28
11.4	Excluded Information	F-28
11.5	Notification of Mandatory Disclosure	F-29
11.6	Publicity	F-29
11.7	Return of Confidential Information	F-29

XII. TERM AND TERMINATION		F-30
12.1	Term	F-30
12.2	Termination for Material Breach	F-30
12.3	Termination for Withdrawal of Any Product	F-30
12.4	Termination Due to Termination of Asset Purchase Agreement	F-30
12.5	Bankruptcy	F-30
12.6	Effect of Termination	F-30
12.7	Survival Upon Termination or Expiration	F-31
XIII. MISCELLANEOUS PROVISIONS		F-31
13.1	Standard Forms	F-31
13.2	Notices	F-31
13.3	Independent Contractors	F-32
13.4	Entire Understanding	F-32
13.5	Unintentional Omissions	F-32
13.6	Transferability; Binding Effect	F-33
13.7	Amendment	F-33
13.8	Severability	F-33
13.9	Waiver	F-33
13.10	Drafting Ambiguities	F-33
13.11	Headings; Schedules; Counterparts	F-33
13.12	Governing Law	F-33
13.13	Further Actions	F-34

DISTRIBUTION, SUPPLY AND TRANSITION AGREEMENT

PREAMBLE

        THIS DISTRIBUTION, SUPPLY AND TRANSITION AGREEMENT (this "Agreement") is entered into as of the 31th day of October, 2007 (the "Execution Date"), by and between Prometheus Laboratories Inc., a corporation organized under the laws of California, having a place of business at 9410 Carroll Park Drive, San Diego, CA 92121 ("Prometheus") and SmithKline Beecham Corporation d/b/a GlaxoSmithKline, a Pennsylvania corporation, with its principal place of business at One Franklin Plaza, 200 North 16th Street, Philadelphia, PA 19101 ("GSK"). Prometheus and GSK are sometimes collectively referred to herein as the "Parties" and separately as a "Party."

RECITALS

        WHEREAS, GSK and Prometheus are, simultaneously with the execution of this Agreement, entering into that certain Asset Purchase and Sale Agreement (the "Asset Purchase Agreement") pursuant to which Prometheus is purchasing from GSK certain assets, including the Products (as hereinafter defined);

        WHEREAS, in connection with the sale of such assets, the Parties are entering into this Agreement for Prometheus to exclusively market, promote and distribute the Products in the Territory (as hereinafter defined) during the Term (as hereinafter defined);

        WHEREAS, the Parties desire to transition in an orderly manner the obligations and services which are required and/or necessary to market, promote and distribute the Products; and

        WHEREAS, Prometheus desires to purchase from GSK, and GSK agrees to supply to Prometheus, Prometheus' entire requirements of the Products for distribution in the Territory during the Term (as hereinafter defined) pursuant to the terms hereof.

AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby mutually acknowledged, Prometheus and GSK hereby agree as follows:

ARTICLE I

DEFINITIONS

        1.1    Definitions.    The following capitalized terms will have the meanings set forth below when used in this Agreement (including any Schedule attached hereto), and all terms defined in the singular will have the same meanings when used in the plural (and vice versa), unless otherwise specified.

        "Affiliate" of a Party or Person means any Person, whether de jure or de facto, that directly or indirectly, controls, is controlled by, or is under common control with such Party or Person, as applicable. Solely as used in this definition, "control" means (a) direct or indirect ownership of more than fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of such Party or Person, as applicable, or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the policies and management of such Party or Person, as applicable, whether by the ownership of stock, by contract, or otherwise.

        "Agreement" will have the meaning set forth in the Preamble.

        "AMP" will have the meaning set forth in Section 3.7(a).

        "Anti-Kickback Statute" means the Medicare and Medicaid Anti-Kickback Statute set forth in 42 U.S.C. §1320a-7b(b).

        "Applicable Law" means all applicable provisions of any and all Federal, national, state, provincial, and local statutes, laws, rules, regulations, administrative codes, ordinances, decrees, orders, decisions, injunctions, awards judgments, permits and licenses of or from governmental authorities relating to or governing the use or regulation of the subject item, including, without limitation, the Anti-Kickback Statute, the FD&C Act and the PDMA.

        "Asset Purchase Agreement" will have the meaning set forth in the Recitals.

        "Auditor" will have the meaning set forth in Section 7.5(a).

        "Background Information" will have the meaning set forth in Section 4.2.

        "Business Day" means any day other than a day which is a Saturday, a Sunday or any day banks are authorized or required to be closed in the State of North Carolina or the State of California.

        "Calendar Quarter" means a period of three (3) consecutive months ending on the last day of March, June, September, or December, respectively.

        "Carve-Out Promotional Materials" will have the meaning set forth in Section 3.2(a)(v).

        "Certificate of Analysis" means a document identified as such and provided by GSK to Prometheus that (i) sets forth the analytical test results for a specified lot of Products shipped to Prometheus or its designee hereunder, (ii) is in conformance with each applicable Drug Application and (iii) states whether such Products are manufactured in accordance with cGMPs and the Specifications.

        "Closing" means the closing of the purchase and sale of the assets and assignment and assumption of the certain liabilities as contemplated by the Asset Purchase Agreement.

        "Closing Date" means date of the Closing.

        "CMS" means the Center for Medicare and Medicaid Services.

        "Commencement Date" means November 1, 2007.

        "Commercially Reasonable Efforts" means that level of efforts and resources consistent with the usual practice followed by a Party in the exercise of reasonable business discretion relating to other pharmaceutical products owned by it or to which it has exclusive rights, which is of similar market potential and at a similar stage in development or product life, taking into account issues of patent coverage, safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory structure involved, the profitability of the products (including, without limitation, pricing and reimbursement status achieved), and other relevant factors, including without limitation technical, legal, scientific, and/or medical factors.

        "Confidential Information" will have the meaning set forth in Section 11.3.

        "Consent" shall mean any consent, authorization, permit, certificate, license or approval of, exemption by, or filing or registration with, any Governmental Authority or other Person.

        "Cure Period" will have the meaning set forth in Section 12.2.

        "Current Good Manufacturing Practices" or "cGMPs" shall mean all applicable standards relating to manufacturing practices for fine chemicals, intermediates, bulk products or finished pharmaceutical products. For purposes of this Agreement, cGMPs shall mean (i) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 CFR Parts 210 and 211 and The Good Manufacturing Practice for Medicinal Products in the European Community, Volume IV, as each may be amended from time to time; or (ii) promulgated by any Governmental Authority having jurisdiction over the manufacture of the Products, including those in the form of guidance documents (including but not limited to advisory opinions, compliance policy guides and guidelines) that are being implemented within the pharmaceutical manufacturing industry for such Products, and subject to any arrangements, additions or clarifications agreed to from time to time by the Parties.

        "Customers" means Third Party purchasers of the Products in the Territory.

        "Customer Orders" means the orders for the Products made by Customers.

        "DDMAC" means the FDA's Division of Drug Marketing, Advertising and Communications.

        "Destination Site" will mean Integrated Commercial Solutions, Inc., 345 International Blvd., Suite 200, Brooks, KY 40109.

        "Detail" means an interactive face-to-face visit in the Territory by a sales representative of Prometheus with a physician or his or her legally empowered designee, during which the FDA-approved indicated uses, safety, effectiveness, contraindications, side effects, warnings, and other relevant characteristics of the Products may be described by such sales representative in a fair and balanced manner consistent with Applicable Law and the PhRMA Code, and using, as necessary or desirable, the product labeling or the Promotional Materials; however, incidental contacts between such sales representatives and a physician will not constitute a Detail. When used as a verb, "Detail" means to engage in a Detail.

        "Dispute" will have the meaning set forth in Section 9.1.

        "Dispute Notice" will have the meaning set forth in Section 9.1.

        "Drug Application" means any New Drug Application (NDA) filed with the FDA, any Abbreviated New Drug Application (ANDA) filed with the FDA, any Supplemental New Drug Application (sNDA) filed with the FDA, any product license or any equivalent drug application or similar pharmaceutical product approval administered by any foreign Governmental Authority, or extension or renewal of any of the foregoing.

        "Effective Date" means the HSR Clearance Date.

        "Execution Date" will have the meaning set forth in the Preamble.

        "Executives" will have the meaning set forth in Section 7.5(c).

        "Existing Inventory Delivery" will have the meaning set forth in Section 4.2.

        "FDA" means the United States Food and Drug Administration, or any successor agency thereto.

        "FD&C Act" means the Federal Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder from time to time.

        "FSS" will have the meaning set forth in Section 3.6(c).

        "Governmental Authority" means any Federal, state or local governmental authority, regulatory agency or other governmental body in the Territory.

        "GSK" will have the meaning set forth in the Preamble.

        "GSK Chargeback Period" will have the meaning set forth in Section 3.6(c).

        "GSK Confidential Information" will have the meaning set forth in Section 11.1.

        "GSK Indemnitees" will have the meaning set forth in Section 9.3.

        "GSK Promotional Materials" will have the meaning set forth in Section 3.2(a)(i).

        "GSK Return Period" will have the meaning set forth in Section 3.8(a).

        "HSR Act" means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

        "HSR Clearance Date" means the earliest date on which both Parties have actual knowledge that all applicable waiting periods under the HSR Act with respect to the transactions contemplated hereunder have expired or have been terminated.

        "Ineligible Person" means an individual or entity who: (a) is currently excluded, debarred, suspended or otherwise ineligible to participate in the Federal health care programs or in Federal procurement or nonprocurement programs, or (b) has been convicted of a criminal offense that falls within the ambit of 42 U.S.C. 1320a-7(a), but has not yet been excluded, debarred, suspended or otherwise declared ineligible.

        "Indemnitee" will have the meaning set forth in Section 9.4.

        "Indemnitor" will have the meaning set forth in Section 9.4.

        "Intellectual Property" means intellectual property rights, including Trademarks, copyrights and Patents, whether registered or unregistered, and all applications and registrations therefor, domain names, web sites, Know-How, confidential information, trade secrets, and similar proprietary rights in confidential inventions, discoveries, analytic models, improvements, processes, techniques, devices, methods, patterns, formulations and specifications.

        "Know-How" means research and development information, validation methods and procedures, unpatented inventions, knowledge, trade secrets, technical or other data or information, or other materials, methods, procedures, processes, flow diagrams, materials, developments or technology, including all biological, chemical, pharmacological, toxicological, clinical, manufacturing, analytical, safety, quality assurance, quality control and other information or data, other than such information which is or becomes the subject of a Valid Claim of a Patent or of a provisional or filed patent application.

        "Losses" will have the meaning set forth in Section 9.2.

        "Materials" shall mean (i) all raw materials, components, work-in-process and other ingredients required to manufacture the Products and (ii) all labels and packaging materials used in the manufacture, storage and shipment of Products.

        "Medicaid Rebate Law" shall mean §1927 of the Social Security Act (42 U.S.C. §1396r-8).

        "Medicaid Regulations" shall mean the Final Rule, Medicaid Program—Prescription Drugs as published at 72 Fed. Reg. 39142 (July 17, 2007) (codified at 42 C.F.R. Part 447).

        "NDA" means a New Drug Application filed with the FDA for any product, requesting permission to place a drug on the market in accordance with 21 CFR Part 314, and all amendments or supplements filed pursuant to the requirements of the FDA, including all documents, data and other information concerning such product which are necessary for FDA approval to market such product in the Territory.

        "NDC" means National Drug Code.

        "Net Sales" means the gross amount invoiced for sales of each Product by any Purchaser Representatives to Third Parties, less the following deductions from such gross amounts [***]:

            (i)  [***];

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

           (ii)  [***];

          (iii)  [***];

          (iv)  [***];

           (v)  [***]; and

          (vi)  [***].

The foregoing deductions shall only be deducted to the extent they were initially included in, and not otherwise deducted from, gross amounts invoiced.

Net Sales shall also include [***]. For the avoidance of doubt, [***]. In the event that Product is sold, transferred, or otherwise commercially exploited by any Purchaser Representatives in a manner such that the above means of calculating Net Sales is not possible or otherwise is inappropriate, the Parties agree to negotiate in good faith a reasonable mechanism for fairly calculating the Net Sales resulting from such sales, transfers, or other commercial exploitation.

Net Sales, as set forth in this definition, shall be calculated, in accordance with GAAP applied in a consistent manner.

        "Nonconformity" will have the meaning set forth in Section 6.2(a).

        "NOV" means notice of violation, otherwise known as an "untitled letter" sent by DDMAC.

        "Party" or "Parties" will have the meaning set forth in the Preamble.

        "Patents" means patents, patent applications, patent disclosures, invention disclosures and other rights (and all rights related thereto, including all reissues, reexaminations, divisions, continuations, continuations-in-part, provisionals, continued prosecution applications, substitutions, reissues, extensions or renewals of any of the foregoing) in the Territory.

        "PDMA" means the Prescription Drug Marketing Act of 1987, as amended, and the regulations promulgated thereunder from time to time.

        "PhRMA Code" means the PhRMA Code on Interactions with Health Care Professionals, as amended.

        "Person" means any individual, corporation, partnership, firm, association, joint venture, joint stock company, trust or other entity, or any Governmental Authority.

        "Prescribing Program Call Center" will have the meaning set forth in Section 3.1(b).

        "Product(s)" means the Lotronex® (alosetron hydrochloride) pharmaceutical product(s) set forth on Schedule 3.1.

        "Product Copyrights" means the copyrights set forth on Schedule 1.1(a) hereto.

        "Product Event" will have the meaning set forth in the Section 6.2(c)(i).

        "Product Know-How" means the Know-How which is Controlled by GSK and exclusively used by GSK for the Product in the Territory during the period between (a) the earlier of (i) December 1, 2002 or (ii) the last production run for Product and/or API, and (b) the Closing Date.

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

        "Product Intellectual Property" means the Product Patent Rights, Product Copyrights, Product Know-How, Product Marks and Product Trade Dress.

        "Product Mark(s)" means the Trademark(s) set forth on Schedule 1.1(b) hereto, and all common law rights, applications and registrations therefor, and all goodwill associated therewith.

        "Product Patent Rights" means the Patents set forth on Schedule 1.1(c).

        "Product Trade Dress" means the trade dress set forth on Schedule 1.1(d) hereto, but specifically excluding all Seller Brands used thereon with the exception of the Product Mark.

        "Promotional Activities" will have the meaning set forth in Section 3.2(b)(i).

        "Promotional Materials" will have the meaning set forth in Section 3.2(a)(iii).

        "Prometheus" will have the meaning set forth in the Preamble.

        "Prometheus Confidential Information" will have the meaning set forth in Section 11.2.

        "Prometheus Indemnitees" will have the meaning set forth in Section 9.2.

        "Purchaser Representatives" shall mean collectively, Prometheus, its Affiliates and its and their respective sublicensees.

        "Registration(s)" means the regulatory approvals, authorizations, licenses, applications, agreements, permits, INDs, NDAs and other permissions held by GSK relating exclusively to the Product issued by Governmental Authorities in the Territory as set forth on Schedule 2.3 hereto.

        "Representative" will have the meaning set forth in Section 11.3(b).

        "Seller Brands" means the trademarks, housemarks, tradenames, and trade dress owned, licensed, controlled or used by GSK, whether or not registered, other than the Product Marks.

        "Specifications" means the specifications with respect to the Products as set forth in Schedule 6.1.

        "Tax" or "Taxes" means any and all taxes, assessments, levies, tariffs, amounts subject to escheat, duties or other charges, or impositions in the nature of a tax (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any applicable Governmental Authority.

        "Term" will have the meaning set forth in Section 12.1.

        "Territory" means the fifty (50) states of the United States of America, the District of Columbia and the Commonwealth of Puerto Rico.

        "Third Party(ies)" means any Person other than the Parties or their respective Affiliates.

        "Trademark" means trademarks, service marks, certification marks, trade dress, internet domain names, trade names, identifying symbols, designs, product names, company names, slogans, logos or insignia, whether registered or unregistered, and all common law rights, applications and registrations therefor, and all goodwill associated therewith.

        "Transition Period" means the period commencing on the Effective Date and ending at 12:01 a.m. Eastern Standard Time on the Commencement Date.

        "Valid Claim" means an issued claim of an unexpired Patent that shall not have been withdrawn, canceled or disclaimed, or held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision.

        1.2    Clarification.    The word "including" or any variation thereof means "including without limitation" and the word "including" or any variation thereof will not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it. The word "annual" means each period during the Term from January until December, pro rated as necessary.

ARTICLE II

APPOINTMENT OF DISTRIBUTION RIGHTS; RIGHTS AND LIMITATIONS

        2.1    Appointment of Promotion and Distribution Rights; Transition Period.

          (a)   Subject to the terms and conditions of this Agreement, GSK hereby appoints Prometheus as GSK's exclusive distributor (except as otherwise provided in this Agreement) of the Products in the Territory, and, in connection therewith, grants to Prometheus the exclusive right (except as otherwise provided in this Agreement) to market, Detail, promote, advertise, sell and distribute the Products in the Territory. In connection with the foregoing, GSK grants to Prometheus an exclusive license (except as to GSK who shall continue to have such rights during the Transition Period) under the Product Intellectual Property solely as is necessary for Prometheus to distribute and sell the Products in the Territory. The appointment and license made in the preceding sentences will commence on the Effective Date and continue throughout the Term, and for clarity, such appointment will not survive past the expiration or earlier termination of this Agreement. Except as otherwise provided in this Agreement or the Asset Purchase Agreement, GSK and its Affiliates will not engage in any marketing, Detailing, promotion, advertisement, sale or distribution of the Products in the Territory after the Commencement Date.

          (b)   Notwithstanding Section 2.1(a), GSK or its Affiliates will retain the exclusive right to manufacture and supply the Products and/or to have any Product manufactured by a Third Party in the Territory, and to ship the Products through its distribution channels in the Territory, as long as such shipment is solely in connection with providing the Products to Prometheus or its Affiliates.

          (c)   During the Transition Period, GSK will continue to sell and distribute the Products in the Territory in a manner consistent with GSK's practices prior to the Effective Date. Further, during the Transition Period, GSK will be solely responsible for invoicing Customers for sales of the Products and booking all sales of the Products in the Territory.

        2.2    Restriction of Sub-Distributors.    During the Term, Prometheus will not grant to any Third Party any rights to market, Detail, promote, advertise, sell or distribute any Product, and will not enter into any agreement or arrangement with respect to co-promoting any Product. The foregoing notwithstanding, Prometheus may employ the services of a Third Party in the acceptance and fulfillment of orders, generation of invoices and collection and management of receivables with respect to Prometheus' sales of the Products in the Territory.

        2.3    Compliance with Registrations.    Prometheus will not at any time do, and neither will Prometheus permit its agents or representatives to do, any act in violation of the Registrations for any of the Products in the Territory. In the event that any filings are required to be made with or Consents required to be obtained from applicable Governmental Authorities in order to sell the Products to Prometheus or for Prometheus to initiate distribution, Detailing, marketing, advertisement, sale or promotion of the Products in the Territory, the Parties will use Commercially Reasonable Efforts to ensure that such filings and Consents are obtained or made as expeditiously as reasonably practicable. Prometheus will not alter in any manner any of the Products or its packaging as sold to it by GSK hereunder and will resell the Products without alteration in the form sold to it by GSK.

        2.4    No Manufacturing Rights Conveyed on Effective Date.    Except for Prometheus' right to use the Product Marks and Product Trade Dress, no right or license under any trademark, or under any Patent or Know-How owned or controlled by GSK or any of its Affiliates to make or have made any Product is granted under this Agreement to Prometheus.

        2.5    Suspension of Activities/Obligations.    In the event either Party receives notice of any non-frivolous lawsuit alleging, in whole or in part, that the use, making, marketing, distribution, offer for sale or sale of Products in the Territory by Prometheus or GSK (as applicable) hereunder infringes any third party's intellectual property rights or is otherwise ordered or enjoined by a court of competent jurisdiction from using, making, marketing, distributing, offering for sale or selling Products in the Territory, either Party shall have the right to suspend its obligations hereunder, including without limitation, to purchase and/or take delivery of or make (as applicable) any Product until such time as the matter has been favorably resolved.

ARTICLE III

PROMETHEUS RESPONSIBILITIES

        3.1    Distribution Obligations.    In fulfillment of its obligations under this Agreement, commencing on the Commencement Date and continuing during the Term, Prometheus will:

          (a)   use Commercially Reasonable Efforts to sell, market, Detail (only after appropriate training), promote, advertise and distribute the Products in a manner that will not have a material adverse effect on the Products;

          (b)   provide and maintain, at its expense, a prescribing program call center ("Prescribing Program Call Center") and will collect and maintain all data arising therefrom; provided that GSK shall make its medical affairs group reasonably accessible to Prometheus for the purposes of responding to inquiries from the Prescribing Program Call Center;

          (c)   not take any action relating to the Products which constitutes a material violation of Applicable Law or a material breach of this Agreement;

          (d)   accept Customer Orders for the Products in the Territory from Customers;

          (e)   establish and maintain systems for supporting and responding to medical and Customer inquiries;

          (f)    store, release and transport the Products in accordance with cGMPs, Specifications and Applicable Laws;

          (g)   communicate with wholesale distributors in connection with the distribution of the Products;

          (h)   purchase the Products from GSK in accordance with Article IV of this Agreement;

          (i)    not repackage or cause any Third Party to repackage any of the Products except with GSK's prior written consent;

          (j)    in accordance with the terms of Section 3.6, report rebates for the Products to applicable Governmental Authorities and maintain the systems necessary, at Prometheus' expense, to conduct such reporting activities; and

          (k)   report all Adverse Events (including, without limitation, Serious Adverse Events) (as such terms are defined in the Safety Data Exchange Agreement) to GSK in accordance with the terms of the Safety Data Exchange Agreement entered into by the Parties as of the Execution Date in form attached hereto as Exhibit A.

        3.2    Promotional Materials and Promotional Activities.

          (a)    GSK Promotional Materials and Promotional Materials.

              (i)  As soon as practical after the Effective Date, GSK will provide Prometheus with copies (in electronic and/or paper form, as applicable, however maintained by GSK) of any advertising or promotional materials in its possession and actively used by GSK as of the Effective Date relating to the Products in the Territory, which materials are listed on Schedule 3.2 (the "GSK Promotional Materials"), and any training materials in GSK's possession. During the Term, Prometheus shall only use the GSK Promotional Materials to promote, advertise, Detail and market the Products in the Territory without any changes, amendments or modifications to the GSK Promotional Materials, except to the extent required by Applicable Law and/or to replace Seller Brands on the GSK Promotional Materials with Prometheus' corporate trademark, but only to the extent that Prometheus obtains approval from the FDA to make such trademark changes on the GSK Promotional Materials.

             (ii)  Subject to the foregoing and Prometheus' compliance with Applicable Law and the terms of this Agreement (including Sections 3.3 and 3.4), GSK hereby grants Prometheus a non-exclusive right in the Territory to copy, use, perform, display and distribute the GSK Promotional Materials in order to promote, advertise, Detail and market the Products in the Territory as provided in this Agreement.

            (iii)  Notwithstanding anything to the contrary in Section 3.2(a)(i), during the Term Prometheus shall also have the right to change, modify or amend the GSK Promotional Materials and to design and prepare new materials and advertisements for use in the promotion, advertising, Detailing and marketing of the Products in the Territory (collectively, the "Promotional Materials"). In addition, during the Term Prometheus may submit to FDA for review any Promotional Materials prepared by or for Prometheus by way of a Form FDA-2253, consistent with 21 CFR Part 314.81. Prometheus acknowledges and agrees, however, that, except as permitted under Section 3.2(a)(i) and 3.2(a)(v), it will not use any Promotional Materials for the promotion, advertising, Detailing and marketing of the Products in the Territory during the Term, but rather that it may only use the Promotional Materials following the Closing. It is understood that the Promotional Materials may include use of all or a portion of the GSK Promotional Materials. Accordingly, GSK hereby grants to Prometheus a non-exclusive license during the Term to update, adapt and use such GSK Promotional Materials in the Territory to design and create the Promotional Materials and to make copies of and distribute the same to FDA for review and approval, subject to Sections 3.3 and 3.4.

            (iv)  During the Term, GSK, its Affiliates and any third party licensors reserve and retain title and all rights not expressly granted hereunder, including copyright rights, in and to all GSK Promotional Materials, whether written, visual or electronic works provided by it to Prometheus under this Agreement.

             (v)  During the Term, Prometheus may use the: (1) press release announcing the Asset Purchase Agreement and/or this Agreement, which press release has been agreed to by GSK, (2) letter prepared by Prometheus to health professionals enrolled in the Prescribing Program for Lotronex® announcing the Asset Purchase Agreement and/or this Agreement, and (3) letter prepared by Prometheus to pharmacists announcing the Asset Purchase Agreement and/or this Agreement, (collectively, the "Carve-Out Promotional Materials"); provided that, Prometheus obtains DDMAC pre-clearance for each Carve-Out Promotional Material, as provided in 21 CFR 314 Subpart H in accordance with the FD&C Act, prior to Prometheus' use of such Carve-Out Promotional Material and GSK will be given a reasonable opportunity to review and comment on each Carve-Out Promotional Material prior to Prometheus' submission of such Carve-Out Promotional Material to DDMAC. If DDMAC makes any comments to the Carve-Out Promotional Materials, such comments will be promptly shared by Prometheus with GSK. Prometheus will address all such comments from DDMAC and confer with GSK as to how the DDMAC comments have been addressed. Further, Prometheus will obtain final consent from GSK prior to Prometheus' use of any Carve-Out Promotional Materials during the Term.

          (b)    Promotional Activities Conducted by Prometheus.

              (i)  After the Commencement Date, Prometheus will be solely responsible, at its sole expense and under its sole control, for designing and conducting all promotional activities used in the promotion, advertising, Detailing and marketing of the Products in the Territory during the Term (the "Promotional Activities").

             (ii)  Prometheus will ensure that all Promotional Activities comply with the applicable labeling and Registration for each Product, Applicable Law (including any applicable state laws governing Promotional Activities and gift disclosure law and the Health Insurance Portability and Accountability Act), the PhRMA Code and the PhRMA Guiding Principles, Direct-to-Consumer Advertisements About Prescription Medicines. Prometheus will be solely responsible for fulfilling regulatory requirements pertaining to its Promotional Activities. To this effect, GSK will, upon the Effective Date, or as soon thereafter as is reasonably practicable, place a letter on file with DDMAC with respect to the Products advising DDMAC that Prometheus will be the sole marketer and promoter of the Products in the Territory commencing on the Commencement Date and requesting that DDMAC address regulatory inquiries and concerns regarding Prometheus' Promotional Activities solely with Prometheus. During the Term, each Party will promptly, but in no event within more than two (2) Business Days after its receipt thereof, provide a copy to the other Party of any correspondence from a Governmental Authority with respect to any Product, including, but not limited to, the FDA, reflecting any purported legal or regulatory violations or legal or regulatory action being considered or taken by such Governmental Authority, including without limitation, copies of FDA NOV's and warning letters. Subject to Prometheus' obligation to provide correspondence with Governmental Authorities in accordance with this Section 3.2(b)(ii), unless otherwise required, Prometheus will not notify GSK of any Promotional Activities unless pursuant to a written request by GSK, in which case such information will be provided by Prometheus to GSK within three (3) Business Days of such request by GSK.

          (c)   If either Party receives a warning letter from the FDA during the Term which relates to marketing, promotion, advertisement, sale or distribution of Product after the Commencement Date, or either Party receives an NOV from the FDA which relates to the marketing, promotion, advertisement, sale or distribution of Product after the Commencement Date, GSK will have the right to call, and Prometheus will participate/or attend at its own expense, a meeting between Prometheus (which will include senior level marketing and sales management of Prometheus) and GSK, to be held at GSK's offices in Research Triangle Park, N.C. The purpose of such meeting will be to discuss the GSK Promotional Materials or Promotional Activities which led to the issuance of the warning letter or the NOV, as the case may be, and to discuss, if appropriate, appropriate corrective or remedial measures to Prometheus' promotional review process; provided, however, that if such warning letter or NOV is based upon Prometheus' Promotional Activities, Prometheus will co-operate with GSK and implement any actions GSK determines in its commercially reasonable discretion are necessary to correct or remediate the conduct underlying the NOV or warning letter.

        3.3    Use of Trademarks and Trade Dress.    After the Effective Date and for the duration of the Term, and subject to the terms and conditions of this Agreement:

          (a)   GSK hereby grants to Prometheus an exclusive (except as otherwise provided in this Agreement), royalty free license to use the Product Marks and Product Trade Dress to promote, market, sell and distribute the Products in the Territory during the Term. Prometheus will not identify any Product by any designation other than the Product Marks, except that Prometheus may identify itself as distributor of the Products. The use of the Product Marks and Product Trade Dress by Prometheus will be expressly subject to Section 3.3(c).

          (b)   Prometheus will use the Product Marks and Product Trade Dress solely with respect to the Products purchased from GSK or its designee as provided in this Agreement, only in accordance with the standards of quality established or approved by GSK or its designee, and only in the Territory. Prometheus will permit duly authorized representatives of GSK to inspect on the premises of Prometheus and will use Commercially Reasonable Efforts to permit duly authorized representatives of GSK to inspect on the premises of Prometheus' subcontractors and agents, at reasonable dates and times mutually agreed upon by the Parties during normal business hours and upon reasonable prior written notice from GSK, inventories of the Products, Prometheus' quality control records, and Prometheus' facilities used in or relating to the sale of the Products to ensure compliance with quality control standards and with applicable terms of this Agreement pertaining to the use of the Product Marks and Product Trade Dress.

          (c)   From the Commencement Date and during the Term, whenever Prometheus uses the Product Marks in any Promotional Materials or in any other manner in connection with any Product, Prometheus will clearly indicate that the Product Marks are owned by the GlaxoSmithKline group of companies. When using the Product Marks and Product Trade Dress under this Agreement, Prometheus will comply with all Applicable Law pertaining to the Product Marks and Product Trade Dress in force at any time in the Territory.

          (d)   Prometheus acknowledges and agrees that GSK and/or its Affiliates, is, and at all times will remain the owner of the Product Marks and Product Trade Dress during the Term. Prometheus will not at any time do, cause to be done, or permit any of its employees, agents, contractors and subcontractors to commit any act inconsistent with, contesting or in any way impairing, or tending to impair, such ownership.

        3.4    Use of Seller Brands.

          (a)   GSK hereby grants to Prometheus a non-exclusive, non-transferable, non-sublicensable, royalty-free license in the Seller Brands, solely to the extent necessary to allow Prometheus to promote, market, sell and distribute the Products in the Territory during the Term.

          (b)   In connection with the use of the Seller Brands during the Term, Prometheus shall not (i) add any other labels or marks to, or otherwise alter, the Seller Brands as used by GSK prior to the Commencement Date with respect to the Products; (ii) change in any way the style of the Seller Brands as used by GSK prior to the Commencement Date with respect to the Products; or (iii) otherwise use the Seller Brands in any manner other than as specifically provided in this Section 3.4. For the avoidance of doubt, Prometheus may identify itself as distributor of the Products.

          (c)   Prometheus acknowledges GSK's (or its Affiliate's) ownership of the Seller Brands, shall do nothing inconsistent with such ownership, agrees that all use of the Seller Brands by Prometheus shall inure to the benefit and be on behalf of GSK (or its Affiliate), and agrees not to challenge GSK's (or its Affiliate's) title to the Seller Brands. Nothing in this Agreement shall give Prometheus any right, title or interest in the Seller Brands other than the right to use the Seller Brands strictly in accordance with this Section 3.4. All use of the Seller Brands by Prometheus under this Section 3.4 shall conform to the standards followed by the GSK (or its Affiliate) in promoting, marketing, distributing and selling the Product in the Territory prior to the Commencement Date, and upon reasonable notice to Prometheus, GSK (or its Affiliates) shall have the right to review the standards used by Prometheus to promote, market, distribute and sell the Products in the Territory to ensure Prometheus' compliance with this requirement related to the Seller Brands.

          (d)   Prometheus shall not have the right to, and shall not, sublicense, assign, pledge, grant or otherwise encumber or transfer to any Third Party any rights licensed by GSK (or its Affiliate) to Prometheus under this Section 3.4 without GSK's prior written consent. The Parties understand and agree that, in addition to all other legal remedies, GSK (and its Affiliates) shall be entitled to immediate injunctive relief in order to enforce the terms of this Section 3.4.

          (e)   Other than as expressly provided in this Section 3.4 or elsewhere in this Agreement, Prometheus shall not use or permit any of its Affiliates or distributors to use any of the Seller Brands or any other corporate signs, trademarks or service marks or names now or hereafter owned or used by GSK or any of its Affiliates, other than the Product Intellectual Property on the terms provided herein.

        3.5    Trademark Infringement by Third Parties.    If either Party becomes aware that a Third Party is infringing any Product Marks or Product Trade Dress used in connection with any Product in the Territory, such Party will give written notice to the other Party describing in detail the nature of such infringement. During the Term, GSK and its Affiliates will have the obligation to enforce any such Product Marks or Product Trade Dress against such Third Party infringer and to settle or compromise any such possible infringement by taking such action as GSK or its Affiliates may determine in their reasonable discretion upon consultation with Prometheus; provided, however, that no settlement or consent judgment or other voluntary final disposition of any suit or action pursuant to this Section 3.5 may be entered into without the prior written consent of Prometheus.

        3.6    Rebates and Chargebacks.

          (a)    Government Rebates.    GSK shall process and be financially responsible for all rebates pursuant to any government rebate programs for all Product dispensed to patients with GSK NDC numbers through December 31, 2007. The dispense date shall be deemed to be the dispense quarter as claimed in the rebate submissions by the respective states or the District of Columbia. For Product dispensed with GSK NDC numbers on or after January 1, 2008, GSK shall continue to process government rebates, and Prometheus will reimburse GSK for all such rebates. Prometheus shall process and be financially responsible for all government rebates related to Product labeled with Prometheus NDC numbers. To the extent that a Party processes or remits payment for government rebates in respect of Product for which the other Party is financially responsible under this Section 3.6(a), the other Party shall reimburse such processing or paying Party within thirty (30) days of receipt of invoices, with corresponding utilization summary reports, that describe the requested payments in reasonable detail, other than amounts that are the subject of bona fide disputes.

          (b)    Commercial Rebates.    GSK shall process and be financially responsible for all commercial rebates related to Product sold by Third Parties through December 31, 2007. Subject to any services required of GSK under this Agreement, Prometheus shall process and be financially responsible for all commercial rebates related to Product sold by Third Parties on or after January 1, 2008. To the extent that a Party processes, issues credits or remits payment for commercial rebates in respect of Product for which the other Party is financially responsible under this Section 3.6(b), the other Party shall reimburse such processing or paying Party within thirty (30) days of receipt of invoices that describe the requested payments in reasonable detail, other than amounts that are the subject of bona fide disputes.

          (c)    Chargeback Claims.    GSK shall process and be financially responsible for all chargeback claims related to Product sold by Third Parties through December 31, 2007 ("GSK Chargeback Period"), and Prometheus shall process and be financially responsible for all chargeback claims related to Product sold by Third Parties on or after January 1, 2008. Notwithstanding the foregoing, the Parties acknowledge that the VA National Acquisition Center must approve the removal of the Product from GSK's Federal Supply Schedule ("FSS") before the responsibility of processing such chargebacks is transferred from GSK to Prometheus. Until such approval is obtained, GSK shall continue to be responsible for processing the FSS chargebacks claimed under the GSK's NDC numbers after the expiration of the GSK Chargeback Period on Prometheus' behalf, and Prometheus shall reimburse GSK for such chargeback claims. Prometheus and GSK agree that GSK shall have no financial liability for chargeback claims after the GSK Chargeback Period. To the extent that a Party processes, issues credits or remits payment for chargeback claims in respect of Product for which the other Party is financially responsible under this Section 3.6(c), the other Party shall reimburse such processing or paying Party within thirty (30) days of receipt of invoices that describe the requested payments in reasonable detail, other than amounts that are the subject of bona fide disputes.

        3.7    Medicaid Information.

          (a)   With respect to Product sold by Prometheus after the Commencement Date that bears an NDC number of GSK or any of GSK's Affiliates, Prometheus will deliver to GSK, within fifteen (15) calendar days after the end of each Calendar Quarter or reporting period as designated by CMS to include the following information: (i) on a quarterly basis, the "best price" (as defined under the Social Security Act, 42 USC § 1396r-8(c)(1)(C)) for all Product, identified by NDC number; and (ii) on a monthly and quarterly basis, the average manufacturer price ("AMP") (as defined under the Social Security Act, 42 USC § 1396r-8(k)(1)) and the relevant AMP eligible sales dollar amounts, as well as the number of AMP eligible units for all of such Product, each identified by NDC number.

          (b)   Prometheus agrees to provide to GSK any additional data or other information required for the calculation and reporting of a government mandated price, as well as the calculation of the rebates contemplated in this Section 3.7. Prometheus agrees that GSK may use all information described in this Section 3.7 in reporting to the CMS. Prometheus further agrees that all Medicaid pricing data described in this Section 3.7(b) that is included in any report to GSK will be calculated utilizing systems, processes, policies, practices and pricing methodologies that comply with the requirements of the Medicaid Rebate Law, the Medicaid Regulations, Prometheus' Medicaid agreement, if any, with the Secretary of Health and Human Services and applicable CMS Medicaid rebate program releases.

          (c)   GSK will provide Prometheus with Medicaid pricing data for the Product required to support continued filings with CMS after the transition to Prometheus NDC number, including, Base Date Average Manufacturer's Price as defined under the Medicaid Rebate Law.

        3.8    Product Returns.

          (a)   From the Effective Date through and including December 31, 2008 ("GSK Return Period"), GSK shall process and be financially responsible for all returns of Product that is labeled with GSK NDC numbers; provided, however, that GSK will not be financially responsible for any returns of Product during the GSK Return Period that are due to incorrect shipments of such Product by Prometheus or damaged shipments of such Product by Prometheus, but rather Prometheus will reimburse GSK for all such amounts paid in connection with such Product returns. Prometheus shall process and be financially responsible for all returns of Product labeled with Prometheus NDC numbers irrespective of return period, and for all returns of Product labeled with GSK NDC numbers on or after January 1, 2009. To the extent that a Party processes, issues credits or remits payment for returns in respect of Product for which the other Party is financially responsible under this Section 3.8, the other Party shall reimburse such processing or paying Party within thirty (30) days of receipt of invoices that describe the requested payments in reasonable detail, other than amounts that are the subject of bona fide disputes. Returned Product shall not be transferred between the Parties, but instead shall be destroyed by the receiving Party. Each Party shall destroy, or cause to be destroyed, all such returned Product in a manner consistent with Applicable Law, and the costs of such destruction shall not be reimbursed.

          (b)   Neither Party shall instruct, recommend or attempt to induce customers who have previously purchased Product from it to (A) return such Product when that would not otherwise have been the case but for such Party's instructions, recommendations or inducement or (B) delay the return of such Product. For the avoidance of doubt, Prometheus' shipment units of Product to customers in the ordinary course will not be deemed to violate this Section 3.8(b).

        3.9    Pricing.    As of the Commencement Date and continuing during the Term, Prometheus will have the sole authority to determine the prices of the Products sold by it during the Term and to establish its own pricing policy for the Products in the Territory, including price increases or decreases and the timing thereof as determined by Prometheus.

        3.10    Sales Force.

          (a)   All members of Prometheus' sales force (including sales management and sales representatives) will complete a Product-related training program conducted by Prometheus at its cost and expense. Prometheus will have the sole responsibility for preparing all materials for the Products for sales training purposes as needed. Ongoing training of Prometheus' sales representatives and other personnel will be the responsibility of Prometheus at its cost and expense. The contents of any training provided by Prometheus that relates to the Products will be developed and coordinated by Prometheus, and Prometheus will be solely responsible for training its sales force (including sales management and sales representatives) with regard to Applicable Law and directing such sales force and sales force personnel to be compliant with Applicable Law, regardless of whether Prometheus utilizes materials previously used by GSK for training.

          (b)   As of the Commencement Date and continuing during the Term, Prometheus will maintain a compliance and audit program to ensure that the activities of its sales force (including management and sales representatives) are consistent with the FD&C Act, the Anti-Kickback Statute, the PDMA and the PhRMA Code.

          (c)   As of the Commencement Date and continuing during the Term, Prometheus will not hire or employ an Ineligible Person as either an employee or contractor to conduct any promotional, sales, distribution and/or any other activities relating to any Product in the Territory under this Agreement.

ARTICLE IV

MANUFACTURE AND SUPPLY OF PRODUCT

        4.1    Exclusive Purchase of Product.    During the Term and subject to the terms and conditions of this Agreement, GSK agrees to exclusively supply and sell to Prometheus, and Prometheus agrees to exclusively purchase from GSK, the Products. Notwithstanding the foregoing, GSK shall have the right to supply the Products to its Customers prior to the Commencement Date to fill Customer Orders accepted by GSK prior to the Commencement Date.

        4.2    Deliveries of Product.    Within three (3) Business Days after the Effective Date, each Party shall provide information reasonably requested by the other Party to establish such Party as a supplier or customer within the other Party's systems (the "Background Information"). Thereafter, GSK shall, not later than the [***] following provision of such Background Information, deliver the Product quantities specified on Schedule 4.2 (the "Existing Inventory Delivery"). Additionally, within [***] after the Effective Date, Prometheus shall deliver to GSK one (1) purchase order (for the Existing Inventory Delivery); provided, however, that if GSK does not receive a purchase order for any such delivery, Prometheus shall be deemed to have provided a purchase order for the Existing Inventory Delivery.

ARTICLE V

PRICES FOR PRODUCTS; PAYMENTS; SHIPMENT

        5.1    Prices for Products.    During the Term, Prometheus shall pay the applicable price for each Product set forth on Schedule 5.1, attached hereto and incorporated herein.

        5.2    Invoices.    All invoices for Products shall be submitted by GSK (or its Affiliate) to Prometheus at 9410 Carroll Park Drive, San Diego, CA 92121 upon delivery of Products to the Destination Site.

        5.3    Payment.    Payments for Products invoiced under Section 5.2 above shall be due net thirty (30) days from the date of invoice. Any payment due GSK (or its Affiliate) from Prometheus that is past due under this Agreement and not subject to a bona fide dispute shall bear interest at a rate equal to the [***] of (i) [***] percent ([***]%) per year or (ii) the maximum rate permitted by Applicable Law, calculated based on the number of days that the payment is delinquent. Prometheus and GSK stipulate and acknowledge that the credit terms stated herein expressly represent a financial accommodation and are a material and not merely incidental part of this Agreement. Accordingly, Prometheus' rights to any extension of credit are subject to 11 U.S.C. §§ 365(c)(2) and 365(e)(2)(B). Prometheus and GSK further stipulate and acknowledge that the financial condition of Prometheus is a material condition to GSK's willingness to sell on credit to Prometheus, and accordingly, if Prometheus fails to timely pay any amount due under this Section 5.3 (excluding amounts that are the subject of a bona fide dispute), at GSK's sole election, GSK may require cash payment or appropriate security before manufacture or shipment of any further orders.

        5.4    Shipment; Title; Risk of Loss.    During the Term, all Products shall be shipped [***] (as defined in INCOTERMS, 2000 edition, published by the International Chamber of Commerce, ICC Publication 560) the [***]. Title to and risk of loss with respect to any Products shall pass from GSK to Prometheus when such Products are [***] the [***].

        5.5    Inspection of Shipments.

          (a)    General; Acceptance.    Prometheus shall inspect each delivery of the Products and shall report to GSK any loss or damage observed in such shipment within [***] of delivery of such shipment to the Destination Site. Prometheus shall notify GSK of Prometheus' placing any Products on hold for further investigation of a Nonconformity, or of Prometheus' rejection of any batch (or part thereof) of any Product within [***] after delivery of such Products to Prometheus. Prometheus' notice shall state the basis for the hold or rejection. Other than with respect to a latent defects, failure to give notice within this thirty (30) day period shall constitute acceptance of any Product delivered. In the event that Prometheus discovers a latent defect that constitutes a Nonconformity then the Parties shall perform an investigation and take the actions pursuant to Section 6.2(c).

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          (b)    Quantitative Discrepancies.    Prometheus shall notify GSK in writing of any claim relating to quantitative discrepancies from the applicable shipping documentation in any shipment of the Products for which Prometheus considers GSK to be responsible within [***] following receipt of any such shipment. Any claim related to a quantitative discrepancy that is not made within such [***] will be deemed to have been waived by Prometheus and Prometheus will be obligated to make payment for such Product in accordance with Section 5.3 above. In the event Prometheus determines there is a quantitative discrepancy, then GSK will investigate such discrepancy, with Prometheus' reasonable cooperation. If the investigation results determine that GSK is responsible for such discrepancy, the actual quantity will be adjusted to reflect the results of such investigation. Prometheus' exclusive remedy will be to pay for actual quantity shipped as provided herein.

        5.6    Taxes.    Prometheus shall timely pay (i) any and all Taxes arising out of any payment, transaction, or activity under this Agreement to the extent that Prometheus is liable for such Taxes under the Laws of the Governmental Authority that imposes said Taxes and (ii) any and all Taxes arising out of any payment, transaction, or activity under this Agreement to the extent that GSK (or, when applicable, GSK's Affiliates, successors or assigns) is liable for such Taxes but only if, and to the extent that, the Laws of the Governmental Authority that imposes said Taxes mandate that Prometheus shall pay said Taxes on behalf of GSK (or GSK's Affiliates, successors or assigns); provided, however, that Prometheus shall not be responsible for the payment of any fines, penalties, additions to tax, or other amounts imposed by reason of the failure of GSK to comply with the requirements of the applicable Governmental Authority or the negligence or willful misconduct of GSK, its Affiliates, successors or assigns. Prometheus shall be entitled to deduct and offset from any payment due to GSK (or, when applicable, to GSK's Affiliates, successors or assigns) under this Agreement an amount that is equal to the amount of Taxes actually paid by Prometheus to a Governmental Authority pursuant to the immediately preceding sentence; provided, however, that:

          (a)   the amount that Prometheus may deduct and offset under this Section 5.6(a) shall not include any interest, fines, penalties, additions to tax, or additional amounts imposed solely by reason of the failure of Prometheus to comply with the reporting requirements of the applicable Governmental Authority and/or timely pay said Taxes pursuant to this Agreement, and provided, further, that:

          (b)   Prometheus (i) produces to GSK proof of actual payment of said Taxes to the applicable Governmental Authority, (ii) further produces to GSK any other documents and information reasonably requested by GSK that could assist GSK to obtain any applicable tax credit with respect to said Taxes, (iii) uses Commercially Reasonable Efforts to comply with reasonable written requests of GSK, at GSK's sole expense, to take any proper action that may minimize or eliminate any Taxes referred to in this Section 5.6(a), (iv) uses Commercially Reasonable Efforts to cooperate with GSK, at GSK's sole expense, so that GSK may claim a refund of, or an exemption from, such Taxes, and (v) uses Commercially Reasonable Efforts to otherwise render assistance to GSK, at GSK's sole expense, so that GSK could be in a position to comply with the Applicable Laws pertaining to Taxes of the applicable Governmental Authority.

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE VI

OTHER RESPONSIBILITIES

        6.1    Quality and Testing.

          (a)    Quality.    GSK shall manufacture, test, package, store, label, release and deliver all Products in accordance with the Specifications, cGMPs, and Applicable Laws.

          (b)    Testing of Product.    Prior to release of the Products to finished goods inventory, GSK shall test the Products in accordance with the testing procedures described in the Specifications, and shall provide Prometheus with a Certificate of Analysis for each batch of Product upon delivery to Prometheus.

          (c)    Distribution Compliance Audit.    At any time during the Term (but no more than once), during normal business hours and upon reasonable notice from GSK (and at dates and times mutually agreed upon by the Parties), duly authorized representatives of GSK may review and inspect, to the extent relevant to Prometheus' marketing, distribution and storage of the Products, Prometheus' premises and facilities, as well as the records and documentation maintained by Prometheus, for the purpose of determining compliance by Prometheus with its obligations under this Agreement.

          (d)    Facility Audit and Inspection Rights.    In the event of an Adverse Event, recall, or inspection required by the FDA or other Governmental Authority during the Term and solely related to the Product, Prometheus shall have the right at any time upon oral or written notice to GSK of [***] to audit and inspect those portions of the facility used in the manufacture, packaging, storage, testing, holding, distribution or other handling, receiving or invoicing of the Products for the sole purposes of ensuring compliance with the Specifications, and, as related to the Products, each of cGMPs and Applicable Laws. Prometheus shall have the right to audit and inspect all inventories of Products contained at such facility. Such audits or inspections shall be limited to not more than [***] and shall occur during normal business hours. Prometheus' audit and inspection rights under this Section 6.1(d) shall not extend to any portions of the facility, documents, records or other information which do not relate to Products. GSK may redact information relating to Third Parties or their respective products or materials from any documents deliverable to Prometheus in connection with Prometheus' exercise of its audit and inspection rights hereunder. Inspection by Prometheus or documentation provided to Prometheus related to any of GSK's suppliers or subcontractors related to the manufacture of Product is subject to consent of such GSK supplier or subcontractor. GSK may participate in Prometheus' audit and shall respond to any issues raised by Prometheus based on such audit. For the avoidance of doubt, nothing in this Section 6.1(d) shall obligate GSK to make available to Prometheus documents indicating GSK's underlying costs related to manufacture of the Products.

        6.2    Nonconformity; Product Complaints, Adverse Events; Recalls.

          (a)    Notice.    If either Party becomes aware that any batch or shipment of Product has a Nonconformity, at any time regardless of the status of GSK's testing and quality assurance activities, such Party shall notify the other Party within twenty-four (24) hours of becoming aware of such Nonconformity. "Nonconformity" means a Product characteristic that is (i) attributable to a Party's failure to manufacture, test, package, store, label, release or deliver, as applicable, any Product in accordance with the Specifications, cGMPs and/or Applicable Laws or (ii) causes any Product to fail to conform to the Specifications.

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          (b)    Products Subject to Nonconformity.    Any batch or shipment of Product that is the subject of a Nonconformity shall be handled as follows:

              (i)  Any Products held in inventory by GSK shall not be shipped to Prometheus; and

             (ii)  Any Products shipped to Prometheus and held in stock by Prometheus shall maintain a "hold" or "unpassed" status, and shall not be released into passed inventory of Prometheus, until the Parties have completed any investigations related to such Products and mutually approved in writing the disposition of the Product subject to the Nonconformity.

          (c)    Investigations.    During the Term, GSK shall be responsible for investigating all reports of Nonconformity, Product complaints, Adverse Events, field alerts, Product recalls and Product-related investigations in order to assure the conformity of Products to Specifications and cGMPs and the safety and efficacy of the Products. The Parties shall act promptly and shall cooperate fully in such investigations. Unless otherwise specified in the Safety Data Exchange Agreement, within twenty-four (24) hours after receipt, Prometheus shall notify GSK, via telephone and e-mail, of any and all reports that Prometheus receives of Product complaints, Adverse Events, field alerts, Product recalls and Product-related investigations.

            (i)    Recalls.    After conducting an investigation pursuant to this Section 6.2(c), in the event GSK deems it necessary or is otherwise required by a Governmental Authority to initiate a recall, withdrawal or field correction of, field alert report or comparable report with respect to any Product (in each instance, a "Product Event"), GSK shall notify Prometheus and Prometheus shall fully cooperate with GSK to address such Product Event. The costs and expense of such Product Event shall be borne by GSK except to the extent that the recall is required as a result of any Nonconformity occurring after the delivery of the Product to Prometheus' Destination Site, in which case Prometheus shall bear the costs of such recall.

            (ii)    Independent Testing.    If the Parties disagree as to whether any Product subject to hold or rejection had a Nonconformity or latent defect, Prometheus' most senior quality assurance officer and GSK's Manufacturing Division Quality Director, or such other persons as they may designate in writing, shall confer to review samples and/or batch records, as appropriate. If the disagreement is not resolved, then samples, batch records and other data relating to the batch in dispute shall promptly be submitted for testing and evaluation to an independent Third Party (including a testing laboratory) approved in writing by both Parties. The findings of the Third Party shall be final and binding on the Parties. The Product shall be deemed properly rejected if the Product is found by the Third Party to have had a Nonconformity at the time of delivery to Prometheus Destination Site and shall be deemed accepted by Prometheus if the Product is found by the Third Party to have not had a Nonconformity at the time of delivery to Prometheus Destination Site. The costs of the testing and evaluation shall be borne by Prometheus except to the extent that the Product is found to have a Nonconformity at the time of delivery to Prometheus Destination Site.

            (iii)    Replacement/Refunds for Existing Inventory Delivery.    In the event the Existing Inventory Delivery contains Nonconforming Product, and it is determined pursuant to an investigation under Section 6.2(c) herein that such Nonconformity occurred prior to delivery to the Prometheus' Destination Site, then GSK shall (1) refund Prometheus the price paid by Prometheus to GSK for the affected Product under the original invoice for such affected Product or (2) reimburse Prometheus for the actual costs incurred, directly or indirectly, in shipping, insurance premiums, duties, taxes paid or any other out-of-pocket charges incurred in connection with the collection, transportation and, as determined at GSK's discretion, return or destruction of the affected Product.

        6.3    Retention of Product Registrations.

          (a)   During the Term, GSK will have sole responsibility for maintaining, and will maintain, the Registrations in the Territory at its expense, including without limitation filing NDA Annual Reports, and paying all user fees, product fees and establishment fees associated with the Registrations in the Territory. Prometheus will cooperate with GSK with respect to obtaining and maintaining the Registrations, and will execute, acknowledge and deliver such further instruments at GSK's request, and use Commercially Reasonable Efforts to do all such other acts, as promptly as possible, which may be necessary or appropriate to obtain and maintain the Registrations in the Territory. Prometheus will, on a timely basis and in response to requests made by GSK from time to time, provide to GSK all information that Prometheus has from time to time during the Term for the Products that is reasonably necessary and relevant to GSK's obligations hereunder to fulfill such Registration maintenance requirements (including, but not limited to, providing sales distribution information concerning the Products).

          (b)   During the Term, GSK and Prometheus each will make its respective facilities available at reasonable times during business hours for inspection by representatives of Governmental Authorities relating to the manufacture, sale, marketing, promotion, distribution, or use of the Products in the Territory. GSK and Prometheus each will notify the other within twenty-four (24) hours (or, if such twenty-four (24) hour period ends on a day that is not a Business Day, then prior to noon on the next following Business Day) of receipt, and provide a copy thereof, of any notice of any FDA or other Governmental Authority inspection, investigation or other inquiry, or other material governmental notice or communication, relating to the manufacture, sale, marketing, promotion, distribution, or use of any Product in the Territory during the Term. Prometheus and GSK will cooperate with each other during any such inspection, investigation or other inquiry. Prometheus and GSK will discuss any response to observations or notifications received in connection with any such inspection, investigation or other inquiry and each will give the other an opportunity to comment upon any proposed response before it is made; provided, however, that Prometheus will be solely responsible for responding to inquiries and actions from Governmental Authorities relating to Promotional Activities and Promotional Materials as contemplated by Section 3.2. During the Term, in the event of disagreement concerning the form or content of such response, however, GSK will be responsible for deciding the appropriate form and content of any response with respect to any of its Governmental Authority cited activities and Prometheus will be responsible for deciding the appropriate form and content of any response with respect to any of its Governmental Authority cited activities. Prometheus and GSK will provide each other with copies of all correspondence received by it from, or filed by it with, any Governmental Authority to the extent pertaining to any Product in the Territory or its labeling, packaging, distribution, promotion, advertisement, marketing or sale in the Territory. Subject to Prometheus' obligation to provide correspondence with Governmental Authorities in accordance with Section 3.2(b)(ii) or this Section 6.3(b), Prometheus will not provide copies of Promotional Materials to GSK unless requested by GSK in writing as provided in Section 3.2(b)(ii). In addition, GSK will provide Prometheus copies of all material correspondence received by GSK from, or filed by GSK with, any Governmental Authority to the extent such correspondence or filing could reasonably, in GSK's opinion, have a material affect on Prometheus' ability to perform its obligations under this Agreement.

          (c)   During the Term, GSK will have sole responsibility and authority for, and control of, all package inserts and package labeling (and any changes or supplements thereto) for the Products, and will have the responsibility at its expense for securing any approvals required by FDA to any such changes or supplements thereto. Prometheus will not at any time do, and neither will Prometheus permit its agents or representatives to do, any act in the Territory in violation of the Registration for any Product. In the event that any filings are required to be made with or approvals required to be obtained from applicable regulatory authorities in order to change or supplement the package inserts and labeling, GSK will have the sole responsibility for and authority to effect such filings and the sole right and discretion on how to effect such changes at GSK's expense. GSK will promptly, but in no event less than five (5) Business Days, advise Prometheus in writing of any changes or supplements to the package inserts and package labeling for any Product. The Parties acknowledge and agree that all Products sold during the Term will be sold under a GSK label.

        6.4    Prosecution and Maintenance of Product Marks and Product Patent Rights.

          (a)   GSK will have the obligation to register and maintain, or cause to be registered and maintained, at its cost and expense, the Product Marks in the Territory during the Term.

          (b)   Notwithstanding any other provision of this Agreement to the contrary, GSK and its Affiliates will have the obligation to prosecute and maintain the Product Patent Rights and Product Know-How during the Term. GSK will not abandon any Product Patent Rights in the Territory during the Term.

          (c)   GSK will have the sole right, but not the obligation, at its sole discretion and expense, to maintain and enforce any contract entered into by GSK covering the supply of any compounds, intermediates, biomaterials, packaging components, containers and other materials used in the manufacture of the Products.

          (d)   During the Term, if either Party becomes aware of actual or threatened infringement of any Product Patent Rights anywhere in the Territory by a Third Party, including any action or proceeding filed in connection with an ANDA filed by a Third Party related to the Product Intellectual Property, that Party will promptly notify the other Party in writing. During the Term, GSK will have the first right, but not the obligation, to bring, at its own expense, an infringement action against any Third Party. If GSK does not commence a particular infringement action within [***] of receipt of the notice of infringement, then Prometheus, after notifying GSK in writing, will be entitled but will have no obligation to bring such infringement action at its own expense. The Party conducting such action will have full control over and will use Commercially Reasonable Efforts to conduct such action, including settlement thereof subject to Section 6.4(f). In any event, during the Term, GSK and Prometheus will provide reasonable assistance to one another and will reasonably cooperate in any such litigation at the other's request without expense to the requesting Party.

          (e)   GSK and Prometheus will recover its actual and reasonable out-of-pocket expenses associated with any litigation or settlement thereof from any recovery made by either Party. In the event GSK was the Party to commence an infringement action pursuant to Section 6.4(d), any excess amount attributable to compensatory or punitive damages for infringement of any Product Patent Rights will be shared between Prometheus and GSK, provided that Prometheus' share of any excess amount attributable to compensatory or punitive damages for sales of the infringing product that was the subject of the litigation will be limited to the amount of, or proportionate to,

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

  compensation that Prometheus would have been entitled to receive had those been sales of a Product in the Territory made by Prometheus. In the event Prometheus was the Party to commence an infringement action pursuant to Section 6.4(d), then any excess amount attributable to infringement of any patents included within the Product Intellectual Property will be retained solely by Prometheus.

          (f)    If such infringement litigation or settlement is commenced during the Term, the Parties will keep one another informed of the status of its activities regarding any litigation or settlement thereof concerning the Product Intellectual Property; provided, however, that no settlement or consent judgment or other voluntary final disposition of any suit or action pursuant to Section 6.4(d) may be entered into without the consent of the other Party if such settlement would subject such Party to an injunction or if such settlement or judgment would materially diminish or limit or otherwise materially and adversely affect the rights, activities or financial interests of such Party.

          (g)   Each Party shall retain the right to be represented by counsel of its own selection and its own expense in any suit or other action instituted by the other Party pursuant to Section 6.4(d).

ARTICLE VII

ROYALTIES AND AUDIT RIGHTS

        7.1    Compensation.    In consideration of GSK entering into this Agreement, and in addition to its payments for Product supply under Section 5.3, Prometheus shall pay GSK a royalty of [***] percent ([***]%) of Net Sales of all Products sold by Prometheus during the Term. All royalty payments will be made by Prometheus to GSK within thirty (30) days of the end of the Term.

        7.2    Manner of Payment.

          (a)   All payments to be made by Prometheus to GSK or its designated Affiliates pursuant to this Agreement will be made in the currency of the United States and by wire transfer to the designated account in accordance with the wire instructions provided by GSK in writing to Prometheus.

          (b)   Prometheus acknowledges and agrees that unauthorized deductions or past due accounts may result in a delay or a suspension of Product shipments, unless such amounts are subject to a bona fide dispute.

        7.3    Late Payments.    In the event that any uncontested payment due under this Agreement is not made when due, the payment will accrue interest from the date due at an interest rate per annum equal to the [***] of (i) [***] percent ([***]%) or (ii) the maximum rate permitted by Applicable Law, calculated based on the number of days that the payment is delinquent. The payment of such interest will not limit a Party from exercising any other rights it may have as a consequence of the lateness of any payment.

        7.4    Right of Offset.    The Parties agree that in the event that any undisputed payment obligation on the part of Prometheus to GSK under the terms of this Agreement is not made by Prometheus when such payment is due, then in such event and as long as such amount remains unpaid GSK will be entitled to offset such unpaid amount against any amounts which may otherwise be due to Prometheus from GSK under this Agreement.

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

        7.5    Audit Rights.

          (a)   Subject to the other terms of this Section 7.5, upon prior written notice from GSK to the Prometheus (and at a date and time agreed upon by the Parties), and at the expense of GSK (except as otherwise provided herein), Prometheus will permit an independent certified public accountant reasonably selected by GSK and reasonably acceptable to Prometheus (the "Auditor") to inspect (during regular business hours) the records relating to sales of the Products in the Territory for purposes of verifying Net Sales. Such inspection shall be limited to a single time and must take place within twelve (12) months of expiration of the Term.

          (b)   The Auditor will be instructed to provide an audit report containing its conclusions regarding the audit, and specifying whether the amounts paid by Prometheus to GSK hereunder were correct, and, if incorrect, the amount of any underpayment or overpayment. The Auditor further will be instructed to redact any proprietary information of Prometheus not relevant to the calculation of royalties prior to providing that audit report to GSK. The audit report will be made available to both Parties but shall deemed to be Confidential Information of Prometheus, and used by GSK only for purposes germane to this Section 7.5. Absent error, the results of the audit shall be binding on both Parties.

          (c)   Prometheus shall have [***] from the release of the audit report to send written notice to GSK that Prometheus disputes the results of such audit due to error. Within [***] after the date of such notice from Prometheus, the Parties will seek to resolve such dispute by good faith negotiation between the Senior Vice President of U.S. pharmaceuticals, Research Triangle Park at GSK or his/her designee and Chief Executive Officer of Prometheus or his/her designee (the "Executives"). The decision of the Executives shall be binding on both Parties.

          (d)   After review of the Auditor's report: (i) if there is an underpayment by Prometheus for the period in question, then Prometheus shall pay GSK the full uncontested amount of that underpayment, and (ii) if there is an overpayment by Prometheus for the period in question, then GSK shall provide to Prometheus a credit against future payments (such credit equal to the full amount of that overpayment), or, if Prometheus is not obligated to make any future payments to GSK, then GSK shall pay to Prometheus the full amount of that overpayment. Any uncontested payments due under this section shall be paid within ten (10) business days after the audit report is received, and any underpayments due to GSK shall include interest at the rate provided in Section 7.3. If the total amount of any underpayment exceeds [***] percent ([***]%) of the amount previously paid by Prometheus for the period subject to audit, then Prometheus shall pay all costs and expenses for the audit, otherwise GSK shall pay the costs for the audit.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

        8.1    Representations and Warranties of Both Parties.    Each Party hereby represents and warrants to the other Party that, as of the Effective Date:

          (a)    Good Standing.    Such Party is duly organized, validly existing and in good standing under the Applicable Law of the state of its incorporation, is duly qualified to transact the business in which it is engaged in each jurisdiction where failure to be so qualified would have a material adverse effect upon its business as currently conducted, and has full corporate power and authority to enter into this Agreement and to carry out the provisions of this Agreement.

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          (b)    Power and Authority.    Such Party has the requisite power and authority and the legal right to enter into this Agreement, and to perform its obligations hereunder, and has taken all necessary corporate action on its part to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder. All Persons who have executed this Agreement on behalf of such Party, or who will execute on behalf of such Party any agreement or instrument contemplated hereby, have been duly authorized to do so by all necessary corporate action.

          (c)    Binding Obligation.    This Agreement has been duly executed and delivered on its behalf and (assuming the due execution and delivery hereof by the other Party) each such agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, except that:

              (i)  such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar Applicable Law now or hereafter in effect relating to creditors rights generally; and

             (ii)  such enforcement may be limited by equitable principles and Applicable Law.

        8.2    Representations and Warranties of GSK.    GSK hereby represents and warrants to Prometheus that, as of the Effective Date:

          (a)    No Violation of Instruments or Contracts.    The execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby will not:

              (i)  violate the Certificate of Incorporation or By-Laws of GSK;

             (ii)  to GSK's knowledge, materially conflict with or result in a material breach of any of the terms, conditions or provisions of, or constitute an express event of default under, any material instrument, agreement, mortgage, judgment, order, award, or decree to which GSK is a party or by which it is bound; or

            (iii)  except for the requisite filings under the HSR Act and the expiration or termination of the waiting period thereunder, to GSK's knowledge, require the affirmative approval, consent, authorization or other order or action of any court, Governmental Authority or of any creditor of GSK or any of its Affiliates.

          (b)    Compliance with Applicable Law.

              (i)  GSK and its Affiliates are, and will ensure that they remain throughout the Term, in compliance with all requirements of Applicable Law within the Territory, except to the extent that any noncompliance would not have a material adverse effect on the conduct of the distribution, manufacture or sale of any Product, and would not have a material adverse effect on GSK's ability to perform its obligations under this Agreement.

             (ii)  Throughout the Term, the manufacture, packaging, processing, transport, storage, disposal and other handling of any Products by GSK until delivery to the Destination Site shall be in accordance with and conform to the Specifications, cGMPs and all material Applicable Laws.

            (iii)  Neither GSK nor any of its Affiliates are debarred, suspended or otherwise excluded by any Governmental Authority from receiving government contracts in the Territory, nor is it, or its Affiliates or any of its employees debarred under the applicable provisions of the FD&C Act.

            (iv)  Except as set forth in Schedule 3.2, the GSK Promotional Materials have been reviewed and pre-cleared under 21 CFR 314 Subpart H by DDMAC in accordance with the FD&C Act.

          (c)   Other than for Third Party claims, GSK's sole liability and Prometheus' exclusive remedy for GSK's breach of the foregoing warranty in Sections 8.2(b)(ii) and 8.2(b)(iii) shall be as set forth in Section 6.2(c)(iii).

          (d)    Disclaimer:    THE REPRESENTATIONS AND WARRANTIES OF GSK PROVIDED IN THIS AGREEMENT DO NOT APPLY TO ANY PRODUCTS TO THE EXTENT THAT SUCH PRODUCTS FAIL TO CONFORM TO SPECIFICATIONS DUE TO (i) OCCURRENCES AFFECTING OR ALTERING THE PRODUCTS AFTER THEY ARE DELIVERED TO THE DESTINATION SITE, OR (ii) ACTIONS TAKEN OR FAILED TO BE TAKEN AFTER THE PRODUCTS WERE DELIVERED BY GSK TO PROMETHEUS.

        8.3    Representations and Warranties of Prometheus.    Prometheus hereby represents and warrants to GSK that, as of the Effective Date:

          (a)    No Violation of Instruments or Contracts.    The execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby will not:

              (i)  violate the Certificate of Incorporation or By-Laws of Prometheus;

             (ii)  to Prometheus' knowledge, materially conflict with or result in a material breach of any of the terms, conditions or provisions of, or constitute an express event of default under, any material instrument, agreement, mortgage, judgment, order, award, or decree to which Prometheus is a party or by which it is bound, or

            (iii)  except for the requisite filings under the HSR Act and the expiration or termination of the waiting period thereunder, to Prometheus' knowledge, require the affirmative approval, consent, authorization or other order or action of any court, Governmental Authority or of any creditor of Prometheus or any of its Affiliates.

          (b)    Compliance with Applicable Law.

              (i)  Prometheus and its Affiliates are, and will ensure that they remain throughout the Term, in compliance with all requirements of Applicable Law, Specifications and cGMPs in connection with the transport, store, marketing, promotion, distribution and sale of the Product within the Territory, except to the extent that any noncompliance would not have a material adverse effect upon its ability to perform its obligations under this Agreement.

             (ii)  Neither Prometheus nor any of its Affiliates are debarred, suspended or otherwise excluded by any Governmental Authority from receiving government contracts in the Territory, nor is it, or its Affiliates or any of its employees debarred under the applicable provisions of the FD&C Act.

        8.4    No Implied Representations or Warranties.    OTHER THAN AS EXPRESSLY SET FORTH IN THIS ARTICLE VIII, NEITHER PARTY MAKES OR GIVES ANY OTHER REPRESENTATIONS OR WARRANTIES UNDER THIS AGREEMENT WHATSOEVER, AND EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE, AND WARRANTIES OF NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY OF ANY THIRD PARTY. NOTHING IN THIS SECTION 8.4 OR THIS AGREEMENT IS INTENDED TO MODIFY AND/OR LIMIT ANY PROVISIONS, OBLIGATIONS, RIGHTS OR REMEDIES IN THE ASSET PURCHASE AGREEMENT.

        8.5    No Reliance by Third Parties.    The representations and warranties of a Party set forth in this Agreement are intended for the sole and exclusive benefit of the other Party hereto, and may not be relied upon by any Third Party.

ARTICLE IX

DISPUTE RESOLUTION AND INDEMNIFICATION

        9.1    Dispute Resolution.    Except as set forth in Section 7.5(c), if a dispute or controversy regarding any right or obligation under this Agreement, arises between the Parties which they are unable to resolve (a "Dispute"), each of the Parties will, within a reasonable amount of time after any such Dispute arises (or in the event that the Cure Period applies, then within a reasonable amount of time after the expiration of the Cure Period), be entitled to submit to the other Party written notice of such Dispute, with such notice setting forth in reasonable detail the nature of the Dispute (the "Dispute Notice"). For a period of [***] after the date of the receiving Party's receipt of the Dispute Notice, the Parties will seek to resolve such Dispute by good faith negotiation between the Executives. If at the end of such [***] period the Dispute remains unresolved, the Parties may seek relief for such Dispute using any appropriate administrative or judicial mechanism which may be available, subject to Section 13.12. The provisions of this Section 9.1 will not restrict in any way the Parties' rights to seek preliminary injunctive or other equitable relief from any court having jurisdiction.

        9.2    GSK Indemnification Obligations.    GSK will indemnify, defend and hold harmless Prometheus, its Affiliates, and their respective officers, directors, trustees, agents, employees and sublicensees (collectively, "Prometheus Indemnitees"), from and against any and all losses, liabilities, claims, obligations, demands, awards, settlements, penalties, fines, suits, damages, costs (including costs of investigation, defense and enforcement of this Agreement), fees, taxes, and expenses, including reasonable attorneys' fees, experts' fees and expenses (collectively, "Losses"), involving a claim or action of a Third Party, incurred or suffered by the Prometheus Indemnitees or any of them by reason of, arising out of or in connection with:

          (a)   the negligent, reckless or willful actions or omissions of GSK in performing GSK's obligations under this Agreement;

          (b)   the material breach of any obligation, covenant, warranty or representation made by GSK under this Agreement;

          (c)   the distribution, marketing, advertisement, promotion or sale of any Product in the Territory by or on behalf of GSK and/or its Affiliates prior to the Commencement Date;

          (d)   any violation of Applicable Law by GSK in the performance of any of GSK's obligations under this Agreement;

          (e)   the content of the GSK Promotional Materials;

          (f)    any claim that the Product, the Product Intellectual Property, the Seller Brands or GSK's manufacturing processes or procedures infringe upon or misappropriate the Intellectual Property rights of any Third Party; or

          (g)   Taxes (or the nonpayment thereof) that are the responsibility of GSK pursuant to Section 5.6;

        provided, however, except in each case to the extent that such Loss is attributable to any matter for which Prometheus is obligated to indemnify a GSK Indemnitee as provided in Section 9.3 below.

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

        9.3    Prometheus Indemnification Obligations.    Prometheus will indemnify, defend and hold harmless GSK, its Affiliates, and their respective officers, directors, trustees, agents, employees and sublicensees (collectively, "GSK Indemnitees"), from and against any and all Losses, involving a claim or action of a Third Party, incurred or suffered by the GSK Indemnitees or any of them, by reason of, arising out of or in connection with:

          (a)   the negligent, reckless or willful actions or omissions of Prometheus in performing Prometheus' obligations under this Agreement;

          (b)   the material breach of any obligation, covenant, warranty or representation made by Prometheus under this Agreement;

          (c)   any claims for liability relating to the Product which arise from events or circumstances occurring on or after the Closing Date;

          (d)   the distribution, marketing, advertisement, promotion or sale of any Product by Prometheus or its Affiliates during the Term;

          (e)   any violation of Applicable Law by Prometheus in the performance of any of Prometheus' obligations under this Agreement;

          (f)    any claim that use of the Prometheus corporate trademark on the GSK Promotional Materials infringe upon or misappropriate the Intellectual Property rights of any Third Party;

          (g)   any claim that the Product, the Product Intellectual Property, the Seller Brands or GSK's manufacturing processes or procedures infringe upon or misappropriate the Intellectual Property rights of any Third Party solely to the extent related to a change in Specifications requested by Prometheus after the Effective Date; or

          (h)   Taxes (or the nonpayment thereof) that are the responsibility of Prometheus pursuant to Section 5.6;

        provided, however, except in each case to the extent that such Loss is attributable to any matter for which GSK is obligated to indemnify a Prometheus Indemnitee as provided in Section 9.2 above.

        9.4    Indemnity Procedures.    A Person entitled to indemnification pursuant to either Section 9.2 or Section 9.3 will hereinafter be referred to as an "Indemnitee." A Party obligated to indemnify an Indemnitee hereunder will hereinafter be referred to as an "Indemnitor." In the event an Indemnitee is seeking indemnification under either Section 9.2 or Section 9.3, the Indemnitee will inform the Indemnitor of a claim as soon as reasonably practicable after it receives notice of the claim, it being understood and agreed that the failure by an Indemnitee to give notice of a Third Party claim as provided in this Section 9.4. will not relieve the Indemnitor of its indemnification obligation under this Agreement except and only to the extent that such Indemnitor is actually prejudiced as a result of such failure to give notice. The Indemnitee will permit the Indemnitor to assume direction and control of the defense of the claim (including, subject to this Section 9.4, the right to settle the claim solely for monetary consideration), and, at the Indemnitor's expense, will co-operate as reasonably requested in the defense of the claim. The Indemnitee will have the right to retain its own counsel at its own expense; provided, that, if the Indemnitor assumes control of such defense and the Indemnitee reasonably concludes, based on advice from counsel, that the Indemnitor and the Indemnitee have conflicting interests with respect to such action, suit, proceeding or claim, the Indemnitor will be responsible for the reasonable fees and expenses of counsel to the Indemnitee solely in connection therewith. The Indemnitor may not settle such action or claim, or otherwise consent to an adverse judgment in such action or claim, which would subject the Indemnitee to an injunction or if such settlement or judgment would materially diminish or limit or otherwise adversely affect the rights, activities or financial interests of the Indemnitee, without the express written consent of the

Indemnitee; provided, that, the Parties expressly acknowledge that any payment of Tax by a Party will not constitute the settlement of a Third-Party Claim.

        9.5    No Punitive or Exemplary Damages.    IN NO EVENT WILL EITHER PARTY BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS) SUFFERED BY EITHER PARTY, RESPECTIVELY UNDER THIS AGREEMENT, EXCEPT TO THE EXTENT OF ANY SUCH DAMAGES PAID TO A THIRD PARTY AS PART OF A THIRD PARTY CLAIM.

        9.6    Insurance.

          (a)    GSK Insurance Requirements.    During the Term of this Agreement, GSK shall at all times maintain insurance policies or self-insurance in such amounts and with such scope of coverage as are adequate to cover GSK's obligations under this Agreement.

          (b)    Prometheus Insurance Requirements.    During the Term of this Agreement, Prometheus shall at all times maintain insurance policies or self-insurance in such amounts and with such scope of coverage as are adequate to cover Prometheus' obligations under this Agreement.

ARTICLE X

FORCE MAJEURE

        10.1    Force Majeure.    Any delays in performance by any Party under this Agreement, other than with respect to the payment of obligations, shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected, including but not limited to acts of God, embargoes, governmental restrictions, terrorism, materials shortages or failure of any supplier (where such shortage or failure is attributable to an event of force majeure suffered by such supplier), fire, flood, explosion, earthquake, hurricanes, storms, tornadoes, riots, wars, civil disorder, failure of public utilities or common carriers, labor disturbances, rebellion or sabotage. The Party suffering such occurrence shall notify the other Party as soon as practicable of such inability and of the period for which such inability is expected to continue, and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence; provided, that, the Party suffering such occurrence uses Commercially Reasonable Efforts to mitigate any damages incurred by the other Party.

ARTICLE XI

CONFIDENTIALITY

        11.1    Definition of "GSK Confidential Information".    As used herein, the term "GSK Confidential Information" shall mean all confidential business and technical communications, documents and other information, whether in written, oral or other form, which GSK or a GSK Affiliate furnishes or discloses to Prometheus or which Prometheus otherwise learns in connection with the negotiation or performance of this Agreement (whether relating to GSK, a GSK Affiliate or any Third Party for which GSK has an obligation of confidentiality). Prometheus agrees that the provisions of this Agreement shall apply to all GSK Confidential Information disclosed by GSK or a GSK Affiliate to Prometheus or learned by Prometheus prior to the Effective Date. Prometheus represents and warrants that prior to the Effective Date, it has not used or disclosed to any Third Party any GSK Confidential Information, except as would be permitted hereunder.

        11.2    Definition of "Prometheus Confidential Information".    As used herein, the term "Prometheus Confidential Information" shall mean all confidential business and technical communications, documents or other information, in each case, not constituting rights of GSK, whether in written, oral or other form, of Prometheus or a Prometheus Affiliate that are disclosed to GSK by Prometheus or a Prometheus Affiliate or GSK otherwise learns in connection with the negotiation or performance of this Agreement; provided, however, that all information relating to the Products shall be GSK Confidential Information. GSK agrees that the provisions of this Agreement shall apply to all Prometheus Confidential Information disclosed by Prometheus or any Prometheus Affiliate or learned by GSK prior to the Effective Date.

        11.3    Treatment of Confidential Information.    Both during the Term of this Agreement and thereafter, and except as mutually agreed to by the Parties, Prometheus shall treat all GSK Confidential Information and GSK shall treat all Prometheus Confidential Information in accordance with the requirements of this Article XI. For convenience, GSK Confidential Information and Prometheus Confidential Information are both referred to herein as "Confidential Information" for purposes of establishing the obligations of each Party with regard to the other Party's Confidential Information.

          (a)    Nondisclosure.    Confidential Information of the other Party shall be kept strictly confidential by the receiving Party and, except as expressly permitted herein or otherwise mutually agreed to by the Parties, shall not be disclosed to any Third Party by the receiving Party in any manner whatsoever including without limitation, any Affiliates, in whole or in part, without first obtaining the other Party's prior written consent to such disclosure. The standard of care required of each Party in protecting the confidentiality of the other Party's Confidential Information shall be at least the same standard of care that the receiving Party uses in protecting its own confidential and trade secret information, but in no event shall either Party use less than a reasonable standard of care. Except as mutually agreed upon by the Parties, Confidential Information may be used by the receiving Party only for the purpose of performing under this Agreement.

          (b)    Permitted Exceptions.    Each Party may disclose the other Party's Confidential Information (i) to its employees or outside advisors and financing sources in connection with this Agreement who reasonably need to know such information for the purpose of advising or assisting it in connection with this Agreement (each, a "Representative"), (ii) to a Third Party pursuant to a contractual obligation under a material contract, whereby failure to disclose such Confidential Information shall have material adverse effect on the disclosing Party, and (iii) to any Parties required under operation of law. Prior to disclosing any Confidential Information to any Representative pursuant to this Section 11.3(b), the receiving Party will inform such Representative of the proprietary nature of the Confidential Information and will require such Representative to agree in writing (except in the case of outside legal advisors or auditors, who may orally agree) to be bound by the requirements of this Article XI and not to use or disclose the Confidential Information except as permitted herein. Each Party agrees to be responsible for any breach of these confidentiality obligations by its Representatives. It is specifically agreed that (i) GSK may disclose Prometheus Confidential Information to any GSK Affiliate under the same conditions provided in this Article XI on a need-to-know basis and (ii) Prometheus may disclose GSK Confidential Information to any Prometheus Affiliate under the same conditions provided in this Article XI on a need-to-know basis.

          (c)    Consent.    Confidential Information of the other Party shall not be utilized by a receiving Party except as expressly permitted herein, without first obtaining the other Party's prior written consent to such utilization and without first entering into a separate agreement duly executed by authorized representatives of the Parties hereto.

        11.4    Excluded Information.    Notwithstanding any provision herein to the contrary, the requirements of this Article XI shall not apply to any information of either Party which:

          (a)   at the time of disclosure hereunder is generally available to the public;

          (b)   after disclosure hereunder becomes generally available to the public, except through breach of this Article XI by the receiving Party or its Representatives;

          (c)   was not acquired directly or indirectly from the disclosing Party or its Affiliates and which the receiving Party lawfully had in its possession prior to disclosure by the disclosing Party;

          (d)   is independently developed by employees or agents of the receiving Party without the use of the Confidential Information of the disclosing Party; or

          (e)   becomes available to the receiving Party from a Third Party that is not legally prohibited from disclosing such Confidential Information, provided such information was not acquired directly or indirectly from the disclosing Party or its Affiliates.

        11.5    Notification of Mandatory Disclosure.

          (a)    Procedures.    In the event that either Party is required by Applicable Law or by judicial or administrative process to disclose any part of the other Party's Confidential Information, such Party shall (i) promptly notify the other Party of each such requirement and identify the documents so required thereby, so that the other Party may seek an appropriate protective order or other remedy and/or waive compliance by the first Party with the provisions of this Article XI, (ii) consult with the other Party on the advisability of taking legally available steps to resist or narrow the scope of such requirement, (iii) assist the other Party in seeking a protective order or equivalent, and (iv) comply with any applicable protective order or equivalent.

          (b)    Limitations.    If, in the absence of such a protective order or such a waiver by the other Party of the provisions of this Article XI, the first Party is nonetheless required by Applicable Law to disclose any part of the other Party's Confidential Information, the first Party may disclose such of the other Party's Confidential Information without liability under this Agreement, except that the first Party shall (i) furnish only that portion of the other Party's Confidential Information which is legally required and (ii) use its best efforts to obtain an order or other reliable assurances that confidential treatment will be accorded to the portion of such Confidential Information so required to be disclosed.

        11.6    Publicity.    Prometheus will not issue any press release or otherwise make any public statement, advertisement or disclosure with respect to this Agreement, any of the Products, or the transactions contemplated hereby without the prior written consent of GSK, such consent not to be unreasonably withheld and GSK will not issue any press release or otherwise make any public statement with respect to this Agreement or that refers directly or indirectly to Prometheus as a distributor of the Products without the prior written consent of Prometheus, such consent not to be unreasonably withheld; provided, however, that either Party shall be entitled to make a public announcement of this Agreement after giving prior written notice to the other Party hereto, if, in the opinion of the disclosing Party's legal counsel, such announcement complies with Applicable Laws and provided to the extent practicable the other Party has received at least two (2) days notice.

        11.7    Return of Confidential Information.    At any time upon the request of the other Party, to the extent such Confidential Information is not reasonably necessary to enable a Party to perform its obligations under this Agreement, the receiving Party shall promptly return to the other Party or destroy the other Party's Confidential Information, and shall destroy all copies thereof, together with all notes, drawings, abstracts and other information relating to the other Party's Confidential Information prepared by the receiving Party or any of its Representatives, regardless of the medium in which such information is stored; provided, however, that the receiving Party may maintain a single archival copy of the other Party's Confidential Information in its files for purposes of establishing the extent of disclosures by the other Party under this Agreement. At either Party's written request, such Party's Confidential Information that is otherwise required to be returned to it shall be destroyed by the receiving Party and such destruction shall be certified in writing by an authorized officer of the receiving Party. The return and/or destruction of such Confidential Information as provided above shall not relieve the receiving Party of its other obligations under this Article XI.

ARTICLE XII

TERM AND TERMINATION

        12.1    Term.    The term of this Agreement will commence on the Effective Date and, unless sooner terminated as provided in this Article XII, expire on the Closing Date ("Term").

        12.2    Termination for Material Breach.    Each Party will be entitled to terminate this Agreement in its entirety at any time during the Term by written notice to the other Party in the event that the other Party is in material default or breach of any of its obligations hereunder, and fails to remedy any such default or breach within [***] (the "Cure Period") after notice thereof by the non-defaulting/non-breaching Party. If such default or breach is not corrected within the applicable Cure Period, the non-defaulting/non-breaching Party will have the right to immediately terminate this Agreement by giving written notice to the Party in default or breach. If the Parties in good faith dispute the existence of a material breach or whether a Party has cured a material breach, termination of this Agreement shall not be deemed to occur until such dispute has been resolved by the Parties' designated executives in accordance with Section 9.1 hereof.

        12.3    Termination for Withdrawal of Any Product.    In the event that any Product is withdrawn by the FDA in the Territory pursuant to its rights under 21 C.F.R. 314 Subpart H, this Agreement shall immediately and partially terminate with respect to such Product or, if all of the Products are withdrawn, then this Agreement shall be immediately terminated in its entirety.

        12.4    Termination Due to Termination of Asset Purchase Agreement.    In the event that the Asset Purchase Agreement is terminated in accordance with the terms thereof, this Agreement shall immediately terminate.

        12.5    Bankruptcy.    Either Party may terminate this Agreement in its entirety at any time during the Term by giving written notice to the other Party if the other Party files in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of its assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition will not be dismissed with sixty (60) calendar days after the filing thereof, or if the other Party proposes or is a party to any dissolution or liquidation, or if the other Party makes an assignment for the benefit of creditors.

        12.6    Effect of Termination.    Upon the effective date of an early termination of this Agreement for any reason, all licenses and rights granted to Prometheus by GSK under this Agreement, including, without limitation under the Product Intellectual Property, will terminate, and all rights therein will revert to GSK. Upon the early termination of this Agreement, Prometheus will:

          (a)   at GSK's discretion, either destroy all Promotional Materials, or assign and transfer to GSK all such Promotional Materials (including, without limitation, any copyright rights therein), at which time such Promotional Materials will be regarded as GSK's Confidential Information;

          (b)   return to GSK all relevant records, materials or Confidential Information relating to the Products in Prometheus' (or any of its Affiliates' or contractors') possession; and

          (c)   cease all marketing, sale, promotion, advertising and distribution of the Products in the Territory; provided that GSK shall repurchase all remaining Product from Prometheus at Prometheus' cost therefor if the termination is not in response to a material breach of Prometheus and so long as Prometheus has complied with its obligations hereunder with regard to such Product, including the receipt, storage and handling of such Product.

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

        12.7    Survival Upon Termination or Expiration.

          (a)   The following provisions will survive any expiration or termination of this Agreement for the time period specified in such Sections or Articles, as applicable, or if no such time period is specified, indefinitely:

              (i)  Sections 3.6, 3.8, 5.3, 5.6, 6.2, 7.1, 7.3, 7.5, 12.6 and 12.7 and Article IX, Article XI and Article XIII;

             (ii)  The foregoing notwithstanding, if this Agreement expires on the Closing Date and the Asset Purchase Agreement becomes effective, the terms of Article XI shall not survive expiration of this Agreement and the confidentiality provisions of the Asset Purchase Agreement shall govern the rights and responsibilities of the Parties with respect to Confidential Information.

            (iii)  Article I for the sole purposes of interpreting the obligations and liabilities between the Parties surviving expiration or termination of this Agreement.

          (b)   Upon expiration or termination of this Agreement, GSK will have the right to retain any sums already paid by Prometheus hereunder, and GSK will have the right to receive all payments previously accrued under Section 7.1.

          (c)   Expiration or termination of this Agreement will not relieve the Parties of any liability which accrued hereunder prior to the effective date of such termination, including any payment obligations, nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party's right to obtain performance of any obligation.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

        13.1    Standard Forms.    In all communications, GSK and Prometheus may employ their standard forms, but nothing in those forms shall be construed to modify or amend the terms and conditions of this Agreement, and, in the case of any conflict herewith, the terms and conditions of this Agreement shall control.

        13.2    Notices.    In addition to the other specific procedures for notification required herein, all notices, demands, requests and other communications made hereunder shall be in writing and shall be given either by personal delivery, by nationally recognized overnight courier (with charges prepaid), or by facsimile transmission (with telephone confirmation), and shall be deemed to have been given or made: (i) if personally delivered, on the day of such delivery; (ii) if sent by overnight courier, on the day following the date deposited with such overnight courier service; or (iii) if by facsimile transmission, on the date transmitted to receiving facsimile machine and confirmed by telephone, in each case pending the designation of another address, addressed as follows:

    If to GSK:

      SmithKline Beecham Corporation d/b/a GlaxoSmithKline
      5 Moore Drive
      Research Triangle Park, North Carolina 27709
      Attention: Senior Vice President, US Pharmaceuticals RTP
      Facsimile: (919) 315-3183

      and

      SmithKline Beecham Corporation d/b/a GlaxoSmithKline
      P.O. Box 13398
      Five Moore Drive
      Research Triangle Park, NC 27709-3398
      Attention: Attention: Director of Contract Manufacturing NA Rx
      Facsimile: (704) 625-9163

    With a copy (which shall not constitute notice) to:

      SmithKline Beecham Corporation d/b/a GlaxoSmithKline
      2301 Renaissance Boulevard
      King of Prussia, PA 19406-2772
      Vice President and Associate General Counsel, Business Development Transactions Team
      Facsimile: (610) 787-7084

    If to Prometheus:

      Prometheus Laboratories Inc.
      9410 Carroll Park Drive
      San Diego, CA 92121
      Attn: President
      Facsimile: (858) 410-1945

    With a copy (which shall not constitute notice) to:

      Prometheus Laboratories Inc.
      9410 Carroll Park Drive
      San Diego, CA 92121
      Attn: Legal Department
      Facsimile: (858) 332-3393

        13.3    Independent Contractors.    In the exercise of its obligations and in respect of its rights and entitlements hereunder or in respect hereof, Prometheus and GSK are and shall in all respects be treated as independent contractors with respect to each other. Neither Party shall be deemed to be a co-venturer or partner of the other. Neither Party is an employee or a legal representative of the other Party for any purpose. Neither Party shall have the authority to enter into any contracts in the name of or on behalf of the other Party.

        13.4    Entire Understanding.    This Agreement, the Schedules attached hereto and any other document identified herein, represent the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings between the Parties with respect to such subject matter, which are hereby expressly terminated.

        13.5    Unintentional Omissions.    The Parties acknowledge that they have expended substantial effort in preparing this Agreement and attempting to describe, in the Schedules hereto, as thoroughly and precisely as possible, Specifications, Products, and other information. However, despite these efforts, the Parties acknowledge the possibility of involuntary or inadvertent omissions from the Schedules. The Parties will agree in writing to the changes to be made to the Schedules to add these inadvertent or involuntary omissions and any such written agreement executed by the Parties shall serve as an amendment to this Agreement.

        13.6    Transferability; Binding Effect.    Neither this Agreement, nor any of the rights or obligations of a Party may be directly or indirectly assigned, sold, delegated or otherwise disposed of without the prior written consent of the other Party, which consent may not be unreasonably withheld; provided, however, that either Party may assign this Agreement to an Affiliate, including any successor in interest by way of any reincorporation or other reorganization, and either Party may assign this Agreement to a successor by merger, acquisition, or sale of all or substantially all of such Party's business assets in the field to which this Agreement relates without the consent of the other Party, provided that in each case such assigning Party shall continue to be liable for any breaches of this Agreement by the assignee.

        13.7    Amendment.    Any amendment, modification or supplement of or to any provision of this Agreement, including the Schedules hereto, shall be effective only in a writing and signed by a duly authorized officer of suitable title of all Parties hereto. The Parties hereto waive the right to amend the provisions of this Section 13.7 orally.

        13.8    Severability.    If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity or enforceability of the remainder of this Agreement, and the invalid or unenforceable provision shall be fully severed from this Agreement and there shall automatically be added in lieu thereof a provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.

        13.9    Waiver.    Any failure of Prometheus or GSK to comply with any obligation, covenant, agreement or condition herein contained may be expressly waived, in writing only, by the other Party hereto and such waiver shall be effective only in the specific instance and for the specific purpose for which made or given.

        13.10    Drafting Ambiguities.    Each Party to this Agreement and its counsel have reviewed and revised this Agreement. The rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any amendment or Schedule to this Agreement.

        13.11    Headings; Schedules; Counterparts.

          (a)    Headings.    The headings of the Sections of this Agreement are for reference purposes only, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

          (b)    Schedules.    All Schedules delivered pursuant to this Agreement shall be deemed part of this Agreement and incorporated herein by reference, as if fully set forth herein. All provisions contained in any Schedule delivered by or on behalf of the Parties hereto, or in connection with the transactions contemplated hereby, are an integral part of this Agreement.

          (c)    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

        13.12    Governing Law.    This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by the law of the State of New York without regard to conflict of law principles that would result in the application of any Applicable Law other than the laws of the State of New York. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Supreme Court of the State of New York, and any appellate court from any thereof, in any action arising out of or relating to this Agreement, or for recognition or enforcement of any judgment relating to this Agreement, and each of the Parties hereby irrevocably and unconditionally (a) agrees not to commence any such action except in such courts, (b) agrees that any claim in respect of any such action may be heard and determined in the Supreme Court of the State of New York, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action in the Supreme Court of the State of New York, and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action in the Supreme Court of the State of New York. Each of the Parties hereto agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 13.2. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by Applicable Law.

        13.13    Further Actions.    Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other commercially reasonable acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

[The remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, the Parties have caused this Distribution, Supply and Transition Agreement to be executed by their duly authorized representatives as of the Effective Date.

SMITHKLINE BEECHAM CORPORATION d/b/a GLAXOSMITHKLINE
By:
Name: Donald F. Parman Title: Vice President and Secretary
PROMETHEUS LABORATORIES INC.
By:
Name: Joseph M. Limber Title: President and Chief Executive Officer

EXHIBIT A

ARTICLE XIV SAFETY DATA EXCHANGE AGREEMENT

        This Safety Data Exchange Agreement (this "Agreement") is entered into as of the [        ] day of October, 2007 (the "Execution Date"), by and between Prometheus Laboratories Inc., a corporation organized under the laws of California, having a place of business at 9410 Carroll Park Drive, San Diego, CA 92121 ("Prometheus") and SmithKline Beecham Corporation d/b/a GlaxoSmithKline, a Pennsylvania corporation, with its principal place of business at One Franklin Plaza, 200 North 16th Street, Philadelphia, PA 19101 ("GSK"). Prometheus and GSK are sometimes collectively referred to herein as the "Parties" and separately as a "Party."

        WHEREAS, GSK and Prometheus are, simultaneously with the execution of this Agreement, entering into that certain Asset Purchase and Sale Agreement (the "Asset Purchase Agreement") pursuant to which Prometheus is purchasing from GSK certain assets, including the Products (as such term is defined in the Asset Purchase Agreement);

        WHEREAS, in connection with the sale of such assets by GSK to Prometheus pursuant to the Asset Purchase Agreement, GSK and Prometheus are, simultaneously with the execution of this Agreement, entering into that certain Distribution Supply and Transition Agreement (the "Distribution Agreement") pursuant to which Prometheus will exclusively market, promote and distribute the Products in the Territory (as such capitalized terms are defined in the Asset Purchase Agreement).

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby mutually acknowledged, Prometheus and GSK hereby agree as follows:

1.    Definitions.

        1.1    "Abuse" means persistent or sporadic intentional excessive use of a Product by a patient accompanied by harmful physical and/ or psychological effects.

        1.2    "Adverse Event" or "AE" means any untoward medical occurrence in a patient temporally associated with the use of any Product, whether or not considered related to such Product, including (a) any unfavorable and unintended sign, symptom, or disease (new or exacerbated) temporally associated with the use of any Product; (b) an Adverse Event occurring from an overdose, whether accidental or intentional, related to any Product; (c) an Adverse Event occurring from drug abuse related to any Product; and (d) any failure of expected pharmacological action, or such other definition as may from time to time be set forth in 21 CFR Part 314.80. For a marketed Product, AEs can also include failure to produce expected benefits (i.e. lack of efficacy), and adverse events associated with circumstances of Abuse or Misuse. Adverse Events include "Serious Adverse Events".

        1.3    "Closing" has that meaning ascribed to such term in the Asset Purchase Agreement.

        1.4    "Confidential Information" has that meaning ascribed to such term in the Distribution Agreement.

        1.5    "Day" means a calendar day.

        1.6    "Marketing Authorisation" such authorisation(s) granted by the relevant regulatory authorities which are necessary to market the Product in the Territory.

        1.7    "Product" or "Products" has that meaning ascribed to such term in the Asset Purchase Agreement.

        1.8    "Misuse" means the use of a Product in a way that is not in accordance with its Regulatory or Marketing Authorisation accompanied by harmful physical and/or psychological effects.

        1.9    "Pregnancy Report" means a report of pregnancy in a patient to whom a Product has been administered or a report of a pregnancy where the father is a patient or trial subject to whom a Product has been administered.

        1.10    "Receipt" means such time at which Prometheus (including any member of the personnel of Prometheus) becomes aware of a report of an AE or a Pregnancy Report. For the purposes of this definition, "personnel" includes those persons employed by Prometheus or persons engaged by Prometheus for the provision of services.

        1.11    "Serious Adverse Event" means an Adverse Event occurring at any dose that results in any of the following outcomes: death, a life-threatening Adverse Event, inpatient hospitalization or prolongation of existing hospitalization, a persistent or significant disability/incapacity, or a congenital anomaly/birth defect. Important medical events that may not result in death, be life-threatening, or require hospitalization may be considered a Serious Adverse Event when, based upon appropriate medical judgment, they may jeopardize the patient or subject and may require medical or surgical intervention to prevent one of the outcomes listed in this definition.

        1.12    "Territory" has that meaning ascribed to such term in the Distribution Agreement.

2.    Exchange of AEs and Pregnancy Reports.

        2.1    During the term of the Distribution Agreement Prometheus shall provide GSK in accordance with the contact information on Appendix 1 with all information regarding AEs and Pregnancy Reports which it receives arising from any source, in the form in which it is received, immediately upon, and in any event no later than twenty-four (24) hours (or three (3) Days in the event the time period would expire during a weekend or public holiday) of Receipt.

        2.2    After the Closing of the Asset Purchase Agreement GSK shall provide Prometheus in accordance with the contact information on Appendix 1 with all information regarding AEs and Pregnancy Reports which it receives arising from any source, in the form in which it is received, immediately upon, and in any event no later than twenty-four (24) hours (or three (3) Days in the event the time period would expire during a weekend or public holiday) of Receipt.

3.    Confidential Information.

        3.1    During the term of the Distribution Agreement any information transmitted to GSK by Prometheus hereunder will be deemed to be the "Confidential Information of GSK" as such term is defined in Section 11.1 of the Distribution Agreement and subject to the terms of Article XI thereof.

        3.2    During the term of the Asset Purchase Agreement any information transmitted to Prometheus by GSK hereunder will be deemed to be "Purchaser Proprietary Information" as such term is defined in Section 8.1(b) of the Asset Purchase Agreement and subject to the terms of Section 8.1 thereof.

        3.3    The Parties shall ensure that to the extent any Confidential Information is provided by email, that those emails and any attachments sent to the receiving Party are encrypted. The Parties shall agree upon the appropriate software and email service to be utilized by the Parties for the purposes of secure email exchange of information exchanged under these terms. The Parties will maintain all subscriptions, payments, certificates and arrangements necessary for continued access to and use of such software and service during the term of the Distribution Agreement and Asset Purchase Agreement.

4.    Follow up of AEs and Pregnancy Reports.    A Party providing an AE or Pregnancy Report hereunder will notify the other Party of any follow up information about AEs and Pregnancy Reports provided hereunder which it receives and/or of which it becomes aware with respect to the Product. Any report of follow up information will be made in the same timelines set out in Section 2 above.

5.    Tracking AEs and Pregnancy Reports.

        5.1    Each AE and Pregnancy Report from any source that is provided by Parties hereunder (including follow up data) will include:

            (i)  date of its Receipt by the notifying Party,

           (ii)  a unique reference number assigned by the notifying Party; and

          (iii)  a description of the original source of the AE or Pregnancy Report (whether healthcare professional, consumer, regulatory authority, literature or otherwise).

        5.2    The Party providing an AE or Pregnancy Report hereunder shall conduct appropriate routine checks to confirm that the AEs and Pregnancy Reports that it sends have been received and will promptly re-send the AE or Pregnancy Report.

6.    Regulatory Authority and other Inquiries.

        6.1    During the term of the Distribution Agreement Prometheus will promptly notify GSK of the receipt of any notice or inquiry concerning a potential safety issue with the Product from a regulatory authority, a healthcare professional or a consumer. In each case, Prometheus shall provide GSK with all available information it has regarding the enquiry/issue. Responses to any such queries received by Prometheus will be prepared by GSK and provided by GSK to the enquiring regulatory authority within any timeframe set by the enquiring regulatory authority for the receipt of a response, and to any healthcare professional or consumer as soon as is reasonably practicable.

        6.2    During the term of the Asset Purchase Agreement GSK will promptly notify Prometheus of the receipt of any notice or inquiry concerning a potential safety issue with the Product from a regulatory authority, a healthcare professional or a consumer. In each case, GSK shall provide Prometheus with all available information it has regarding the enquiry/issue. Responses to any such queries received by GSK will be prepared by Prometheus and provided by Prometheus to the enquiring regulatory authority within any timeframe set by the enquiring regulatory authority for the receipt of a response, and to any healthcare professional or consumer as soon as is reasonably practicable.

7.    Audits/Adverse findings by Regulatory Authorities.    Each Party shall be entitled to conduct audits to assess the other Party's compliance with the terms of this Agreement provided such audits are requested at reasonable and objectively justifiable times/intervals and that the scope of such audits is reasonable having regard to their intended purpose. For purposes hereof, the Party conducting such an audit will be the "Auditor" and the Party being audited will be the "Auditee". The Auditor may conduct an audit of the Auditee upon thirty (30) Days prior written notice. The Auditee shall ensure that Auditor may enter onto the premises at which relevant functions are conducted by it or on its behalf in order that the Auditor may conduct a full and proper audit through the inspection of relevant documentation, compliance metrics, systems and personnel interviews. The Auditee shall afford Auditor all reasonable co-operation in the conduct of audits under this Section 7.

8.    Obligations Surviving Termination of this Agreement.    This Agreement will terminate upon termination of both the Distribution Agreement and the Asset Purchase Agreement. Provided the requesting Party shall cover the assisting Party's reasonable costs of cooperating, the assisting Party shall not unreasonably withhold, refuse or delay a request for assistance in respect of for information from a regulatory authority arising after termination of this Agreement.

        IN WITNESS WHEREOF, the Parties have caused this Safety Data Exchange Agreement to be executed by their duly authorized representatives as of the Effective Date.

SMITHKLINE BEECHAM CORPORATION	PROMETHEUS

D/B/A GLAXOSMITHKLINE	LABORATORIES INC.

By:	By:
Name:	Name:
Title:	Title:

Appendix 1

Contacts

GlaxoSmithKline

General SDE enquiries	Kristina Black Manager, Case Management Group Global Clinical Safety and Pharmacovigilance	GlaxoSmithKline Five Moore Drive P.O. Box 13398 Research Triangle Park North Carolina 27709 USA Tel: [***] Fax: [***] e-mail: [***]
Medical Inquiries	Neil Broadwell Manager, Safety Evaluation and Risk Management Global Clinical Safety and Pharmacovigilance	GlaxoSmithKline R&D Five Moore Drive P.O. Box 13398 Research Triangle Park North Carolina 27709 USA Tel: [***] Fax: [***] e-mail: [***]
AE reports	Clinical Case Administrator	Fax:: [***] e-mail: [***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

Prometheus

General SDE enquiries	John Baker Manger, Safety Medical & Regulatory Affairs	9410 Carroll Park Drive San Diego, CA 92121 Tel: [***] Fax: [***] e-mail: [***]
Medical Inquiries	John Baker Manger, Safety Medical & Regulatory Affairs	9410 Carroll Park Drive San Diego, CA 92121 Tel: [***] Fax: [***] e-mail: [***]
AE reports	John Baker Manger, Safety Medical & Regulatory Affairs	9410 Carroll Park Drive San Diego, CA 92121 Tel: [***] Fax: [***] e-mail: [***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

Schedule 1.1(a)

Product Copyrights

Content at the Lotronex.com website
Promotional Materials (electronic and print) for LOTRONEX
Training Materials (electronic and print) for LOTRONEX
Packaging and packaging insert for LOTRONEX

3

Schedule 1.1(b)

Product Marks

LOTRONEX Mark

U.S. Reg. No. 2238126

Design Mark—Common Law

GET HELP GOING WHERE YOU WANT TO GO WITH LOTRONEX—Common Law

HELP YOUR PATIENTS GET WHERE THEY WANT TO GO WITH LOTRONEX—Common Law

4

Schedule 1.1(c)

Product Patent Rights

Patent	Application No.	Application Date	Grant Date
US 5,360,800	07/741570	07-Aug-1991	01-Nov-1994
US 5,183,820*	07/691814	26-Apr-1991	02-Feb-1993
US 5,196,534	07/704099	22-May-1991	23-Mar-1993
US 5,225,407	07/941951	08-Sep-1992	06-Jul-1993
US 6,175,014	08/137228	18-Oct-1993	16-Jan-2001
US 6,284,770	09/529050	05-Oct-1998	04-Sep-2001
US 6,429,209*	09/834717	13-Apr-2001	06-Aug-2002
US 6,593,336	10/166401	10-Jun-2002	15-Jul-2003

*
US 5,183,820 has expired, but any/all rights to the patent are transferred. Note, US '820 is linked to US '800 by a previously filed terminal disclaimer.

*
US 6,429,209 has expired for non-payment of maintenance fees, but any/all rights to the patent are transferred. Note, US '209 is linked to US '770 and US '336 by previously filed terminal disclaimers.

5

Schedule 1.1(d)

Product Trade Dress

[Image of Product Trade Dress]

6

Schedule 2.3

Registrations

CARDS BRIEF REPORT

Description of Document	Submission Date	Approval Date	Submission/Supplement Type
NDA 21-107; LOTRONEX™ (Alosetron Hydrochloride) Tablet Approval Letter	29-Jun-99	9-Feb-00	Original: Irritable bowel syndrome (IBS) in women whose predominant bowel symptom is diarrhea.
NDA 21-107/S-001; LOTRONEX® (alosetron hydrochloride) T Approval Letter	10-Feb-00	7-Mar-00	CMC: Alternate primary packaging facility for the blister container/closure system.
NDA 21-107/S-002; LOTRONEX® (alosetron hydrochloride) T Approval Letter	17-Jul-00	11-Aug-00	Labeling: Safety labeling for Patient Medication Guide and Healthcare Letters.
NDA 21-107/S-003; LOTRONEX® (alosetron hydrochloride) T Approval Letter	21-Aug-00	7-Jun-02	Labeling: Superceded/Incorporated into S-005.
NDA 21-107/S-004; LOTRONEX® (alosetron hydrochloride) T Approval Letter	25-Oct-00	7-Jun-02	Labeling: Superceded/Incorporated into S-005.
NDA 21-107/S-005; LOTRONEX® (alosetron hydrochloride) T Approval Letter	7-Dec-01	7-Jun-02	Clinical/Labeling: Safety and efficacy data, revised risk management plan and revised labeling.
NDA 021107/S-006; LOTRONEX® (alosetron hydrochloride) T Approval Letter	16-Apr-02	3-Jun-02	CMC: Qualification of a 50-cc blue HDPE bottle to contain 30-tablets.
NDA 21-107/S-007; LOTRONEX® (alosetron hydrochloride) T Approval Letter	20-Sep-02	20-Mar-03	Labeling: Changes to Patient Physician Agreement Form and Physician Attestation Form.
NDA 21-107/S-008; LOTRONEX® (alosetron hydrochloride) T Approval Letter	25-Jun-03	23-Dec-03	CMC: Qualification of a 0.5 mg strength tablet and waiver to conduct in vivo bioequivalence studies.
NDA 21-107/S-009; LOTRONEX® (alosetron hydrochloride) T Approval Letter	30-Mar-04	31-Jan-05	Efficacy: Effect on bowel function and ability to sustain therapeutic effect long-term.
NDA 21-107/S-010; LOTRONEX® (alosetron hydrochloride) T Approval Letter	9-Aug-04	4-Feb-05	Labeling: Changes to PI, Med Guide, Patient-Physician Agreement Form, Physician Attestation Form.
NDA 21-107/S-011; LOTRONEX® (alosetron hydrochloride) Approval Letter	20-Aug-04	18-Feb-05	Labeling: Revisions to Clinical Pharmacology, Contraindications and Precautions Sections.
NDA 21-107/S-012; LOTRONEX® (alosetron hydrochloride) T Approval Letter	12-Sep-05	10-Mar-06	Labeling: Revision to PI to include information regarding hepatically impaired patients.
NDA 021107/0013; LOTRONEX® (alosetron hydrochloride) T	1-Jun-07	Not Approved	Efficacy/Labeling: Revision to labeling to include post-marketing studies.

CARDS BRIEF REPORT

Description of Document	Submission Date	Inactivation Date	Indicated For:
IND 34,672; GR68755 (alosetron hydrochloride) Tablets Initial Investigational New Drug Application	10-Apr-90	22-Jul-94	Treatment of Age Associated Memory Impairment.
IND 39,083: GR68755 (alosetron hydrochloride) Tablets Initial Investigational New Drug Application	11-Mar-92	26-Apr-01	Treatment of Schizophrenia.
IND 48,487; GR68755 Tablets (alosetron hydrochloride) Initial Investigational New Drug Application	4-Aug-95		Treatment of Irritable Bowel Syndrome in Adults.
IND 59,496; Alosetron Hydrochloride Oral Solution Initial Investigational New Drug Application	17-Dec-99	5-Jan-07	Treatment of Irritable Bowel Syndrome in Pediatric Patients.

Schedule 3.1

Products

Lotronex (alosetron HCl) 0.5mg
Lotronex (alosetron HCl) 1mg

Schedule 3.2

GSK Promotional Materials

A)    ACTIVE MATERIALS—Pre-cleared with DDMAC

PAR #	Description
LOT468R1	Lotronex PPL Physician Kit
LOT525R1	Lotronex PPL Prescription Sticker Sheet
LOT534R0	Website—Patient Section
LOT535R0	Website—Physician Section
LOT536R0	Website—Pharmacist Section
LOT530R0	Lotronex: Understanding the Risks & Benefits—Slide Set
LOT515R0	Current Thinking on IBS—slide set
LOT532R0	Sales Aid
LOT521R0	Patient Brochure

B)    ACTIVE MATERIALS—Not Pre-cleared with DDMAC

LOT467R0(1)	Physician-patient Agreement Form
LOT514R0(1)	PPL Physician Enrollment Form
LOT537R0(2)	PPL Physician Enrollment Kit (enrollment form LOT514 + LOT530 on CD-ROM)
LOT512R0(3)	Non-compliance Physician Letter
LOT533(1)	Medication Guide
LOT483(1)	PI

(1)
Active Materials that have not been pre-cleaned by DDMAC but have been approved by the FDA as part of the approval for the product label under the NDA.

(2)
The Kit has not been pre-cleared by DDMAC but the enrollment form (LOT514) has been approved by the FDA as set forth in Note 1 above and the Slide Set (LOT530) has been individually pre-cleared.

(3)
Letter is a limited correspondence that is non-promotional and does not require DDMAC pre-clearance but used as part of the PPL program.

Schedule 4.2

Product Quantities for Existing Inventory Delivery

Product	Quantity to Be Ordered
Lotronex (alosetron HCl) 0.5 mg (30 tablet bottle)	[***] bottles (12 pallets)
Lotronex (alosetron HCl) 1 mg (30 tablet bottle)	[***] bottles

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 5.1

Product Prices

Product	Price Per Unit	Standard Batch Size
Lotronex (alosetron HCl) 0.5 mg (30 tablet bottle)	$[***]	[***] bottles
Lotronex (alosetron HCl) 1 mg (30 tablet bottle)	$[***]	[***] bottles

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 6.1

Specifications Index

[***]

Test	Acceptance Criteria	Method Reference(1)
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

Notes:

1.
[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT G

ESCROW AGREEMENT

        THIS ESCROW AGREEMENT (the "Agreement") is entered into as of October         , 2007, by and among SmithKline Beecham Corporation d/b/a GlaxoSmithKline ("SB Corp"), a corporation organized under the laws of the Commonwealth of Pennsylvania, having a place of business at One Franklin Plaza, Philadelphia, PA 19101 and Glaxo Group Limited ("GGL"), a corporation organized under the laws of England, with offices at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 0NN, United Kingdom (together referred to as "Seller") and Prometheus Laboratories Inc., a corporation organized under the laws of California, having a place of business at 9410 Carroll Park Drive, San Diego, CA 92121 ("Purchaser") and Citibank, N.A., a national banking association organized and existing under the laws of the United States of America and acting through its Agency and Trust Division and solely in its capacity as escrow agent under the Agreement, and any successors appointed pursuant to the terms hereof (the "Escrow Agent"). Seller, Purchaser and Escrow Agent are sometimes individually referred to herein as a "Party" and collectively as the "Parties." The Purchaser and Seller are sometimes collectively referred to herein as the "Interested Parties."

RECITALS

        WHEREAS, Purchaser and Seller have entered into an Asset Purchase and Sale Agreement dated October             , 2007 (the "Purchase Agreement"), pursuant to which Seller will sell to Purchaser, and Purchaser will purchase from Seller, certain rights, title and interest in and to the Products (defined below) and the business of manufacturing and distributing Products in the Territory;

        WHEREAS, the Purchase Agreement provides that on the Execution Date, an escrow fund will be established to hold the Upfront Payment (defined below) of Purchaser to be distributed to Seller at Closing; and

        WHEREAS, the Parties hereto desire to establish the terms and conditions pursuant to which such escrow fund will be established and maintained.

        NOW, THEREFORE, the Parties hereto hereby agree as follows:

        1.    Definitions.    The following terms shall have the meanings set forth below for purposes of this Agreement:

          (a)   "Business Day" shall mean any day that the Escrow Agent is open for business.

          (b)   "Closing" means the closing of the transaction contemplated by the Purchase Agreement.

          (c)   "Execution Date" means the date on which the Purchase Agreement is fully executed by the Seller and Purchaser.

          (d)   "Products" means the 0.5 mg and 1 mg tablet of alosetron HCl.

        2.    Escrow of Upfront Payment.

          (a)    Escrow Fund.    Simultaneously with the execution of this Agreement, Purchaser shall deposit with the Escrow Agent, by wire transfer, the sum of Eighty Million Dollars (U.S.$80,000,000) (the "Upfront Payment"). The Escrow Agent hereby acknowledges receipt of the Upfront Payment. Such Upfront Payment, together with any investment income or proceeds received by the Escrow Agent from the investment thereof from time to time pursuant to Section 4(a) below is referred to herein as the "Escrow Fund." The Escrow Fund shall be held by the Escrow Agent in escrow and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Party hereto. The Escrow Fund shall be invested in accordance with Section 4(a). The Escrow Agent agrees to hold the Escrow Fund in an escrow account subject to the terms and conditions of this Agreement.

          (b)    Purpose.    The Escrow Fund is established to hold the Upfront Payment made by Purchaser to Seller until the Closing.

          (c)    Closing.    Seller or Purchaser shall notify Escrow Agent in writing as soon as the date of the Closing is determined by Seller and Purchaser.

          (d)    Transferability.    The interest of Seller in the Escrow Fund shall not be assignable or transferable, other than by operation of law. Written notice of any such assignment or transfer by operation of law shall be given to the Escrow Agent and Purchaser, and no such assignment or transfer shall be valid until such written notice is given.

        3.    Disbursement of Escrow Fund.

          (a)    Disbursement by Escrow Agent.    The Escrow Agent shall disburse the Escrow Fund only in accordance with this Section 3 pursuant to:

              (i)  a written instrument delivered to the Escrow Agent that is executed by Purchaser and Seller that instructs the Escrow Agent as to the disbursement of the Upfront Payment to Seller (and any undistributed earnings to Purchaser) in connection with the Closing under the Purchase Agreement,

             (ii)  a written instrument delivered to the Escrow Agent that is executed by Purchaser and Seller that instructs the Escrow Agent as to the disbursement of the Escrow Fund to Purchaser in connection with the early termination of the Purchase Agreement in accordance with Section 9.1 of the Purchase Agreement, or

            (iii)  an order of a court of competent jurisdiction, a copy of which is delivered to the Escrow Agent by either Purchaser or Seller, that instructs the Escrow Agent as to the disbursement of the Escrow Fund, such order to be accompanied by an opinion of counsel to the claiming party to the effect that such order is final.

          (b)    Earnings on Upfront Payment.    Within five (5) days of the conclusion of each calendar quarter, or if sooner, the Closing under the Purchase Agreement, the Escrow Agent shall remit to Purchaser any interest, dividends or other earnings on the Escrow Fund during such calendar quarter or portion thereof.

          (c)    Disbursement on Closing Date.    Purchaser acknowledges that when the Upfront Payment is released to Seller in accordance herewith, the Upfront Payment shall be non-refundable.

        4.    Investment of Escrow Fund.

          (a)    Permitted Investment.

              (i)  Any monies held in the Escrow Fund shall be invested by the Escrow Agent, to the extent permitted by law, in the money market mutual fund identified in Attachment A hereto. The Escrow Agent shall keep monies held in the Escrow Fund invested as set forth herein at all times prior to disbursement. The Escrow Agent shall have no liability for any investment losses, fees, taxes or other charges, including, without limitation, any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder to the extent the monies held in the Escrow Fund are invested as provided above.

             (ii)  The Escrow Agent shall invest monies in the Escrow Fund on the date of deposit provided that it is received on or before 1:00 p.m. (E.D.T.). Any monies received by the Escrow Agent after 1:00 p.m. (E.D.T.) shall be treated as if received on the following Business Day.

          (b)    Tax Reporting.    The Parties hereto agree that, for tax reporting purposes, all interest or other income earned or losses incurred from the investment of the Escrow Fund in any tax year to the extent such interest or other income is distributed by the Escrow Agent to any person or entity pursuant to the terms of this Agreement during such tax year, shall be allocated to that person or entity.

          (c)    Certification of Tax Identification Number.    The Interested Parties shall provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or Form W-8, in the case of non-U.S. persons) to the Escrow Agent prior to the date on which any income earned on the investment of the Escrow Fund is credited to such Escrow Fund. Each of the Interested Parties understands that, in the event its tax identification number is not certified to the Escrow Agent, the Internal Revenue Code of 1986, as amended from time to time, may require withholding of a portion of any distribution of the Escrow Fund.

          (d)    Investment Direction.    Any investment direction contained herein may be executed through an affiliated broker dealer of the Escrow Agent. The affiliated broker dealer or the Escrow Agent shall only be entitled to such usual and customary fees related to such investment charged by the money market mutual funds identified in Attachment A hereto that are included in the stated yield (i.e., yields that are net of fees). Except as otherwise provided herein, no other fees or charges shall be taken out of the Escrow Fund or any earnings thereon by either the Escrow Agent or its affiliated broker dealers. Neither Citigroup nor any of its affiliates assume any duty or liability for monitoring the investment rating.

          (e)    IRS Circular 230 Disclosure.    Citigroup, Inc., its affiliates, and its employees are not in the business of providing tax or legal advice to any taxpayer outside of Citigroup, Inc. and its affiliates. This Agreement and any amendments or attachments are not intended or written to be used, and cannot be used or relied upon, by any such taxpayer or for the purpose of avoiding tax penalties. Any such taxpayer should seek advice based on the taxpayer's particular circumstances for an independent tax advisor.

        5.    Fees and Expenses.    Seller shall promptly (i) pay all fees of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder, which are set forth on Attachment B hereto, and (ii) reimburse the Escrow Agent for all of its reasonable and documented expenses (including reasonable attorney's fees and expenses) incurred in connection with the performance of its duties under this Agreement.

        6.    Limitation of Escrow Agent's Liability.

          (a)    Limitation on Liability.

              (i)  The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, order, judgment, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction, except its own willful misconduct or gross negligence. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement or any other agreement referred to herein. In all questions arising under the Escrow Agreement, the Escrow Agent may conclusively rely on the advice of counsel of its selection, and the Escrow Agent shall not be liable to anyone for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. In no event shall the Escrow Agent be liable for indirect, punitive, incidental, special or consequential damages, regardless of the form of action and whether or not any such losses or damages were foreseeable or contemplated.

             (ii)  Each Party acknowledges and agrees that (1) the duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth in this Agreement and no other duties, responsibilities or obligations shall be inferred or implied, (2) this Agreement shall constitute the entire agreement of the Parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto, (iii) the Escrow Agent shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification; and (iv) the Escrow Agent shall not be liable for the acts or omissions of any nominees, correspondents, designees, agents, subagents or subcustodians.

          (b)    Indemnification.    Purchaser and Seller agree, jointly and severally, to indemnify the Escrow Agent for, and hold it harmless against, any and all loss, liability, damage, claim or expense incurred without gross negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. As between Purchaser and Seller, each shall be liable for [***] of all such amounts; provided however, that if any such loss, liability or expense is incurred primarily as a result of Purchaser's gross negligence or willful misconduct in which case Purchaser shall be liable for all such amount; and provided further that if any such loss, liability or expense is incurred primarily as a result of Seller's gross negligence or willful misconduct in which case Seller shall be liable for all such amount.

        7.    Termination.    This Agreement shall terminate upon the disbursement by the Escrow Agent of all of the Escrow Funds in accordance with this Agreement; provided that the provisions of Sections 5 and 6 shall survive such termination.

        8.    Successor Escrow Agent.    In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a written resignation to the Parties to this Escrow Agreement, not less than sixty (60) days prior to the date when such resignation shall take effect. Purchaser may appoint a successor Escrow Agent with the written consent of Seller, which shall not be unreasonably withheld. If, within such notice period, Purchaser provides to the Escrow Agent written instructions (with a copy to Seller) with respect to the appointment of a successor Escrow Agent and directions (with a copy to Seller) for the transfer of any Escrow Fund then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrow Fund to such designated successor. If no successor Escrow Agent is named as provided in this Section 8 prior to the date on which the resignation of the Escrow Agent is to properly take effect, the Escrow Agent may, at the expense of Seller, apply to a court of competent jurisdiction for appointment of a successor Escrow Agent.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

        9.    Dispute Resolution.    In the event of any disagreement among any of the Interested Parties to this Agreement, or between any of them and any other person, resulting in adverse claims or demands being made with respect to the subject matter of the Agreement, or in the event that the Escrow Agent, in good faith, is in doubt as to any action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands and refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue to so refuse to act and refrain from acting until (i) the rights of all parties having or claiming an interest in the Escrow Fund shall have been fully and finally adjudicated by a court of competent jurisdiction, or all differences and doubts shall have been resolved by agreement among all of the Interested Parties, and (ii) the Escrow Agent shall, in the case of adjudication by a court of competent jurisdiction, have received a final order, judgment or decree (in each case accompanied by an opinion as to its finality) by such court of competent jurisdiction, which order, judgment or decree is not subject to appeal, and in the case of resolution of differences and doubts by agreement, have received a notice in writing signed by an Authorized Person (as defined below) of each of the Interested Parties setting forth in detail the agreement. The Escrow Agent shall have the option, after 30 calendar days' notice to the Interested Parties of its intention to do so, to file an action in interpleader requiring the Interested Parties hereto to answer and litigate any claims and rights among themselves. The costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by, and be the joint and several obligation of, the Interested Parties. Seller and Purchaser acknowledge that as between themselves, such costs and expenses shall be paid equally by the Interested Parties. The rights of the Escrow Agent under this Section 9 are cumulative of all other rights which it may have by law or otherwise.

        10.    Instructions, Verification, Communications.

          (a)   All instructions required under the Agreement shall be delivered to the Escrow Agent in writing, in English, in facsimile or original form and, if so requested by the Escrow Agent, an original, executed by an Authorized Person (as hereinafter defined) of each of the Interested Parties or an entity acting on its behalf. The identity of such Authorized Persons, as well as their specimen signatures, title, telephone number and e-mail address, shall be delivered to the Escrow Agent in the list of authorized signers form as set forth on Attachment C and shall remain in effect until the applicable Interested Party, or an entity acting on its behalf, notifies Escrow Agent of any change thereto (the person(s) so designated from time to time, the "Authorized Persons"). The Escrow Agent and the Interested Parties agree that the above constitutes a commercially reasonable security procedure and further agree to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from any Interested Party.

          (b)   In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement), whether in writing, by telecopier,.pdf, e-mail, or otherwise, such funds transfer instructions should contain a selected test word also evidenced on Attachment C. Test Words must contain at least 8 alphanumeric characters, established at document execution and changed each time Attachment C is updated in accordance with (a) above. In addition or in lieu of test words, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call back to the applicable person(s) specified to the Escrow Agent from time to time by an Authorized Person and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person(s) so designated. To ensure the accuracy of the instructions it receives, the Escrow Agent may record such call backs. If the Escrow Agent is unable to verify the instruction, or is not satisfied in its sole discretion with the verification it receives, it will not execute the instruction until all issues have been resolved to its satisfaction. The persons and telephone numbers for call backs may be changed only in writing, signed by an Authorized Person, actually received and acknowledged by the Escrow Agent. The Interested Parties to the Agreement acknowledge that these security procedures for funds transfers are commercially reasonable.

          (c)   Notwithstanding anything to the contrary herein, any and all email communications (both text and attachments) by or from the Escrow Agent that the Escrow Agent deems to contain confidential, proprietary and/or sensitive information shall be encrypted. The recipient (the "Email Recipient") of the encrypted email communication will be required to complete a registration process. Instructions on how to register and/or retrieve an encrypted message will be included in the first secure email sent by the Escrow Agent to the Email Recipient. Additional information and assistance on using the encryption technology can be found at Citibank's Secure Email website at www.citigroup.com/citigroup/citizen/privacy/email.htm or by calling (866) 535-2504 (in the U.S.) or (904) 954-6181.

          (d)   To help the U.S. government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, the Escrow Agent will ask for information that will allow the Escrow Agent to identify relevant parties. The Interested Parties hereby acknowledge such information disclosure requirements and agree to comply with all such information disclosure requests from time to time from the Escrow Agent.

          (e)   The provisions of this Section 10(a)-(d) may be amended by the Escrow Agent unilaterally upon notice to the Interested Parties.

        11.    General.

          (a)    Entire Agreement.    Except for those provisions of the Purchase Agreement referenced herein, this Agreement constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

          (b)    Succession and Assignment.    This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.

          (c)    Counterparts and Facsimile Signature.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

          (d)    Headings.    The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (e)    Notices.    All notices, instructions, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when received if delivered personally, (b) when transmitted if telecopied (which is confirmed), (c) upon receipt, if sent by registered or certified mail (postage prepaid, return receipt requested) and (d) the day after it is sent, if sent for next-day delivery to a domestic address by overnight mail or courier, to the Parties at the following addresses:

    If to Seller, to:

      SmithKline Beecham Corporation d/b/a GlaxoSmithKline
      5 Moore Drive
      Research Triangle Park, North Carolina 27709
      Attention: Senior Vice President, US Pharmaceuticals RTP
      Facsimile: (919) 315-3183

      and

      Glaxo Group Limited
      Glaxo Wellcome House
      Berkeley Avenue
      Greenford, Middlesex
      England UB6 0NN
      Attention: The Company Secretary
      Facsimile: 44 208 047 6905

      With copies sent concurrently to:

      SmithKline Beecham Corporation d/b/a GlaxoSmithKline
      2301 Renaissance Boulevard
      King of Prussia, PA 19406-2772
      Vice President and Associate General Counsel, Business Development Transactions Team
      Facsimile: (610) 787-7084
      SmithKline Beecham Corporation (a GlaxoSmithKline company)

    If to Purchaser, to:

      Prometheus Laboratories Inc.
      9410 Carroll Park Drive
      San Diego, CA 92121
      Attn: President
      Facsimile: (858) 410-1945

      With copies sent concurrently to:

      Prometheus Laboratories Inc.
      9410 Carroll Park Drive
      San Diego, CA 92121
      Attn: Legal Department
      Facsimile: (858) 332-3393

    If to Escrow Agent, to:

      Citibank, N.A.
      Agency & Trust
      388 Greenwich Street, 14th Floor
      New York, NY 10013
      Attn.: Barbara E. Bennett
      Facsimile: (212) 657-2762

  provided, however, that if any Party shall have designated a different address by notice to the others, then to the last address so designated.

          (f)    Wiring Instructions.    Any funds to be paid to or by the Escrow Agent hereunder shall be sent by wire transfer pursuant to the following instructions (or by such method of payment and pursuant to such instruction as may have been given in advance and in writing to or by the Escrow Agent, as the case may be, in accordance with Section 10 above):

    If to the Purchaser:

      Bank:
      ABA#:
      A/C#:
      Attn:
      Ref:

    If to the Seller:

      SB Corp:
      Bank:
      ABA#:
      A/C#:

      GGL:
      Bank:
      ABA#:
      A/C#:

    If to the Escrow Agent:

      CITIBANK, N.A.
      ABA:
      Account Name:
      CREDIT A/C No.:
      For further credit to:
      Reference:

          Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday, or a banking holiday in New York, such time shall be extended to the next day on which the Escrow Agent is open for business.

          (g)    Governing Law.    This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

          (h)    Amendments and Waivers.    This Agreement may be amended only with the written consent of Purchaser, Seller and the Escrow Agent. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any condition, default or breach of covenant hereunder shall be deemed to extend to any prior or subsequent condition, default or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

          (i)    Submission to Jurisdiction.    All suits, actions or other proceedings (each, an "Action") arising out of this Agreement or any transaction contemplated hereby arising out of or relating to this Agreement shall be heard and determined exclusively in the Supreme Court of the State of New York, and any appellate court from any thereof, or for recognition or enforcement of any judgment relating to such Action, and each of the Parties hereby irrevocably and unconditionally (a) agrees not to commence any such Action except in such courts, (b) agrees that any claim in respect of any such Action may be heard and determined in the Supreme Court of the State of New York, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action in the Supreme Court of the State of New York, (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such Action in the Supreme Court of the State of New York and (e) waives any right to trial by jury with respect to any proceeding relating to this Agreement. Each of the Parties hereto agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11(e). Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by Law.

          (j)    Force Majeure.    Notwithstanding anything contained in this Agreement to the contrary, the Escrow Agent shall not incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its control (including, without limitation, any provision of any present or future law or regulation or any act of any governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire services or any electronic communication facility).

          (k)    Use of Name.    No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions "Citibank", or "Citigroup" or "Citi" by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any Interested Parties hereto, or on such party's behalf, without the prior written consent of the Escrow Agent.

* * * * * *

        IN WITNESS WHEREOF, the Parties have duly executed this Escrow Agreement as of the day and year first above written.

SMITHKLINE BEECHAM CORPORATION d/b/a GLAXOSMITHKLINE
By:

Name:

Title:

GLAXO GROUP LIMITED
By:

Name:	Victoria Whyte For and on behalf of Glaxo Group Limited
Title:	Corporate Director
PROMETHEUS LABORATORIES INC.
By:

Name:	Joseph M. Limber
Title:	President and Chief Executive Officer
CITIBANK, N.A., as Escrow Agent
By:

Name:

Title:

Attachment A
Permitted Investments

Goldman Sachs Financial Square Treasury Instruments Fund

11

Attachment B
Escrow Agent Fees

Acceptance Fee:

        To cover the acceptance of the Escrow Agency appointment, the study of the Escrow Agreement, and supporting due diligence documents submitted in connection with the execution and delivery thereof, communication with other members of the working group:

    $[***]

Flat Administration Fee:

        To cover maintenance of the escrow account including safekeeping of assets, normal administrative functions of the Escrow Agent, including maintenance of the Escrow Agent's records, follow-up of the Escrow Agreement's provisions, and any other duties required of the Escrow Agent under the terms of the Escrow Agreement:

    $[***]

Legal Fee:

        To cover review of legal documents by Citibank's outside counsel on behalf of Citibank:

    [***].

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12

Attachment C
Authorized List of Signers
or Officer's Certificate

SMITHKLINE BEECHAM CORPORATION
Specimen Signature
Name	Donald F. Parman
Title	Vice President and Secretary
Phone	[***]
E-mail Address	[***]
Name	Audrey Klijian
Title	Treasurer
Phone	[***]
E-mail Address	[***]
GLAXO GROUP LIMITED
Specimen Signature
Name	Paul F. Blackburn
Title	Director
Phone	[***]
E-mail Address	[***]
Name	Ashley A. Grist for Edinburgh Pharmaceuticals Industries Limited
Title	Director
Phone	[***]
E-mail Address	[***]
PROMETHEUS LABORATORIES INC.
Specimen Signature
Name	William Franzblau
Title	Vice President, Legal Affairs
Phone	[***]
E-mail Address	[***]
Name	Joseph M. Limber
Title	President and Chief Executive Officer
Phone	[***]
E-mail Address	[***]

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13

Test Word

Test Words must contain at least 8 alphanumeric characters, and should be established at document execution and changed each time the List of Authorized Signers/Approvers is updated. All instructions should clearly display the Test Word, which may be used in lieu of a callback to confirm the authenticity of the instruction. However, Citi reserves the right to perform the callback in addition to the Test Word if circumstances warrant.

14

EXHIBIT H

STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of October 31, 2007 by and between Prometheus Laboratories Inc., a corporation organized under the laws of the State of California (the "Company"), and SmithKline Beecham Corporation d/b/a GlaxoSmithKline, a corporation organized under the laws of the Commonwealth of Pennsylvania ("GSK").

        The parties intending to be legally bound hereby agree as follows:

        1.    Issuance of Stock.    Pursuant to Section 2.7(b)(iv) of that certain Asset Purchase and Sale Agreement, of even date hereof, by and between the Company and GSK (the "Asset Purchase Agreement"), at the Closing (as defined in the Asset Purchase Agreement), the Company hereby agrees to issue to GSK and GSK hereby agrees to acquire an aggregate of One Million Two Hundred Fifty Thousand (1,250,000) shares of the Company's Common Stock, par value $0.001 per share (the "Shares") as partial consideration to GSK for its sale of the Purchased Assets (as defined in the Asset Purchase Agreement) to the Company. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Asset Purchase Agreement.

        2.    Company Representations.    In connection with the issuance of the Shares, the Company represents and warrants to GSK that the following representations are true and correct as of the date of this Agreement.

          (a)    Organization.    The Company is a corporation duly organized and validly existing and in good standing under the laws of California. The Company is in good standing in each jurisdiction where such qualification is required except for any jurisdiction where failure to so qualify would not have a material adverse effect on the Company. Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          (b)    Due Authorization.    The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and the execution and delivery of this Agreement and the performance of all of its obligations hereunder and thereunder have been duly authorized by the Company and, to the extent required by Law, contract or otherwise, its stockholders. No other proceedings on the part of the Company are necessary to authorize this Agreement.

          (c)    No Conflicts; Enforceability.    The execution, delivery and performance of this Agreement by the Company (i) are not prohibited or limited by, and will not result in the breach of or a default under, any provision of the certificate of incorporation or bylaws of the Company, (ii) assuming all of the consents, approvals, authorizations and permits described in Section 2.5 have been obtained and all the filings and notifications described in Section 2.5 have been made and any waiting periods thereunder have terminated or expired, does not conflict with any Law applicable to the Company, and (iii) does not conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any material agreement or instrument binding on the Company or any applicable order, writ, injunction or decree of any court or applicable Governmental Authority to which the Company is a party or by which the Company is bound or to which any of its Assets is subject, except in the case of clauses (ii) and (iii) for such prohibitions, limitation, default, notice, filing, permit, authorization, consent, approval, conflict breach or default which would not prevent or delay the consummation by the Company of the issuance, sale and delivery of the Shares contemplated hereby. This Agreement when executed and delivered by the Company will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application relating to or affecting creditors' rights generally.

          (d)    Consents.    Except for filings pursuant to Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, which have been made or will be made in a timely manner, and for requisite filings under the HSR Act and the expiration or termination of the waiting period thereunder, and as may be necessary as a result of any facts or circumstances relating solely to Seller, no notice to, filing with, authorization of, exemption by, or consent of, any Person, including any applicable Governmental Authority, is required for Purchaser to consummate the issuance, sale and delivery of the Shares contemplated hereby, except where the failure to make such filings or notifications, or obtain such consents, approvals, authorizations or permits, would not, individually or in the aggregate, prevent or delay the consummation by Purchaser of the issuance, sale and delivery of the Shares contemplated hereby

          (e)    Capitalization.    The authorized capital of the Company consists, as of the date of this Agreement, of:

              (i)  60,000,000 shares of Common Stock, 5,858,994 shares of which are issued and outstanding as of the date of this Agreement. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Company holds no treasury stock and no shares of Preferred Stock (as defined in the following subsection) in its treasury.

             (ii)  36,000,000 shares of Preferred Stock, of which 1,560,000 shares have been designated Series A Preferred Stock, 2,809,998 shares have been designated Series B Preferred Stock, 5,517,241 shares have been designated Series C Preferred Stock, 15,560,802 shares have been designated Series D Preferred Stock and 10,474,777 shares have been designated Series E Preferred Stock (collectively, the "Preferred Stock"), all of which are issued and outstanding as of the date of this Agreement. All of the outstanding shares of Preferred Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The rights, privileges and preferences of the Preferred Stock are as stated in the Amended and Restated Articles of Incorporation of the Company and as provided by the general corporation law of the State of California.

            (iii)  The Company has reserved 12,180,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to equity incentive plans duly adopted by the Board of Directors of the Company and approved by the Company's shareholders (the "Equity Incentive Plans"). Of such reserved shares of Common Stock, as of September 30, 2007, options to purchase 8,339,700 shares have been granted and are currently outstanding, 3,147,494 options have been exercised and 692,806 options remain available for issuance to officers, directors, employees and consultants pursuant to the Equity Incentive Plans.

            (iv)  The Company has reserved 3,966,594 shares of Common Stock for issuance pursuant to outstanding warrants and 417,942 shares of Series D Preferred Stock for issuance pursuant to outstanding warrants.

          (f)    Validity of Shares.    The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by GSK. Assuming the accuracy of the representations of GSK in Section 3 of this Agreement and subject to the filings described in Section 2(f) below, the Shares will be issued in compliance with all applicable federal and state securities laws.

          (g)    Litigation.    There is no Action pending or, to Purchaser's Knowledge, threatened that would prevent or delay the consummation by Purchaser of the issuance, sale and delivery of the Shares contemplated hereby or affect the legality, validity or enforceability of this Agreement.

        3.    Investment Representations.    In connection with the issuance of the Shares, GSK represents to the Company the following:

          (a)   This Agreement when executed and delivered by GSK will constitute a valid and legally binding obligation of GSK, enforceable in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application relating to or affecting creditors' rights generally.

          (b)   The Shares to be acquired by GSK hereunder will be acquired for investment for GSK's own account and not with a view to the public resale or distribution thereof within the meaning of the Securities Act. GSK further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares.

          (c)   GSK has received and reviewed information about the Company and has had an opportunity to discuss the Company's business, management and financial affairs with its management and to review the Company's facilities. GSK believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Shares. GSK understands and acknowledges that such discussions, as well as any written information issued by the Company, (i) were intended to describe the aspects of the Company's business and prospects which the Company believes to be material, but were not necessarily an exhaustive description, and (ii) may have contained forward-looking statements involving known and unknown risks and uncertainties which may cause the Company's actual results in future periods or plans for future periods to differ materially from what was anticipated and that no representations or warranties were or are being made with respect to any such forward-looking statements or the probability of achieving any of the results projected in any of such forward-looking statements.

          (d)   GSK understands that the acquisition of the Shares involves substantial risk. GSK: (i) has experience as an investor in securities of companies like the Company and acknowledges that GSK is able to fend for itself, can bear the economic risk of GSK's investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment in the Shares and protecting its investment; and/or (ii) has a preexisting business relationship with the Company and/or certain of its other officers, directors or controlling persons of a nature and duration that enables GSK to be aware of the character, business acumen and financial circumstances of such persons.

          (e)   GSK is an accredited investor within the meaning of Regulation D promulgated under the Securities Act.

          (f)    GSK understands that the Shares are characterized as "restricted securities" under the Securities Act, are being issued in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. GSK represents that it is familiar with Rule 144 of the Securities and Exchange Commission and understands the resale limitations imposed thereby and by the Securities Act. GSK understands that the Company is under no obligation to register any of the securities sold hereunder.

          (g)   GSK understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. GSK understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act.

        4.    Conditions to GSK's Obligation to Complete the Closing.    The obligation of GSK to acquire the Shares at the Closing is subject to fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

          (a)    Representations and Warranties.    The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects as of the date when made.

          (b)    Performance.    The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement and the Asset Purchase Agreement that are required to be performed by or complied with by it on or before such Closing.

          (c)    Compliance Certificate.    The Company shall deliver a certificate executed by its President certifying that the conditions specified in Sections 4(a) and 4(b) have been fulfilled.

          (d)    Qualifications.    All authorizations, approvals or permits, if any of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

          (e)    Secretary's Certificate.    The Company shall deliver a certificate executed by its Secretary certifying (i) the Bylaws of the Company, and (ii) resolutions of the Board of Directors of the Company approving this Agreement and the transactions contemplated hereby.

        5.    Conditions to the Company's Obligation to Complete the Closing.    The obligation of the Company to issue the Shares at the Closing is subject to fulfillment, on or before the Closing, of each of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of GSK contained in Section 3 shall be true and correct in all material respects as of the Closing.

          (b)    Performance.    GSK shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement and the Asset Purchase Agreement that are required to be performed by or complied with by it on or before such Closing.

          (c)    Qualifications.    All authorizations, approvals or permits, if any of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

        6.    Stock Certificate Legends.    The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legends:

          (a)   THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

          (b)   THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF THIS CERTIFICATE, DATED OCTOBER 31, 2007.

          (C)  Any legend required by the Company's bylaws and any applicable state securities laws.

        7.    Market Stand-Off Agreement.    GSK hereby agrees, if so requested by the managing underwriters or the Company in connection with the initial public offering of the Company's Common Stock, that, without the prior written consent of such managing underwriters, GSK will not offer, sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of, assign any legal or beneficial interest in or make a distribution of any capital stock of the Company held by or on behalf of GSK or beneficially owned by GSK in accordance with the rules and regulations of the Securities and Exchange Commission for a period of up to one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act (and such longer period of time as may be required to comply with Rule 2711 of the National Association of Securities Dealers, Inc. (or any successor rule thereto)); provided that all directors and officers and holders of five percent (5%) or more of the Company's Common Stock are similarly bound. The Company may impose stop-transfer instructions with respect to the Shares subject to the foregoing restriction until the end of said one hundred eighty (180) day (or longer) period.

        8.    Restrictions on Transfer of the Shares.    For a period of [***] from the date of this Agreement, GSK shall not offer, sell, contract to sell, grant any option to purchase, assign, transfer, pledge or otherwise dispose of any Shares (other than a transfer of the Shares by GSK to any of its Affiliates (as defined in the Asset Purchase Agreement), provided, however, that GSK shall cause any such party to agree in writing to be subject to the terms, provisions and conditions of this Agreement, including, but not limited to, Sections 7, 8 and 9, to the same extent as GSK hereunder).

        9.    Dispositions.    Following the expiration of the [***] period described in Section 8 and subject to any market stand-off agreement to which GSK is a party as provided in Section 7, GSK agrees as follows with respect to disposition of all or any part of the Shares:

          (a)   Any sales of Shares by GSK shall be pursuant to (i) Rule 144 (or any successor rule) under the Securities Act of 1933, as amended (the "Securities Act") ("Rule 144") or (ii) a private placement exempt from registration under the Securities Act or repurchase of such Shares by the Company unless GSK is invited by the Company to participate as a selling shareholder pursuant to a resale registration statement filed by the Company.

          (b)   As long as the Shares which GSK continues to hold represent more than one percent (1%) of the Company's outstanding Common Stock, until the later of (i) the date that GSK is eligible to sell any of the Shares pursuant to Rule 144(k) (or any successor rule) or (ii) the first anniversary of the initial public offering of the Company's Common Stock, GSK shall not sell Shares in excess of [***]% of the Company's outstanding Common Stock in any 90-day period (notwithstanding that GSK might otherwise have been free to sell additional shares under the provisions of Rule 144) unless such GSK follows the process set forth in Section 9(c) below.

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          (c)   If at any time that Section 9(b) would otherwise apply to sale of Shares, GSK proposes to sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to Shares in an amount in excess of [***]% of the Company's outstanding Common Stock (each, a "Disposition") to any party other than an Affiliate of GSK, GSK shall give the Company at least five business days' notice of such Disposition, which notice shall indicate the approximate number of Shares subject to the Disposition, the proposed timing of the Disposition, the desired minimum net price per share and other relevant terms (a "Notice of Disposition"). The Company shall have the right, but not the obligation, by providing notice to GSK within five (5) business days of receipt of a Notice of Disposition (a "Block Trade Notice"), either to (i) repurchase the Shares which are subject to the Disposition at a price not less than the minimum net price designated in the Notice of Disposition or (ii) designate a nationally recognized broker/dealer (the "Broker") to facilitate the proposed sale through a block trade or other organized process to be determined in the reasonable judgment of the Broker. If the Company exercises its right under Section 9(c)(ii), GSK shall cooperate in good faith with the efforts of the Broker to complete the proposed Disposition for a period equal to the longer of (X) the time frame proposed for the Disposition in the Notice of Disposition or (Y) ten (10) business days after receipt of the Block Trade Notice from the Company, after which time GSK may proceed with the Disposition of any remaining Shares that were the subject of the precipitating Notice of Disposition within the following ten (10) business days. If the Company waives its right to provide a Block Trade Notice or does not provide such a Block Trade Notice within five (5) business days of receipt of a Notice of Disposition, GSK shall be free to make a Disposition of up to the number of Shares indicated in such Notice of Disposition at a price not less than the minimum net price designated in the Notice of Disposition without first offering such Shares to the Company again pursuant this Section 9(c).

        10.    Adjustment for Stock Split.    All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, reverse stock split or stock dividend or other similar change in the Shares which may be made by the Company after the date of this Agreement and prior to the Closing.

        11.    Termination.    In the event the Asset Purchase Agreement is terminated for any reason prior to the Closing, this Agreement shall automatically terminate and shall forthwith become void and the parties shall have no further obligations hereunder.

        12.    Tax Consequences.    GSK has reviewed with GSK's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. GSK is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. GSK understands that GSK (and not the Company) shall be responsible for GSK's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

        13.    California Corporate Securities Law.    THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

        14.    General Provisions.

          (a)   This Agreement shall be governed by the laws of the State of California. This Agreement represents the entire agreement between the parties with respect to the acquisition of the Shares by GSK and may only be modified or amended in writing signed by both parties.

          (b)   All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when received, if delivered personally, (ii) when transmitted, if telecopied (which is confirmed), (iii) upon receipt, if sent by registered or certified mail (postage prepaid, return receipt requested) and (iv) the day after it is sent, if sent for next-day delivery to a domestic address by overnight mail or courier, to the parties at the following addresses:

    If to GSK, to:

    SmithKline Beecham Corporation d/b/a GlaxoSmithKline
    5 Moor Drive
    Research Triangle Park, North Carolina 27709
    Attention: Senior Vice President, US Pharmaceuticals RTP
    Facsimile: (919) 315-3183

    With copies sent concurrently to:

    SmithKline Beecham Corporation d/b/a GlaxoSmithKline
    2301 Renaissance Boulevard
    King of Prussia, PA 19406-2772
    Vice President and Associate General Counsel, Business Development Transactions Team
    Facsimile: (610) 787-7084

    If to Company, to:

    Prometheus Laboratories Inc.
    9410 Carroll Park Drive
    San Diego, CA 92121
    Attn: President
    Facsimile: (858) 410-1945

    With copies sent concurrently to:

    Prometheus Laboratories Inc.
    9410 Carroll Park Drive
    San Diego, CA 92121
    Attn: Legal Department
    Facsimile: (858) 332-3393

  provided, however, that if any party shall have designated a different address by notice to the others, then to the last address so designated.

          (c)   The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of GSK under this Agreement may only be assigned with the prior written consent of the Company and otherwise in accordance with Section 8 hereof; any other purported transfer otherwise shall be null and void.

          (d)   Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

          (e)   GSK agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

          (f)    GSK has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

          (g)   This Agreement may be executed manually or by facsimile by the parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties and delivered to the other party.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

PROMETHEUS LABORATORIES INC.
By:
Name: Joseph M. Limber Title: President and Chief Executive Officer
SMITHKLINE BEECHAM CORPORATION d/b/a GLAXOSMITHKLINE
By:

Name:

Title:

SIGNATURE PAGE TO PROMETHEUS LABORATORIES INC.
STOCK PURCHASE AGREEMENT

EXHIBIT I

SUPPLY AGREEMENT

BETWEEN

SMITHKLINE BEECHAM CORPORATION
d/b/a GlaxoSmithKline

AND

PROMETHEUS LABORATORIES INC.

DATED AS OF

October 31, 2007

i

7.4	Regulatory Changes	23
7.5	Regulatory Inspections	23
7.6	Warning Letters	23
Article VIII Intellectual Property		24
8.1	Ownership	24
8.2	New Developments and Modifications	24
8.3	Grant of Licenses	24
8.4	Infringement	25
Article IX Access; Audit Rights		25
9.1	Audit and Inspection Rights	25
9.2	Documentation	26
Article X Representations and Warranties		26
10.1	Representations and Warranties of GSK	26
10.2	Representations and Warranties of Prometheus	27
Article XI Liability and Indemnification		28
11.1	Indemnity by GSK	28
11.2	Indemnity by Prometheus	28
11.3	Procedures	29
11.4	Limitations of Liability	29
Article XII Insurance		30
12.1	GSK Insurance Requirements	30
12.2	Prometheus Insurance Requirements	30
Article XIII Force Majeure Event		30
13.1	General	30
13.2	Termination; Transition	31
Article XIV Term; Termination; Remedies		31
14.1	Term	31
14.2	Termination	31
14.3	Injunctive Relief	32
Article XV Miscellaneous		33
15.1	Standard Forms	33
15.2	Notices	33
15.3	Independent Contractors	34
15.4	Entire Understanding	34
15.5	Unintentional Omissions	34
15.6	Transferability; Binding Effect	34
15.7	Dispute Resolution	34
15.8	Subcontractors	35
15.9	Amendment	35
15.10	Severability	35
15.11	Waiver	35
15.12	Survival	35
15.13	Drafting Ambiguities	35
15.14	Headings; Schedules; Counterparts	35
15.15	Governing Law	36

ii

SCHEDULES TO AGREEMENT

2.2(a)	Form of Forecast
2.6(a)	API Price
2.6(b)	Materials Specific to the Products
3.1	Product Prices and Standard Batch Sizes
3.2(c)	Form of Trading Services Agreement
4.1	Specifications Index
4.4(a)	API Intermediate Material
4.5	Form of Quality Agreement
4.6(a)	Transition Plan Parameters
4.6(c)	API Raw Material and Intermediates

iii

SUPPLY AGREEMENT

        THIS SUPPLY AGREEMENT (this "Agreement") is made and entered into as of the 31st day of October, 2007 by and between SMITHKLINE BEECHAM CORPORATION, a Pennsylvania corporation doing business as GlaxoSmithKline ("GSK"), and PROMETHEUS LABORATORIES INC., a California corporation ("Prometheus"). GSK and Prometheus are sometimes referred to herein individually as a "Party" and collectively as "Parties."

RECITALS

        WHEREAS, on October 31, 2007, GSK and Prometheus entered into an Asset Purchase and Sale Agreement (the "Asset Purchase Agreement") pursuant to which GSK agreed to sell, and Prometheus agreed to buy, all of GSK's rights, title and interests in certain assets related to the Product (as defined below) for manufacture, distribution, marketing and sale in the Territory (as defined in the Asset Purchase Agreement); and

        WHEREAS, in connection with the Asset Purchase Agreement, the Parties wish to enter into this Agreement pursuant to which, as of the Effective Date, GSK will manufacture and supply the Product during the Term (as defined below).

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing recitals, mutual covenants, agreements, representations and warranties contained herein, the Parties hereby agree as follows:

Article I
 Definitions

        "Adverse Event" shall have the meaning provided in Section 6.5 of this Agreement.

        "Affiliate" of a Party or Person means any Person, whether de jure or de facto, that directly or indirectly, controls, is controlled by, or is under common control with such Party or Person, as applicable. Solely as used in this definition, "control" means (a) direct or indirect ownership of more than fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of such Party or Person, as applicable, or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the policies and management of such Party or Person, as applicable, whether by the ownership of stock, by contract, or otherwise.

        "Agreement" shall have the meaning provided in the first paragraph of this Agreement.

        "API" shall mean the active pharmaceutical ingredient included in the Products, alosetron hydrochloride.

        "API Intermediate" shall have the meaning provided in Section 4.4(a).

        "Applicable Law" means all applicable provisions of any and all federal, national, state, provincial, and local statutes, laws, rules, regulations, administrative codes, ordinances, decrees, orders, decisions, injunctions, awards, judgments, permits and licenses of or from governmental authorities relating to or governing the use or regulation of the subject item, including, without limitation, the Medicare and Medicaid Anti-Kickback Statute set forth at 42 U.S.C. §1320a-7b(b), the FD&C Act and the PDMA.

        "Asset Purchase Agreement" shall have the meaning provided in the first recital of this Agreement.

        "Business Day" (whether or not the word is capitalized) shall mean any day other than (i) a day identified by GSK to Prometheus as a non-working day at the Facility or a day identified by Prometheus to GSK as a non-working day, or (ii) a day which is a Saturday, a Sunday or any day banks are authorized or required to be closed in the State of North Carolina or California.

        "Certificate of Analysis" shall mean a document identified as such and provided by GSK to Prometheus that (i) sets forth the analytical test results for a specified lot of Products shipped to Prometheus or its designee hereunder, (ii) is in conformance with each applicable Drug Application and (iii) states whether such Products are manufactured in accordance with cGMPs and the Specifications.

        "Claim" shall have the meaning provided in Section 15.7 of this Agreement.

        "Closing" shall have the meaning provided in the Asset Purchase Agreement.

        "Closing Date" shall have the meaning provided in the Asset Purchase Agreement.

        "Confidential Information" shall have the meaning provided in Section 5.1 of this Agreement.

        "Consent" shall mean any consent, authorization, permit, certificate, license or approval of, exemption by, or filing or registration with, any Governmental Authority or other Person.

        "cGMPs" shall mean all applicable standards relating to manufacturing practices for fine chemicals, intermediates, bulk products or finished pharmaceutical products. For purposes of this Agreement, cGMPs shall mean (i) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 CFR Parts 210 and 211 and The Good Manufacturing Practice for Medicinal Products in the European Community, Volume IV, as each may be amended from time to time; or (ii) promulgated by any Governmental Authority having jurisdiction over the manufacture of the Products, including those in the form of guidance documents (including but not limited to advisory opinions, compliance policy guides and guidelines) that are being implemented within the pharmaceutical manufacturing industry for such Products, and subject to any arrangements, additions or clarifications agreed to from time to time by the Parties in the Quality Agreement.

        "Days" (whether or not the word is capitalized) shall mean, except where specified otherwise, calendar days.

        "Delivered" or "Delivery" shall have the meaning provided in Section 3.5(b) of this Agreement.

        "Delivery Date" shall mean for each shipment the date specified by Prometheus in the related Purchase Order that GSK shall make the Products available for such shipment out of the Facility in accordance with this Agreement.

        "Drug Application" shall mean any New Drug Application (NDA) filed with the FDA, any Abbreviated New Drug Application (ANDA) filed with the FDA, any Supplemental New Drug Application (sNDA) filed with the FDA, any product license or any equivalent drug application or similar pharmaceutical product approval administered by any foreign Governmental Authority, or extension or renewal of any of the foregoing.

        "Effective Date" shall mean the Closing Date.

        "Facility" shall mean GSK's manufacturing facility located in Zebulon, North Carolina, USA.

        "FD&C Act" means the Federal Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder from time to time.

        "FDA" shall mean the United States Food & Drug Administration or any successor agency.

        "Firm Zone" shall have the meaning provided in Section 2.2(b) of this Agreement.

        "Force Majeure Event" shall have the meaning provided in Section 13.1 of this Agreement.

        "Forecast" shall have the meaning provided in Section 2.2(a) of this Agreement.

        "Governmental Authority" shall mean any nation or government, any provincial, state, regional, local, or other political subdivision thereof, any supranational organization of sovereign states, and any entity, department, commission, bureau, agency, authority, board, court, official or officer, domestic or

2

foreign, exercising executive, judicial, regulatory or administrative functions of or pertaining to government.

        "GSK" shall have the meaning provided in the first paragraph of this Agreement.

        "GSK Indemnitee" shall have the meaning provided in Section 11.2 of this Agreement.

        "GSK Intellectual Property" shall mean any and all Intellectual Property relating to the manufacture of pharmaceutical products generally that was (i) owned by or licensed by GSK or GSK Affiliates at the Effective Date (other than Intellectual Property relating to the Products purchased by or licensed to Prometheus under the Asset Purchase Agreement), or (ii) developed or acquired by GSK or GSK Affiliates on or after the Effective Date.

        "Indemnified Party" shall have the meaning provided in Section 11.3 of this Agreement.

        "Indemnifying Party" shall have the meaning provided in Section 11.3 of this Agreement.

        "Initial Term" shall have the meaning provided in Section 14.1 of this Agreement.

        "Intellectual Property" shall have the meaning provided in the Asset Purchase Agreement.

        "Loss" and "Losses" shall have the meaning, collectively, provided in the Asset Purchase Agreement.

        "Materials" shall mean (i) all raw materials, components, work-in-process and other ingredients including finished API required to manufacture the Products and (ii) all labels and packaging materials used in the manufacture, storage and shipment of Products. For the avoidance of doubt, the above definition of Materials does not include API Intermediate or API raw materials and intermediates identified on Schedule 4.6(c).

        "Materials Certification" shall have the meaning provided in Section 4.4(c) of this Agreement.

        "Nonconformity" shall have the meaning provided in Section 6.2(a) of this Agreement.

        "Party" and "Parties" shall have the meanings given such terms, respectively, in the first paragraph of this Agreement.

        "PDMA" means the Prescription Drug Marketing Act of 1987, as amended, and the regulations promulgated thereunder from time to time.

        "Person" shall mean any individual, corporation, partnership, firm, association, joint venture, joint stock company, trust or other entity, or any Governmental Authority.

        "Process Developments" shall have the meaning provided in Section 8.2(a) of this Agreement.

        "Product Developments" shall have the meaning provided in Section 8.2(a) of this Agreement.

        "Product Event" shall have the meaning provided in Section 6.7 of this Agreement.

        "Product Price" shall have the meaning provided in Section 3.1 of this Agreement.

        "Products" or "Product" shall mean the Lotronex® (alosetron hydrochloride) pharmaceutical products set forth on Schedule 3.1.

        "Prometheus Indemnitee" shall have the meaning provided in Section 11.1 of this Agreement.

        "Prometheus Intellectual Property" shall mean any and all Intellectual Property relating to the Products that was (i) purchased by Prometheus from GSK under the Asset Purchase Agreement as of the Effective Date, or (ii) developed or acquired by Prometheus on or after the Effective Date.

        "Prometheus Rights" shall have the meaning provided in Section 8.3(a) of this Agreement.

        "Purchase Order" shall have the meaning provided in Section 2.3 of this Agreement.

3

        "Quality Agreement" shall have the meaning provided in Section 4.5 of this Agreement.

        "Quarterly Meeting" shall have the meaning provided in Section 2.5 of this Agreement.

        "Regulatory Acts" shall mean, as applicable, the United States Federal Food, Drug and Cosmetic Act, as amended, the rules and regulations thereunder, and any other laws and regulations governing the approval, manufacture, sale or licensing of pharmaceutical products or ingredients for inclusion applicable to the Products.

        "Regulatory Authorities" shall mean any division of the FDA and any other applicable counterpart agency or authority that administers any Applicable Laws governing the approval, manufacture, sale or licensing of pharmaceutical products or ingredients for inclusion therein applicable to the Products.

        "Renewal Term" shall have the meaning provided in Section 14.1 of this Agreement.

        "Specifications" shall mean, as applicable, all specifications for the finished Product, the Materials, approved suppliers, formula, manufacturing, analytical and testing procedures, release, filling, packaging, storage, labeling, artwork and other processes relating to the manufacture of the Products as agreed by the Parties and indexed in Schedule 4.1 to this Agreement, including all master formulas and process flow diagrams, all as amended from time to time by the Parties under Section 4.2 of this Agreement.

        "Tax" or "Taxes" means any and all taxes, assessments, levies, tariffs, amounts subject to escheat, duties or other charges or impositions in the nature of a tax (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority.

        "Term" shall have the meaning provided in Section 14.1 of this Agreement.

        "Territory" shall have the meaning provided in the Asset Purchase Agreement.

        "Third Party(ies)" shall mean any Person other than the Parties or their respective Affiliates.

        "Third Party Claim" shall have the meaning provided in Section 11.1 of this Agreement.

        "Third Party Supplier" shall have the meaning provided in Section 4.6 of this Agreement.

        "Trading Services Agreement" shall have the meaning provided in Section 3.2(c) of this Agreement.

Article II
 Sale and Purchase of Products

        2.1    General.

        Subject to the terms and conditions of this Agreement, during the Term, GSK agrees to manufacture the Product exclusively at the Facility for sale to Prometheus, and Prometheus agrees to purchase on a non-exclusive basis from GSK the Product for sale within the Territory. Until such time as Prometheus obtains all necessary Consents from the appropriate Regulatory Authorities for manufacture of the Products by Prometheus or its Third Party supplier(s) as described in Section 4.6, Prometheus will not sell Products manufactured by Prometheus or its Third Parties in the Territory. For the avoidance of doubt, nothing in this Section 2.1 shall limit Prometheus' ability to enter into agreements for the manufacture and supply of the Product from Third Party Suppliers as contemplated by Section 4.6.

        2.2    Prometheus Monthly Forecasts.

          (a)    General.    During the Term, and starting immediately on the Effective Date, Prometheus shall provide to GSK, substantially in the format set forth in Schedule 2.2(a), the then current Product inventory balance and a projection for the next succeeding twenty-four (24) months (or such shorter period remaining under the Term) of the anticipated volumes of each Product (each, a "Forecast") to be ordered by Prometheus pursuant to Section 2.3 below. Projected volumes for each Product for each month in the Forecast shall be equivalent to full increments of GSK's standard batch size for each Product as per Schedule 3.1. Prometheus shall provide such rolling projections to GSK on the first Business Day of each month during the Term.

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          (b)    Firm Zone.    The volume requirements for each Product as set forth for each of the first four (4) months of each such Forecast will be a binding commitment to purchase the specified volumes of those Products (each such four month period shall be referred to herein as the "Firm Zone"). In developing the updated monthly Forecast, Prometheus shall ensure that the Product volumes for the new month rolling into the new Firm Zone portion of such updated Forecast (i.e., when month five (5) in the preceding Forecast becomes month four (4) in such updated Forecast) shall not vary by more than the greater of either (i) plus or minus [***] or (ii) plus or minus [***] percent (±[***]%) from Prometheus' forecasted requirements specified for such month in the previous month's submitted Forecast.

          (c)    Non-Binding Forecasts.    The Product volumes specified for the fifth (5th) through the twenty-fourth (24th) month of each Forecast shall be non-binding estimates of future Product requirements.

        2.3    Purchase Orders.

        Contemporaneously with its delivery of a Forecast, Prometheus shall deliver to GSK a purchase order (each, a "Purchase Order") for any Product volumes in such Firm Zone for which Purchase Orders have not already been submitted in prior months, and such Product volumes shall be equivalent to full increments of GSK's standard batch size for each Product as per Schedule 3.1. Each Purchase Order shall specify the volumes of Products ordered, and the Delivery Date the Product is to be made available to Prometheus for pick-up by Prometheus' designated carrier or freight forwarder. Purchase Orders may be delivered electronically or by other means to such location as GSK shall reasonably designate. Prometheus shall issue each Purchase Order to GSK not less than one hundred twenty (120) days prior to (i) the Delivery Date on which Prometheus has requested GSK to deliver Product pursuant to each such Purchase Order, and (ii) the termination of this Agreement pursuant to Section 14.2(a) or the expiration of the Term. Provided that the Product volumes conform to the Firm Zone volumes under Section 2.2 and requested Delivery Dates on any Purchase Order conform to the requirements of the immediately preceding sentence, GSK will review and accept such Purchase Order within five (5) Business Days after receipt thereof. If Product volumes or requested Delivery Dates on any Purchase Order do not so conform in any respect, then such Purchase Order shall be reviewed and handled by the parties in accordance with Section 2.4. In the absence of the receipt by GSK of a Purchase Order for any volumes in the Firm Zone, the volumes forecast in such Firm Zone shall constitute a binding Prometheus Purchase Order. Purchase Order quantities Delivered by GSK may vary by ± [***] percent ([***]%) from the quantities ordered. Such variances shall not constitute a breach of contract by GSK, provided that Prometheus shall only be obligated to pay for the amount of invoiced Product actually received, subject to Sections 6.2 and 6.3. Notwithstanding anything to the contrary herein, following the date on which Prometheus has received the required Regulatory Authority Consents to manufacture the Products at its own facility, or at a Third Party facility as described in Section 4.6, Prometheus may elect to no longer submit Forecasts or Purchase Orders under Sections 2.2 and 2.3 provided that Prometheus shall notify GSK in writing that it will no longer submit Forecasts and/or Purchase Orders. If Prometheus provides such notice, then GSK shall only be obligated to accept any Purchase Orders that conform with the last monthly Forecast and such corresponding Firm Zone submitted by Prometheus prior to such notice. For the avoidance of doubt, Prometheus may continue to submit monthly Forecasts per Section 2.2 (even if Prometheus already has received the required Regulatory Authority Consents for manufacture as described in Section 4.6) and the Parties' obligations to submit and accept Purchase Orders shall continue to be governed by Sections 2.3 and 2.4 during the Term and subject to conditions per Section 4.4(a) and 14.2(b).

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        2.4    Accommodations.

        From time to time, due to significant unforeseen circumstances, Prometheus may deliver to GSK a Purchase Order for Product volumes in excess of those specified in any Firm Zone or with Delivery Dates shorter than the periods specified in Section 2.3, accompanied by Prometheus' written request for an accommodation. Within ten (10) Business Days after GSK's receipt of such Purchase Order and Prometheus' written request, GSK shall determine whether using commercially reasonable efforts it can provide Prometheus with such excess Product volumes or the Product within such expedited Delivery Date without incurring incremental costs, but shall not be obligated to accommodate Prometheus if doing so would adversely impact GSK's ability to fulfill its requirements or GSK's commitments to other customers. Within ten (10) Business Days after GSK's receipt of such Purchase Order and Prometheus' written request, (a) if GSK determines it can accommodate Prometheus' request without incurring any additional incremental costs, then it shall accept such Purchase Order; (b) if GSK determines it cannot accommodate Prometheus' request or that accommodating Prometheus' request would adversely impact GSK's ability to fulfill its commitments to other customers, then it shall reject such Purchase Order; and (c) if GSK determines that additional incremental costs (e.g., expedited shipping, special handling, overtime, etc.) or any other requirements would be needed to accommodate Prometheus' request, then GSK shall provide Prometheus with written notification of such incremental costs or other requirements. If GSK provides written notice that additional incremental costs or other requirements are necessary to accommodate Prometheus' request, Prometheus shall, at its option, by written notice to GSK, either: (i) agree to reimburse GSK for such additional incremental costs to be incurred or agree to such other requirements, as applicable (and GSK shall promptly accept such Purchase Order), or (ii) promptly amend its Purchase Order to reduce its order quantity to the forecasted amount or adjust its lead time to the amount specified in Section 2.3, as applicable.

        2.5    Quarterly Meetings.

        Unless otherwise mutually agreed in writing, the Parties shall meet either face-to-face or via teleconference (as mutually determined by the parties) no less than quarterly to discuss the Forecasts delivered by Prometheus pursuant to this Agreement and other matters relevant to the supply of Products hereunder (each such meeting hereinafter referred to as a "Quarterly Meeting"). Prometheus shall provide to GSK at each Quarterly Meeting all other readily available, appropriate data relating to the Products or Prometheus' prospective demands and trends for the Products.

        2.6    Purchase of Products and Materials upon Expiration or Termination.

          (a)    Products and API.    Within ten (10) Business Days of any termination of this Agreement under Section 14.2(b) and 14.2(d) or by Prometheus pursuant to Section 14.2(a) or 14.2(c) or the expiration of this Agreement, GSK shall provide Prometheus with a description of all finished Products and API then held in GSK inventory subject to Section 6.1. Within ten (10) Business Days of Prometheus' receipt of such description, Prometheus shall submit a purchase order for all of such inventory of Products and/or API, which purchase order shall specify a purchase price equal to (i) for the then-current Product Price per Schedule 3.1 and (ii) the API price set forth on Schedule 2.6 for finished API, and GSK shall sell all of the foregoing inventory of Products and/or API to Prometheus for such purchase price. In the event a purchase order is not provided, then Prometheus shall be deemed to have provided a purchase order for all of such inventory of Products and/or API. For the avoidance of doubt, Products or API sold to Prometheus under this Section 2.6(a) are subject to Article VI.

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          (b)    Materials.    Within ten (10) Business Days of any termination of this Agreement under Section 14.2(b) and 14.2(d) or by Prometheus pursuant to Section 14.2(a) or 14.2(c) or the expiration of this Agreement, GSK shall provide Prometheus with a description of all quantities of Materials listed on Schedule 2.6(b), as such Schedule is amended by the Parties from time to time to conform with Materials changes reflected in any Specification changes made pursuant to Section 4.2, then held in GSK inventory that are (i) specific to the Product, (ii) have been maintained by GSK consistent with the requirements of Section 4.4(a) and (iii) not otherwise usable by GSK in its ordinary course of business of manufacturing pharmaceutical products. Within ten (10) Business Days of Prometheus' receipt of such description, Prometheus shall submit a purchase order for all of such inventory of Materials and such purchase order shall specify a purchase price equal to GSK's invoiced cost for Materials, and GSK shall sell all of the foregoing inventory of Materials to Prometheus for such purchase price. In the event a purchase order is not provided, then Prometheus shall be deemed to have provided a purchase order for all of such inventory of Materials. For the avoidance of doubt, Materials sold to Prometheus under this Section 2.6(b) are subject to Section 6.9(d).

          (c)   GSK shall use commercially reasonable efforts to make available to Prometheus for pickup by Prometheus' carrier the Products, API and Materials purchased by Prometheus under subsections (a) and (b) of this Section 2.6 as soon as practicable (and in any case within fifteen (15) days) after Prometheus' purchase order therefor. Should Prometheus desire for GSK to destroy any of such Products, API, or Materials, Prometheus shall provide written notice to GSK to destroy such Products, API or Materials at Prometheus' expense and GSK shall comply with Prometheus request. The Parties agree and acknowledge that the Parties' rights and obligations under this Section 2.6 with respect to purchases at contract expiration or termination are independent of the Parties' rights and obligations with respect to purchases during the Initial Term under Sections 4.6(b) and (c).

Article III
 Prices for Products; Shipment; Payments

        3.1    Price; Annual Adjustment.

          (a)   During the Term, Prometheus shall pay the applicable price for each Product set forth on Schedule 3.1, attached hereto and incorporated herein ("Product Price"), subject to adjustment as described in this Section 3.1.

          (b)   The Product Prices will be reviewed annually during the Initial Term and first Renewal Term, and if required may be adjusted each January 1 beginning in January 2009 upon sixty (60) days written notice from GSK to Prometheus. Any increase during the Initial Term and first Renewal Terms shall not be in excess of [***]. The Parties promptly shall amend Schedule 3.1 to reflect any such price adjustments during the Initial Term and first Renewal Term.

          (c)

              (i)  In the event Prometheus elects to extend the Agreement per Section 14.1 beyond the first Renewal Term, then at the end of the first Renewal Term, the Product Prices then in effect shall be automatically increased by [***] percent ([***]%) and the Product Prices shall be applied retroactively to the beginning of the first Renewal Term and the Parties promptly shall amend Schedule 3.1 to reflect such price adjustments. GSK will calculate the new value of the Product supplied during the first Renewal Term based on the adjusted Product Price

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    per Schedule 3.1 and issue an invoice (payable in full within ten (10) days) to Prometheus for the difference between the new value of Product supplied and the amount previously invoiced for Product. Any subsequent invoices for the first Renewal Term shall reflect the adjusted Product Price per the amended Schedule 3.1. Notwithstanding the foregoing, if GSK's failure to timely perform its obligations under the Transition Plan prevents Prometheus' planned qualification of a Third Party Supplier of Product prior to the end of the Initial Term, then the effective date of the [***] percent ([***]%) price increase under this Section 3.1(c)(i) shall be delayed an amount of days equal to the number of days GSK's performance delayed Prometheus' qualification of a Third Party Supplier of Product.

             (ii)  At the beginning of any subsequent Renewal Term(s), the Product Prices in effect at the end of the immediately preceding Renewal Term (including, for the avoidance of doubt, the adjusted price per Section 3.1(c)(i)) shall be automatically increased by [***] percent ([***]%) and the Parties promptly shall amend Schedule 3.1 to reflect any such price adjustments.

          (d)   Except as set forth herein, Prometheus shall be responsible for all costs related to the preparation of new packaging Materials, including all new packaging artwork design and preparation, die costs, films and proofs. Notwithstanding the foregoing, GSK shall be responsible for those costs associated with the initial labeling change as described in Section 4.2(d)(ii), other than costs related to obsolete Materials. Prometheus shall be responsible for all costs of obsolete Materials (including all labels and packaging materials) and associated destruction of such obsolete Materials by GSK related to any changes related to labels or packaging Materials under Section 4.2(d), except where GSK requests a labeling change pursuant to Section 4.2.(d)(i), in which case GSK shall be responsible for all costs of obsolete Materials (including all labels and packaging materials) and associated destruction of such obsolete Materials by GSK related to such changes.

          (e)   Prometheus shall be responsible for all costs of new or replacement tooling costs specific to the Product which is required and associated with manufacturing or packaging for the Products, except where the negligence of GSK is the direct cause of Prometheus having to make such new/replacement tooling investment.

          (f)    Prometheus shall be responsible for the cost of any Specification changes (i) requested by Prometheus pursuant to Section 4.2 to maintain high standards but that are not required for compliance with Regulatory Acts and Applicable Laws, (ii) required for compliance with Regulatory Acts and Applicable Laws that are specific to the Product, or (iii) required for compliance with Regulatory Acts and Applicable Laws that are not specific to the Product but nonetheless impact upon the Product, but in such case, only such incremental cost attributed to the Product and excluding any amounts attributable to capital expenses (e.g., equipment or Facility improvements) that cannot be identified specifically to and used exclusively for the Product.

          (g)   GSK shall be responsible for the cost of any Specification changes requested by GSK pursuant to Section 4.2 to maintain high standards but that are not required for compliance with Regulatory Acts and Applicable Laws. In addition, GSK shall be responsible for cost of all other Specification changes required pursuant to Section 4.2 for compliance with Regulatory Acts and Applicable Laws that are not Prometheus' responsibility under Section 3.1(f).

        3.2    Invoices.

          (a)   All invoices for API, API Intermediate, Materials or API raw materials and intermediates purchased by Prometheus under Sections 2.6(a), 2.6(b) or 4.6(c) or for expenses, fees or costs

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  (other than expenses, fees or costs for the purchase of Product) that Prometheus is obligated to pay to GSK under this Agreement must be submitted by GSK (or its Affiliate) to Prometheus at Prometheus' designated address.

          (b)   All invoices for Products shall be submitted by GSK (or its Affiliate) to Prometheus at Prometheus' designated address upon release of Products for Delivery to Prometheus as set forth in the applicable Trading Services Agreement.

          (c)   Not less than thirty (30) days prior to Delivery of the first shipment of Product to Prometheus, Prometheus and GSK's Affiliate shall enter into an agreement in the form set forth in Schedule 3.2(c) (the "Trading Services Agreement"). For the avoidance of doubt, in the event of any inconsistency or conflict between the terms of the Trading Services Agreement and this Agreement, the terms of this Agreement shall govern.

        3.3    Payment.

        Payments for Products or reimbursable costs and/or expenses invoiced under Section 3.2 shall be due net thirty (30) days from the date of invoice. Any payment due GSK (or its Affiliate) from Prometheus that is past due under this Agreement and not subject to a bona fide dispute shall bear interest at a rate equal to the [***] of (i) [***] percent ([***]%) per year or (ii) the maximum rate permitted by Applicable Law, calculated based on the number of days that the payment is delinquent. Prometheus and GSK stipulate and acknowledge that the credit terms stated herein expressly represent a financial accommodation and are a material and not merely incidental part of this Agreement. Accordingly, Prometheus' rights to any extension of credit are subject to 11 U.S.C. §§ 365(c)(2) and 365(e)(2)(B). Prometheus and GSK further stipulate and acknowledge that the financial condition of Prometheus is a material condition to GSK's willingness to sell on credit to Prometheus, and accordingly, if Prometheus fails to timely pay any amounts due under this Section 3.3 (excluding amounts that are the subject of a bona fide dispute), at GSK's sole election, GSK may (i) require cash payment for all current amounts due, and/or (ii) require cash payment for all future amounts due or appropriate security before resumption of any future shipments of Product or API. If Prometheus fails to comply with GSK's election under (i) and/or (ii), at GSK's sole election, GSK may additionally (a) delay or deny future Product or API shipments, and/or (b) delay or suspend its existing manufacturing obligations under this Agreement. GSK's delay, denial and suspension pursuant to this Section 3.3 shall not be a material breach of GSK's obligations under this Agreement.

        3.4    Payment Denominations.

        All payments to be made under this Agreement shall be made in United States dollars unless otherwise specified herein or agreed by the Parties.

        3.5    Shipment; Title; Inspection.

          (a)    General.    All Products shall be shipped [***] (as defined in INCOTERMS, 2000 edition, published by the International Chamber of Commerce, ICC Publication 560) [***]. GSK will load the Product onto the transport vehicle of Prometheus' designated carrier or freight forwarder at the Facility. Pallet configurations for the Product shall be set forth in the applicable Specifications.

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          (b)    Title/Risk of Loss.    Title to and risk of loss with respect to any Products shall pass from GSK to Prometheus when GSK finishes loading the Product onto the transport vehicles of Prometheus' designated carrier or freight forwarder at the Facility. Product shall be deemed delivered to Prometheus upon GSK's completion of loading the Product onto the transport vehicles of Prometheus' designated carrier or freight forwarder at the Facility ("Delivered" or "Delivery").

          (c)    Inspection.    Following receipt of a shipment of Product from GSK, Prometheus or its designated agent shall, within thirty (30) days, carry out a visual inspection of such shipment to ensure that packaging and labeling of Product has taken place in accordance with the Specifications and is accompanied by an associated Certificate of Analysis, and shall notify GSK in writing if the visual inspection reveals any quantitative discrepancies or other deficiencies. For the purposes of this Agreement, "visual inspection" also shall include:

              (i)  comparing the applicable Purchase Order against the documentation accompanying the shipment to verify that the Delivery Date, identity, quantity and exterior shipment labeling comply with the Purchase Order and match the accompanying documentation for the shipment of Product;

             (ii)  verifying that the Certificate of Analysis for the shipment conforms in all material respects with the requirements of this Agreement; and

            (iii)  visually inspecting the exterior of the shipment of Products to verify that the shipment appears to be in good condition.

        3.6    Taxes.

          (a)   Prometheus shall be responsible for (i) any personal property Taxes on property it owns or leases; (ii) franchise and privilege Taxes on its business; and (iii) Taxes based on its net income or gross receipts.

          (b)   GSK shall be responsible for (i) any personal property Taxes on property it owns or leases; (ii) franchise and privilege Taxes on its business; and (iii) Taxes based on its net income or gross receipts.

          (c)   GSK shall bear all responsibility and liability for all sales, use, excise, value-added, services, consumption, and other Taxes and duties payable by GSK on any goods or services used or consumed by GSK in manufacturing the Products where the Tax is imposed on GSK's acquisition or use of such goods or services and the amount of Tax is measured by GSK's costs in acquiring these goods or services. GSK shall be solely responsible for (i) payment of all compensation to GSK personnel, whether employees or subcontractors of GSK, (ii) all health or disability insurance, retirement benefits, and other welfare or pension benefits to which GSK employees may be entitled and (iii) all employment Taxes and withholding with respect to GSK employees.

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        3.7    Timely Delivery.

        GSK shall use commercially reasonable efforts to ensure that each Product delivery to Prometheus and/or its designee is made within the time frames requested by Prometheus on accepted Purchase Orders. From time to time, GSK may be unable to meet the Delivery Date set forth in an accepted Purchase Order. In such an event, GSK promptly shall notify Prometheus of the revised Delivery Dates. Prometheus shall provide GSK prompt notice of its agreement to such revised Delivery Dates unless the revised dates would reasonably be expected to result in having less than thirty (30) days of safety stock or in short-dated Product inventory with less than twelve (12) months remaining shelf life. If the revised Delivery Dates would result in Prometheus having less than thirty (30) days of safety stock or short-dated Product situation, Prometheus shall provide GSK notice of its rejection of the revised Delivery Dates and reasonably detailed documentation evidencing the below thirty (30) day safety stock or short-dated Product situation. Immediately thereafter, GSK shall enter Prometheus' open purchase order(s) into GSK's "Supply Chain Issue Management" process to escalate the matter to a senior level discussion for evaluation and resolution and shall take those actions necessary to fill such purchase order(s). Prometheus shall receive a discount of [***] percent ([***]%) for Product delivered more than [***] calendar days past the Delivery Date specified in a Purchase Order accepted by GSK under Section 2.3, as such Delivery Date may be revised under this Section 3.7. Prometheus shall receive a discount of [***] percent ([***]%) for Product delivered more than [***] calendar days past the Delivery Date specified in a Purchase Order accepted by GSK under Section 2.3, as such Delivery Date may be revised under this Section 3.7. Prometheus shall receive a discount of [***] percent ([***]%) for Product delivered more than [***] calendar days past the Delivery Date specified in a Purchase Order accepted by GSK under Section 2.3, as such Delivery Date may be revised under this Section 3.7. For the avoidance of doubt, Prometheus shall not be entitled to any discount for Product reflected on any Purchase Order reflecting an accommodation and accepted by GSK under Section 2.4. In lieu of receiving a discount, in the event Prometheus already has qualified a Third Party Supplier under Section 4.6(a), Prometheus may cancel the applicable Purchase Order and, if desired, arrange for manufacture of such quantities by such alternate Third Party supplier. Any discount amount shall be paid, at GSK's option, either by (a) reflecting such amount in GSK's invoice for such Product subject to the late delivery, (b) granting Prometheus a credit against any outstanding invoices, or (c) paying Prometheus such amount in cash, by check or via other payment method acceptable to Prometheus. The remedies set forth in this Section 3.7 and Section 14.2(c) shall constitute Prometheus' sole remedies for GSK's failure to meet the Delivery Date set forth in an accepted Purchase Order.

Article IV
 Manufacture of Products

        4.1    General.

        GSK shall manufacture, test, package, store, handle, label, release, deliver and perform such stability studies and other required testing (as identified in the Quality Agreement) of the Product in accordance with the Specifications, cGMPs, Applicable Laws, Regulatory Acts and the Quality Agreement. GSK acknowledges and agrees that it has all Specifications, reference materials and manufacturing documentation necessary to manufacture, package and test Product as of the Effective Date. During the Term, Prometheus shall be responsible to provide GSK with all Product-specific tooling required and associated with manufacturing or packaging for the Products. Prometheus shall not remove any of such tooling from the Facility without the written consent of GSK prior to GSK's completion of all of its manufacturing and supply obligations under this Agreement. GSK acknowledges and agrees that as of the Effective Date such Product-specific tooling is in GSK's possession at the Facility.

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        4.2    Specification Changes.

          (a)   During the Term, GSK will accept a labeling change from Prometheus as contemplated by this Section 4.2 but otherwise the Parties acknowledge and agree that GSK does not intend to make any material changes (such as packaging design, manufacturing process or similar or related changes) to the existing Product during the Term.

          (b)   Either Party may request a Specifications change intended to maintain high standards but that are not required for compliance with Regulatory Acts and Applicable Laws. The Parties shall discuss in good faith the implementation of any such requested changes; provided however, that, such changes shall be made only with the Parties' mutual consent. Either Party may provide notice to the other Party regarding a Specifications change required for compliance with Regulatory Acts and Applicable Laws, and the other Party's approval of such Specification change shall not be unreasonably withheld; provided, however, if there are two or more alternatives for complying with the change in Regulatory Acts and Applicable Laws, each of which GSK believes, in its sole discretion, it can implement on a product-by-product basis without undue burden to GSK's overall manufacturing operations, then Prometheus shall have the right to choose which of such alternatives shall be implemented. The costs for changes to the Specifications under this Section 4.2(b) shall be borne as described in Sections 3.1(f) and 3.1(g), as applicable.

          (c)   GSK shall not make any revisions to the Specifications without prior written consent of Prometheus in accordance with the Quality Agreement. All requests by GSK for such revisions shall be submitted in writing to Prometheus on the forms included in the Quality Agreement.

          (d)   (i)    General.    From time to time Prometheus or GSK may require labeling or artwork changes that will affect the Products. These changes may either be initiated by Prometheus or GSK or may be a requirement resulting from cGMPs changes. Responsibility for the cost of all such labeling or artwork changes under this Section 4.2(d) shall be borne as described in Section 3.1.

            (ii)    Initial Product Labeling.    The Parties agree that the Product labeling for Products shall initially display GSK's artwork, logos and trademarks and an NDC code that contains GSK's labeler code. GSK shall prepare the initial labeling change for Product to change from GSK's artwork, logos, trademarks and NDC Code to Prometheus' artwork, logos, trademarks and NDC Code provided that Prometheus supplies GSK with all necessary information, including artwork, logos, trademarks and NDC Code, to make such change in a timely manner with at least six-months lead-time prior to the Delivery Date specified in any Purchase Order for Product that Prometheus desires will contain such new labeling. Except with respect to information provided by GSK, Prometheus shall be responsible for ensuring the accuracy of all information contained on all labels and labeling for the Products and for the compliance of all such labels and labeling with Applicable Laws. Prometheus shall, within ten (10) Business Days of receipt of agreed artwork documents, either provide GSK any necessary corrections thereto or notify GSK of its approval of such artwork documents. GSK's obligations to supply Prometheus with Product with the new initial labeling by such requested Delivery Date shall be contingent upon GSK's timely receipt of the foregoing artwork information and timely approval of such artwork and other necessary items and cooperation from Prometheus.

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            (iii)    All Other Labeling.    Upon completion of the initial labeling per Section 4.2(d)(ii) and receipt of the associated Materials, GSK shall provide the native files to Prometheus for such labeling. For any changes other than the initial change required to change from GSK's logo and NDC to Prometheus' logo and NDC, Prometheus shall be responsible for preparing all such labeling or artwork changes. All labeling or artwork changes shall use the existing dielines for such Materials. Any GSK information, if required, for the labeling such as component number, company name or address shall be provided by GSK to Prometheus and Prometheus shall allow GSK [***] Business Days to review any change to GSK information reflected in any changed labeling prior to approval. For any such changes, the Parties shall agree upon the timeframe for implementation, provided that such timeframe to implement shall not be less than [***] days in advance of the Delivery Date under the corresponding Purchase Order planned for implementation. Any changes to existing dielines must be reviewed and agreed between the Parties prior to establishing and agreeing on implementation of such changes and subject to Section 4.2(b). Additionally, Prometheus shall be responsible to provide approved native files to the approved vendors of Materials and should Prometheus require proofs, samples or other such items for approval of its artwork, Prometheus shall work directly with the vendors to obtain such items. Prometheus will provide to GSK final approved artwork in an acceptable graphics form (i.e., InDesign or Ilustrator CS1) and GSK will migrate such approved artwork into its systems pursuant to Section 4.4(a).

            (iv)    Confirmation of Labeling Responsibilities.    For avoidance of doubt, except for GSK's preparation of the initial labeling change under Section 4.2(d)(ii), Prometheus shall have sole responsibility for preparing and providing approved artwork to GSK. GSK's responsibility for labeling changes other than the initial labeling change shall be limited to (A) providing GSK information to Prometheus and migrating approved artwork into its systems under Section 4.2(d)(iii), and (B) placing orders with Prometheus' approved vendors under Section 4.4(a).

          (e)   Prometheus will be responsible for making appropriate filings or notifications of any such Specification changes to the applicable Governmental Authorities, provided that to the extent such information has not been previously provided by GSK, GSK shall reasonably cooperate with Prometheus with such filings and/or notifications. Prior to implementation of any change to the Specifications, the Parties shall agree upon a procedure to ensure that applicable Governmental Authorities have approved the Specifications, to the extent necessary, and that GSK is given a reasonable period of time to implement any changes required by any such applicable Governmental Authority with regard to the Specifications.

        4.3    Validations and Stability Studies.

          (a)    General.    During the Term, GSK shall perform, at no additional cost to Prometheus, on an on-going basis all validations and stability studies required by the Specifications as in effect as of the Effective Date, cGMPs or Applicable Laws in connection with the regular course of manufacturing the Products for commercial supply, provided that Prometheus shall reimburse GSK for the cost of any additional validation or stability studies necessitated by a change to the Specifications made at the request of Prometheus or required by Applicable Law.

          (b)    Reference Standards.    Unless available through the United States Pharmacopeia, Prometheus shall provide, without charge to GSK, analytical reference standards for each of the Products. The reference standards shall be provided in quantities reasonably required for GSK to perform its obligations relating to the manufacture, stability or other testing, or any other obligation under this Agreement.

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        4.4    Materials.

          (a)    General.    To produce Products under this Agreement, GSK will obtain Materials and API raw materials and intermediates (identified on Schedule 4.6(c)) only from suppliers named in the Specifications, where applicable, and shall store, maintain, test and release, as applicable, all Materials, and API raw materials and intermediates (identified on Schedule 4.6(c)) in accordance with the applicable Specifications, the Quality Agreement, and as otherwise required by cGMPs, Applicable Laws and Regulatory Acts. GSK acknowledges and agrees that (i) it has all Specifications and manufacturing documentation necessary to manufacture and test API as of the Effective Date, and (ii) it has all Specifications necessary to test Materials as of the Effective Date. To the extent necessary to fulfill its obligations under this Agreement, GSK shall, during the Initial Term, perform a one-time API manufacture using the Stage 3B (alosetron base PG) intermediate material (the "API Intermediate") held in inventory by GSK as of the Effective Date as identified on Schedule 4.4(a) to produce API in standard batch sizes of approximately [***] kilograms each, and total batches not to exceed a total yield of approximately [***] kilograms. Each batch produced or the total batches produced may vary by ± [***] percent ([***]%). The batches produced in this one-time API manufacture shall be as outlined in Section 4.6(b) below, and Prometheus acknowledges that production of API from API Intermediate will require at least six-months lead time from Prometheus' notice under Section 4.6(b)(i) and that GSK may, but shall not be obligated to, complete production of API from API Intermediate earlier than January 31, 2009. GSK shall not be obligated to manufacture or obtain additional API or API Intermediate beyond the amounts identified in this Section 4.4(a) except to the extent such API or API Intermediate is not usable or deemed Nonconforming as in Section 4.4(b) below. Additionally, GSK shall only be obligated to manufacture Products in standard batch sizes, and if GSK no longer possesses sufficient API to produce a single standard size batch of any Product (so long as GSK has otherwise fulfilled its API supply obligations under Section 4.4(b) below), GSK shall provide written notice of same to Prometheus and this Agreement shall immediately terminate in accordance with Section 14.2(b).

          (b)    API Supply.

            (i)    API Intermediate Testing.    GSK will re-test the API Intermediate listed on Schedule 4.4(a) prior to the Closing Date and, at Closing, GSK shall notify Prometheus of any API Intermediate that is not usable and such amounts shall not be available for purchase by Prometheus or included as part of the one-time manufacture of API under Section 4.4(a). For the avoidance of doubt, all API Intermediate quantities available for purchase or manufacture under Section 4.6(b) shall not exceed the amounts identified on Schedule 4.4(a).

            (ii)    Assurance of API.    Pursuant to the aforementioned Section 4.4(b)(i), in the event that a sufficient quantity of API Intermediate is not usable in the ordinary course of business to produce two (2) batches of API in standard batch sizes of approximately [***] kilograms each, which batches may vary by ± [***] percent ([***]%), then GSK shall manufacture or have manufactured sufficient API Intermediate that meets Specifications to produce up to the lesser of (i) two (2) batches of API in standard batch sizes of approximately [***] kilograms each, which batches may vary by ± [***] percent ([***]%), or (ii) such quantity as may be requested by Prometheus to procure as API or API Intermediate pursuant to Section 4.6(b). Thereafter, in accordance with Section 4.4(a), GSK shall convert such API Intermediate into API for Prometheus.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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            (iii)    Compliance with API Specifications; Nonconforming API.    GSK shall manufacture, have manufactured, store, maintain, test and release all finished API in accordance with the applicable Specifications. GSK shall provide Prometheus with a Certificate of Analysis for each batch of API shipped to Prometheus. In the event that API delivered to Prometheus pursuant to Sections 2.6(a), 4.6(b)(i), and 4.4(b)(ii) above is found to have a Nonconformity caused by GSK, then Sections 6.1, 6.2. 6.3, 6.8 and 6.9(b) shall be deemed applicable. Upon confirmation of a Nonconformity, the Parties shall meet to discuss the situation and mutually agree in good faith that there is a compelling need to replace all or a portion of such Nonconforming API after taking into account all relevant facts and circumstances, including the remaining period in the Term, the status of API manufacturing transfer activities, the nature of the Nonconformity and ability to rework, current Product inventories, Product sales and anticipated changes in Product demand. To the extent the Parties agree such Nonconforming API will be replaced, then any replacement schedule shall take into account GSK's manufacturing schedules, availability of materials to produce API, Product sales levels, Product inventories, and similar relevant considerations.

          (c)    Materials Certifications.    GSK shall prepare or cause to be prepared by its suppliers, as the case may be, all certifications as to any Materials and API raw materials and intermediates (identified on Schedule 4.6(c)) required by cGMPs or Applicable Laws (each, a "Materials Certification"). Such Materials Certifications shall include, without limitation, any and all required certifications related to Materials derived from animal products.

          (d)    Supply Shortages.    Without limiting any other rights or remedies available to Prometheus, in the event of any shortage in the supply of any Materials due to a Force Majeure Event or otherwise, GSK shall develop an allocation plan that allows it to substantially meet its obligations to Prometheus and its other customers taking into account required delivery dates, product volumes and anticipated timing of deliveries to GSK of additional quantities of Materials in short supply.

        4.5    Quality Agreement.

        At least thirty (30) days prior to the first Delivery of Products under this Agreement, the Parties will enter into a Quality Agreement in substantially the form attached hereto as Schedule 4.5 (the "Quality Agreement"). Each Party shall comply with its obligations set forth in the Quality Agreement. In the event of a conflict between the terms of the Quality Agreement and the terms of this Agreement, the terms of this Agreement shall control. The Quality Agreement shall establish the procedure to be followed if either GSK or Prometheus desires to change any aspect of the manufacturing procedure for Products, including but not limited to any change in the Specifications as described in Section 4.2 above. The Quality Agreement shall contain a mechanism to assure that any applicable Governmental Authorities have approved the Specifications, to the extent necessary, and that GSK is given a reasonable period of time to implement any changes required by any such applicable Governmental Authority with regard to the Specifications.

        4.6    Manufacturing Transition; API Materials.

          (a)   Prometheus shall use commercially reasonable efforts (i) to transfer manufacture of the Products to one or more Third Party suppliers of Prometheus that Prometheus believes in its sole discretion is capable of obtaining necessary Consents from the appropriate Regulatory Authorities and is able to meet Prometheus' anticipated demands for Product (each, a "Third Party Supplier"), and (ii) to obtain all necessary Consents from the appropriate Regulatory Authorities of the transfer as soon as practicable after the Effective Date of this Agreement. For the avoidance of doubt, the manufacturing transfer described in the immediately preceding sentence includes the transfer of both API manufacture and Product manufacture and any related stability studies to

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  Prometheus or one or more of its Third Party Suppliers. Prometheus will perform, at its own expense, all studies required by any Governmental Authority in connection therewith, and shall prepare or have prepared the necessary documentation as required by any Governmental Authority to effect such a transfer and Prometheus shall diligently seek such Consents. Promptly (and in any case within five (5) Business Days) after learning that Regulatory Authorities have provided the necessary Consents for the manufacture of the Products at a Third Party Supplier's facility, Prometheus shall provide written notice thereof to GSK. GSK agrees to reasonably cooperate with Prometheus in connection with the transfer contemplated by this Section 4.6 and in Prometheus receiving the necessary Consents therefor. GSK's reasonable cooperation shall include assistance in the transfer of API manufacture and Product manufacture and any related stability studies within those parameters generally outlined in Schedule 4.6(a). Within [***] days after the Closing Date, Prometheus shall have identified Third Party Supplier(s) to whom it intends to transition API manufacture and Product manufacture and any related stability studies. Within [***] days after the Closing Date, Prometheus shall present to GSK a written plan that Prometheus deems consistent with this Agreement and that outline the activities, timelines and other requirements in sufficient detail necessary to transition API manufacture and Product manufacture and any related stability studies (such written plan, the "Transition Plan"). GSK shall review the Transition Plan (which review shall not be unreasonably withheld) and agree (i) activities to be performed by GSK in accordance with the GSK resources committed in Schedule 4.6(a), and (ii) related timeframes to be met by GSK consistent with GSK's ongoing obligations, normal manufacturing practices and scheduling.

          (b)   With respect to the API Intermediate, Prometheus shall:

              (i)  Within [***] days after the Closing Date, subject to Section 2.6(a) and 4.4(a), provide GSK written notice of the quantities (e.g. zero (0) quantity or such other required amount in [***] kg increments) of that portion of the API Intermediate identified on Schedule 4.4(a) it desires GSK to manufacture into API per Section 4.4(a). Except as set forth in Section 2.6(a), Prometheus shall have no obligation to purchase such requested quantity of API.

             (ii)  Within [***] days after the Closing Date, provide GSK written notice of that portion of the API Intermediate identified on Schedule 4.4(a) remaining, after taking into account the amount covered by Prometheus' written notice under Section 4.6(b)(i) and any amount that may be required by GSK to fulfill its obligations under Section 4.4(b), that Prometheus agrees at that time to purchase, which amount may be adjusted and will only be available for purchase after successful completion of the one-time manufacture of API pursuant to Section 4.4(a). Upon successful completion of the one-time manufacture, GSK shall notify Prometheus of the remaining API Intermediate available and within ten (10) Business Days after the date of such notice, Prometheus shall (i) confirm, revise or cancel the quantities of API Intermediate it intends to purchase, and (ii) provide a purchase order for the amount of API Intermediate it has confirmed and agreed to purchase, if any, pursuant to subsection (i) above. GSK will accept the purchase order and pursuant to Prometheus' purchase order and at Prometheus' expense, GSK shall make the purchased quantities of API Intermediate available to Prometheus' carrier or freight forwarder for shipment within thirty (30) days of receipt of the confirmation and purchase order from Prometheus. GSK shall provide Prometheus with a Certificate of Analysis or other applicable documents for each batch of API Intermediate shipped to Prometheus.

          If Prometheus does not provide notice required under this Section 4.6(b), GSK may, at its discretion, elect to manufacture the API Intermediate pursuant to Section 4.4(a) and Prometheus shall be obligated to purchase such API pursuant to Section 2.6.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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          (c)   As promptly as practical but not greater than [***] days after the Closing Date, Prometheus shall provide GSK written notice of the quantities of raw materials and intermediate identified on Schedule 4.6(c) it agrees to purchase, which amount will only be available for purchase after GSK's successful completion of the one-time manufacture of API. Upon successful completion of the one-time manufacture, GSK shall notify Prometheus of the remaining raw materials and intermediate available and within ten (10) Business Days after the date of such notice, Prometheus shall (i) confirm, revise or cancel the quantities of raw materials and intermediate it intends to purchase, and (ii) provide a purchase order for the amount of raw materials and intermediate it has confirmed and agreed to purchase, if any, pursuant to subsection (i) above. GSK will accept the purchase order and pursuant to Prometheus' purchase order and at Prometheus' expense, GSK shall make the purchased quantities of raw materials and intermediates available to Prometheus' carrier or freight forwarder for shipment. GSK shall provide Prometheus with applicable testing documents for each batch of raw materials and intermediates shipped to Prometheus.

        4.7    Shelf Life.

        GSK shall ensure that as of the later of the Delivery Date or the actual date Product is made available to Prometheus' carrier or freight forwarder for shipment, each batch of Products shall have at least the [***] of eighteen (18) months of expiry or [***] percent ([***]%) of its shelf life remaining.

Article V
 Confidentiality

        5.1    Confidentiality.    GSK and Prometheus agree to keep secret and confidential any and all information ("Confidential Information") either Party disclosed hereunder to the other Party and not to disclose such Confidential Information to any person or entity, except (i) to employees, Affiliates, attorneys, accountants, consultants, agents or representatives of each Party having a need to know the information in order to fulfill such Party's rights or obligations hereunder; (ii) as required by an applicable Regulatory Authority, or (iii) to contractors, manufacturers, suppliers, potential investors, lenders or acquirers of the receiving Party who are subject to terms of confidentiality at least as restrictive as those set forth in this Article V. The parties shall use the Confidential Information solely for the purpose of carrying out the obligations contained in this Agreement.

        5.2    Limitations.    The obligations imposed by this Section shall not apply to any Confidential Information:

          (a)   which at the time of disclosure is in the public domain;

          (b)   which, after disclosure, becomes part of the public domain by publication or otherwise, through no fault of the receiving Party;

          (c)   which at the time of disclosure is already in the receiving Party's possession, except through prior disclosure by GSK, Prometheus or an Affiliate of either of them, and such possession can be properly documented by the receiving Party in its written records, and was not made available to the receiving Party by any person or party owing an obligation of confidentiality to the disclosing Party;

          (d)   which is rightfully made available to the receiving Party from sources independent of the disclosing Party;

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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          (e)   which is required to be disclosed in the course of litigation or other legal or administrative proceedings; or

          (f)    which is required to be disclosed by law or governmental agency, including the Securities Exchange Commission or the FDA; provided that in all cases the party receiving the Confidential Information shall, to the extent permitted, give the other Party prompt notice of the pending disclosure and shall cooperate in such other Party's attempts, at such other Party's sole expense, to seek an order maintaining the confidentiality of the Confidential Information.

        5.3    Term of Confidentiality.    The obligation of confidentiality and nonuse set forth in this Article V shall survive for a period of ten (10) years beyond the termination or expiration of this Agreement.

        5.4    Ownership of Confidential Information.    Confidential Information shall remain the exclusive property of the disclosing Party.

Article VI
 Product Testing and Quality Assurance; Nonconformity

        6.1    Testing of Product.

        Prior to release of Product to finished goods inventory or release for Delivery to Prometheus, GSK shall test the Products for Nonconformities (as defined below), in accordance with the testing procedures described in the Specifications and the Quality Agreement and as otherwise required by cGMPs, Applicable Laws and Regulatory Acts. GSK shall provide Prometheus with a Certificate of Analysis for each batch of Product shipped to Prometheus.

        6.2    Nonconformity.

          (a)    Nonconformity.    If either Party becomes aware that any batch or shipment of Product sold to Prometheus has a Nonconformity, at any time regardless of the status of GSK's testing and quality assurance activities, such Party shall notify the other Party as soon as reasonably practicable of becoming aware of such Nonconformity (provided such failure to provide notice by Prometheus shall not affect Prometheus' ability to reject the Product except as otherwise specified in Section 6.3). "Nonconformity" means a Product characteristic that (i) is attributable to a Party's failure to manufacture (if manufactured by a Party or any of its Affiliates or Third Party designee(s)), test, package, store, label, release or deliver, as such responsibilities are applicable to a Party or any of its Affiliates or Third Party designee(s), any Product in accordance with the Specifications, cGMPs, Applicable Laws, Regulatory Acts and/or the Quality Agreement; or (ii) causes any Product to fail to conform to the Specifications. In the event of a Nonconformity, the Parties shall follow the procedure set forth in Section 6.2(b) and Section 6.3.

          (b)    Products Subject to Nonconformity.    Any batch or shipment of Product sold to Prometheus, which is the subject of a Nonconformity inquiry pursuant to Section 6.2(a) shall be handled as follows:

              (i)  Any Nonconforming Product held in inventory by GSK shall not be shipped to Prometheus; and

             (ii)  Any Nonconforming Product shipped to Prometheus and held in stock by Prometheus shall maintain a "hold" or "unpassed" status, and shall not be released into passed inventory of Prometheus, until Prometheus has completed any investigations related to such Product and approved in writing the disposition of the Product subject to the Nonconformity.

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        6.3    Product Holds and Rejections.

          (a)    General.    Prometheus or its designated agent shall notify GSK in writing promptly (and, in any case, within thirty (30) days after Delivery of such Product to Prometheus or its designated agent) after placing any Product on hold for further investigation of a Nonconformity, or of Prometheus' rejection of any batch (or part thereof) of any Product. Prometheus' or its designated agent's notice shall state the basis for the hold or rejection. Failure to give notice within this thirty (30) day period shall constitute acceptance of any Product Delivered. Notwithstanding the foregoing, if such Nonconformity is deemed to have existed, pursuant to Section 6.3(b) below, prior to Delivery and is not readily detectable upon initial inspection (e.g. a latent defect), GSK shall remain liable to Prometheus to the extent provided in Section 6.8 and 6.9 for any latent defect that subsequently is discovered which renders the Product unsalable provided that Prometheus immediately informs GSK by a notice in writing of such defect and rejection of the relevant shipment not later than ten (10) Business Days from the date of discovery of such latent defect. For the avoidance of doubt, GSK shall have no liability to Prometheus with respect to latent defects of Product or API held by Prometheus in inventory that has reached its expiry prior to Prometheus' notice to GSK.

          (b)    Independent Testing.    If the Parties disagree as to whether any Product subject to hold or rejection had a Nonconformity or latent defect, Prometheus' most senior quality assurance officer and GSK's Manufacturing Division Quality Director, or such other persons as they may designate in writing, shall confer to review samples and/or batch records, as appropriate. If the disagreement is not resolved, then samples, batch records and other data relating to the batch in dispute shall promptly be submitted for testing and evaluation to an independent Third Party (including a testing laboratory) approved in writing by both Parties. The findings of the Third Party shall be final and binding on the Parties. The Product shall be deemed properly rejected if the Product is found by the Third Party to have had a Nonconformity at the time of Delivery to Prometheus or its designated representative and shall be deemed accepted by Prometheus if the Product is found by the Third Party to have not had a Nonconformity at the time of Delivery to Prometheus or its designated representative. The costs of the testing and evaluation shall be borne by Prometheus except to the extent that the Product is found to have a Nonconformity at the time of Delivery to Prometheus or its designated representative.

        6.4    Product Complaints.

        Prometheus shall provide prompt notice to GSK in writing of any and all complaints that Prometheus receives which implicate GSK's manufacturing or other processes at the Facility. Any and all complaints of which GSK becomes aware relating to any Product shall promptly be forwarded to Prometheus' senior quality officer or his designee. Written notification between the Parties shall be given as defined in the Quality Agreement. Prometheus shall be responsible for all complaint interactions with any Third Party complainant and, subject to Section 6.7, any Product replacement if required.

        6.5    Adverse Events.

        For the purposes of this Agreement, "Adverse Event" shall mean any adverse event associated with the use of any Product manufactured at the Facility in humans, whether or not considered drug-related. With respect to any Product, GSK shall notify Prometheus promptly following its receipt of information of a possible Adverse Event. To the extent an Adverse Event of which Prometheus becomes aware implicates GSK's manufacturing or other processes at the Facility, Prometheus shall promptly inform GSK of such Adverse Event and shall disclose to GSK any information it has regarding that Adverse Event. Prometheus shall be responsible for all Adverse Event reporting to the applicable Governmental Authorities.

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        6.6    Investigations.

        The Parties shall investigate all reports of Nonconformity, Product complaints with respect to Product manufactured at the Facility and Adverse Events in order to assure the conformity of Products to Specifications and cGMPs and the safety and efficacy of the Products. The Parties shall act promptly and shall cooperate fully in such investigations. GSK's obligations under this Section 6.6 are limited to matters related to GSK's manufacturing or other processes at the Facility.

        6.7    Product Events, Withdrawals, Field Corrections and Field Alerts.

        In the event Prometheus deems it necessary or is otherwise required by a Governmental Authority to initiate a recall, withdrawal or field correction of, field alert report or comparable report with respect to any Product manufactured by GSK pursuant to this Agreement (in each instance, a "Product Event"), Prometheus shall notify GSK and GSK shall fully cooperate with Prometheus to address, as appropriate, such Product Event. The costs and expense of such Product Event shall be borne by Prometheus except to the extent GSK is required to bear such costs and expenses under Section 6.9. Without limiting the generality of the foregoing, with respect to product recalls each Party:

          (a)   Shall immediately notify the other Party of any defect found, subsequent to release, which may be grounds to initiate a recall;

          (b)   Maintain a procedure to handle Product recalls, including contact arrangements for hours falling outside the typical Business Day; and

          (c)   Provide all support reasonably necessary to support any Product recall investigation and subsequent actions.

In any event, Prometheus will be responsible for leading all Product Event investigations and for all associated communications with Governmental Authorities.

        6.8    Disposition of Certain Products.

        If GSK's failure to manufacture, test, package, store, label, or release any Product in accordance with the Specifications, cGMPs, Applicable Laws, Regulatory Acts, and the Quality Agreement directly results in any quantity of that Product having a Nonconformity or Product Event, then Prometheus shall, at GSK's direction and at GSK's expense as set forth in Section 6.9, either (i) return the affected Product to GSK for rework or reprocessing by GSK; (ii) return the affected Product for destruction by GSK; or (iii) have the Product disposed of by a Third Party designated by Prometheus (Prometheus or such Third Party to provide GSK with written documentation of destruction) and in accordance with Applicable Laws. In addition, Prometheus shall be entitled to the remedies set forth in Section 6.9. The remedies provided in this Section 6.8 and Section 6.9 shall be Prometheus' sole remedy with respect to any rejected quantity not distributed to Third Parties, and GSK shall have no other liability therefor. The Party undertaking destruction of the Product shall be solely responsible for compliance with all Applicable Laws in connection with the destruction.

        6.9    Replacements; Credits; Refunds.

          (a)    Product.    Upon disposition of Product in accordance with Section 6.8, if GSK's failure to manufacture, test, package, store, label, or release any Product in accordance with the Specifications, cGMPs, Applicable Laws, Regulatory Acts, and the Quality Agreement directly results in any quantity of a Product having a Nonconformity or Product Event or if such Nonconformity is deemed to have existed pursuant to Section 6.3, prior to Delivery, then (i) GSK shall reimburse or credit Prometheus the price paid by Prometheus to GSK for the affected Product under the original invoice for such affected Product, including any freight, taxes and insurance charges paid; (ii) upon Prometheus' request, GSK shall promptly (but in no event longer than seventy-five (75) days, subject to availability of API as set forth in Section 4.4(a) and (b)),

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  supply Prometheus with replacement Product, which replacement Product shall be invoiced as any other shipment of Product under Section 3.2(b); and (iii) GSK shall also reimburse or credit Prometheus for the actual costs incurred, directly or indirectly, in shipping, insurance premiums, duties, taxes paid or any other out-of-pocket charges incurred in connection with collection, transportation and return or destruction of the affected Product. Prometheus shall provide GSK with such information and documentation as GSK may reasonably request to confirm any of the foregoing charges, costs or expenses. Notwithstanding the foregoing, any replacement of Product under this Section 6.9(a) shall be subject to the limitation of Section 4.4(a) and limited to the fulfillment of Purchase Orders accepted by GSK under Section 2.3 and 2.4.

          (b)    API.    If GSK fails to manufacture, have manufactured, test, store, or release any API sold to Prometheus in accordance with the Specifications, cGMPs, Applicable Laws, and Regulatory Acts, then (i) GSK shall reimburse or credit Prometheus the price paid by Prometheus to GSK for the affected API under the original invoice for such affected API, including any freight, taxes, duties and insurance charges paid; and (ii) GSK shall reimburse or credit Prometheus for the actual costs incurred, directly or indirectly, in shipping, insurance premiums, duties, taxes paid or any other out-of-pocket charges incurred in connection with collection, transportation and return or destruction of the affected API. Prometheus shall provide GSK with such information and documentation as GSK may reasonably request to confirm any of the foregoing charges, costs or expenses. For the avoidance of doubt, any replacement of API is subject to the limitations of Section 4.4(a) and 4.4(b).

          (c)    API Intermediate.    If GSK fails to manufacture, have manufactured, test, store, or release any API Intermediate sold to Prometheus in accordance with the Specifications, cGMPs, Applicable Laws, and Regulatory Acts, then (i) GSK shall reimburse or credit Prometheus the price paid by Prometheus to GSK for the affected API Intermediate under the original invoice for such affected API Intermediate, including any freight, taxes, duties and insurance charges paid; and (ii) GSK shall reimburse or credit Prometheus for the actual costs incurred, directly or indirectly, in shipping, insurance premiums, duties, taxes paid or any other out-of-pocket charges incurred in connection with collection, transportation and return or destruction of the affected API Intermediate. Prometheus shall provide GSK with such information and documentation as GSK may reasonably request to confirm any of the foregoing charges, costs or expenses. For the avoidance of doubt, any replacement of API Intermediate is subject to the limitations of Section 4.4(a) and 4.6(b).

          (d)    Materials (other than API) Purchased Under Section 2.6(b).    If GSK fails to test, store or release any Materials (other than API) sold to Prometheus pursuant to Section 2.6(b) in accordance with the Specifications, cGMPs, Applicable Laws, and Regulatory Acts, then GSK shall (i) reimburse or credit Prometheus the price paid by Prometheus to GSK for the affected Materials (other than API) under the original invoice for such affected Materials (other than API), including any freight, taxes, duties and insurance charges paid; and (ii) reimburse or credit Prometheus for the actual costs incurred, directly or indirectly, in shipping, insurance premiums, duties, taxes paid or any other out-of-pocket charges incurred in connection with collection, transportation and return or destruction of the affected Materials (other than API). Prometheus shall provide GSK with such information and documentation as GSK may reasonably request to confirm any of the foregoing charges, costs or expenses. For the avoidance of doubt, GSK shall not be obligated to replace any Materials (other than API) purchased by Prometheus under Section 2.6(b).

          (e)    API Raw Materials and Intermediates Purchased Under Section 4.6(c).    If GSK fails to test, store or release any API raw materials and intermediates sold to Prometheus pursuant to Section 4.6(c) in accordance with the Specifications, cGMPs, Applicable Laws, and Regulatory Acts, then GSK shall (i) reimburse or credit Prometheus the price paid by Prometheus to GSK for

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  the affected API raw materials and intermediates under the original invoice for such affected API raw materials and intermediates, including any freight, taxes, duties and insurance charges paid; and (ii) reimburse or credit Prometheus for the actual costs incurred, directly or indirectly, in shipping, insurance premiums, duties, taxes paid or any other out-of-pocket charges incurred in connection with collection, transportation and return or destruction of the affected API raw materials and intermediates. Prometheus shall provide GSK with such information and documentation as GSK may reasonably request to confirm any of the foregoing charges, costs or expenses. In addition, upon Prometheus' request, to the extent available in GSK's inventories, GSK shall promptly (but in any event within sixty (60) days) supply Prometheus with replacement API raw materials and intermediates pursuant to Section 4.6(c), which replacement API raw materials and intermediates shall be invoiced upon shipment under Section 3.2(a).

        6.10    Product Returns from the Field.

        During the Term, Product returns are handled in the manner described in the Asset Purchase Agreement.

        6.11    Retained Samples.

        GSK shall retain samples from each batch of Products for a period of one (1) year after the shipment of such batch to Prometheus or such longer period required by Applicable Laws for record keeping, testing and regulatory purposes. In the event that Prometheus want samples from any batch of Products retained longer than one (1) year, Prometheus shall provide a written request to GSK not less than thirty days prior to the first anniversary of the shipment of such batch requesting that such Product be shipped to Prometheus or a specified designee. Promptly after receiving such request, GSK shall ship such Product to Prometheus at Prometheus' sole cost and expense. In the absence of any such request, GSK shall have the right to dispose of Product samples in accordance with Applicable Law at GSK's sole cost and expense.

Article VII
 Regulatory Matters

        7.1    Manufacturing Consents.

          (a)   GSK holds and shall maintain all Consents now required of GSK, its Affiliates, and the Facility for the performance of its obligations under this Agreement during the Term.

          (b)   After Regulatory Authorities have provided the necessary Consents for the manufacture of the Products at a Third Party Supplier's facility as contemplated by Section 4.6, Prometheus shall use commercially reasonable efforts to maintain, or to cause its Third Party Supplier(s) to maintain all Consents which may from time to time be required by any Regulatory Authority with respect to manufacture of the Products.

        7.2    Product Consents.

        Prometheus shall, at its expense, actively and diligently seek to obtain, and after obtaining, shall maintain any such Consents which may from time to time be required by any Governmental Authority with respect to ownership of the Drug Applications or with respect to the manufacturing, marketing, distribution, clinical investigation, import or export of the Products. After obtaining such Consents, Prometheus shall be responsible for responding to all requests for information related to such Consents made by, and making all legally required filings relating to such Consents with, any Governmental Authority having jurisdiction to make such requests or require such filings. In the event any Consent held by Prometheus relating directly to any of the Products is hereafter suspended or revoked, Prometheus shall promptly notify GSK of the event and shall promptly inform GSK of the impact on

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Prometheus' purchases of the affected Product and Prometheus' general intentions with respect to the affected Product.

        7.3    Drug Application Documentation.

        Prometheus shall maintain all United States Drug Applications with respect to the Products, including, without limitation, Phase IV post approval commitments (such as Patient Surveys), semi-annual reports of FDA commitments and Adverse Event reporting and shall take all actions, pay all fees and conduct all communications with the appropriate Governmental Authority and Regulatory Authorities required by Applicable Laws in respect of each Product. For the avoidance of doubt, Prometheus shall bear all costs incurred in connection with compliance with this Section 7.3.

        7.4    Regulatory Changes.

        The Parties will promptly notify each other of any material revisions or amendment of or additions to cGMPs and will confer with each other with respect to the best means to comply with such requirements.

        7.5    Regulatory Inspections.

        If GSK is notified that either the Product or the Facility (for reasons directly related to either Product) will be subject to an inspection by any Governmental Authority, GSK promptly shall advise Prometheus of such investigation and fully cooperate with and allow any such inspection to the extent required by Applicable Laws. GSK shall promptly notify Prometheus of the results of such investigation and, subject to the last sentence of Section 7.6, shall provide copies of any letter or notices provided by the Governmental Authority unless the results of such investigation are not directly related to the Product.

        7.6    Warning Letters.

          (a)   In the event GSK receives or otherwise becomes aware of any notices, letters, warnings and/or other communications from any Governmental Authority or any other Person alleging or threatening that GSK or the Facility is or may be in violation of any Applicable Law that may affect or relate to the Products and/or result in the inability of GSK to perform its obligations hereunder, GSK shall immediately notify Prometheus thereof and shall promptly provide Prometheus copies of such notices, letters, warnings and/or other communications.

          (b)   In the event that prior to completion of the one-time API manufacture pursuant to Section 4.4(a) GSK receives or otherwise becomes aware of any notices, letters, warnings and/or other communications from any Governmental Authority or any other Person alleging or threatening that GSK or the facility where the API is manufactured is or may be in violation of any Applicable Law that may affect or relate to the API and/or result in the inability of GSK to perform its obligations hereunder, GSK shall immediately notify Prometheus thereof and shall promptly provide Prometheus copies of such notices, letters, warnings and/or other communications.

          (c)   GSK may redact from any copies of notices, letters, warnings and/or other communications from any Governmental Authority provided to Prometheus under Sections 7.5 or 7.6 any information related to GSK's other customers, and Prometheus shall treat any copies so provided as Confidential Information of GSK and shall comply with its obligations under the Asset Purchase Agreement with respect thereto.

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Article VIII
 Intellectual Property

        8.1    Ownership.

          (a)    GSK Rights.    Prometheus acknowledges and agrees that, as between GSK and Prometheus, GSK owns all rights in and to the GSK Intellectual Property and such GSK Intellectual Property shall be deemed the Confidential Information of GSK (subject to Section 5.2).

          (b)    Prometheus Rights.    GSK acknowledges and agrees that, as between GSK and Prometheus, Prometheus owns all rights in and to the Prometheus Intellectual Property and such Prometheus Intellectual Property shall be deemed the Confidential Information of Prometheus (subject to Section 5.2).

        8.2    New Developments and Modifications.

          (a)    Product Developments.    All Intellectual Property relating to a Product, excluding Process Developments (as defined below), conceived, reduced to practice, authored, or otherwise generated or developed in whole or in part in the course of activities under this Agreement, whether patentable or not, and any authorship of works relating to a Product, including any trademarks, trade dress, trade secrets or copyrights, shall be "Product Developments." Such Product Developments shall not include any Intellectual Property, including, without limitation, know-how or improvements relating to the manufacture of pharmaceutical products generally, conceived, reduced to practice or otherwise developed by or on behalf of GSK, in connection with the performance of its obligations hereunder (which such developments are referred to herein as "Process Developments").

          (b)    Ownership of Product Developments.    Without further payment to GSK, Prometheus shall own all right, title and interest in and to all Product Developments and such Product Developments shall be deemed the Confidential Information of Prometheus (subject to Section 5.2).

          (c)    Ownership of Process Developments.    Without payment to Prometheus, GSK shall own all right title and interest in and to all Process Developments and such Process Developments shall be deemed the Confidential Information of GSK (subject to Section 5.2).

        8.3    Grant of Licenses.

          (a)    By Prometheus.    Under the terms and subject to the conditions of this Agreement, Prometheus hereby grants GSK and its Affiliates the non-exclusive, royalty-free right under the Prometheus Intellectual Property and the Product Developments (collectively, the "Prometheus Rights") to utilize the Prometheus Rights, solely to perform GSK's obligations hereunder.

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          (b)    Prometheus Sublicense to GSK.    Solely to the extent necessary for GSK to perform its obligations under this Agreement, Prometheus hereby grants GSK a non-exclusive, royalty-free sublicense under all Intellectual Property owned by a Third Party which Prometheus has the right to sublicense to GSK during the period of GSK's performance under this Agreement, which (i) as of the Closing constituted Purchased Assets under the Asset Purchase Agreement and was subsequently transferred by Prometheus to such Third Party, (ii) constitutes any trademarks or copyrightable materials provided by Prometheus to GSK in connection with the Product labeling and/or packaging; or (iii) claim any manufacturing processes required as a result of a change to the Specifications requested by Prometheus, provided that, in each case, GSK only uses such Intellectual Property provided to GSK by Prometheus to perform GSK's obligations hereunder and solely in accordance with any and all terms, conditions, covenants and restrictions set forth in the underlying Third Party license granted to Prometheus therefor. To the extent the license rights granted in this Section 8.3(b) are not sufficient, GSK's obligation to perform under this Agreement shall be suspended.

        8.4    Infringement.

        Any Party that becomes aware of any allegation or that receives notification of infringement of any Third Party Intellectual Property based upon the manufacture, use or sale of the Products promptly shall provide written notice to the other Party. In the event GSK receives notice of any non-frivolous lawsuit alleging, in whole or in part, that the use, sale, distribution, manufacture or supply of Products by either Party as provided hereunder infringes an intellectual property right Controlled by a Third Party or if either Party is otherwise ordered or enjoined by a court of competent jurisdiction from performing any of the aforementioned activities in the Territory, GSK may suspend performance hereunder until such time as the matter has been favorably resolved.

Article IX
 Access; Audit Rights

        9.1    Audit and Inspection Rights.

        During the Term of this Agreement, Prometheus shall have the right to audit and inspect those portions of the Facility used in the manufacture, packaging, storage, testing, holding, distribution or other handling, receiving or invoicing of the Products and Materials for the sole purposes of ensuring compliance with the Specifications and the Quality Agreement, and, as related to the Products and Materials, each of cGMPs, Applicable Laws, and Regulatory Acts. Prometheus shall have the right to audit and inspect all inventories of Products and Materials contained at the Facility. Such audits or inspections shall be limited to not more than [***] Business Days and shall occur during normal business hours and shall be scheduled by Prometheus at least [***] Business Days in advance by written notice outlining the purpose and focus of the audit or inspection, whereby such audit or inspection date shall be mutually agreed by the Parties; provided, however, that in the event of an Adverse Event or any proposed or actual inspection by the FDA or other Governmental Authority, Prometheus shall have the right at any time upon oral or written notice to GSK of five (5) Business Days to conduct an audit or inspection hereunder. Except in the case of an Adverse Event, Prometheus shall limit such audits to no more than once every twelve (12) months. Prometheus' audit and inspection rights under this Section 9.1 shall not extend to any portions of the Facility, documents, records or other information which do not relate to Products or Materials. GSK may redact information relating to Third Parties or their respective products or materials from any documents deliverable to Prometheus in connection with Prometheus' exercise of its audit and inspection rights hereunder. Inspection by Prometheus or documentation provided to Prometheus related to any of GSK's suppliers or

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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subcontractors related to the manufacture of Product is subject to consent of such GSK supplier or subcontractor. GSK may participate in Prometheus' audit and shall respond to any issues raised by Prometheus based on such audit, with a corrective action plan mutually acceptable to the Parties. For the avoidance of doubt, nothing in this Section 9.1 shall obligate GSK to make available to Prometheus documents indicating GSK's underlying costs related to manufacture of the Products.

        9.2    Documentation.

        Each Party shall maintain, in accordance with and for the period required under cGMPs and Applicable Laws, complete and adequate records pertaining to the methods and facilities used for the cGMPs manufacture, processing, testing, packing, labeling, holding and distribution of the Products. Upon expiration or termination of this Agreement, GSK shall transfer all batch records created during the Term for all batches of Product and records created during the Term relating to stability studies. GSK shall be entitled to retain copies of any records that it is required to retain in accordance with and for the period required under cGMPs and Applicable Laws.

Article X
 Representations and Warranties

        10.1    Representations and Warranties of GSK.

        GSK represents and warrants that:

          (a)    Status; Enforceability.    GSK is a validly existing corporation in good standing under the laws of Pennsylvania; the execution, delivery and performance of this Agreement by GSK (where applicable) has been duly authorized by all requisite corporate action; this Agreement constitutes the legal, valid and binding obligation of GSK, enforceable against GSK in accordance with the terms hereof, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and the effect of general principles of equity, whether applied by a court of law or equity; and the execution, delivery and performance of this Agreement by GSK will not violate or conflict with any other agreement or instrument to which GSK is a Party.

          (b)    Certain Persons.    GSK has not used, in any capacity associated with or related to the manufacture of the Products, the services of any Persons who have been, or are in the process of being, debarred under 21 U.S.C. § 335a(a) or (b) or any comparable Regulatory Act. Furthermore, neither GSK nor any of its officers, employees, or consultants has been convicted of an offense under (i) either a federal or state law that is cited in 21 U.S.C. § 335(a) as a ground for debarment, denial of approval, or suspension, or (ii) any other law cited in any comparable Regulatory Act as a ground for debarment, denial of approval or suspension.

          (c)    Manufacturing Consents.    As of the date of this Agreement, GSK has and will maintain throughout the Term all manufacturing Consents necessary for the performance of its obligations hereunder.

          (d)    Product Marketing and Sales.    GSK will not sell the Products produced under this Agreement in the Territory except for sales to Prometheus permitted by this Agreement.

          (e)    Compliance.    The manufacture, packaging, processing, storage, disposal and other handling of the Products and the API by GSK until Delivery to Prometheus' designated carrier or freight forwarder at the Facility shall be in accordance with and conform to the Specifications, cGMPs, Applicable Laws, Regulatory Acts and the Quality Agreement. Product shall not be adulterated or misbranded within the meaning of the FD&C Act.

          (f)    Intellectual Property Infringement.    To GSK's knowledge, none of the GSK Intellectual Property, including manufacturing processes or procedures utilized by GSK, its Affiliates or the

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  Facility in the performance of this Agreement infringes upon or misappropriates the Intellectual Property rights of any Third Party.

          (g)    DISCLAIMER.    THE REPRESENTATIONS AND WARRANTIES PROVIDED IN THIS AGREEMENT DO NOT APPLY TO THE PRODUCTS TO THE EXTENT THAT THE PRODUCTS FAIL TO CONFORM TO APPLICABLE SPECIFICATIONS DUE TO (i) OCCURRENCES AFFECTING OR ALTERING THE PRODUCT OR API AFTER IT IS DELIVERED TO PROMETHEUS' CARRIER OR FREIGHT FORWARDER AT THE FACILITY OR THE API FACILITY, OR (ii) ACTIONS TAKEN OR FAILED TO BE TAKEN AFTER THE PRODUCTS WERE DELIVERED BY GSK TO PROMETHEUS' CARRIER OR FREIGHT FORWARDER AT THE FACILITY. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, GSK DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE.

        10.2    Representations and Warranties of Prometheus.

        Prometheus represents and warrants to GSK that:

          (a)    Status; Enforceability.    Prometheus is a validly existing corporation and is in good standing under the Applicable Laws of the jurisdiction of its incorporation; the execution, delivery and performance of this Agreement by Prometheus has been duly authorized by all requisite corporate action; this Agreement constitutes the legal, valid and binding obligation of Prometheus, enforceable against Prometheus in accordance with the terms hereof, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and the effect of general principles of equity, whether applied by a court of law or equity; and the execution, delivery and performance of this Agreement will not violate or conflict with any other agreement or instrument to which it is a Party.

          (b)    Intellectual Property.    To Prometheus' knowledge, the Prometheus Rights and the other Intellectual Property licensed or sublicensed to GSK pursuant to Article VIII (collectively, the "Licensed Technology"), are free and clear of any lien, encumbrance, security interest or restriction or license that interferes with the rights granted to GSK herein, and Prometheus has not previously granted and will not grant to any Third Party during the Term of this Agreement, any right, license or interest in or to the Licensed Technology, or any portion thereof, inconsistent with the rights granted to GSK herein.

          (c)    No Other License Required.    To Prometheus' knowledge, except for a license required as a result of change made by GSK pursuant to Section 3.1(g), the manufacture and supply of Products and API pursuant to this Agreement do not and shall not require a license under any Intellectual Property owned or controlled by Prometheus or any Third Party other than as provided to GSK hereunder.

          (d)    Noninfringement.    To Prometheus' knowledge, except for any change made by GSK pursuant to Section 3.1(g), the manufacture and supply of Products and API pursuant to this Agreement in accordance with any Specification changes made after the Effective Date will not infringe upon nor misappropriate the Intellectual Property of any Third Party.

          (e)    Regulatory Consents.    Prometheus or its Third Party Suppliers will obtain and thereafter maintain all Consents necessary for the performance of its obligations hereunder and for the manufacturing of Products and API and distribution of the Products for commercial sale in the Territory.

          (f)    Technical Capabilities.    Prometheus will engage as Third Party Suppliers only Third Party Suppliers which to its knowledge at the time of engagement have the technical ability, production

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  capacity and financial resources available to manufacture and supply the API and Product to Prometheus or its designee.

          (g)    Compliance by Prometheus and its Third Party Suppliers.    The storage, disposal, transportation and other handling of Products by Prometheus shall be in accordance with and conform to the Specifications, cGMPs, Applicable Laws, the Quality Agreement and Regulatory Acts. Upon receipt of Consents by Prometheus or its Third Party Supplier, the manufacture, packaging, processing, storage, disposal, transportation and other handling of Products by Prometheus or its Third Party Supplier shall be in accordance with and conform to the Specifications, cGMPs, Applicable Laws, the Quality Agreement and Regulatory Acts.

Article XI
 Liability and Indemnification

        11.1    Indemnity by GSK.

        Subject to Section 11.4 below, GSK shall indemnify, defend and hold Prometheus and each Prometheus Affiliate and their respective directors, officers, employees and agents (each a "Prometheus Indemnitee") harmless from and against all Losses arising from any Third Party claim, demand, suit, action or proceeding (a "Third Party Claim") to the extent arising out of (a) any breach or nonperformance of any of GSK's covenants, obligations, representations or warranties under this Agreement; (b) GSK's failure to obtain, maintain or comply in any material respect with any of its Consents which are required to perform any of its obligations hereunder or under Applicable Laws; (c) any material violation of Applicable Laws by GSK in the performance of its obligations hereunder; (d) GSK's failure to pay any Tax for which it is responsible under Section 3.6, or (e) any claim that GSK's manufacturing processes or procedures utilized by GSK other than those required as a result of a change to the Specifications requested by Prometheus, specifically related to the API or Product, the GSK Intellectual Property and Process Developments, infringe upon or misappropriate the Intellectual Property rights of any Third Party. The foregoing indemnification obligations shall not apply to the extent any particular Loss is a direct result of (i) Prometheus' breach of any covenant, obligation, representation or warranty under this Agreement, (ii) negligent acts, omissions or willful misconduct of any Prometheus Indemnitee, (iii) any matter for which Prometheus is obligated to indemnify GSK pursuant to Section 11.2 below; (iv) GSK's compliance with the Specifications; or (v) other than in connection with a corresponding breach by GSK of cGMP or Applicable Laws, GSK's compliance with an order of a Governmental Authority directed to GSK specifically regarding its compliance with cGMPS or Applicable Laws. Nothing in this Section 11.1 or Section 11.2 below shall be construed to limit, and these provisions shall be in addition to, any indemnification provision in any other agreement between the Parties.

        11.2    Indemnity by Prometheus.

        Prometheus shall indemnify, defend and hold GSK and each GSK Affiliate and their respective directors, officers, employees and agents (each a "GSK Indemnitee") harmless from and against all Losses from any Third Party Claim to the extent arising out of (a) breach of any of Prometheus' covenants, obligations, representations or warranties under this Agreement; (b) Prometheus' failure to obtain, maintain or comply in any respect with any of its Consents which are required to perform any of its obligations hereunder, or under Applicable Laws, (c) any material violation of Applicable Laws by Prometheus in the performance of its obligations hereunder; (d) Prometheus' failure to pay any Tax for which it is responsible under Section 3.6 or (e) any claim that the manufacturing processes or procedures utilized by GSK that are required as a result of a change requested by Prometheus, including a change to the Specifications, infringe upon or misappropriate the Intellectual Property rights of any Third Party. The foregoing indemnification obligations shall not apply in each case to the extent any particular Loss is a direct result of (i) GSK's breach of any covenant, obligation, representation or warranty under this Agreement, (ii) negligent acts, omissions or willful misconduct of

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any GSK Indemnitee, or (iii) any matter for which GSK is obligated to indemnify Prometheus pursuant to Section 11.1 above. Nothing in this Section 11.2 or Section 11.1 above shall be construed to limit, and these provisions shall be in addition to, any indemnification provision in any other agreement between the Parties.

        11.3    Procedures.

        Any Person that may be entitled to indemnification under this Agreement (an "Indemnified Party") shall give written notice to the Person obligated to indemnify it (an "Indemnifying Party") with reasonable promptness upon becoming aware of any Third Party Claim or other facts upon which a claim for indemnification will be based. Such notice shall set forth such information with respect thereto as is then reasonably available to the Indemnified Party. The Indemnifying Party shall have the right to undertake the defense of any such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party and the Indemnified Party shall cooperate in such defense and make available all records, materials and witnesses reasonably requested by the Indemnifying Party in connection therewith at the Indemnifying Party's expense. If the Indemnifying Party shall have assumed the defense of the Third Party Claim with counsel reasonably satisfactory to the Indemnified Party, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses (other than for reasonable costs of investigation) subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, that the Indemnifying Party shall pay the reasonable legal fees and expenses of counsel for the Indemnified Party if, following the Indemnifying Party's assumption of the defense of the Third Party Claim with counsel reasonably satisfactory to the Indemnified Party, cross claims between the Indemnifying Party and Indemnified Party are filed in any suit, action or proceeding and it is finally determined that the Indemnifying Party was responsible to the Indemnified Party under the cross claim. The Indemnifying Party shall not be liable for any Third Party Claim settled without its consent, which consent shall not be unreasonably withheld or delayed. The Indemnifying Party shall obtain the written consent of the Indemnified Party prior to ceasing to defend, settling or otherwise disposing of any Third Party Claim if as a result thereof the Indemnified Party would become subject to injunctive or other equitable relief or if the Indemnified Party may reasonably object to such disposition of such Third Party Claim based on a material adverse effect on the Indemnified Party.

        11.4    Limitations of Liability.

          (a)   EXCEPT WITH RESPECT TO ANY INDEMNIFICATION OBLIGATIONS HEREUNDER FOR THIRD PARTY CLAIMS UNDER SECTION 11.1 OR IN THE EVENT OF GSK'S WILLFUL MISCONDUCT PURSUANT TO SECTION 11.4(B), GSK'S TOTAL, AGGREGATE LIABILITY FOR ALL CLAIMS BETWEEN THE PARTIES (I.E., NOT BASED ON A THIRD PARTY LOSS) ARISING UNDER THIS AGREEMENT, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, SHALL NOT EXCEED [***] DOLLARS ($[***]).

          (b)   EXCEPT ONLY IN THE EVENT OF GSK'S WILLFUL MISCONDUCT, GSK SHALL HAVE NO LIABILITY FOR ANY CLAIM FOR FAILURE TO SUPPLY OR DELAYED SUPPLY OF ANY PRODUCT, AND PROMETHEUS' EXCLUSIVE REMEDIES FOR FAILURE TO SUPPLY OR DELAYED SUPPLY OF ANY PRODUCT ARE THE DISCOUNT UNDER SECTION 3.7 AND THE RIGHT TO TERMINATE THIS AGREEMENT IN ACCORDANCE WITH THE TERMS OF SECTION 14.2.

          (c)   EXCEPT WITH RESPECT TO ANY INDEMNIFICATION OBLIGATIONS HEREUNDER FOR THIRD PARTY CLAIMS UNDER SECTION 11.2, PROMETHEUS' TOTAL, AGGREGATE LIABILITY FOR ALL CLAIMS BETWEEN THE PARTIES (I.E., NOT BASED ON A THIRD PARTY LOSS) ARISING UNDER THIS AGREEMENT, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, SHALL NOT EXCEED [***] DOLLARS ($[***]).

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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          (d)   IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER, FOR ANY CONSEQUENTIAL, INCIDENTAL, LIQUIDATED OR INDIRECT DAMAGES OR LOSSES, INCLUDING ANY LOSS OF PROFITS, EARNINGS, GOODWILL, SAVINGS OR BUSINESS SUFFERED BY PROMETHEUS OR GSK, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, REGARDLESS OF ANY FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY AVAILABLE UNDER THIS AGREEMENT. FOR THE AVOIDANCE OF DOUBT, THIS SECTION 11.4(D) DOES NOT LIMIT A PARTY'S RIGHT TO INDEMNIFICATION UNDER SECTION 11.1 OR 11.2 WITH RESPECT TO ANY CONSEQUENTIAL, INCIDENTAL, LIQUIDATED OR INDIRECT DAMAGES OR LOSSES PAID IN RESPECT OF A THIRD PARTY CLAIM.

          (e)   NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, THE PARTIES RIGHTS AND OBLIGATIONS WITH RESPECT TO THIRD PARTY CLAIMS BASED UPON INHERENT CHARACTERISTICS OF THE PRODUCT (E.G., EFFICACY AND SAFETY) AS APPROVED BY APPLICABLE REGULATORY AUTHORITIES SHALL BE ADDRESSED PURSUANT TO THE ASSET PURCHASE AGREEMENT.

Article XII
 Insurance

        12.1    GSK Insurance Requirements.

        During the Term of this Agreement, GSK shall at all times maintain insurance policies or self-insurance in such amounts and with such scope of coverage as are adequate to cover GSK's obligations under this Agreement.

        12.2    Prometheus Insurance Requirements.

        During the Term of this Agreement, Prometheus shall at all times maintain insurance policies or self-insurance in such amounts and with such scope of coverage as are adequate to cover Prometheus' obligations under this Agreement.

Article XIII
 Force Majeure Event

        13.1    General.

        Neither Party shall be liable to the other on account of any failure to perform or on account of any delay in performance of any obligation, other than with respect to the payment of obligations, under this Agreement, if and to the extent that such failure or delay shall be due to a cause beyond the reasonable control of the relevant Party and which, by the exercise of its commercially reasonable efforts of diligence and care, such Party could not reasonably have been expected to avoid, including but not limited to acts of God, embargoes, governmental restrictions, terrorism, materials shortages or failure of any supplier (where such shortage or failure is attributable to an event of force majeure suffered by such supplier), fire, flood, explosion, earthquake, hurricanes, storms, tornadoes, riots, wars, civil disorder, failure of public utilities or common carriers, labor disturbances, rebellion or sabotage (a "Force Majeure Event"). The Party experiencing the delay and seeking relief under this Article XIII shall promptly notify the other Party of the delay and the probable duration of the delay and shall use commercially reasonable efforts to overcome such delay. The Party affected shall be excused from the performance of such obligation to the extent such performance is prevented, hindered or delayed thereby during the continuance of any such happening or event. This Agreement, in so far as it relates

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to such obligation, shall be deemed suspended so long as and to the extent that such cause delays the performance of any Force Majeure Event obligation.

        13.2    Termination; Transition.

        If as a result of a Force Majeure Event, GSK is unable to fully perform its obligations for a period of three (3) months, Prometheus shall have the right to terminate this Agreement upon thirty (30) days prior notice to GSK thereafter. In the event Prometheus terminates this Agreement as provided in this Section 13.2 and provided Prometheus reimburses GSK for all amounts due and payable pursuant to this Agreement, including those amounts due under Section 2.6, GSK agrees to use commercially reasonable efforts in a manner consistent with Section 4.6(a) and mutually agreed by the Parties to assist Prometheus with transfer of the manufacture of the API and the Products to any other facility or facilities selected by Prometheus, in its sole discretion.

Article XIV
 Term; Termination; Remedies

        14.1    Term.

        Unless otherwise terminated in accordance with Section 13.2 or this Article XIV, this Agreement shall commence on the Effective Date and will expire on the second anniversary of the Effective Date (the "Initial Term"), unless Prometheus delivers six (6) month advance, written notice prior to the expiration of the Initial Term or the then-current Renewal Term that Prometheus is electing to extend this Agreement for an additional one (1) year (each such successive one-year extension, a "Renewal Term"). The Initial Term and all Renewal Terms, if any, collectively are referred to in this Agreement as the "Term." Notwithstanding any provision of this Agreement to the contrary, unless earlier terminated by the Parties in accordance with Section 14.2, upon receipt of Consents and in accordance with Section 2.3 this Agreement shall expire at either the (a) the end of the then-current Term (inclusive of any Renewal Term properly elected by Prometheus) or (b) six (6) months after receipt of the Consents.

        14.2    Termination.

          (a)   Prometheus may terminate this Agreement by delivery of a six (6) month advance, written notice given at any time.

          (b)   This Agreement shall immediately terminate upon GSK's written notice to Prometheus described in Section 4.4(a).

          (c)   Either Party may terminate this Agreement effective upon ninety (90) days prior written notice to the other Party, if the other Party commits a material breach of this Agreement and fails to cure such breach by the end of such ninety (90) day period; provided, however, if Prometheus fails to pay amounts due under this Agreement (excluding amounts that are the subject of a bona fide dispute over quantities Delivered or a Nonconformity under investigation) within thirty (30) days after such payments are due (as set forth in Section 3.3), GSK shall be relieved of any further obligation to perform under this Agreement until all such amounts due are brought current, and shall have the right to suspend the supply of any future batches of Product unless Prometheus shall also have provided reasonable security for future payment as required by GSK; provided further, if Prometheus fails to cure its breach of payment within such ninety (90) day period, GSK may immediately terminate this Agreement.

          (d)   In the event Prometheus fails to submit FDA filings to register its Third Party Supplier to manufacture Product within twenty-four (24) months after the Effective Date, GSK may terminate this Agreement at the end of the Initial Term (irrespective of any Renewal Term elected pursuant to Section 14.1); however, if Prometheus has submitted FDA filings to register its Third Party Supplier to manufacture Product within twenty-four (24) months after the Effective Date, then

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  GSK shall continue to supply the Product during the first Renewal Term (if such Renewal Term has been elected by Prometheus pursuant to Section 14.1). GSK may in its discretion, elect to terminate this Agreement at the end of the first Renewal Term, if any, and shall upon such termination have no further obligations hereunder (subject to Section 15.12). For the avoidance of doubt, any decision to supply Product beyond the first Renewal Term shall be in GSK's sole discretion (after discussion by the Parties if Prometheus requests per Section 14.1 supply of Product beyond the first Renewal Term) and pursuant to terms identified in Section 3.1(c).

          (e)   Except to the extent limited by Applicable Law, either Party may terminate this Agreement effective upon written notice to the other Party, if the other Party becomes insolvent or admits in writing its inability to pay its debts as they become due, makes an assignment for the benefit of its creditors or has a receiver, trustee or other court officer appointed for its properties or assets.

          (f)    Except to the extent limited by Applicable Law, the Term of this Agreement shall automatically expire and this Agreement shall terminate, without the necessity of any notice or action by either party, upon the expiration of fifteen (15) days after any resolution by Prometheus' Board of Directors authorizing either (i) the filing of a petition for relief under Title 11 of the United States Code, or (ii) consent to entry of an order for relief under 11 U.S.C. § 303, provided, however, that in GSK's sole discretion, and subject to a demonstration of adequate protection for GSK, GSK may elect to waive the effect of this Section 14.2(e).

          (g)   Upon expiration or termination of this Agreement, each Party shall return the other Party's Confidential Information and all rights and obligations shall cease to exist except for: (a) the payment of unpaid invoices due for finished Products Delivered or to be Delivered in accordance with this Agreement; (b) the rights and obligations of the Parties which are set forth to survive pursuant to Section 15.12; and (c) within thirty (30) days following the completion of GSK's manufacturing and supply obligations under this Agreement, GSK shall return to Prometheus, at Prometheus' expense, all tooling provided to GSK pursuant to Section 4.1 and that is then being used or held for use in connection with Product manufacturing. In addition, upon termination of this Agreement under Section 14.2(b) or 14.2(d) or by Prometheus pursuant to Section 14.2(a) or 14.2(c), if requested by Prometheus and provided that Prometheus is not delinquent in paying any amounts properly invoiced to Prometheus, GSK shall: (i) complete the manufacture of and supply to Prometheus and/or its designates all Products which Prometheus ordered from GSK pursuant to accepted Purchase Orders prior to termination, provided that Prometheus also has complied with Sections 2.2, 2.3 and sufficient API is available for such manufacture as described in Section 4.4(a); and (ii) ship any Materials in GSK's possession or control that Prometheus is required to purchase at GSK's cost pursuant to Section 2.6. In addition, upon termination of this Agreement under Section 14.2(b) or by Prometheus pursuant to Section 14.2(c), GSK shall use commercially reasonable efforts in a manner consistent with Section 4.6(a) and mutually agreed by the Parties to assist Prometheus with transfer of the manufacture of the API and the Products to any other facility or facilities selected by Prometheus, in its sole discretion.

        14.3    Injunctive Relief.

        In the event that either Prometheus or GSK breaches or threatens to breach any provision of Article VIII of this Agreement, the Parties agree that irreparable harm to the other Party is presumed and the damage to such Party likely would be very difficult to ascertain and would be inadequate. Accordingly, in the event of such circumstances, each of Prometheus and GSK agree that, in addition to any other right and remedies available at law or in equity, the non-breaching Party shall have the right to seek injunctive relief from any court of competent jurisdiction, and the breaching Party waives the requirement that a bond be posted.

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Article XV
 Miscellaneous

        15.1    Standard Forms.

        In all communications, GSK and Prometheus may employ their standard forms, but nothing in those forms, including Purchase Orders, shall be construed to modify or amend the terms and conditions of this Agreement, and, in the case of any conflict herewith, the terms and conditions of this Agreement shall control.

        15.2    Notices.

        In addition to the other specific procedures for notification required herein, all notices, demands, requests and other communications made hereunder shall be in writing and shall be given either by personal delivery, by nationally recognized overnight courier (with charges prepaid), or by facsimile transmission (with telephone confirmation), and shall be deemed to have been given or made: (i) if personally delivered, on the day of such delivery; (ii) if sent by overnight courier, on the day following the date deposited with such overnight courier service; or (iii) if by facsimile transmission, on the date transmitted to receiving facsimile machine and confirmed by telephone, in each case pending the designation of another address, addressed as follows:

    If to GSK:

      GlaxoSmithKline
      P.O. Box 13398
      Five Moore Drive
      Research Triangle Park, NC 27709-3398
      Attention:    Attention: Director of Contract Manufacturing NA Rx
      Facsimile:    (704) 625-9163

    With a copy (which shall not constitute notice) to:

      GlaxoSmithKline
      One Franklin Plaza
      200 North 16th Street
      Philadelphia, PA 19102
      Attention:    Vice President, Associate General Counsel
      Facsimile:    (215) 751-3489

    If to Prometheus:

      Prometheus Laboratories Inc.
      9410 Carroll Park Drive
      San Diego, CA 92121
      Attn:    President
      Facsimile:    (858) 410-1945

    With a copy (which shall not constitute notice) to:

      Prometheus Laboratories Inc.
      9410 Carroll Park Drive
      San Diego, CA 92121
      Attn:    Legal Department
      Facsimile:    (858) 332-3393

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        15.3    Independent Contractors.

        In the exercise of its obligations and in respect of its rights and entitlements hereunder or in respect hereof, Prometheus and GSK are and shall in all respects be treated as independent contractors with respect to each other. Neither Party shall be deemed to be a co-venturer or partner of the other. Neither Party is an employee or a legal representative of the other Party for any purpose. Neither Party shall have the authority to enter into any contracts in the name of or on behalf of the other Party.

        15.4    Entire Understanding.

        This Agreement, including the Asset Purchase Agreement (and the Other Agreements as that term is defined therein), the Quality Agreement, the Trading Services Agreement, the Schedules attached hereto and any other document identified herein, represent the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings between the Parties with respect to such subject matter, which are hereby expressly terminated. Without limiting the foregoing, the Parties acknowledge and agree that their respective rights and obligations with respect to confidential information and publicity are set forth in Section 8.1 of the Asset Purchase Agreement.

        15.5    Unintentional Omissions.

        The Parties acknowledge that they have expended substantial effort in preparing this Agreement and attempting to describe, in the Schedules hereto, as thoroughly and precisely as possible, Specifications, Products, and other information. However, despite these efforts, the Parties acknowledge the possibility of involuntary or inadvertent omissions from the Schedules. The Parties will agree in writing to the changes to be made to the Schedules to add these inadvertent or involuntary omissions and any such written agreement executed by the Parties shall serve as an amendment to this Agreement.

        15.6    Transferability; Binding Effect.

        Neither this Agreement, nor any of the rights or obligations of a Party may be directly or indirectly assigned, sold, delegated or otherwise disposed of without the prior written consent of the other Party, which consent may not be unreasonably withheld; provided, however, that either Party may assign this Agreement to an Affiliate, including any successor in interest by way of any reincorporation or other reorganization, and either Party may assign this Agreement to a successor by merger, acquisition, or sale of all or substantially all of such Party's business assets in the field to which this Agreement relates without the consent of the other Party, provided that in each case, absent a novation agreement between the assigning Party and the other Party, such assigning Party shall continue to be liable for any breaches of this Agreement by the assignee.

        15.7    Dispute Resolution.

        If the Parties fail to resolve any claim, dispute, or controversy of whatever nature arising out of or relating to this Agreement (other than one relating to a breach of a Party's obligations with respect to confidential information under Section 8.1 of the Asset Purchase Agreement or with respect to the validity, enforceability, infringement or misappropriation of Intellectual Property rights, which shall not be subject to this Section 15.7), or concerning the interpretation, effect, termination, validity, performance and/or breach of this Agreement (a "Claim"), either Party may refer the dispute, by notice to the other Party, to their respective officers designated below or such other officers as the

34

Parties may designate in writing from time to time, for attempted resolution by good faith negotiations within thirty (30) days after that notice is received. The designated officers are as follows:

For GSK:	Vice President, Associate General Counsel
For Prometheus:	Vice President, Legal Affairs

        If such dispute is not solved by the end of the thirty (30) day period, the Parties shall be free to pursue any legal or equitable remedy available to them. Each Party will bear its own attorneys' fees and other costs and expenses.

        15.8    Subcontractors.

        GSK may utilize subcontractors with appropriate expertise and experience in the performance of its obligations under this Agreement.

        15.9    Amendment.

        Any amendment, modification or supplement of or to any provision of this Agreement, including the Schedules hereto, shall be effective only in writing and signed by a duly authorized officer of suitable title of all Parties hereto. The Parties hereto waive the right to amend the provisions of this Section 15.9 orally.

        15.10    Severability.

        If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity or enforceability of the remainder of this Agreement, and the invalid or unenforceable provision shall be fully severed from this Agreement and there shall automatically be added in lieu thereof a provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.

        15.11    Waiver.

        Any failure of Prometheus or GSK to comply with any obligation, covenant, agreement or condition herein contained may be expressly waived, in writing only, by the other Party hereto and such waiver shall be effective only in the specific instance and for the specific purpose for which made or given.

        15.12    Survival.

        Article I, Article V, Article VI, Article VIII, Article XI, Article XII, Article XV, and Sections 3.3, 3.5, 3.6, 9.2, 13.2, and 14.3, and any other provision which by its terms specifically shall so state, together with any obligation to make accrued but unpaid payments due hereunder, shall survive the termination or expiration of this Agreement.

        15.13    Drafting Ambiguities.

        Each Party to this Agreement and its counsel have reviewed and revised this Agreement. The rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any amendment or Schedule to this Agreement.

        15.14    Headings; Schedules; Counterparts.

          (a)    Headings.    The headings of the Sections of this Agreement are for reference purposes only, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

35

          (b)    Schedules.    All Schedules delivered pursuant to this Agreement shall be deemed part of this Agreement and incorporated herein by reference, as if fully set forth herein. All provisions contained in any Schedule delivered by or on behalf of the Parties hereto, or in connection with the transactions contemplated hereby, are an integral part of this Agreement.

          (c)    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

        15.15    Governing Law.

        This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York without regard to principles of conflicts of law, and the Parties hereby irrevocably consents to the jurisdiction of the state and federal courts of New York. The United Nations Convention on Contracts for the International Sale of Goods is expressly disclaimed.

[signature page follows]

36

[Signature Page to Supply Agreement]

        IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed as of the date first written above.

SMITHKLINE BEECHAM CORPORATION (d/b/a GlaxoSmithKline)
By:

Name:

Title:

PROMETHEUS LABORATORIES INC.
By:

Name:

Title:

Schedule 2.2(a)

Form of Forecast

[***]

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

Schedule 2.6(a)

API Price

Product	Price Per Unit	Standard Batch Size
Lotronex (alosetron HCl) 0.5 mg (30 tablet bottle)	$[***]*	[***] bottles
Lotronex (alosetron HCl) 1 mg (30 tablet bottle)	$[***]*	[***] bottles

*
Price is inclusive of all Materials.

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3

Schedule 2.6(b)

Materials Specific to the Products

[***]

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4

Schedule 3.1

Product, Product Prices and Standard Batch Sizes

Product	Price Per Unit	Standard Batch Size
Lotronex (alosetron HCl) 0.5 mg (30 tablet bottle)	$[***]*	[***] bottles
Lotronex (alosetron HCl) 1 mg (30 tablet bottle)	$[***]*	[***] bottles

*
Price is inclusive of all Materials.

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5

Schedule 3.2(c)

Form of Trading Services Agreement

[***]

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6

Schedule 4.1

Specifications Index

Specification Title	Specification Reference #
Finished Product Specifications
[***]	[***]
[***]	[***]
Excipient Specifications
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
Packaging Component Specifications—0.5 mg 30s
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
Packaging Component Specifications—1 mg 30s
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
API Specifications (including finished API, Intermediates & Raw Materials)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7

Schedule 4.4(a)

API Intermediate Material

API Intermediate Material	Cost per Kg
[***]	$[***]

Material Location	Material	Description	Batch No	Quantity (Kg)	Supply Source
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
		[***]	[***]	[***]

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8

Schedule 4.5

[***]

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9

Schedule 4.6(a)

[***]

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10

Schedule 4.6(c)

API Raw Material and Intermediates

API Raw Material and/or API Intermediate Material	Cost per Kg
[***]	$[***]
[***]	$[***]

Material Location	Material	Description	Batch No	Quantity (Kg)	Supply Source
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
		[***]	[***]	[***]

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11

EXHIBIT J

TRANSITION SERVICES AGREEMENT

[Not yet finalized]

J-1

QuickLinks

  Exhibit 10.18
ASSET PURCHASE AND SALE AGREEMENT
ARTICLE VI COVENANTS PRIOR TO CLOSING
ARTICLE VII CONDITIONS TO CLOSING
ARTICLE X INDEMNIFICATION AND DISPUTE RESOLUTION
TRADE DRESS
EXHIBIT F
Appendix 1 Contacts
Test Word